As filed with the Securities and Exchange Commission on January 22, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cambridge Bancorp

(Exact name of registrant as specified in its charter)

Massachusetts	001-38184	04-2777442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1336 Massachusetts Avenue

Cambridge, MA 02138

(Address of Principal Executive Offices) (Zip Code)

Michael F. Carotenuto

Chief Financial Officer

Cambridge Bancorp

1336 Massachusetts Avenue

Cambridge, MA 02138

(617) 876-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Richard A. Schaberg, Esq. Abigail C. Smith, Esq. Hogan Lovells US LLP 555 Thirteenth Street, NW Columbia Square Washington, D.C. 20004 (202) 637-5600	William P. Mayer, Esq. Samantha M. Kirby, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger described in the enclosed proxy statement/prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, no par value per share	765,390	$12,269,207.70	$1,487.03

(1)

Represents the estimated maximum number of shares of Cambridge Bancorp common stock that may be issued upon the completion of the merger described herein. This registration statement also relates to an indeterminate number of shares of Cambridge Bancorp common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(f) of the Securities Act, the proposed maximum aggregate offering price of the registrant’s common stock was computed by multiplying (a) $16.03, the book value per share of Optima Bank & Trust Company’s common shares to be exchanged or cancelled in the merger as of December 31, 2018, the latest practicable date prior to the date of filing of this registration statement by (b) 765,390, the maximum possible number of shares of Optima Bank & Trust Company common stock that may be exchanged or cancelled in the merger.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $121.20 per $1,000,000 of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED JANUARY 22, 2019

Proxy Statement/Prospectus

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

On December 5, 2018, the boards of directors of Cambridge Bancorp, or Cambridge, Cambridge’s wholly-owned subsidiary, Cambridge Trust Company, and Optima Bank & Trust Company, or Optima, each approved a merger agreement among Cambridge, Cambridge Trust Company and Optima, pursuant to which Optima will merge with and into Cambridge Trust Company, with Cambridge Trust Company surviving the merger.

Optima is holding a special meeting for its shareholders to vote on the merger agreement. The special meeting of shareholders will be held at the              on             , at             , local time. The board of directors of Optima recommends that all shareholders vote “FOR” approval of the merger agreement. The merger cannot be completed unless a majority of the shares of Optima common stock present in person or represented by proxy and entitled to vote at the special meeting vote to approve the merger agreement.

If the merger is completed, Optima shareholders will be able to elect to receive either (i) $32.00 in cash, or (ii) 0.3468 shares of Cambridge common stock for each share of Optima common stock they own, on the effective date of the merger, subject to allocation and proration procedures that are intended to ensure that 95% of the total number of Optima shares outstanding immediately prior to the effective time of the merger will be exchanged for stock, and the remaining Optima shares will be converted into cash. Optima shareholders will also receive cash in lieu of any fractional shares they would have otherwise received in the merger.

Under the terms of the merger agreement, in the event that the average daily closing price of Cambridge common stock for a specified period prior to the closing is less than $68.49 per share and the decrease in the price of Cambridge’s common stock is more than 20% greater than the decrease in the NASDAQ Bank Index over the same period, Optima has the right to terminate the merger agreement, provided that Cambridge has the option to increase the amount of Cambridge common stock issuable to Optima shareholders by a formula-based amount set forth in the merger agreement to prevent such termination.

The precise consideration that Optima shareholders will receive will not be known at the time that Optima shareholders vote on the proposal to approve the merger agreement or make an election as to the type of consideration that they would like to receive in the merger. On December 4, 2018, which was the last trading day preceding the public announcement of the proposed merger, the closing price of Cambridge common stock was $85.61 per share, which after giving effect to the exchange ratio has an implied value of $29.69 per share. On                 , 2019, which was the most recent practicable trading day before the printing of this proxy statement/prospectus, the closing price of Cambridge common stock was $        , which after giving effect to the exchange ratio, has an implied value of approximately $         per share.

The market price of Cambridge common stock will fluctuate between now and the closing of the merger. We urge you to obtain current market quotations for Cambridge common stock before you vote. Cambridge common stock is listed on the NASDAQ Stock Market under the symbol “CATC”. Optima’s common stock is not listed on any national securities exchange or quoted on any interdealer quotation system.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the shareholder meeting, please take the time to vote by completing and mailing the enclosed proxy card as soon as possible to make sure your shares are represented at the shareholder meeting. If you submit a properly signed proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” each of the proposals being voted on at the shareholder meeting. The failure to vote by submitting your proxy or attending the shareholder meeting and voting in person will have no impact on the proposal.

This document serves as the proxy statement for the special meeting of Optima and the prospectus for the shares of Cambridge common stock to be issued in connection with the merger, and describes the shareholder meeting, the merger, the documents related to the merger and other related matters. We encourage you to read this proxy statement/prospectus in its entirety, including the documents attached as appendices and the section titled “Risk Factors” beginning on page 27.

Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved of the securities to be issued in the merger or determined if the attached proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The shares of Cambridge common stock to be issued in the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by any federal or state governmental agency.

This proxy statement/prospectus is dated                 , 2019, and is first being mailed to Optima shareholders on or about                 , 2019.

Two Harbour Place

Portsmouth, NH 03801

(603) 433-9600

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON

A special meeting of shareholders of Optima Bank & Trust Company, or Optima, will be held at              on             , at             , local time, to consider and vote upon the following matter:

1.

a proposal to approve the Agreement and Plan of Merger, or the merger agreement, by and among Cambridge Bancorp, or Cambridge, Cambridge Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge, or Cambridge Trust Company, and Optima, dated as of December 5, 2018, pursuant to which Optima will merge with and into Cambridge Trust Company, with Cambridge Trust Company surviving the merger.

The merger agreement and proposed merger of Optima with and into Cambridge Trust Company are more fully described in the attached proxy statement/prospectus, which you should read carefully and in its entirety before voting. A copy of the merger agreement is included as Annex A to the attached proxy statement/prospectus.

The board of directors of Optima has established the close of business on                 , 2019 as the record date for the special meeting. Only record holders of Optima common stock as of the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement of that meeting. A list of shareholders entitled to vote at the special meeting will be available for inspection at the special meeting and before the special meeting, during the period beginning two business days after notice of the meeting is given and upon written request by any Optima shareholder. The affirmative vote of holders of a majority of the shares of Optima common stock present in person or represented by proxy and entitled to vote at the special meeting is required to approve the merger agreement.

Your vote is important, regardless of the number of shares that you own. Please complete, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope. Voting by proxy will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend. You may revoke your proxy at any time before the meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions furnished to you by such record holder with these materials.

Under New Hampshire law, Optima shareholders who do not vote in favor of the merger agreement will have the right to seek the fair value of their Optima common stock if the merger is completed, but only if they strictly comply with New Hampshire law procedures explained in the attached proxy statement/prospectus. See the section of the attached proxy statement/prospectus entitled “The Merger—Dissenters’ Rights” beginning on page 66. The applicable New Hampshire law is reproduced in its entirety in Annex C to the attached proxy statement/prospectus.

The Optima board of directors recommends that you vote “FOR” approval of the merger agreement.

By Order of the Board of Directors,

Daniel R. Morrison

Chairman, President and Chief Executive Officer

Portsmouth, New Hampshire

                    , 2019

PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL BE SENT SEPARATE INSTRUCTIONS ABOUT HOW TO ELECT THE FORM OF MERGER CONSIDERATION YOU WOULD LIKE TO RECEIVE AND THE SURRENDER OF YOUR STOCK CERTIFICATES.

ADDITIONAL INFORMATION

The accompanying proxy statement/prospectus incorporates by reference important business and financial information about Cambridge from documents that are not included in or delivered with the proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from Cambridge at the following addresses and telephone numbers:

Cambridge Bancorp

78 Blanchard Road, 5th Floor

Burlington, Massachusetts 01803

Attention: Michael F. Carotenuto

Chief Financial Officer

(617) 520-5520

https://www.cambridgetrust.com

To obtain timely delivery, you must request the information no later than,                  2019.

For a more detailed description of the information incorporated by reference into the accompanying proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information” beginning on page 102.

The accompanying proxy statement/prospectus provides a detailed description of the merger and the merger agreement. We urge you to read the proxy statement/prospectus, including any documents incorporated by reference into the proxy statement/prospectus, and its annexes carefully and in their entirety. If you have any questions concerning the merger, the other meeting matters or the proxy statement/prospectus, or need assistance voting your shares, please contact Daniel R. Morrison, Chairman, President and CEO of Optima, at the address or telephone number listed below:

Two Harbour Place

Portsmouth, NH 03801

603-433-9600

Please do not send your stock certificates at this time. You will be sent separate instructions regarding the surrender of your stock certificates.

ABOUT THIS DOCUMENT

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 (Registration Statement No. 333-                ) filed by Cambridge with the SEC, constitutes a prospectus of Cambridge for purposes of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Cambridge common stock to be issued to Optima shareholders in exchange for shares of Optima common stock pursuant to the merger agreement, as such agreement may be amended or modified from time to time. This proxy statement/prospectus also constitutes a proxy statement for Optima. In addition, it constitutes a notice of special meeting with respect to the special meeting.

You should rely only on the information contained or incorporated by reference in this proxy statement/ prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated                 , 2019, and you should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date (or, in the case of documents incorporated by reference, their respective dates). Neither the mailing of this proxy statement/prospectus to Optima’s shareholders nor the issuance by Cambridge of shares of Cambridge common stock pursuant to the merger agreement will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or to any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Cambridge has been provided by Cambridge and information contained in this proxy statement/prospectus regarding Optima has been provided by Optima.

i

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SHAREHOLDER MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger and the shareholder meeting. These questions and answers may not address all questions that may be important to you as a shareholder. To better understand these matters, and for a description of the legal terms governing the merger, you should carefully read this entire proxy statement/prospectus, including the annexes, as well as the documents that have been incorporated by reference into this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus?

A:

The boards of directors of Cambridge, Cambridge Trust Company, and Optima have each approved the merger of Optima with and into Cambridge Trust Company under the terms of the merger agreement that is described in this proxy statement/prospectus. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A. In order to complete the merger, Optima shareholders must approve the merger agreement. Optima will hold a special meeting of shareholders to obtain this approval. This proxy statement/prospectus contains important information about the merger, the merger agreement, the Optima shareholder meeting and other related matters, and you should read it carefully. The enclosed voting materials for the shareholder meeting allow you to vote your shares of common stock without attending the Optima shareholder meeting in person.

This document is both a proxy statement of Optima and a prospectus of Cambridge. It is a proxy statement because the board of directors of Optima is soliciting proxies from Optima shareholders. Your proxy will be used at the shareholder meeting or at any adjournment or postponement of the shareholder meeting. It is also a prospectus because Cambridge will issue Cambridge common stock to Optima shareholders as consideration in the merger, and this prospectus contains information about that common stock.

Q:	What will happen in the merger?

A:

In the proposed merger, Optima will merge with and into Cambridge Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge, with Cambridge Trust Company surviving the merger.

Q:	What will I receive in the merger?

A:

If the merger is completed, Optima shareholders will be entitled to elect to receive either (i) $32.00 in cash, without interest or (ii) 0.3468 shares of Cambridge common stock for each outstanding share of Optima common stock held at the time of the merger. You will have the opportunity to elect the form of consideration to be received for your shares, subject to proration and allocation procedures set forth in the merger agreement that are intended to ensure that 95% of the total number of Optima shares outstanding immediately prior to the effective time of the merger will be converted into the right to receive Cambridge common stock, and the remaining Optima shares will be converted into the right to receive cash. This may result in your receiving a portion of the merger consideration in a form other than that which you elected.

The value of the stock consideration is dependent upon the value of Cambridge common stock and therefore will fluctuate with the market price of Cambridge common stock. Accordingly, any change in the price of Cambridge common stock prior to the merger will affect the market value of the stock consideration that Optima shareholders may receive upon the closing of the merger.

Following the merger, Cambridge common stock will continue to trade on NASDAQ under the symbol “CATC”.

Q:	Will I receive any fractional shares of Cambridge common stock as part of the merger consideration?

A:

No. Cambridge will not issue any fractional shares of Cambridge common stock in the merger. Instead, Cambridge will pay you the cash value of a fractional share (without interest) in an amount determined by multiplying the fractional share interest to which you would otherwise be entitled by the average of the closing sales prices of one share of Cambridge common stock on NASDAQ for the 5 trading days ending on the third business day immediately preceding the closing date, rounded to the nearest whole cent.

Q:	What are the material U.S. federal income tax consequences of the merger to U.S. holders of shares of Optima common stock?

A:

The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. Accordingly, Optima shareholders generally will not recognize any gain or loss for U.S. federal income tax purposes on the conversion of shares of Optima common stock into shares of Cambridge common stock, except that such holders will recognize gain (but not loss) to the extent such holders receive cash, including cash received in lieu of any fractional share of Cambridge common stock that an Optima shareholder would otherwise be entitled to receive. Holders of Optima common stock that receive the entirety of their consideration in cash, however, are expected to recognize gain or loss equal to the difference between the amount of cash received and the basis in the Optima common stock exchanged. See “The Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 62.

Q:	What will happen to Optima’s stock options in the merger?

A:

Pursuant to the terms of the merger agreement, each option to purchase shares of Optima common stock, whether vested or unvested, that is outstanding as of immediately prior to the effective time of the merger will be cancelled at the effective time of the merger. In exchange for the cancellation of each option, the holder of such option will receive a cash amount equal to the product of (x) the number of shares of Optima common stock subject to such option at the effective time multiplied by (y) the excess of the “per share consideration” (as defined in the merger agreement) over the exercise price per share of such option, less applicable taxes and withholdings and without interest. In the event that the exercise price of an option is equal to or greater than the “per share consideration,” then the option shall be cancelled in exchange for no consideration. See “The Merger Agreement—Optima’s Stock Options” beginning on page 76.

Q:	Will I be able to trade the shares of Cambridge common stock that I receive in the merger?

A:

You may freely trade the shares of Cambridge common stock issued in the merger, unless you are an “affiliate” of Cambridge as defined by Rule 144 under the Securities Act of 1933, as amended. Affiliates consist of individuals or entities that control, are controlled by or are under the common control with Cambridge, and include the executive officers and directors of Cambridge after the merger and may include significant shareholders of Cambridge.

Q:	What are the conditions to completion of the merger?

A:

The obligations of Cambridge and Optima to complete the merger are subject to the satisfaction or waiver of certain closing conditions contained in the merger agreement, including the receipt of required regulatory approvals and tax opinions, and the approval of the merger agreement by the shareholders of Optima.

Q:	When do you expect the merger to be completed?

A:

We will complete the merger when all of the conditions to completion contained in the merger agreement are satisfied or waived, including obtaining required regulatory approvals and the approval of the merger agreement by Optima shareholders at the shareholder meeting. While we expect the merger to be completed in the second quarter of 2019, we cannot assure you of the actual timing.

Q:	What shareholder approvals are required to complete the merger?

A:

The merger cannot be completed unless a majority of the shares of Optima common stock present in person or represented by proxy and entitled to vote at the special meeting vote to approve the merger agreement.

Q:	Are there any shareholders already committed to voting in favor of the merger agreement?

A:

Yes. Each of the directors (including the Chief Executive Officer, the Executive Vice President and Chief Administrative Officer and the Executive Vice President and Chief Lending Officer) and one additional executive officer of Optima have entered into a voting agreement with Cambridge requiring each of them to vote all shares of Optima common stock owned by such person in favor of approval of the merger agreement. As of the record date, these directors and the executive officer held                  shares of Optima common stock, which represented approximately     % of the outstanding shares of Optima common stock.

Q:	When and where is the shareholder meeting?

A:	The special meeting will be held at on , at , local time.

Q:	What will happen at the shareholder meeting?

A:	At the shareholder meeting, Optima shareholders will consider and vote on the proposal to approve the merger agreement.

Q:	Who is entitled to vote at the shareholder meeting?

A:

All holders of Optima common stock who held shares at the close of business on                  , 2019, which is the record date for the special meeting of shareholders, are entitled to receive notice of and to vote at the special meeting. Each holder of Optima common stock is entitled to one vote for each share of Optima common stock owned as of the record date.

Q:	What constitutes a quorum for the shareholder meeting?

A:	The quorum requirement for the shareholder meeting is the presence in person or by proxy of a majority of the total number of shares of Optima stock entitled to be cast.

Q:	How does the board of directors of Optima recommend I vote?

A:	The Optima board of directors recommends that shareholders vote “FOR” approval of the merger agreement.

Q:	Are there any risks that I should consider in deciding whether to vote for approval of the merger agreement?

A:

Yes. You should read and carefully consider the risk factors set forth in the section in this proxy statement/prospectus entitled “Risk Factors,” beginning on page 27, as well as the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section of this proxy statement/prospectus entitled “Information Regarding Forward-Looking Statements” on page 33.

Q:	What do I need to do now?

A:

You should carefully read and consider the information contained in or incorporated by reference into this proxy statement/prospectus, including its annexes. It contains important information about the merger, the merger agreement, Cambridge, Cambridge Trust Company and Optima. After you have read and considered this information, you should complete and sign your proxy card and return it in the enclosed postage-paid envelope as soon as possible so that your shares will be represented and voted at you the shareholder meeting.

Q:	How may I vote my shares for the shareholder meeting proposals presented in this proxy statement/prospectus?

A:

You may vote by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope as soon as possible. This will enable your shares to be represented and voted at the shareholder meeting. If you attend the meeting, you may deliver your completed proxy card in person or may vote by completing a ballot that will be available at the meeting.

Q:	How will my shares be represented at the shareholder meeting?

A:

At the shareholder meeting, the individuals named in your proxy card will vote your shares in the manner you requested if you properly signed and submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted “FOR” approval of the merger agreement.

Q:	What if I fail to submit my proxy card?

A:

If you fail to properly submit your proxy card, and you do not attend the shareholder meeting and vote your shares in person, your shares will not be voted. This will have no impact on the outcome of the proposal.

Q:	Can I attend the shareholder meeting and vote my shares in person?

A:

Yes. Although the Optima board of directors requests that you return the proxy card accompanying this proxy statement/prospectus, all shareholders are invited to attend the shareholder meeting. Shareholders of record on                , 2019 can vote in person at the special meeting.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. There are three ways you can change your vote at any time after you have submitted your proxy and before your proxy is voted at the shareholder meeting:

•	you may deliver a written notice bearing a date later than the date of your proxy card to the Chairman, President and CEO at the address listed below, stating that you revoke your proxy;

•	you may submit a new signed proxy card bearing a later date; or

•	you may attend the shareholder meeting and vote in person, although attendance at the shareholder meeting will not, by itself, revoke a proxy.

You should send any notice of revocation to:

Optima Bank & Trust Company

Two Harbour Place

Portsmouth, NH 03801

Attention: Daniel R. Morrison, Chairman, President and CEO

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your voting instructions.

Q:	What happens if I sell my shares after the record date but before the shareholder meeting?

A:

If you sell or otherwise transfer your shares after the record date, but before the date of the shareholder meeting, you will retain your right to vote at the shareholder meeting, but you will not have the right to receive the merger consideration to be received by shareholders in the merger. In order to receive the merger consideration, a shareholder must hold his or her shares through completion of the merger.

Q:	Are shareholders entitled to seek appraisal or dissenters’ rights if they do not vote in favor of the approval of the merger agreement?

A:	Yes. Shareholders will have the right to dissent from the merger if they properly follow the requirements of New Hampshire law.

Q:	Should shareholders send in their stock certificates now?

A:

No. Shareholders will receive an election form and instructions for surrendering their stock certificates prior to the closing of the merger. In the meantime, you should retain your stock certificates because they are still valid. Please do not send in your stock certificates with your proxy card.

Q:	Where can I find more information about the companies?

A:	You can find more information about Cambridge from the various sources described under “Where You Can Find More Information” beginning on page 102.

Q:	Whom should I call with questions?

A:

If you have any questions concerning the merger, the other meeting matters or the proxy statement/prospectus, or need assistance voting your shares, please contact Daniel R. Morrison, Chairman, President and CEO of Optima, at the address or telephone number listed below:

Two Harbour Place

Portsmouth, NH 03801

(603) 433-9600

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that may be important to you. We urge you to read carefully the entire document and the other documents to which this proxy statement/prospectus refers in order to fully understand the merger and the related transactions. See “Where You Can Find More Information” beginning on Page 102. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Companies (Page 35)

Cambridge Bancorp

Cambridge is a federally registered bank holding company headquartered in Cambridge, Massachusetts and was incorporated as a Massachusetts corporation in 1983. Cambridge is the parent company of Cambridge Trust Company, a Massachusetts trust company formed in 1890.

Cambridge Trust Company

Cambridge Trust Company is a commercial bank regulated by the Massachusetts Division of Banks (the “MDB”) and the Federal Deposit Insurance Corporation (the “FDIC”). Cambridge Trust Company has approximately $2.0 billion in assets and 10 Massachusetts locations in Cambridge, Boston, Belmont, Concord, Lexington, and Weston.

Cambridge Trust Company operates ten full-service banking offices in six cities and towns in Eastern Massachusetts. Cambridge Trust Company is engaged principally in the business of attracting deposits from the public and investing those deposits. Cambridge Trust Company invests those funds in various types of loans, including residential and commercial real estate, and a variety of commercial and consumer loans, and also invests its deposits and borrowed funds in investment securities. Cambridge Trust Company has two wholly-owned Massachusetts security corporations, CTC Security Corporation and CTC Security Corporation III, for this purpose. Deposits at Cambridge Trust Company are insured by the FDIC for the maximum amount permitted by FDIC Regulations. As a private bank, Cambridge Trust Company focuses on four core services that center around client needs. Our core services include Wealth Management, Commercial Banking, Residential Lending and Personal Banking. Cambridge Trust Company’s customers consist primarily of consumers and small- and medium-sized businesses in these communities and surrounding areas throughout Massachusetts and New Hampshire. Cambridge Trust Company’s Wealth Management Group has four offices, one in Boston, Massachusetts and three in New Hampshire in Concord, Manchester, and Portsmouth. The Wealth Management Group offers comprehensive investment management, as well as trust administration, estate settlement, and financial planning services. Cambridge’s wealth management clients value personal service and depend on the commitment and expertise of its experienced banking, investment, and fiduciary professionals. As of September 30, 2018, Cambridge had assets under management and administration of approximately $3.2 billion.

Cambridge Trust Company operates in Eastern Massachusetts and Southern New Hampshire. Its primary lending market includes Middlesex and Suffolk Counties in Massachusetts. Cambridge Trust Company benefits from the presence of numerous institutions of higher learning, medical care and research centers, a vibrant innovation economy in life sciences and technology, and the corporate headquarters of several significant financial service companies within the Boston area. Eastern Massachusetts also has many high technology companies employing personnel with specialized skills. These factors affect the demand for wealth management services, residential homes, multi-family apartments, office buildings, shopping centers, industrial warehouses, and other commercial properties.

Cambridge Trust Company’s lending area is primarily an urban market area with a substantial number of one-to-four unit residential properties, some of which are non-owner occupied, as well as apartment buildings, condominiums, office buildings, and retail space. As a result, its loan portfolio contains a significantly greater number of multi-family and commercial real estate loans compared to institutions that operate in non-urban markets. Cambridge Trust Company’s market area is located largely in the Boston-Cambridge-Quincy, Massachusetts/New Hampshire Metropolitan Statistical Area.

At September 30, 2018, Cambridge had $2.0 billion in assets, $1.7 billion in deposits and $156.3 million of shareholders’ equity.

Cambridge’s principal executive offices are located at 1336 Massachusetts Avenue, Cambridge, Massachusetts 02138, its phone number is (617) 520-5520 and its website is www.cambridgetrust.com. Information that is included in this website does not constitute part of this proxy statement/prospectus.

Optima Bank & Trust Company

Optima was founded in 2008 as a New Hampshire-chartered bank. Optima is regulated by the New Hampshire Banking Department (“NHBD”) and the FDIC. Optima operates out of its main office in Portsmouth, New Hampshire, and its six branch offices in Bedford, Dover, North Hampton, Pease Tradeport, Portsmouth and Stratham, New Hampshire. Optima offers traditional community bank loan and deposit products.

At September 30, 2018, Optima had $524.2 million in assets, $488.6 million in deposits and $33.0 million of shareholders’ equity.

Optima’s principal executive offices are located at Two Harbour Place, Portsmouth, New Hampshire 03801, its phone number is (603) 433-9600 and its website is www.optimabank.com. Information that is included in this website does not constitute part of this proxy statement/prospectus.

The Special Meeting of Shareholders of Optima

Date, Time and Place of the Special Meeting (Page 41)

Optima will hold its special meeting of shareholders at the                  on                 , at                 , local time.

Purpose of the Special Meeting (Page 41)

At the special meeting, you will be asked to vote on the proposal to approve the merger agreement.

Recommendation of Optima Board of Directors (Page 41)

The Optima board of directors recommends that you vote “FOR” approval of the merger agreement.

Record Date; Outstanding Shares; Shares Entitled to Vote (Page 41)

Only holders of record of Optima common stock at the close of business on the record date of                 , 2019 are entitled to notice of and to vote at the special meeting. As of the record date, there were                  shares of Optima common stock outstanding, held of record by approximately                  shareholders.

Quorum; Vote Required (Page 41)

A quorum of Optima shareholders is necessary to hold a valid meeting. If the holders of at least majority of the total number of shares of Optima common stock entitled to be cast are present in person or represented by proxy at the special meeting, a quorum will exist. Abstentions will be counted for purposes of determining whether a quorum is present.

The affirmative vote of a majority of the shares of Optima common stock present in person and represented by proxy at the special meeting is required to approve the merger agreement.

Share Ownership of Management; Voting Agreements (Page 42)

As of the record date, the directors and executive officers of Optima collectively owned                  shares of Optima common stock, or approximately     % of Optima’s outstanding shares.

Each of the directors (including the Chief Executive Officer, the Executive Vice President and Chief Administrative Officer and the Executive Vice President and Chief Lending Officer) and one other executive officer of Optima have entered into a voting agreement with Cambridge, requiring each of them to vote all shares of Optima common stock beneficially owned by such person in favor of approval of the merger agreement. As of the record date, these directors and the executive officer held                  shares of Optima common stock, which represented approximately     % of the outstanding shares of Optima common stock.

The Merger and the Merger Agreement

The proposed merger is of Optima with and into Cambridge Trust Company, with Cambridge Trust Company as the surviving bank in the merger. The merger agreement is attached to this proxy statement/prospectus as Annex A. Please carefully read the merger agreement as it is the legal document that governs the merger.

Structure of the Merger (Page 70)

In the proposed merger, Optima will merge with and into Cambridge Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge, with Cambridge Trust Company surviving the merger. Shares of Cambridge will continue to trade on NASDAQ with the NASDAQ trading symbol “CATC”. Upon completion of the merger, the separate existence of Optima will terminate.

Consideration to be Received in the Merger (Page 71)

Upon completion of the merger, each outstanding share of Optima common stock will be converted into the right to elect to receive either (i) $32.00 in cash, or (ii) 0.3468 shares of Cambridge common stock, subject to proration and allocation procedures set forth in the merger agreement intended to ensure that 95% of the total number of Optima shares outstanding immediately prior to the effective time of the merger will be exchanged for stock, and the remaining Optima shares will be converted into cash. No fractional shares of Cambridge common stock will be issued to any holder of Optima common stock upon completion of the merger. For each fractional share that would otherwise be issued, Cambridge will pay each shareholder cash (without interest) in an amount determined by multiplying the fractional share interest to which such shareholder would otherwise be entitled by the average of the closing sales prices of one share of Cambridge common stock on NASDAQ for the five trading days ending on the third business day immediately preceding the effective time, rounded to the nearest whole cent.

Optima Stock Options (Page 76)

Pursuant to the terms of the merger agreement, each option to purchase shares of Optima common stock, whether vested or unvested, that is outstanding as of immediately prior to the effective time of the merger will be cancelled at the effective time of the merger. In exchange for the cancellation of each option, the holder of such option will receive a cash amount equal to the product of (x) the number of shares of Optima common stock subject to such option at the effective time multiplied by (y) the excess of the “per share consideration” over the exercise price per share of such option, less applicable taxes and withholdings and without interest. In the event that the exercise price of an option is equal to or greater than the per share consideration, then the option will be cancelled in exchange for no consideration. The per share consideration is determined according to the following formula: the sum of (1) the product of 95%, multiplied by the exchange ratio of 0.3468, multiplied by the average of the closing sales prices of one share of Cambridge common stock on NASDAQ for the five trading days ending on the third business day immediately preceding the closing date, plus (2) the product of 5%, multiplied by the cash consideration of $32.00.

Opinion of Sandler O’Neill & Partners, L.P., Financial Advisor to Optima (Page 48)

On December 5, 2018, Sandler O’Neill & Partners, L.P. or Sandler O’Neill, rendered to the Optima board of directors its oral opinion, which was subsequently confirmed in writing to the effect that, as of such date, the merger consideration set forth in the merger agreement was fair to Optima common shareholders from a financial point of view. The full text of Sandler O’Neill’s written opinion, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement/prospectus as Annex B. Optima shareholders are urged to read the opinion in its entirety. Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion is directed to the Optima board of directors and is limited to the fairness, from a financial point of view, to the common shareholders of Optima with regard to the merger consideration set forth in the merger agreement. Sandler O’Neill does not express an opinion as to the underlying decision by Optima to engage in the merger or the relative merits of the merger compared to other strategic alternatives that may be available to Optima. Sandler O’Neill’s opinion is not a recommendation to any Optima shareholder as to how such shareholder should vote at the special meeting with respect to the merger agreement or any other matter.

Interests of Optima’s Directors and Executive Officers in the Merger (Page 59)

In considering the information contained in this proxy statement/prospectus, you should be aware that Optima’s directors and certain executive officers have interests in the merger that are different from, or in addition to, the interests of Optima shareholders generally. These interests include, among other things:

•	the right to receive cash payments in exchange for cancellation of outstanding stock options;

•	the right of certain executive officers to receive cash payments in exchange for the termination of their existing employment agreements;

•	the right of certain other executive officers to receive cash severance and continued employee benefits under certain circumstances;

•	the right to continued indemnification and liability insurance coverage by Cambridge after the merger for acts or omissions occurring before the merger; and

•	the right to one seat on Cambridge’s board of directors, and any related compensation for such services.

Cambridge and Cambridge Trust Company entered into an offer letter and a change in control agreement with Daniel R. Morrison and offer letters with William Young and Pamela Morrison regarding their continuing roles with Cambridge and Cambridge Trust Company following the merger. See the section of this proxy statement/prospectus entitled “The Merger—Interests of Optima’s Directors and Executive Officers in the Merger” beginning on page 59 for a discussion of these interests.

Boards of Directors of Cambridge and Cambridge Trust Company After the Merger (Page 62)

Effective immediately following the effective time of the merger, Cambridge will designate one member of the Optima board of directors to serve as a member of Cambridge’s board of directors. Cambridge has designated

Mr. Morrison as the designee. Mr. Morrison will serve on the Cambridge board of directors until the next annual meeting, at which time he or she will be nominated for a three-year term. Mr. Morrison will also be appointed to the board of directors of Cambridge Trust Company, effective immediately following the effective time of the merger.

No Solicitation of Alternative Transactions (Page 82)

The merger agreement restricts Optima’s ability to solicit or engage in discussions or negotiations with a third party regarding a proposal to acquire a significant interest in Optima. However, if Optima receives a bona fide unsolicited written acquisition proposal from a third party that its board of directors believes in good faith is or is reasonably likely to lead to a proposal (i) on terms which the Optima board of directors determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to Optima’s shareholders than the transactions contemplated by the merger agreement, and (ii) that constitutes a transaction that, in the good faith judgment of the Optima board of directors, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal, Optima may furnish non-public information to that third party and engage in negotiations regarding an acquisition proposal with that third party, subject to specified conditions in the merger agreement, if its board of directors determines in good faith, after consultation with its outside legal counsel, that such action would be required in order for directors of Optima to comply with their fiduciary duties under applicable law.

Conditions to Completion of the Merger (Page 85)

As more fully described in this proxy statement/prospectus and the merger agreement, the completion of the merger depends on a number of conditions being satisfied or waived, including:

•	shareholders of Optima having approved the merger agreement;

•	Cambridge and Optima having obtained all regulatory approvals required to consummate the transactions contemplated by the merger agreement and all related statutory waiting periods having expired;

•

the absence of any judgment, order, injunction or decree, or any statute, rule or regulation enacted, entered, promulgated or enforced, preventing, prohibiting or making illegal the consummation of any of the transactions contemplated by the merger agreement;

•	Cambridge and Optima having each received a legal opinion from their respective counsel regarding treatment of the merger as a “reorganization” for federal income tax purposes;

•	the representations and warranties of each of Cambridge and Optima in the merger agreement being accurate, subject to exceptions that would not have a material adverse effect;

•	Cambridge and Optima having each performed in all material respects all obligations required to be performed by it; and

•	the shares of Cambridge common stock to be issued in the merger having been approved for listing on the NASDAQ Stock Market.

Termination of the Merger Agreement (Page 87)

Cambridge and Optima can mutually agree to terminate the merger agreement before the merger has been completed if the boards of directors of each so determines by vote of a majority of the members of their respective boards of directors, and either company can terminate the merger agreement if:

•	any regulatory approval required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final, nonappealable action of any regulatory authority, or an application for regulatory approval has been permanently withdrawn at the request of a governmental authority;

•	the required approval of the merger agreement by the Optima shareholders is not obtained;

•

the other party materially breaches any of its representations, warranties, covenants or other agreements set forth in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), which breach is not cured within 30 days of written notice of the breach, or by its nature cannot be cured prior to the closing of the merger, and such breach would entitle the non-breaching party not to consummate the merger; or

•	the merger is not consummated by September 30, 2019, unless the failure to consummate the merger by such date is due to a material breach of the merger agreement by the terminating party.

In addition, Cambridge may terminate the merger agreement if:

•	Optima materially breaches the non-solicitation provisions in the merger agreement;

•	the Optima board of directors:

•	fails to recommend approval of the merger agreement, or withdraws, modifies or changes such recommendation in a manner adverse to Cambridge’s interests; or

•	recommends, proposes or publicly announces its intention to recommend or propose to engage in an acquisition transaction with any person other than Cambridge or any of its subsidiaries; or

•	Optima fails to call, give notice of, convene and hold its special meeting.

In addition, Optima may terminate the merger agreement if:

•

the Optima board of directors so determines by a majority vote of the members of the entire board, at any time during the five-day period commencing on the 10th day prior to the closing date of the merger (or the immediately preceding trading day if shares of Cambridge common stock are not trading on NASDAQ on such 10th day), which is referred to as the determination date, if both of the following conditions are satisfied:

•

the quotient obtained by dividing (i) the average of the daily closing prices for shares of Cambridge common stock for the 20 consecutive full trading days on which such shares are traded on NASDAQ (as reported by Bloomberg or, if not reported thereby, any other authoritative source) ending at the close of trading on the determination date by (ii) the closing price of a share of Cambridge common stock on NASDAQ (as reported by Bloomberg or, if not reported thereby, any other authoritative source) on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement, which is referred to as the Cambridge ratio, is less than 0.80; and

•

the Cambridge ratio is less than the quotient obtained by dividing (A) the average of the closing prices of the NASDAQ Bank Index for the 20 consecutive full trading days ending on the trading day prior to the determination date by (B) the closing price of the NASDAQ Bank Index on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement, and subtracting 0.20 from the quotient.

The closing price of Cambridge common stock on December 4, 2018, the last trading day preceding the first public announcement of the merger, was $85.61 per share. In order for the termination right described immediately above to be triggered, the average closing price of Cambridge common stock over the measurement period will need to be less than $68.49 per share and Cambridge common stock will need to have underperformed the NASDAQ Bank Index over the measurement period by at least 20 percentage points. If the

Optima board of directors exercises this termination right, Cambridge will have the option to increase the merger consideration such that the implied value of the exchange ratio would be equivalent to the minimum implied value that would have avoided triggering the termination right described above. If Cambridge elects to increase the merger consideration pursuant to the preceding sentence, no termination will occur.

Termination Fee (Page 88)

Optima has agreed to pay Cambridge a termination fee of $2,500,000 if:

•	Cambridge or Optima terminates the merger agreement as a result of:

•	Optima materially breaches the non-solicitation provisions in the merger agreement;

•	the Optima board of directors:

•	fails to recommend approval of the merger agreement, or withdraws, modifies or changes such recommendation in a manner adverse to Cambridge’s interests; or

•	recommends, proposes or publicly announces its intention to recommend or propose to engage in an acquisition transaction with any person other than Cambridge or any of its subsidiaries; or

•

Optima enters into a definitive agreement relating to an acquisition proposal or consummates an acquisition proposal within 12 months following the termination of the merger agreement by Cambridge as a result of a willful breach of any representation, warranty, covenant or other agreement by Optima after an acquisition proposal has been publicly announced or otherwise made known to Optima.

Waiver or Amendment of Merger Agreement Provisions (Page 89)

Prior to the effective time of the merger, any provision of the merger agreement may be waived by the party benefited by the provision, or amended or modified by a written agreement between Cambridge and Optima. However, after the Optima special meeting, no amendment will be made which by law requires further approval by the shareholders of Optima without obtaining such approval.

Material U.S. Federal Income Tax Consequences of the Merger (Page 62)

The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, Optima shareholders generally will not recognize any gain or loss for U.S. federal income tax purposes on the conversion of shares of Optima common stock into shares of Cambridge common stock, except that such holders will recognize gain (but not loss) to the extent such holders receive cash, including cash received in lieu of any fractional share of Cambridge common stock that an Optima shareholder would otherwise be entitled to receive. Holders of Optima common stock that receive the entirety of their consideration in cash, however, are expected to recognize gain or loss equal to the difference between the amount of cash received and the basis in the Optima common stock exchanged.

Regulatory Approvals Required for the Merger (Page 64)

To complete the merger, various approvals, waivers or consents must be obtained from state and federal governmental authorities, including the FDIC, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Massachusetts Commissioner of Banks (the “MA Commissioner”) and the New Hampshire Banking Commissioner (the “NH Commissioner”). The U.S. Department of Justice is able to provide input into the approval process of federal banking agencies to challenge the merger on antitrust grounds. Cambridge and Optima have filed or will file all required applications, notices and waiver requests to obtain the regulatory approvals and non-objections necessary to consummate the merger. Cambridge and Optima cannot predict whether the required regulatory approvals will be obtained, when they will be received or whether such approvals will be subject to any conditions.

Accounting Treatment of the Merger (Page 66)

The merger will be accounted for using the acquisition method of accounting with Cambridge treated as the acquirer. Under this method of accounting, Optima’s assets and liabilities will be recorded by Cambridge at their respective fair values as of the closing date of the merger and added to those of Cambridge. Any excess of purchase price over the net fair values of Optima’s assets and liabilities will be recorded as goodwill. Any excess of the fair value of Optima’s net assets over the purchase price will be recognized in earnings by Cambridge on the closing date of the merger.

Dissenters’ Rights (Page 66)

Optima shareholders will have the right to dissent from the merger if they properly follow the requirements of applicable New Hampshire law.

Listing of Cambridge Common Stock to be Issued in the Merger (Page 69)

Cambridge common stock will continue to trade on NASDAQ under the trading symbol “CATC”.

Differences Between Rights of Cambridge and Optima Shareholders (Page 90)

As a result of the merger, holders of Optima common stock will become holders of Cambridge common stock. Following the merger, Optima shareholders will have different rights as shareholders of Cambridge due to the different provisions of the governing documents of Cambridge and Optima. For additional information regarding the different rights as shareholders of Cambridge than as shareholders of Optima, see “Comparison of Shareholder Rights” beginning on page 90.

Risk Factors (Page 27)

You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors” beginning on page 27.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF

CAMBRIDGE BANCORP

The following tables set forth selected historical financial and other data of Cambridge for the periods and at the dates indicated. The financial data as of and for the years ended December 31, 2017 and 2016 has been derived from the audited consolidated financial statements and notes thereto of Cambridge incorporated by reference elsewhere in this proxy statement/prospectus. The information as of and for the years ended December 31, 2015, 2014 and 2013 is derived from Cambridge’s audited consolidated financial statements which are not included in this proxy statement/prospectus. The financial data as of and for the nine months ended September 30, 2018 and 2017 has been derived from Cambridge’s unaudited consolidated financial statements. In the opinion of management of Cambridge, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the results of operations for the unaudited periods, have been made. The selected operating data presented below for the nine months ended September 30, 2018 and 2017 is not necessarily indicative of the results that may be expected for future periods.

	At or for the Nine Months Ended		December 31,
	2018	2017	2017	2016	2015	2014	2013
	(unaudited)	(unaudited)	(dollars in thousands, except per share data)
Operating Data
Interest Income	$50,670	$45,447	$61,191	$57,028	$54,341	$50,371	$47,661
Interest Expense	3,492	2,617	3,587	3,355	2,694	2,098	2,194

Net interest and dividend Income	47,178	42,830	57,604	53,673	51,647	48,273	45,467
Provision for Loan Losses	787	360	362	132	1,075	1,550	1,500
Noninterest Income	24,951	22,649	30,224	28,661	25,865	24,464	23,181
Noninterest Expense	47,145	44,280	59,292	56,750	53,192	49,007	46,111

Income Before Taxes	24,197	20,839	28,174	25,452	23,245	22,180	21,037
Income Taxes	5,622	6,987	13,358	8,556	7,551	7,236	6,897

Net Income	$18,575	$13,852	$14,816	$16,896	$15,694	$14,944	$14,140

Average shares outstanding, basic	4,059,608	4,027,378	4,030,530	3,990,343	3,938,117	3,886,692	3,839,146
Average shares outstanding, diluted	4,095,447	4,062,743	4,065,754	4,028,944	3,993,599	3,957,416	3,907,201
Total shares outstanding	4,105,742	4,082,188	4,082,188	4,036,879	4,000,181	3,940,536	3,884,851
Basic Earnings Per Share	$4.53	$3.40	$3.64	$4.19	$3.94	$3.81	$3.65
Diluted Earnings Per Share	$4.49	$3.37	$3.61	$4.15	$3.93	$3.78	$3.62
Dividends Declared Per Share	$1.46	$1.39	$1.86	$1.84	$1.80	$1.68	$1.59
Dividend payout ratio(1)	33%	41%	51%	44%	46%	44%	44%

Financial Condition Data
Total Assets	$1,988,944	$1,864,231	$1,949,934	$1,848,999	$1,706,201	$1,573,692	$1,533,710
Total Deposits	1,731,279	1,676,918	1,775,400	1,686,038	1,557,224	1,370,536	1,409,047
Total Loans	1,451,781	1,355,908	1,350,899	1,320,154	1,192,214	1,080,766	942,451
Shareholders’ equity	160,776	146,051	147,957	134,671	125,063	116,258	109,283
Book Value Per Share	$39.16	$35.78	$36.24	$33.36	$31.26	$29.50	$28.13

Performance Ratios
Return on Average Assets	1.26%	0.99%	0.79%	0.95%	0.95%	0.98%	0.99%
Return on Average Shareholders’ equity	16.21%	13.25%	10.47%	12.77%	12.91%	12.87%	13.63%
Equity to assets	8.08%	7.83%	7.59%	7.44%	7.36%	7.62%	7.28%
Interest rate spread(2)	3.21%	3.16%	3.16%	3.12%	3.24%	3.31%	3.31%
Net Interest Margin, taxable equivalent(3)	3.33%	3.24%	3.25%	3.21%	3.32%	3.37%	3.38%
Efficiency ratio(4)	65.36%	67.62%	67.51%	68.93%	68.62%	67.38%	67.17%

	At or for the Nine Months Ended		December 31,
	2018	2017	2017	2016	2015	2014	2013
	(unaudited)	(unaudited)	(dollars in thousands, except per share data)

Wealth Management Assets
Market Value of Assets Under Management & Administration	$3,171,465	$2,932,726	$3,085,669	$2,689,103	$2,449,139	$2,371,012	$2,204,186

Asset Quality
Non-Performing Loans	$807	$1,702	$1,298	$1,676	$1,481	$1,629	$1,703
Non-Performing Loans/Total Loans	0.06%	0.13%	0.10%	0.13%	0.12%	0.15%	0.18%
Net (Charge-Offs)/Recoveries	$(1)	$(1)	$(303)	$(62)	$(153)	$11	$260
Allowance/Total Loans	1.11%	1.15%	1.13%	1.16%	1.27%	1.32%	1.35%

Capital Ratios(5):
Total capital	14.00%	13.70%	13.75%	13.14%	13.05%	13.18%	13.38%
Tier 1 capital	12.80%	12.45%	12.50%	11.89%	11.80%	11.93%	12.18%
Common Equity Tier 1	12.80%	12.45%	12.50%	11.89%	11.80%	N/A	N/A
Tier 1 leverage capital	8.50%	8.12%	8.06%	7.95%	7.75%	7.75%	7.63%

Other Data:
Number of full service offices	10	10	11	11	12	12	12
Full time equivalent employees	245	239	239	238	228	225	225

(1)	Dividend payout ratio represents per share dividends declared divided by diluted earnings per share.
(2)

The interest rate spread represents the difference between the fully taxable equivalent weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(3)	The net interest margin represents fully taxable equivalent net interest income as a percent of average interest-earning assets for the period.
(4)	The efficiency ratio represents noninterest expense as a percentage of the sum of net interest income and noninterest income.
(5)	Capital ratios are for Cambridge Bancorp.

SELECTED HISTORICAL FINANCIAL DATA OF

OPTIMA BANK & TRUST COMPANY

The following tables set forth selected historical financial and other data of Optima for the periods and at the dates indicated. The financial data as of and for the years ended December 31, 2017 and 2016 has been derived from the audited financial statements and notes thereto of Optima included elsewhere in this proxy statement/prospectus. The information as of and for the years ended December 31, 2015, 2014 and 2013 is derived from Optima’s audited financial statements which are not included in this proxy statement/prospectus. The financial data as of and for the nine months ended September 30, 2018 and 2017 has been derived from Optima’s unaudited financial statements included elsewhere in this proxy statement/prospectus. In the opinion of management of Optima, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the results of operations for the unaudited periods, have been made. The selected operating data presented below for the nine months ended September 30, 2018 and 2017 is not necessarily indicative of the results that may be expected for future periods.

	At or for the Nine Months Ended		At or for the Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(unaudited)	(unaudited)	(dollars in thousands, except per share data)
Operating Data
Interest Income	$15,045	$12,464	$17,071	$14,424	$12,875	$11,502	$9,331
Interest Expense	4,261	2,660	3,775	2,922	2,320	1,852	1,569

Net interest and dividend Income	10,784	9,804	13,296	11,502	10,555	9,650	7,762
Provision for Loan Losses	291	263	428	560	442	282	451
Noninterest Income	1,058	892	1,132	2,143	1,875	1,056	581
Noninterest Expense	9,027	8,259	11,048	9,822	8,675	7,788	6,535

Income Before Taxes	2,524	2,174	2,952	3,263	3,313	2,636	1,357
Income Taxes	715	778	1,068	1,162	1,243	998	556

Net Income	$1,809	$1,396	$1,884	$2,101	$2,070	$1,638	$801

Average shares outstanding, basic	2,058,069	2,018,086	2,018,829	1,966,952	1,943,086	1,943,086	1,937,862
Average shares outstanding, diluted	2,321,445	2,282,640	2,341,383	2,300,656	2,287,040	2,275,790	2,258,566
Total shares outstanding	2,063,562	2,018,086	2,033,211	2,018,086	1,943,086	1,943,086	1,943,086
Basic Earnings Per Share	$0.88	$0.69	$0.93	$1.07	$1.07	$0.84	$0.41
Diluted Earnings Per Share	$0.78	$0.61	$0.80	$0.91	$0.91	$0.72	$0.35

Financial Condition Data
Total Assets	$524,157	$470,030	$495,902	$427,391	$368,629	$318,221	$281,698
Total Deposits	488,566	432,060	458,514	390,911	330,776	278,495	244,155
Total Loans (gross)	465,583	397,453	420,318	342,632	314,552	263,828	229,468
Shareholders’ equity	33,019	30,569	31,261	29,037	25,698	23,455	20,287
Book Value Per Share	$16.00	$15.15	$15.38	$14.39	$13.23	$12.07	$10.44

Performance Ratios
Return on Average Assets	0.49%	0.43%	0.42%	0.54%	0.60%	0.54%	0.31%
Return on Average Shareholders’ equity	7.51%	6.27%	6.28%	7.73%	8.45%	7.56%	3.83%
Equity to assets	6.30%	6.50%	6.30%	6.79%	6.97%	7.37%	7.20%
Interest rate spread(1)	2.89%	3.00%	2.99%	2.93%	3.06%	3.20%	3.03%
Net Interest Margin, taxable equivalent(2)	2.96%	3.07%	3.06%	3.01%	3.14%	3.25%	3.09%
Efficiency ratio(3)	76.75%	77.47%	76.76%	72.32%	69.95%	72.57%	80.71%

	At or for the Nine Months Ended		At or for the Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(unaudited)	(unaudited)	(dollars in thousands, except per share data)

Asset Quality
Non-Performing Loans	$834	$1,510	$1,184	$2,078	$1,584	$1,783	$1,795
Non-Performing Loans/Total Loans	0.18%	0.38%	0.28%	0.61%	0.50%	0.68%	0.78%
Net (Charge-Offs)/Recoveries	$(93)	$14	$(7)	$(344)	$(178)	$—	$(15)
Allowance/Total Loans	0.70%	0.73%	0.73%	0.77%	0.78%	0.82%	0.82%

Capital Ratios
Total capital	10.09%	10.50%	10.28%	11.31%	11.59%	12.88%	14.52%
Tier 1 capital	9.18%	9.57%	9.35%	10.35%	10.60%	11.80%	13.38%
Common Equity Tier 1	9.18%	9.57%	9.35%	10.35%	10.60%	N/A	N/A
Tier 1 leverage capital	6.56%	6.84%	6.56%	7.04%	7.36%	7.65%	8.28%

Other Data:
Number of full service offices	6	5	5	5	5	5	4
Full time equivalent employees	77	71	78	69	63	59	50

(1)

The interest rate spread represents the difference between the fully taxable equivalent weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2)	The net interest margin represents fully taxable equivalent net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents noninterest expense as a percentage of the sum of net interest income and noninterest income.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

FOR CAMBRIDGE BANCORP

The following selected unaudited pro forma condensed combined financial data is based on the historical financial data of Cambridge and Optima, and has been prepared to illustrate the effects of the merger. It is based on certain assumptions that Cambridge and Optima believe are reasonable, which are described in the notes to the unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus. The selected unaudited pro forma condensed combined financial data does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the merger.

Certain reclassifications were made to Optima’s historical financial information to conform to Cambridge’s presentation of financial information. This data should be read in conjunction with the Cambridge historical consolidated financial statements and accompanying notes in Cambridge’s Quarterly Reports on Form 10-Q as of and for the nine months ended September 30, 2018, and Cambridge’s Annual Report on Form 10-K as of and for the year ended December 31, 2017 and the Optima historical financial statements and accompanying notes included in this proxy statement/prospectus.

Cambridge has not performed the detailed valuation analysis necessary to determine the fair market values of Optima’s assets to be acquired and liabilities to be assumed. Accordingly, the unaudited pro forma condensed combined financial data does not include an allocation of the purchase price, unless otherwise specified. The pro forma adjustments included in this proxy statement/prospectus are subject to change depending on changes in interest rates and the components of assets and liabilities, and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of Optima’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the fair values of the net assets as compared with the information shown in the unaudited pro forma condensed combined financial data may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact Cambridge’s statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Optima’s shareholders’ equity, including results of operations and certain balance sheet changes from September 30, 2018 through the date the merger is completed will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented in this proxy statement/prospectus.

Cambridge anticipates that the merger with Optima will provide financial benefits that include reduced operating expenses. The pro forma information does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical benefits would have been had the two companies been combined during these periods.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Cambridge common stock or the actual or future results of operations of Cambridge for any period. Actual results may be materially different than the pro forma information presented.

See also the unaudited pro forma condensed combined financial statements and notes thereto beginning on page 96.

	September 30, 2018
	Cambridge Bancorp Historical	Optima Bank Historical	Adjustment		Pro Forma
	(dollars in thousands, except par value)
Assets
Cash and cash equivalents	$16,431	$23,336	$(9,882	)(1)	$29,885
Investment securities
Available for sale, at fair value	180,363	22,843	—		203,206
Held to maturity, at amortized cost	271,005	—	—		271,005

Total investment securities	451,368	22,843	—		474,211
Loans held for sale, at lower of cost or fair value	—	—	—		—
Loans	1,451,781	465,583	(6,636	)(2)	1,910,728
Less: allowance for loan losses	(16,106)	(3,273)	3,273	(3)	(16,106)

Net loans	1,435,675	462,310	(3,363)		1,894,622
Federal Home Loan Bank of Boston Stock, at cost	6,666	1,049	—		7,715
Bank owned life insurance	30,800	5,699	—		36,499
Banking premises and equipment, net	8,836	5,719	—		14,555
Deferred income taxes, net	8,990	38	—		9,028
Accrued interest receivable	5,536	1,299	—		6,835
Other assets	24,642	1,864	34,814	(4), (5)	61,320

Total assets	$1,988,944	$524,157	$21,569		$2,534,670

Liabilities
Deposits
Demand	$505,951	$62,012	$—		$567,963
Interest bearing checking	385,617	26,906	—		412,523
Money market	119,241	78,539	—		197,780
Savings	606,843	174,839	—		781,682
Certificates of deposit	113,627	146,270	(849	)(6)	259,048

Total deposits	1,731,279	488,566	(849)		2,218,996
Short-term borrowings	66,700	2,210	—		68,910
Long-term borrowings	3,452	—	—		3,452
Other liabilities	26,737	362	744	(7)	27,843

Total liabilities	$1,828,168	$491,138	$(105)		$2,319,201

Shareholders’ Equity
Common Stock	4,106	2,064	726	(8)	6,896
Additional paid-in capital	37,789	21,733	20,948	(9)	80,470
Retained earnings	127,883	9,516	—		137,399
Accumulated other comprehensive loss	(9,002)	(294)	—		(9,296)

Total shareholders’ equity	160,776	33,019	21,674		215,469

Total liabilities and shareholders’ equity	$1,988,944	$524,157	$21,569		$2,534,670

(1)

Includes $3.5 million cash consideration to Optima common stockholders, $1.3 million paid to the holders of Optima stock options, and estimated after-tax merger day-one charges of $5.1 million, which will not impact goodwill calculations.

(2)	The pro forma adjustment to loans includes a negative $3.4 million credit component, and a negative $3.2 million interest component, which will be accreted over an estimated 3 years on a pooled basis.

(3)	Reflects the elimination of Optima’s existing loan loss reserve at acquisition.
(4)	Adjustment to reflect approximately $29.2 million of preliminary estimated goodwill from this business transaction.
(5)

Adjustment to reflect approximately $5.6 million of preliminary estimated core deposit intangible expected to be amortized using the sum of the years’ digits method over 10 years; the amount of core deposit intangible is estimated at 2.52% of core deposits.

(6)	The pro forma adjustment to deposits includes a negative $0.8 million interest component which will be amortized over approximately 3 years.
(7)	Other liabilities reflects deferred tax liabilities related to fair value adjustments calculated using a 24% tax rate.
(8)	Reflects par value of shares expected to be issued to Optima common stockholders.
(9)	Adjustment to reflect the elimination of Optima stockholders’ equity, the issuance of Cambridge common stock in the merger, and the impact of $5.1 million of after-tax merger charges.

	Nine Months Ended September 30, 2018
	Cambridge Bancorp Historical	Optima Bank Historical	Adjustment		Pro Forma
	(dollars in thousands, except share data)
Interest and dividend income
Interest on taxable loans	$42,318	$14,358	$1,163	(1)	$57,839
Interest on tax-exempt loans	279	10	—		289
Interest on taxable investment securities	5,570	402	—		5,972
Interest on tax-exempt investment securities	1,817	—	—		1,817
Dividends on FHLB of Boston stock	202	40	—		242
Interest on overnight investments	484	235	—		719

Total interest and dividend income	50,670	15,045	1,163		66,878

Interest expense
Interest on deposits	3,290	4,259	337	(2)	7,886
Interest on borrowed funds	202	2	—		204

Total interest expense	3,492	4,261	337		8,090

Net interest and dividend income	47,178	10,784	826		58,788
Provision for Loan Losses	787	291	—		1,078

Net interest and dividend income after provision for loan losses	46,391	10,493	826		57,710

Noninterest income
Wealth management revenue	19,044	—	—		19,044
Deposit account fees	2,306	52	—		2,358
ATM/Debit card income	875	248	—		1,123
Bank owned life insurance income	393	114	—		507
Gain (loss) on disposition of investment securities	2	83	—		85
Gain on loans held for sale and portfolio loan sales	82	199	—		281
Loan related derivative income	1,220	—	—		1,220
Other income	1,029	362	—		1,391

Total noninterest income	24,951	1,058	—		26,009

Noninterest expense
Salaries and employee benefits	30,842	5,393	—		36,235
Occupancy and equipment	6,736	1,634	—		8,370
Data processing	3,848	422	—		4,270
Professional services	2,477	560	—		3,037
Marketing	1,369	266	—		1,635
FDIC Insurance	437	382	—		819
Other expenses	1,436	370	383	(3)	2,189

Total noninterest expense	47,145	9,027	383		56,555

Income before income taxes	24,197	2,524	443		27,164
Income tax expense	5,622	715	106	(4)	6,443

Net income	$18,575	$1,809	$337		$20,721

Share data:
Weighted average number of shares outstanding, basic	4,059,608	2,058,069	(1,344,331)		4,773,346
Weighted average number of shares outstanding, diluted	4,095,447	2,321,445	(1,516,368)		4,900,524
Basic earnings per share	$4.53	$0.88	$—		4.34
Diluted earnings per share	$4.49	$0.78	$—		4.23

(1)	Adjustment reflects the yield adjustment for interest income on loans.
(2)	Adjustment reflects the cost adjustment for the interest expense on deposits.
(3)	Adjustment reflects the net increase in amortization of other intangible assets generated in the transaction.
(4)	Adjustment represents income tax expense on the pro forma adjustments at the estimated rate of 24%.

	For the Year Ended December 31, 2017
	Cambridge Bancorp Historical	Optima Bank Historical	Adjustment		Pro Forma
	(dollars in thousands, except par value)
Interest and dividend income
Interest on taxable loans	$51,238	$16,286	$1,550	(1)	$69,074
Interest on tax-exempt loans	496	15	—		511
Interest on taxable investment securities	6,321	490	—		6,811
Interest on tax-exempt investment securities	2,600	—	—		2,600
Dividends on FHLB of Boston stock	245	33	—		278
Interest on overnight investments	291	247	—		538

Total interest and dividend income	61,191	17,071	1,550		79,812

Interest expense
Interest on deposits	3,125	3,775	449	(2)	7,349
Interest on borrowed funds	462	—	—		462

Total interest expense	3,587	3,775	449		7,811

Net interest and dividend income	57,604	13,296	1,101		72,001

Provision for Loan Losses	362	428	—		790
Net interest and dividend income after provision for loan losses	57,242	12,868	1,101		71,211

Noninterest income
Wealth management revenue	23,029	—	—		23,029
Deposit account fees	3,142	44	—		3,186
ATM/Debit card income	1,182	300	—		1,482
Bank owned life insurance income	584	150	—		734
Gain (loss) on disposition of investment securities	(3)	42	—		39
Gain on loans held for sale and portfolio sales	355	311	—		666
Loan related derivative income	780	—	—		780
Other income	1,155	285	—		1,440

Total noninterest income	30,224	1,132	—		31,356

Noninterest expense
Salaries and employee benefits	36,707	6,478	—		43,185
Occupancy and equipment	9,114	1,299	—		10,413
Data processing	4,956	662	—		5,618
Professional services	3,374	781	—		4,155
Marketing	1,620	394	—		2,014
FDIC Insurance	629	425	—		1,054
Other expenses	2,892	1,009	510	(3)	4,411

Total noninterest expense	59,292	11,048	510		70,850

Income before income taxes	28,174	2,952	590		31,716
Income tax expense	13,358	1,068	198	(4)	14,624

Net income	$14,816	$1,884	$392		$17,092

	For the Year Ended December 31, 2017
	Cambridge Bancorp Historical	Optima Bank Historical	Adjustment	Pro Forma
	(dollars in thousands, except par value)
Share data:
Weighted average number of shares outstanding, basic	4,030,530	2,018,829	(1,318,699)	4,730,660
Weighted average number of shares outstanding, diluted	4,065,754	2,341,383	(1,529,392)	4,877,745
Basic earnings per share	$3.64	$0.93	$—	3.61
Diluted earnings per share	$3.61	$0.80	$—	3.50

(1)	Adjustment reflects the yield adjustment for interest income on loans.
(2)	Adjustment reflects the cost adjustment for the interest expense on deposits.
(3)	Adjustment reflects the net increase in amortization of other intangible assets generated in the transaction.
(4)	Adjustment represents income tax expense on the pro forma adjustments at the estimated rate of 33.5%.

The estimated costs of the merger are set forth below:

(in thousands)
Change in control and severance payments	$2,332
Vendor and system contracts terminations	749
Facilities terminations	432
Professional and legal fees	2,195
Other acquisition related expenses	700

Pre-tax merger costs	6,408

Taxes	1,346

Total merger costs	$5,062

The estimated amount of goodwill is set forth below:

(in thousands)
Total Purchase Price of Optima	$65,928

Optima Equity	$34,372

Estimated Fair Value Adjustments
Loans – Credit Mark	(3,403)
Loans – Interest Rate Mark	(3,233)
Deposits—Interest Rate Mark	849
Allowance for Loan Losses	3,273
Core Deposit Intangible	5,614
Deferred Tax Liability	(744)

Goodwill resulting from the merger	$29,200

UNAUDITED COMPARATIVE PER SHARE DATA

The table below summarizes selected per share data about Cambridge and Optima. Cambridge share data is presented on a pro forma basis to reflect the proposed merger with Optima as if the merger had become effective at the end of the period presented, in the case of balance sheet information, and at the beginning of the period presented, in the case of income statement information. Cambridge expects to issue approximately 765,390 shares of its common stock in the merger.

The data in the table should be read together with the financial information and the financial statements of Cambridge and Optima incorporated by reference into and included in this proxy statement/prospectus. The pro forma per share data or combined results of operations per share data is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period. No pro forma adjustments have been included in this proxy statement/prospectus to reflect potential effects of merger integration expenses, cost savings or operational synergies which may be obtained by combining the operations of Cambridge and Optima, or the costs of combining the companies and their operations.

	Unaudited Comparative Per Common Share Data
	Cambridge	Optima	Cambridge Pro Forma Combined(1)	Optima Pro Forma Equivalent Per Share(2)
Basic Earnings
Year ended December 31, 2017	$3.64	$0.93	$3.61	$1.25
Nine months ended September 30, 2018	$4.53	$0.88	$4.34	$1.51
Diluted Earnings
Year ended December 31, 2017	$3.61	$0.80	$3.50	$1.22
Nine months ended September 30, 2018	$4.49	$0.78	$4.23	$1.47
Cash Dividends Declared
Year ended December 31, 2017	$1.86	$—	$1.86	$0.65
Nine months ended September 30, 2018	$1.46	$—	$1.46	$0.51
Book Value
December 31, 2017	$36.24	$15.38	$41.96	$14.55
September 30, 2018	$39.16	$16.00	$44.69	$15.50

(1)	Pro forma combined dividends per share represent Cambridge’s historical dividends per share.
(2)	The pro forma equivalent per share is based upon the pro forma combined amounts multiplied by the exchange ratio of 0.3468.

CAMBRIDGE MARKET PRICE DATA AND DIVIDEND INFORMATION

Cambridge common stock is listed and traded on NASDAQ under the symbol “CATC”. There is no established public trading market for Optima’s common stock. The following table sets forth, for the calendar quarters indicated, the high and low sales prices per share of Cambridge common stock, as reported on NASDAQ. The table also sets forth the quarterly cash dividends per share declared by Cambridge with respect to its common stock. On                 , 2019, the last practicable trading day prior to the date of this proxy statement/prospectus, there were              shares of Cambridge common stock outstanding, which were held by              shareholders of record. Cambridge common stock commenced trading on NASDAQ in October of 2017.

For the calendar quarterly period ended:	Cambridge
	High	Low	Dividends Declared
2018
March 31, 2018	$90.95	$75.00	$0.48
June 30, 2018	90.69	81.28	0.48
September 30, 2018	95.00	85.59	0.50
December 31, 2018	90.00	75.51	0.50
2017
March 31, 2017	$67.00	$61.50	$0.46
June 30, 2017	70.00	64.90	0.46
September 30, 2017	72.50	64.25	0.47
December 31, 2017	87.15	69.90	0.47
2016
March 31, 2016	$47.65	$45.30	$0.46
June 30, 2016	49.90	46.15	0.46
September 30, 2016	50.45	46.45	0.46
December 31, 2016	62.90	50.05	0.46

The following table presents the last reported sale price per share of Cambridge common stock, as reported on NASDAQ on December 4, 2018, the last full trading day prior to the public announcement of the proposed merger, and on                     , 2019, the last practicable trading day prior to the date of this proxy statement/prospectus. The following table also presents the equivalent per share value of Cambridge common stock that Optima shareholders would receive for each share of their Optima common stock if the merger was completed on those dates:

	Cambridge Common Stock	Optima Common Stock		Equivalent Value Per Share of Optima Common Stock(1)
December 4 , 2018	$85.61	$—	(2)	$29.69
, 2019

(1)	Calculated by multiplying the closing price of Cambridge common stock as of the specified date by the exchange ratio of 0.3468.
(2)	No pricing information reported.

The market value of Cambridge common stock to be issued in exchange for shares of Optima common stock upon the completion of the merger will not be known at the time of the Optima shareholder meeting. The above tables show only historical comparisons. Because the market price of Cambridge common stock will likely fluctuate prior to the merger, these comparisons may not provide meaningful information to Optima shareholders in determining whether to approve the merger agreement. Shareholders are encouraged to obtain current market quotations for Cambridge common stock, and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 102.

The holders of Cambridge common stock receive dividends as and when declared by Cambridge’s board of directors out of statutory surplus or from net profits. Following the completion of the merger, subject to approval and declaration by Cambridge’s board of directors, Cambridge expects to continue paying quarterly cash dividends on a basis consistent with past practice. The current annualized rate of distribution on a share of Cambridge common stock is $2.00 per share. Following the merger, Cambridge anticipates that it will maintain its current dividend payout ratio on a combined company basis. However, the payment of dividends by Cambridge is subject to numerous factors, and no assurance can be given that Cambridge will pay dividends following the completion of the merger or that dividends will not be reduced in the future.

Optima does not currently pay cash dividends, and prior to completion of the merger, the merger agreement does not permit Optima to pay cash dividends.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the caption “Information Regarding Forward-Looking Statements” on page 33, you should carefully consider the following risk factors in deciding whether to vote for approval of the merger agreement.

Risks Related to the Merger

The value of the merger consideration will vary with changes in Cambridge’s stock price.

Upon completion of the merger, 95% of the outstanding shares of Optima common stock will be converted into the right to receive shares of Cambridge common stock. The ratio at which the shares will be converted is fixed at 0.3468 shares of Cambridge common stock for each share of Optima common stock. There will be no adjustment in the exchange ratio for changes in the market price of Cambridge common stock. Any change in the price of Cambridge common stock will affect the aggregate value Optima shareholders will receive in the merger. Stock price changes may result from a variety of factors, including changes in businesses, operations and prospects, regulatory considerations, and general market and economic conditions. Many of these factors are beyond our control. Accordingly, at the time of the shareholder meeting, shareholders will not know the value of the stock consideration they will receive in the merger.

Optima shareholders may receive a form of consideration different from what they elect.

While each Optima shareholder may elect to receive cash or Cambridge common stock in the merger, only 5% of Optima common stock outstanding at the completion of the merger will be converted into the right to receive cash. Cambridge will issue no more than 765,390 shares of Cambridge common stock as merger consideration under the terms of the merger agreement. Therefore, if Optima shareholders elect more cash or stock than is available under the merger agreement, their elections will be prorated to permit 95% of Optima common stock outstanding at the completion of the merger to be converted into the right to receive Cambridge common stock. As a result, your ability to receive cash or stock in accordance with your election will depend on the elections of other Optima shareholders.

In addition, any Optima common stock received after the election deadline pursuant to the exercise of a Optima option will be considered non-election shares and may be paid in cash, Cambridge common stock or a mix of cash and shares of Cambridge common stock depending on, and after giving effect to, the number of valid cash elections and stock elections that have been made by other Optima shareholders.

Shareholders may be unable to timely sell shares after completion of the merger.

There will be a time period between the completion of the merger and the time at which former Optima shareholders actually receive their shares of Cambridge common stock. Until shares are received, former Optima shareholders may not be able to sell their Cambridge shares in the open market and, therefore, may not be able to avoid losses resulting from any decrease, or secure gains resulting from any increase, in the trading price of Cambridge common stock during this period.

The market price of Cambridge common stock after the merger may be affected by factors different from those affecting the shares of Cambridge or Optima currently.

The businesses of Cambridge/Cambridge Trust Company and Optima differ and, accordingly, the results of operations of the combined bank and the market price of Cambridge’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of Cambridge and Optima and market price of common stock of Cambridge. For a discussion of the businesses of Cambridge and

Optima and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 102.

Both Optima and Cambridge shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management of the combined company.

Each of Optima and Cambridge shareholders currently have the right to vote in the election of their respective board of directors and on other matters affecting their respective company. Upon completion of the merger, each Optima shareholder will become a shareholder of Cambridge with a percentage ownership of the combined company that is much smaller than such shareholder’s current percentage ownership of Optima. It is expected that the former shareholders of Optima as a group will receive shares in the merger constituting approximately     % of the outstanding shares of Cambridge common stock immediately after the merger. Furthermore, because shares of Cambridge common stock will be issued to existing Optima shareholders, current Cambridge shareholders will have their ownership and voting interests diluted approximately     %. Accordingly, both Optima and Cambridge shareholders will have less influence on the management and policies of the combined company than they now have on the management and policies of their respective company.

After the merger is completed, Optima shareholders will become Cambridge shareholders and will have different rights that may be less advantageous than their current rights.

Upon completion of the merger, Optima shareholders will become Cambridge shareholders. Differences in Optima’s Charter and Bylaws and Cambridge’s Charter and Bylaws will result in changes to the rights of Optima shareholders who become Cambridge shareholders. For more information, see “Comparison of Shareholders Rights,” beginning on page 90 of this proxy statement/prospectus.

The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire Optima.

Until the completion of the merger, Optima is prohibited from soliciting, initiating, encouraging, or with some exceptions, considering any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than Cambridge. In addition, Optima has agreed to pay a termination fee of $2,500,000 to Cambridge in specified circumstances. These provisions could discourage other companies from trying to acquire Optima even though those other companies might be willing to offer greater value to Optima shareholders than Cambridge has offered in the merger. The payment of the termination fee also could have a material adverse effect on Optima’s results of operations.

Optima will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees, suppliers and customers may have an adverse effect on Optima. These uncertainties may impair Optima’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers, suppliers and others who deal with Optima to seek to change existing business relationships with Optima. Optima employee retention and recruitment may be particularly challenging prior to the effective time of the merger, as employees and prospective employees may experience uncertainty about their future roles with Cambridge.

The pursuit of the merger and the preparation for the integration may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect the financial results of Optima and, following the merger, Cambridge. In addition, the merger agreement requires that Optima operate in the ordinary course of business consistent with past practice and restricts Optima from taking certain actions prior to the effective time of the merger or termination of the merger agreement. These restrictions may prevent Optima from retaining existing customers or pursuing attractive business opportunities that may arise prior to the completion of the merger.

Optima’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Optima shareholders.

In considering the information contained in this proxy statement/prospectus, you should be aware that Optima’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Optima shareholders generally. These interests include, among other things:

•	the right to receive cash payments in exchange for the cancellation of outstanding stock options;

•	the right of certain executive officers to receive cash payments in exchange for the termination their existing employment agreements;

•	the right of certain other executive officers to receive cash severance and continued employee benefits under certain circumstances;

•	the right to continued indemnification and liability insurance coverage by Cambridge after the merger for acts or omissions occurring before the merger; and

•	the right to one seat on Cambridge’s board of directors, and any related compensation for such services.

Also, Cambridge and Cambridge Trust Company entered into an offer letter and change in control agreement with Daniel R. Morrison and offer letters with William Young and Pamela Morrison regarding their continuing roles with Cambridge and Cambridge Trust Company following the merger. See the section of this proxy statement/prospectus entitled “The Merger—Interests of Optima’s Directors and Executive Officers in the Merger” beginning on page 59 for a discussion of these interests.

The unaudited pro forma financial data included in this proxy statement/prospectus is illustrative only, and may differ materially from Cambridge’s actual financial position and results of operations after the merger.

The unaudited pro forma financial data in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Cambridge’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. The pro forma financial data reflects adjustments, which are based on preliminary estimates, to record Optima’s identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this proxy statement/prospectus is preliminary and final allocation of the purchase price will be based on the actual purchase price and the fair value of the assets and liabilities of Optima as of the date of the completion of the merger. As a result, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement/prospectus.

The fairness opinion received by the board of directors of Optima from Sandler O’Neill prior to execution of the merger agreement does not reflect changes in circumstances subsequent to the date of the fairness opinion.

Sandler O’Neill, Optima’s financial advisor in connection with the proposed merger, delivered to the board of directors of Optima its opinion on December 5, 2018 to the effect that, as of such date and subject to the assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill as set forth in the opinion, the merger consideration set forth in the merger agreement was fair, from a financial point of view, to the holders of Optima common stock. The opinion speaks only as of the date of the opinion. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of Cambridge or Optima, changes in general market and economic conditions or regulatory or other factors. Any such changes may materially alter or affect the relative values of Cambridge and Optima.

The merger agreement may be terminated in accordance with its terms and the merger may not be completed.

The merger agreement is subject to a number of conditions that must be fulfilled in order to complete the merger. Those conditions include, but are not limited to:

•	approval of the merger agreement by Optima shareholders;

•	receipt of required regulatory approvals;

•	absence of orders prohibiting the completion of the merger;

•	continued accuracy of the representations and warranties by both parties and the performance by both parties of their covenants and agreements; and

•	receipt by both parties of legal opinions from their respective tax counsels.

In addition, if the ratio of  (i) the average closing price of Cambridge common stock over the 20 consecutive full trading days prior to, and including, the 10th day before the closing of the merger to (ii) the closing price of Cambridge common stock on the last trading day preceding the first public announcement of the merger is both (1) less than 80% and (2) 20 percentage points less than the comparable ratio for the NASDAQ Bank Index, Optima would have a right to terminate the merger agreement, unless Cambridge elects to increase the exchange ratio such that the implied value of the exchange ratio would be equivalent to the minimum implied value that would have avoided triggering this termination right. The closing price of Cambridge common stock on December 4, 2018, the last trading day preceding the first public announcement of the merger, was $85.61 per share. In order for this termination right to be triggered, the average closing price of Cambridge common stock over the measurement period will need to be less than $68.49 per share and Cambridge common stock will need to have underperformed the NASDAQ Bank Index over the measurement period by at least 20 percentage points. See the section of this proxy statement/prospectus entitled “The Merger Agreement—Termination” beginning on page 87 for a more complete discussion of the circumstances under which the merger agreement could be terminated.

The merger is subject to the receipt of consents and approvals from governmental authorities that may delay the date of completion of the merger or impose conditions that could have an adverse effect on Cambridge.

Before the merger may be completed, various approvals, waivers or consents must be obtained from state and federal governmental authorities, including the FDIC, the Federal Reserve, the Massachusetts Commissioner and the New Hampshire Commissioner. Satisfying the requirements of these governmental authorities may delay the date of completion of the merger. In addition, these governmental authorities may include conditions on the completion of the merger, or require changes to the terms of the merger. While Cambridge and Optima do not currently expect that any such conditions or changes would result in a material adverse effect on Cambridge, there can be no assurance that they will not, and such conditions or changes could have the effect of delaying completion of the merger, or imposing additional costs on or limiting the revenues of Cambridge following the merger, any of which might have a material adverse effect on Cambridge following the merger. The parties are not obligated to complete the merger should any regulatory approval contain a non-standard condition, restriction or requirement that the Cambridge board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the merger to such a degree that Cambridge would not have entered into the merger agreement had such condition, restriction or requirement been known at the date of the merger agreement.

Failure to complete the merger could negatively impact the stock price of Cambridge and future businesses and financial results of Cambridge and Optima.

If the merger is not completed, the ongoing businesses of Cambridge and Optima may be adversely affected, and Cambridge and Optima will be subject to several risks, including the following:

•	Optima may be required, under certain circumstances, to pay Cambridge a termination fee of $2,500,000 under the merger agreement;

•	Cambridge and Optima will be required to pay certain costs relating to the merger, whether or not the merger is completed, such as legal, accounting, financial advisor and printing fees;

•

under the merger agreement, Optima is subject to certain restrictions on the conduct of its business prior to completing the merger, which may adversely affect its ability to execute certain of its business strategies; and

•

matters relating to the merger may require substantial commitments of time and resources by management of Cambridge and Optima, which could otherwise have been devoted to serving existing customers or other opportunities that may have been beneficial to Cambridge and Optima as independent companies, as the case may be.

In addition, if the merger is not completed, Cambridge may experience negative reactions from the financial markets, and Cambridge and/or Optima may experience negative reactions from their respective customers and employees. Cambridge and/or Optima also could be subject to litigation related to any failure to complete the merger or to enforcement proceedings commenced against Cambridge or Optima to perform their respective obligations under the merger agreement. If the merger is not completed, Cambridge and Optima cannot assure their respective shareholders that the risks described above will not materialize and will not materially affect the business and financial results of Cambridge and/or Optima and stock price of Cambridge.

Risks Related to the Combined Company if the Merger is Completed

The integration of the banks will present significant challenges that may result in the combined business not operating as effectively as expected or in the failure to achieve some or all of the anticipated benefits of the transaction.

The benefits and synergies expected to result from the proposed transaction will depend in part on whether the operations of Optima can be integrated in a timely and efficient manner with those of Cambridge Trust Company. Cambridge Trust Company will face challenges in consolidating its functions with those of Optima, and integrating the organizations, procedures and operations of the two businesses. The integration of Cambridge Trust Company and Optima will be complex and time-consuming, and the management of both companies will have to dedicate substantial time and resources to it. These efforts could divert management’s focus and resources from serving existing customers or other strategic opportunities and from day-to-day operational matters during the integration process. Failure to successfully integrate the operations of Cambridge Trust Company and Optima could result in the failure to achieve some of the anticipated benefits from the transaction, including cost savings and other operating efficiencies, and Cambridge Trust Company may not be able to capitalize on the existing relationships of Optima to the extent anticipated, or it may take longer, or be more difficult or expensive than expected to achieve these goals. This could have an adverse effect on the business, results of operations, financial condition or prospects of Cambridge and/or Cambridge Trust Company after the transaction.

Unanticipated costs relating to the merger could reduce Cambridge’s future earnings per share.

Cambridge and Cambridge Trust Company believe that each has reasonably estimated the likely costs of integrating the operations of Cambridge Trust Company and Optima, and the incremental costs of operating as a combined company. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of the combined company. If unexpected costs are incurred, the merger could have a dilutive effect on Cambridge’s earnings per share. In other words, if the merger is completed, the earnings per share of Cambridge common stock could be less than anticipated or even less than if the merger had not been completed.

Estimates as to the future value of the combined company are inherently uncertain. You should not rely on such estimates without considering all of the information contained or incorporated by reference into this proxy statement/prospectus.

Any estimates as to the future value of the combined company, including estimates regarding the earnings per share of the combined company, are inherently uncertain. The future value of the combined company will depend upon, among other factors, the combined company’s ability to achieve projected revenue and earnings expectations and to realize the anticipated synergies described in this proxy statement/prospectus, all of which are subject to the risks and uncertainties described in this proxy statement/prospectus, including these risk factors. Accordingly, you should not rely upon any estimates as to the future value of the combined company, whether made before or after the date of this proxy statement/prospectus by Cambridge’s and Optima’s respective management or affiliates or others, without considering all of the information contained or incorporated by reference into this proxy statement/prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, including information included or incorporated by reference into this proxy statement/prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between Cambridge and Optima, including future financial and operating results and performance; statements about Cambridge’s and Optima’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may” or words of similar meaning. These forward-looking statements are based on the current beliefs and expectations of Cambridge’s and Optima’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Cambridge and Optima. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all;

•	the failure of the shareholders of Optima to approve the merger agreement;

•	the failure to obtain governmental approvals of the merger or the imposition of adverse regulatory conditions in connection with regulatory approvals of the merger;

•	disruptions to the parties’ businesses as a result of the announcement and pendency of the merger;

•	costs or difficulties related to the integration of the businesses following the merger;

•	operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;

•	the risk that the future business operations of Cambridge or Optima will not be successful;

•	the risk that the anticipated benefits, cost savings and any other savings from the merger may not be fully realized or may take longer than expected to realize;

•	changes in the interest rate environment that reduce margins;

•	changes in the regulatory environment;

•	the highly competitive industry and market areas in which Cambridge and Optima operate;

•	general economic conditions, either nationally or regionally, resulting in, among other things, a deterioration in credit quality;

•	changes in credit market conditions leading to increases in Cambridge’s or Optima’s loan losses or level of non-performing loans;

•	changes in the securities markets which affect investment management revenues;

•	increases in FDIC deposit insurance premiums and assessments could adversely affect financial condition;

•	changes in technology used in the banking business;

•	the soundness of other financial services institutions which may adversely affect credit risk;

•	certain intangible assets may become impaired in the future;

•	internal controls and procedures may fail or be circumvented;

•	new lines of business or new products and services, which may pose additional risks;

•	changes in key management personnel which may adversely impact operations;

•

the effect on operations of governmental legislation and regulation, including changes in accounting regulation or standards, the nature and timing of the adoption and effectiveness of new requirements that may be enacted; and

•	severe weather, natural disasters, acts of war or terrorism and other external events which could significantly impact the business.

Additional factors that could cause Cambridge’s results to differ materially from those described in the forward-looking statements can be found in the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 27, and Cambridge’s filings with the Securities and Exchange Commission, or the SEC, including Cambridge’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2017.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference into this proxy statement/prospectus. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to Cambridge or Optima or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Cambridge and Optima undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

INFORMATION ABOUT THE COMPANIES

Cambridge Bancorp

Cambridge is a federally registered bank holding company headquartered in Cambridge, Massachusetts and was incorporated as a Massachusetts corporation in 1983. Cambridge is the parent company of Cambridge Trust Company, a Massachusetts trust company formed in 1890.

Cambridge Trust Company

Cambridge Trust Company is regulated by the Massachusetts Division of Banks (the “MDB”) and the Federal Deposit Insurance Corporation (the “FDIC”). Cambridge Trust Company has approximately $2.0 billion in assets and 10 Massachusetts locations in Cambridge, Boston, Belmont, Concord, Lexington, and Weston.

Cambridge Trust Company operates ten full-service banking offices in six cities and towns in Eastern Massachusetts. Cambridge Trust Company is engaged principally in the business of attracting deposits from the public and investing those deposits. Cambridge Trust Company invests those funds in various types of loans, including residential and commercial real estate, and a variety of commercial and consumer loans, and also invests its deposits and borrowed funds in investment securities. Cambridge Trust Company has two wholly-owned Massachusetts security corporations, CTC Security Corporation and CTC Security Corporation III, for this purpose. Deposits at Cambridge Trust Company are insured by the FDIC for the maximum amount permitted by FDIC Regulations.

As a private bank, Cambridge Trust Company focuses on four core services that center around client needs. Our core services include Wealth Management, Commercial Banking, Residential Lending and Personal Banking. Cambridge Trust Company’s customers consist primarily of consumers and small- and medium-sized businesses in these communities and surrounding areas throughout Massachusetts and New Hampshire. Cambridge Trust Company’s Wealth Management Group has four offices, one in Boston, Massachusetts and three in New Hampshire in Concord, Manchester, and Portsmouth. The Wealth Management Group offers comprehensive investment management, as well as trust administration, estate settlement, and financial planning services. Cambridge’s wealth management clients value personal service and depend on the commitment and expertise of its experienced banking, investment, and fiduciary professionals. As of September 30, 2018, Cambridge had assets under management and administration of approximately $3.2 billion.

Cambridge Trust Company operates in Eastern Massachusetts and Southern New Hampshire. Its primary lending market includes Middlesex and Suffolk Counties in Massachusetts. Cambridge Trust Company benefits from the presence of numerous institutions of higher learning, medical care and research centers, a vibrant innovation economy in life sciences and technology, and the corporate headquarters of several significant financial service companies within the Boston area. Eastern Massachusetts also has many high technology companies employing personnel with specialized skills. These factors affect the demand for wealth management services, residential homes, multi-family apartments, office buildings, shopping centers, industrial warehouses, and other commercial properties.

Cambridge Trust Company’s lending area is primarily an urban market area with a substantial number of one-to-four unit residential properties, some of which are non-owner occupied, as well as apartment buildings, condominiums, office buildings, and retail space. As a result, its loan portfolio contains a significantly greater number of multi-family and commercial real estate loans compared to institutions that operate in non-urban markets. Cambridge Trust Company’s market area is located largely in the Boston-Cambridge-Quincy, Massachusetts/New Hampshire Metropolitan Statistical Area.

At September 30, 2018, Cambridge had $2.0 billion in assets, $1.7 billion in deposits and $156.3 million of shareholders’ equity.

Cambridge’s principal executive offices are located at 1336 Massachusetts Avenue, Cambridge, Massachusetts 02138, its phone number is (617) 520-5520 and its website is www.cambridgetrust.com. Information that is included in this website does not constitute part of this proxy statement/prospectus.

Optima Bank & Trust Company

Optima was founded in 2008 as a New Hampshire-chartered bank. Optima is regulated by the New Hampshire Banking Department (“NHBD”) and the FDIC. Optima operates out of its main office in Portsmouth, New Hampshire and its six branch offices in Bedford, Dover, North Hampton, Pease Tradeport, Portsmouth and Stratham, New Hampshire. Optima offers traditional community bank loan and deposit products.

At September 30, 2018, Optima had $524.2 million in assets, $488.6 million in deposits and $33.0 million of shareholders’ equity.

Optima’s principal executive offices are located at Two Harbour Place, Portsmouth, New Hampshire 03801, its phone number is (603) 433-9600 and its website is www.optimabank.com. Information that is included in this website does not constitute part of this proxy statement/prospectus.

Security Ownership of Certain Beneficial Owners and Management

The table below provides certain information about beneficial ownership of Optima common stock as of December 31, 2018. The table shows information for (i) each of Optima’s directors, (ii) each of Optima’s executive officers, (iii) all of Optima’s directors and executive officers as a group, and (iv) each person, or group of affiliated persons, who is known to Optima to beneficially own more than 5% of Optima’s common stock.

Except as otherwise noted, the persons or entities in the below tables have sole voting and investing power with respect to all shares of common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address for each of the shareholders in the table below is c/o Optima Bank & Trust Company, Two Harbour Place, Portsmouth, New Hampshire 03801.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Stock Options Exercisable within 60 Days	Total Shares of Common Stock to be Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors:
Robert A. Brown, III	40,112	7,000	47,112	2.14%
Michael S. Daigle(3)	56,138	6,000	62,138	2.82%
Erik S. Dodier	72,780	7,000	79,780	3.62%
Jaye Morency	50,896	7,000	57,896	2.63%
Daniel R. Morrison(1)	69,193	7,000	76,193	3.46%
Pamela A. Morrison(1)	46,423	7,000	53,423	2.43%
Coleen M. Penacho(4)	29,000	11,539	40,539	1.84%
Leonard S. Rishkofski	9,887	7,000	16,887	0.77%
Jagat S. Sisodia	16,289	7,000	23,289	1.06%
David E. Speltz(5)	63,422	7,000	70,422	3.20%
James G. Sununu(6)	100,829	11,539	112,368	5.09%
Michael C. Sununu(7)	104,345	11,539	115,884	5.25%
William D. Young(1)	39,206	7,000	46,206	2.10%

Executive Officers:
Edwin L. Garside	36,095	1,500	37,595	1.71%

All directors and executive officers as a group(8)	641,056	105,117	746,173	32.43%
Other Shareholders:
Siang Kiang Beswick	116,725	0	116,725	5.32%

Total(8)	2,195,438	127,517	2,322,955	100.00%

(1)	Also an Executive Officer.
(2)	Directors James Sununu and Michael Sununu are managing members of Sununu Holdings LLC.
(3)	Includes 40,099 shares held by The Daigle Family Trust.
(4)	Includes 2,000 shares held by Penacho Family Trust.
(5)	Includes 28,875 shares held by Wheat Ventures, LLC.
(6)	Includes 93,559 shares held by Sununu Holdings LLC, of which Mr. Sununu is a managing member along with Michael C. Sununu.
(7)	Includes 93,559 shares held by Sununu Holdings LLC, of which Mr. Sununu is a managing member along with James G. Sununu.
(8)	Shares held by Sununu Holdings LLC are reflected in the individual holdings of both James G. Sununu and Michael C. Sununu but are included in the totals only once.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

OF OPTIMA BANK & TRUST COMPANY

As of and for the Nine-Month Periods Ended September 30, 2018 and 2017

Balance Sheet

Total assets were $524.2 million as of September 30, 2018, an increase from $495.9 million as of December 31, 2017 and $470.0 million as of September 30, 2017. Total assets have increased as Optima has increased deposits to fund both residential and commercial loan growth.

Total loans, before the allowance for loan losses, was $465.6 million as of September 30, 2018, an increase of $45.3 million from $420.3 million as of December 31, 2017, and an increase of $68.1 million from $397.5 million as of September 30, 2017. Optima’s loan portfolio as of September 30, 2018 was comprised primarily of residential real estate loans and commercial real estate loans. Owner occupied one- to four-family real estate loans represented over 56% of Optima’s loan portfolio as of September 30, 2018, compared to 56% as of December 31, 2017 and 55% as of September 30, 2017. Commercial real estate loans, which also include owner occupied, non-owner occupied one- to four-family family properties, and multi-family properties, represented 32% of the portfolio as of September 30, 2018, compared to 31% as of December 31, 2017 and 31% as of September 30, 2017. Optima’s construction loan portfolio of $29.1 million as of September 30, 2018 was comprised of 65% consumer residential construction loans and 35% is commercial real estate construction loans.

Total deposits of $488.6 million as of September 30, 2018 increased from $458.5 million as of December 31, 2017 and $432.1 million as of September 30, 2017. Demand deposit account balances of $62.0 million as of September 30, 2018 increased from $40.2 million as of December 31, 2017 and $48.4 million as of September 30, 2017. Savings account balances of $174.8 million as of September 30, 2018 increased from $125.5 million as of December 31, 2017 and $139.4 million as of September 30, 2017. The increase in savings account balances was primarily due to a new promotional rate offered by Optima in 2018. Money market account balances of $78.5 million as of September 30, 2018 decreased from $98.9 million as of December 31, 2017 and increased from $65.7 million as of September 30, 2017. Total certificate of deposit balances decreased to $146.3 million as of September 30, 2018, compared to $158.7 million as of December 31, 2017 and $153.0 million as of September 30, 2017 as Optima has focused on growth within core checking and savings accounts.

Asset Quality

As of September 30, 2018, Optima had four loans more than 30 days overdue for a total principal of $947,000, none of which are past due 90 or more days, down from total past due loans of $1.2 million as of December 31, 2017, of which $257 thousand were past due for 90 or more days. Past due loans represented 0.20% of total loans as of September 30, 2018, a decrease from 0.28% as of December 31, 2017. Loans of $834 thousand were on non-accrual as of September 30, 2018, a decrease from $1.2 million as of December 31, 2017. Loans of $2.3 million were classified as of September 30, 2018, an increase from $2.1 million as of December 31, 2017.

Gross charge offs for the nine-month period ended September 30, 2018 were $95,000, resulting from charge-offs on three loans, one of which was later fully recovered. This amount represents 0.03% of the average loan balances on an annualized basis, compared to $14,000, or 0.00% of average loans and leases, for the twelve-month period ended December 31, 2017, and $14,000, or 0.00% of average loans and leases, for the nine-month period ended September 30, 2017.

The ratio of the allowance for loan losses to total loans was 0.70% as of September 30, 2018, compared to 0.73% as of December 31, 2017, and 0.73% as of September 30, 2017.

Capital Strength

Optima is a “well capitalized” institution under the FDIC’s prompt corrective action rules. Optima’s Tier 1 capital to average assets ratio was 6.56% as of September 30, 2018, compared to 6.66% as of December 31, 2017 and 6.84% as of September 30, 2017. As of September 30, 2018, Optima’s Tier 1 capital to risk-weighted assets ratio was 9.18%, compared to 9.35% as of December 31, 2017 and 9.57% as of September 30, 2017. Optima’s total risk-based capital to risk weighted assets ratio was 10.09% as of September 30, 2018, compared to 10.28% as of December 31, 2017 and 10.50% as of September 30, 2017.

Net Income

For the nine-month period ended September 30, 2018, Optima reported net income of $1.8 million, or $0.88 per basic share, an increase of $413,000 from $1.4 million, or $0.69 per basic share, reported for the nine-month period ended September 30, 2017. The increase in net income was primarily the result of an increase in net interest income, while controlling operating expenses as Optima grew assets.

Optima’s annualized return on average assets was 0.49% for the nine-month period ended September 30, 2018, compared to 0.43% for the nine-month period ended September 30, 2017. The annualized return on average stockholders’ equity was 7.51% for the nine-month period ended September 30, 2018, compared to 6.27% for the nine-month period ended September 30, 2017.

Optima’s net interest margin was 2.96% for the nine-month period ended September 30, 2018, down from the 3.07% for the nine-month period ended September 30, 2017. The decrease in the net interest margin was primarily the result of rising short-term interest rates as the yield curve has flattened.

As of and for the Years Ended December 31, 2017 and 2016

Balance Sheet

Total assets of $495.9 million as of December 31, 2017 represented an increase of $68.5 million from $427.4 million as of December 31, 2016. The increase in assets was driven primarily by an increase in loans which grew 22.6% from December 31, 2016.

Total loans, before the allowance for loan losses, increased to $419.6 million as of December 31, 2017, which represented an increase of $77.6 million from the $342.0 million reported as of December 31, 2016. Optima’s loan portfolio as of December 31, 2017 was comprised primarily of residential and commercial real estate loans. Owner occupied one- to four-family real estate loans represented approximately 56% of Optima’s loan portfolio as of December 31, 2017, compared to approximately 51% as of December 31, 2016. Commercial real estate loans, which also include owner and non-owner occupied one- to four-family properties, and multi-family properties, represented approximately 31% of the portfolio as of December 31, 2017, compared to approximately 34% as of December 31, 2016.

Total deposits of $458.5 million as of December 31, 2017 represented an increase of $67.6 million from $390.9 million reported as of December 31, 2016. Total certificate of deposit balances decreased to $158.7 million as of December 31, 2017, from $165.8 million as of December 31, 2016.

Demand and NOW deposit account balances of $75.4 million, of which $40.2 million were in non-interest bearing accounts, as of December 31, 2017 represented an increase from $60.1 million, of which $36.1 million was in non-interest bearing accounts, as of December 31, 2016. Savings deposit balances of $125.5 million as of December 31, 2017 increased from $124.6 million as of December 31, 2016. Money market deposits of $98.9 million as of December 31, 2017 increased from $40.4 million as of December 31, 2016. Money market deposits increased by $58.5 million, or approximately 145%, in 2017. Money market deposits represented approximately 22% of total deposits as of December 31, 2017, compared to 10% as of December 31, 2016. The increase in money market deposits was primarily due to new insured cash sweep money market accounts.

Asset Quality

Optima had approximately $1.2 million in nonperforming loans as of December 31, 2017, a decrease from $2.1 million as of December 31, 2016. As a percentage of total loans nonperforming loans represented 0.28% of total loans at December 31, 2017 a decline from 0.61% of total loans as of December 31, 2016.

For the year ended December 31, 2017, Optima reported net charge offs totaling $7,000. For the year ended December 31, 2016, Optima reported net charge-offs totaling $344,000 or 0.10% of the average loan balances.

The ratio of the allowance for loan and lease losses to total loans was 0.73% as of December 31, 2017, compared to 0.78% as of December 31, 2016.

Capital Strength

Optima is a “well capitalized” institution under the FDIC’s prompt corrective action rules. Optima’s Tier 1 capital to average assets ratio was 6.66% as of December 31, 2017 compared to 7.04% as of December 31, 2016. As of December 31, 2017, Optima’s Tier 1 capital to risk-weighted assets ratio was 9.35% compared to 10.35% as of December 31, 2016. Optima’s total risk-based capital to risk weighted assets ratio was 10.28% as of December 31, 2017, compared to 11.31% as of December 31, 2016.

Optima’s ratio of stockholders’ equity to total assets was 6.30% as of December 31, 2017, compared to 6.79% as of December 31, 2016.

Net Income

For the year ended December 31, 2017, Optima reported net income of $1.9 million, or $0.93 per basic share, a decline of $216,000, over the $2.1 million, or $1.04 per basic share, reported for the year ended December 31, 2016. The decrease in net income was primarily the result of a decline in gains from loan sales as Optima sold less residential loans in 2017 than in 2016. Portfolio loans were sold servicing retained, while loans sold through the Federal Home Loan Bank’s MPF program were sold service released. Total noninterest income decreased to $1.1 million for the year-ended December 31, 2017 from $2.1 million for the year-ended December 31, 2016. Net interest income for the year ended December 31, 2017 increased to $13.3 million from $11.5 million for the year ended December 31, 2016. The provision for loan loss decreased to $428,000 as of December 31, 2017 from $560,000 as of December 31, 2016, as the quality of loans in the portfolio improved. Expenses increased to $11 million for the year ended December 31, 2017 from $9.8 million for the year ended December 31, 2016, primarily due to the growth in assets of 13.8% and the resources needed to support that growth.

Optima’s annualized return on average assets was 0.42% for the year ended December 31, 2017, compared to 0.54% for the year ended December 31, 2016. The annualized return on average stockholders’ equity was 6.28% for the year ended December 31, 2017, compared to 7.73% for the year ended December 31, 2016.

Optima’s net interest margin was 3.06% for the year ended December 31, 2017, an increase from 3.01% for the year ended December 31, 2016.

THE SPECIAL MEETING OF OPTIMA SHAREHOLDERS

This proxy statement/prospectus is being furnished to holders of Optima common stock for use at a special meeting of Optima shareholders and any adjournments or postponements thereof.

Date, Time and Place of the Special Meeting

Optima will hold its special meeting of shareholders at                 on                 , at                 , local time.

Purpose of the Special Meeting

At the special meeting, Optima shareholders as of the record date will be asked to consider and vote on the following proposal:

1.

to approve the Agreement and Plan of Merger, or the merger agreement, by and among Cambridge Bancorp, or Cambridge, Cambridge Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge, or Cambridge Trust Company, and Optima, dated as of December 5, 2018, pursuant to which Optima will merge with and into Cambridge Trust Company, with Cambridge Trust Company surviving the merger.

Vote Required for Approval

The affirmative vote of a majority of the shares of Optima common stock present in person or represented by proxy and entitled to vote at the special meeting is required to approve the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the approval of the merger agreement.

Recommendation of the Optima Board of Directors

The Optima board of directors has approved the merger agreement and recommends that you vote your shares “FOR” approval of the merger agreement.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only holders of record of Optima common stock at the close of business on the record date of                 , 2019, are entitled to notice of and to vote at Optima’s special meeting. As of the record date, there were                  shares of Optima common stock outstanding, held of record by approximately                  shareholders. Each holder of Optima common stock is entitled to one vote for each share of Optima common stock owned as of the record date.

A list of shareholders entitled to vote at the special meeting will be available for inspection at the special meeting and before the special meeting, during the period beginning two business days after notice of the meeting is given and upon written request by any Optima shareholder.

Quorum

A quorum of Optima shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of Optima common stock entitled to be cast are represented in person or by proxy at the special meeting, a quorum will exist. Your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the special meeting. Abstentions will be counted for purposes of determining whether a quorum is present. If there is no quorum, the holders of a majority of shares present at the special meeting in person or represented by proxy may adjourn the special meeting to another date.

Share Ownership of Management; Voting Agreements

As of the record date, the directors and executive officers of Optima and their affiliates collectively owned                  shares of Optima common stock, or approximately     % of Optima’s outstanding shares.

Each of the directors and one executive officer of Optima have entered into a voting agreement with Cambridge, requiring each of them to vote all shares of Optima common stock beneficially owned by such person in favor of approval of the merger agreement. As of the record date, these directors and executive officer held shares of Optima common stock, which represented approximately     % of the outstanding shares of Optima common stock.

When considering the Optima board of directors’ recommendation that you vote in favor of the approval of the merger agreement, you should be aware that the directors and executive officers of Optima have interests in the merger that may be different from, or in addition to, the interests of shareholders of Optima. See “The Merger—Interests of Optima’s Directors and Executive Officers in the Merger” beginning on page 59.

How to Vote Shares Held Directly by Shareholder

If you are an Optima shareholder, the Optima board of directors requests that you return the proxy card accompanying this proxy statement/prospectus for use at the Optima special meeting. Please complete, date and sign the proxy card and promptly return it in the enclosed postage-paid envelope.

All properly signed proxies received prior to the special meeting and not revoked before the vote at the special meeting will be voted at the special meeting according to the instructions indicated on the proxies or, if no instructions are given, the shares will be voted “FOR” approval of the merger agreement.

If you have any questions concerning the merger, the other meeting matters or this proxy statement/prospectus or need assistance voting your shares, please contact Daniel R. Morrison, Chairman, President and CEO of Optima, at the address or telephone number listed below:

Two Harbour Place

Portsmouth, NH 03801

(603) 433-9600

How to Revoke Your Proxy

If you are an Optima shareholder, you may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the special meeting:

•	delivering a written notice bearing a date later than the date of your proxy card to the Chairman, President and CEO of Optima, stating that you revoke your proxy;

•	submitting a new signed proxy card bearing a later date (any earlier proxies will be revoked automatically); or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

You should send any notice of revocation to the following address:

Optima Bank & Trust Company

Two Harbour Place

Portsmouth, New Hampshire 03801

Attention: Daniel R. Morrison, Chairman, President and CEO

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your vote.

Voting in Person

If you are an Optima shareholder and plan to attend the Optima special meeting and wish to vote in person, you will be given a ballot at the special meeting.

Whether or not you plan to attend the special meeting, Optima requests that you complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. This will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend.

Abstentions and Broker Non-Votes

Only shares affirmatively voted for the proposal, including shares represented by properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” the proposal.

Accordingly, you are urged to mark and return the enclosed proxy card to indicate your vote. Abstentions will be included in determining the presence of a quorum at the special meeting. Abstentions will have the same effect as a vote “AGAINST” the approval of the merger agreement.

Proxy Solicitation

If you are an Optima shareholder, the enclosed proxy is solicited by and on behalf of the Optima board of directors. Optima will pay the expenses of soliciting proxies to be voted at the special meeting, including any attorneys’ and accountants’ fees, except Optima and Cambridge have each agreed to share equally the costs of printing this proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, Optima and its agents may also solicit proxies by mail, telephone, facsimile or in person. No additional compensation will be paid to directors, officers or other employees of Optima for making these solicitations. Optima intends to reimburse persons who hold Optima common stock of record but not beneficially, such as brokers, custodians, nominees and fiduciaries, for their reasonable expenses in forwarding copies of proxies and other soliciting materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.

This proxy statement/prospectus and the proxy card are first being sent to Optima shareholders on or about                 , 2019.

Stock Certificates

If you are an Optima shareholder, you should not send in any certificates representing Optima common stock. You will receive an election form and instructions for the exchange of your certificates representing Optima common stock prior to the closing of the merger.

PROPOSAL 1—THE MERGER

The following discussion contains material information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement and other documents attached as annexes to this proxy statement/prospectus. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement and other documents attached as annexes to this proxy statement/ prospectus, for a more complete understanding of the merger.

General

On December 5, 2018, the boards of directors of Cambridge, Cambridge Trust Company, and Optima, each approved a merger agreement among Cambridge, Cambridge Trust Company and Optima, pursuant to which Optima will merge with and into Cambridge Trust Company, with Cambridge Trust Company surviving the merger.

Optima shareholders will be able to elect to receive either (i) $32.00 in cash, or (ii) 0.3468 shares of Cambridge common stock for each share of Optima common stock they own, on the effective date of the merger, subject to allocation and proration procedures that are intended to ensure that 95% of the total number of Optima shares outstanding immediately prior to the effective time of the merger will be converted into the right to receive Cambridge common stock, and the remaining Optima shares will be converted into the right to receive cash. Optima shareholders will also receive cash in lieu of any fractional shares they would have otherwise received in the merger.

See “The Merger Agreement,” beginning on page 70, for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

From time to time, the Optima board of directors has considered various strategic alternatives to enhance shareholder value, including potential strategic partnerships. On June 26, 2018, Optima engaged Sandler O’Neill to assist the Optima board of directors in its evaluation of its business plan and its review of strategic alternatives.

On July 19, 2018, the Optima board of directors held a meeting and authorized Sandler O’Neill to work with management to prepare a confidential information memorandum and a non-disclosure agreement to be used to solicit indications of interest, and to establish an electronic data room. During the next several weeks, these documents were drafted and the data room was populated.

Beginning on July 31, 2018, representatives of Sandler O’Neill contacted nine financial institutions regarding their interest in a possible acquisition of Optima. Eight companies expressed initial interest, executed non-disclosure agreements, were provided with the confidential information memorandum and granted access to the data room. The confidential information memorandum requested that a non-binding indication of interest be provided to Sandler O’Neill by August 28, 2018.

At an Optima board of directors meeting held on August 16, 2018, representatives of Sandler O’Neill discussed with the Optima board of directors the status of the ongoing outreach to potential buyers.

On August 28, 2018, three indications of interest were received. One potential acquirer, Company A, proposed an all-stock transaction with a purchase price of $30.00 per share of Optima stock. Another potential acquirer, Company B, proposed an all-stock transaction with a purchase price of $22.00 per share of Optima stock. Cambridge’s indication of interest proposed an all-stock transaction with a purchase price of $30.00 per share of Optima stock. Company A and Cambridge each offered one board seat to a member of the Optima board of directors.

On August 30, 2018, after further discussions with representatives of Sandler O’Neill, Cambridge and Company A submitted revised indications of interest. Both Cambridge and Company A proposed an all-stock transaction at a price of $32.00 per share of Optima stock, with the exchange ratio to be set at the signing of the definitive agreement.

On September 4, 2018, at a special meeting of the Optima board of directors, representatives of Sandler O’Neill reviewed the financial terms of the three indications of interest and, because each proposal included a significant stock component, reviewed publicly available summary financial and market performance data for each company. Goodwin Procter LLP also attended the meeting, and discussed the fiduciary duties of the board in the context of a proposed sale process. Following discussion, the Optima board of directors determined not to proceed with further discussions with Company B, and to engage each of Company A and Cambridge in limited due diligence of Optima for the purpose of obtaining further revised indications of interest by October 2, 2018.

On September 26, 2018, an in-person due diligence meeting between members of Optima’s and Cambridge’s respective management teams was held at Goodwin Procter LLP’s offices in Boston, Massachusetts, with representatives of Optima’s and Cambridge’s respective counsel and financial advisors also attending.

On September 27, 2018, an in-person due diligence meeting between members of Optima’s and Company A’s respective management teams was held in Portsmouth, New Hampshire, with representatives of Optima’s and Company A’s respective financial advisors also attending.

On October 2, 2018, Company A and Cambridge submitted revised indications of interest. Company A proposed an all-stock transaction with a fixed exchange ratio of .7, which valued Optima at $30.63 per share based on Company A’s 10-day volume weighted-average closing share price. Cambridge proposed an all-stock transaction with a price of $30.00 per share with the exchange ratio to be set at the signing of the definitive agreement, representing an implied exchange ratio of 0.3371 based on Cambridge’s then current trading price. Cambridge also indicated a willingness to use a fixed exchange ratio.

On October 4, 2018, the Optima board of directors held a special meeting at which representatives of Sandler O’Neill reviewed the financial terms of the revised indications of interest. Goodwin Procter LLP also attended the meeting. The Optima board of directors, following extensive discussion of, among other things, the qualitative aspects of the stock of Company A and Cambridge, and the long-term prospects for Optima’s shareholders of a merger with each of Company A and Cambridge, determined to invite the chief executive officers of Company A and Cambridge to meet individually with the Optima board of directors before requesting that each party submit its best and final indication of interest.

On October 10, 2018, the Optima board of directors met with the chief executive officer of Company A, and on October 11, 2018, the Optima board of directors met with the chief executive officer of Cambridge.

On October 15, 2018, Cambridge submitted a revised indication of interest that proposed an all-stock transaction with a fixed exchange ratio of 0.3468, which valued Optima at $29.00 per share based on Cambridge’s October 17th market price. Company A declined to further revise its indication of interest, which, based on Company A’s fixed exchange ratio proposed on October 2, 2018, valued Optima at $29.63 per share based on Company A’s then current market price.

At a special meeting of the Optima board of directors held on October 18, 2018, Daniel Morrison, Optima’s President and Chief Executive Officer, reported that Company A declined to further revise its indication of interest. At the direction of the Optima board of directors, Mr. Morrison and certain members of the Optima board of directors met with Company A on October 26, 2018. After the meeting, Company A indicated that it would not further revise its indication of interest.

On November 7, 2018, Cambridge submitted a revised indication of interest proposing to pay consideration comprised of 5% cash at $32.00 per Optima share and 95% Cambridge common stock at a fixed exchange ratio of 0.3468.

At a special meeting of the Optima board of directors held on November 8, 2018, the Optima board of directors discussed the October 2, 2018 indication of interest of Company A and the November 7, 2018 indication of interest of Cambridge. Upon conclusion of discussion, the Optima board of directors authorized management to execute Cambridge’s indication of interest.

Following the execution of Cambridge’s indication of interest on November 8, 2018, Optima commenced its due diligence investigation of Cambridge, and Cambridge continued its due diligence investigation of Optima. On November 16, 2018, a first draft of the merger agreement was provided to Goodwin Procter LLP by Hogan Lovells US LLP, counsel to Cambridge. On November 26, 2018, an in-person due diligence meeting took place between Optima and Cambridge in Burlington, Massachusetts, with representatives of Sandler O’Neill, Goodwin Procter LLP and Keefe, Bruyette & Woods, Inc., Cambridge’s financial advisor also attending.

On each of November 30, December 3 and December 4, 2018, the Optima board of directors held special meetings to discuss the status of the merger negotiations and to review the draft merger agreement and related documentation that were distributed in advance of the meetings.

On December 5, 2018, the Optima board of directors held a special meeting. A draft merger agreement was distributed to the Optima board of directors in advance of the meeting, reflecting the fixed exchange ratio and merger consideration consisting of 95% stock / 5% cash with aggregate implied transaction value of $67 million, based on the then-current trading price of Cambridge common stock. Goodwin Procter LLP reviewed in detail the provisions of the merger agreement, including the representations and warranties, the various negative and affirmative covenants, the termination provisions, the non-solicitation and related termination fee provisions, and the voting agreements requested of the Optima directors and certain executive officers. Representatives of Sandler O’Neill reviewed the financial aspects of the proposed merger based on the financial terms of the merger agreement and provided the board with its fairness opinion, to the effect that, as of such date the merger consideration set forth in the merger agreement was fair, from a financial point of view, to the holders of Optima common stock. The Optima board of directors then (i) determined that the merger agreement and the merger were in the best interests of Optima and its shareholders, (ii) approved the merger agreement, (iii) recommended that Optima shareholders approve the merger agreement, and (iv) directed that the merger agreement be submitted for consideration by the Optima shareholders at a special meeting of Optima’s shareholders. Mr. Morrison, Ms. Morrison and Mr. Young executed their respective agreements with Cambridge. Optima and Cambridge also executed the merger agreement and Cambridge entered into voting agreements with each of the directors of Optima and Edwin Garside, Chief Financial Officer of Optima.

Optima’s Reasons for the Merger

In reaching its decision to approve the merger agreement, and to recommend that Optima shareholders adopt the merger agreement, the Optima board of directors evaluated the merger in consultation with Optima’s management, as well as Optima’s independent financial and legal advisors, and considered a number of factors, including the following material factors:

•

the Optima board of director’s familiarity with and review of Optima’s business, financial condition, results of operations and prospects, including, but not limited to, its business plan and its potential for growth and profitability;

•

the current and prospective environment in which Optima operates, including national and local economic conditions, the competitive environment for financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation in the financial services industry;

•	the Optima board of directors’ review, with the assistance of Optima’s management and legal and financial advisors, of strategic alternatives to the merger;

•

the Optima board of directors’ review, based in part on the due diligence performed by Optima in connection with the transaction, of Cambridge’s business, financial condition, results of operations and management; the potential synergies expected from the merger; and the geographic fit between Optima’s and Cambridge’s service areas;

•	the expected pro forma financial impacts of the transaction, taking into account anticipated cost savings and other factors, on Optima shareholders;

•	the structure of the transaction as a 95% stock / 5% cash merger following which Optima’s existing shareholders will have the opportunity to participate in the strategic plan for the combined company;

•

the fact that the exchange ratio is fixed, which the Optima board of directors believed was consistent with market practice for transactions of this type, was likely to be protective of the total consideration to be received by Optima shareholders based on past performance of Cambridge’s share price, offered the possibility of an upside to the merger consideration, and was consistent with the strategic purpose of the transaction;

•

the Optima board of director’s review with Optima’s legal and financial advisors of the financial and other terms of the merger agreement, including the fixed exchange ratio, tax treatment and termination fee provisions;

•

the opinion, dated December 5, 2018, of Sandler O’Neill directed to the Optima board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Optima common stock of the merger consideration in the merger, as more fully described below under “Opinion of Sandler O’Neill & Partners, L.P., Financial Advisor to Optima” on page 48; and

•

Cambridge’s agreement, upon the closing of the merger, to appoint one individual who is a director of Optima to the boards of directors of Cambridge and Cambridge Trust Company, respectively, which is expected to provide a degree of continuity and involvement by Optima’s board following the merger and enhance the likelihood that the strategic benefits that Optima expects to achieve as a result of the merger will be realized.

The Optima board of directors also considered potential risks relating to the merger, including the following:

•

the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions;

•

the potential for diversion of management and employee attention, and for employee attrition, during the period prior to the completion of the merger and the potential effect on Optima’s business and relations with customers, service providers and other stakeholders, whether or not the merger is completed;

•

the merger agreement provisions generally requiring Optima to conduct its business in the ordinary course and the other restrictions on the conduct of Optima’s business prior to completion of the merger, which may delay or prevent Optima from undertaking business opportunities that may arise pending completion of the merger;

•

with stock consideration based on a fixed exchange ratio, the risk that the consideration to be paid to Optima shareholders could be adversely affected by a decrease in the trading price of Cambridge common stock during the pendency of the merger;

•

expected benefits and synergies sought in the merger, including cost savings and Cambridge’s ability to market successfully its financial products to Optima’s customers, may not be realized or may not be realized within the expected time period;

•	the challenges of integrating the businesses, operations and employees of Optima and Cambridge;

•	certain provisions of the merger agreement prohibit Optima from soliciting, and limit its ability to respond to, proposals for alternative transactions;

•

Optima’s obligation to pay Cambridge a termination fee of $2.5 million in certain circumstances, as described in the section entitled “The Merger Agreement—Termination Fee” on page 88, may deter others from proposing an alternative transaction that may be more advantageous to Optima’s shareholders;

•

that Optima’s directors and executive officers may have interests in the merger that are different from or in addition to those of its shareholders generally, as described in the section entitled “Interests of Optima’s Directors and Executive Officers in the Merger” on page 59; and

•

the other risks described in the section entitled “Risk Factors” beginning on page 27 and the risks of investing in Cambridge common stock identified in the Risk Factors sections of Cambridge’s periodic reports filed with the SEC and incorporated by reference herein.

The discussion of the information and factors considered by the Optima board of directors is not exhaustive, but includes the material factors considered by the Optima board of directors. In view of the wide variety of factors considered by the Optima board of directors in connection with its evaluation of the merger and the complexity of these matters, the Optima board of directors did not attempt to quantify, rank, or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Furthermore, in considering the factors described above, individual members of the Optima board of directors may have given different weights to different factors. The Optima board of directors evaluated the factors described above and reached the decision that the merger was in the best interests of Optima and its shareholders. The Optima board of directors realized that there can be no assurance about future results, including results expected or considered in the factors listed above. However, the Optima board of directors concluded that the potential positive factors outweighed the potential risks of completing the merger. It should be noted that this explanation of the Optima board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Information Regarding Forward-Looking Statements” beginning on page 33.

On the basis of these considerations, the Optima board of directors adopted and approved the merger agreement and the transactions contemplated by the merger agreement and recommended to the shareholders that they adopt the merger agreement and the transactions contemplated by the merger agreement.

Recommendation of the Optima Board of Directors

The Optima board of directors has approved the merger agreement and recommends that Optima shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby.

Opinion of Sandler O’Neill & Partners, L.P., Financial Advisor to Optima

Optima retained Sandler O’Neill to act as financial advisor to Optima’s board of directors in connection with Optima’s consideration of a possible business combination. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O’Neill acted as financial advisor in connection with the proposed transaction and participated in certain of the negotiations leading to the execution of the merger agreement. At the December 5, 2018 meeting at which Optima’s board of directors considered and discussed the terms of the merger agreement and the merger, Sandler O’Neill delivered to Optima’s board of directors its oral opinion, which was subsequently confirmed in writing on December 5, 2018, to the effect that, as of such date, the merger consideration provided for in the merger agreement was fair to the holders of Optima common stock from a financial point of view. The full text of Sandler O’Neill’s opinion is attached as Appendix B to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of Optima common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to Optima’s board of directors in connection with its consideration of the merger agreement and the merger and does not constitute a recommendation to any shareholder of Optima as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the merger agreement and the merger. Sandler O’Neill’s opinion was directed only as to the fairness, from a financial point of view, of the merger consideration to the holders of Optima common stock and does not address the underlying business decision of Optima to engage in the merger, the form or structure of the merger or any other transactions contemplated in the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for Optima or the effect of any other transaction in which Optima might engage. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director or employee of Optima or Cambridge, or any class of such persons, if any, relative to the compensation to be received in the merger by any other shareholder, including the merger consideration to be received by the holders of Optima common stock. Sandler O’Neill’s opinion was approved by its fairness opinion committee.

In connection with its opinion, Sandler O’Neill reviewed and considered, among other things:

•	a draft of the merger agreement, dated December 4, 2018;

•	certain publicly available financial statements and other historical financial information of Optima that Sandler O’Neill deemed relevant;

•	certain publicly available financial statements and other historical financial information of Cambridge and Cambridge Trust Company that Sandler O’Neill deemed relevant;

•	internal financial projections for Optima for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of Optima;

•

internal net income and earnings per share estimates for Cambridge for the years ending December 31, 2018 and December 31, 2019, as well as long-term earnings per share and net income growth rates for the years thereafter and dividends per share for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of Cambridge;

•

the pro forma financial impact of the merger on Cambridge based on certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as net income projections for Optima for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of Cambridge (collectively, the “Pro Forma Assumptions”);

•

the publicly reported historical price and trading activity for Cambridge common stock, including a comparison of certain stock trading information for Cambridge common stock and certain stock indices, as well as similar publicly available information for certain other companies, the securities of which are publicly traded;

•	a comparison of certain financial information for Optima and Cambridge with similar financial institutions for which information was publicly available;

•	the financial terms of certain recent business combinations in the bank and thrift industry (on a regional and nationwide basis), to the extent publicly available;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of the senior management of Optima the business, financial condition, results of operations and prospects of Optima and held similar discussions with certain members of the senior management of Cambridge and its representatives regarding the business, financial condition, results of operations and prospects of Cambridge.

In performing its review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by Sandler O’Neill from public sources, that was provided to Sandler O’Neill by Optima or Cambridge or their respective representatives or that was otherwise reviewed by Sandler O’Neill, and Sandler O’Neill assumed such accuracy and completeness for purposes of rendering its opinion without any independent verification or investigation. Sandler O’Neill relied on the assurances of the respective senior managements of Optima and Cambridge that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading. Sandler O’Neill was not asked to and did not undertake an independent verification of any of such information and Sandler O’Neill did not assume any responsibility or liability for the accuracy or completeness thereof. Sandler O’Neill did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Optima or Cambridge or any of their respective subsidiaries, nor was Sandler O’Neill furnished with any such evaluations or appraisals. Sandler O’Neill rendered no opinion or evaluation on the collectability of any assets or the future performance of any loans of Optima or Cambridge. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of Optima or Cambridge, or of the combined entity after the merger, and Sandler O’Neill did not review any individual credit files relating to Optima or Cambridge. Sandler O’Neill assumed, with Optima’s consent, that the respective allowances for loan losses for both Optima and Cambridge were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections for Optima for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of Optima. In addition, Sandler O’Neill used internal net income and earnings per share estimates for Cambridge for the years ending December 31, 2018 and December 31, 2019, as well as long-term earnings per share and net income growth rates for the years thereafter and dividends per share for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of Cambridge. Sandler O’Neill also received and used in its pro forma analyses the Pro Forma Assumptions, as provided by the senior management of Cambridge. With respect to the foregoing information, the respective senior managements of Optima and Cambridge confirmed to Sandler O’Neill that such information reflected the best currently available projections, estimates and judgments of those respective senior managements as to the future financial performance of Optima and Cambridge, respectively, and the other matters covered thereby, and Sandler O’Neill assumed that the future financial performance reflected in such information would be achieved. Sandler O’Neill expressed no opinion as to such information, or the assumptions on which such information was based. Sandler O’Neill also assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of Optima or Cambridge since the date of the most recent financial statements made available to Sandler O’Neill. Sandler O’Neill assumed in all respects material to Sandler O’Neill’s analyses that Optima and Cambridge would remain as going concerns for all periods relevant to Sandler O’Neill’s analyses.

Sandler O’Neill also assumed, with Optima’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms and conditions of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements were not and would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Optima, Cambridge or the merger or any related transactions, and (iii) the merger and any related transactions would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with Optima’s consent, Sandler O’Neill relied upon the advice that Optima received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement. Sandler O’Neill expressed no opinion as to any such matters.

Sandler O’Neill’s opinion was necessarily based on financial, regulatory, economic, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date of its opinion. Events occurring after the date of its opinion could materially affect Sander O’Neill’s opinion. Sandler O’Neill did not undertake to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Sandler O’Neill expressed no opinion as to the trading value of Cambridge common stock at any time or what the value of Cambridge common stock would be once it is actually received by the holders of Optima common stock.

In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The summary below is not a complete description of the analyses underlying Sandler O’Neill’s opinion or the presentation made by Sandler O’Neill to Optima’s board of directors, but is a summary of all material analyses performed and presented by Sandler O’Neill. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to Optima or Cambridge and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Optima and Cambridge and the companies to which they are being compared. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion, rather, Sandler O’Neill made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which are beyond the control of Optima, Cambridge and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to Optima’s board of directors at its December 5, 2018 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of Optima common stock or the prices at which Optima common stock or Cambridge common stock may be sold at any time. The analyses of Sandler O’Neill and its opinion were among a number of factors taken into consideration by Optima’s board of directors in making its determination to approve the merger agreement and should not be viewed as determinative of the merger consideration or the decision of Optima’s board of directors or management with respect to the fairness of the merger. The type and amount of consideration payable in the merger were determined through negotiation between Optima and Cambridge.

Summary of Proposed Merger Consideration and Implied Transaction Metrics. Sandler O’Neill reviewed the financial terms of the proposed merger. As set forth in the merger agreement, at the effective time, each share of common stock of Optima issued and outstanding immediately prior to the effective time, except for certain shares of Optima common stock as set forth in the merger agreement, shall become and be converted into the right to receive, at the election of the holder thereof, either (i) $32.00 in cash, or (ii) 0.3468 shares of Cambridge common stock; provided, however, that the merger agreement provides, generally, that ninety-five percent of the total number of shares of Optima common stock issued and outstanding prior to the effective time shall be converted into the stock consideration and five percent of such shares shall be converted into the cash consideration in accordance with the allocation procedures set forth in the merger agreement. Based on the closing price of Cambridge common stock on December 4, 2018 of $85.61, 2,177,282 shares of Optima common stock outstanding and 149,206 options outstanding with a weighted average exercise price of $17.54 as of November 30, 2018, Sandler O’Neill calculated an aggregate implied transaction value of approximately $66.7 million, or an implied transaction price per share of $29.81. Based upon financial information for Optima as of or for the last twelve months (“LTM”) ended September 30, 2018 and financial information as of or for the year to date (“YTD”) ended September 30, 2018, Sandler O’Neill calculated the following implied transaction metrics:

Transaction Price Per Share / Optima LTM Earnings Per Share:	26.8	x
Transaction Price Per Share / Optima YTD Annualized Earnings Per Share:	25.5	x
Transaction Price Per Share / Optima Book Value Per Share:	187%
Transaction Price Per Share / Optima Tangible Book Value Per Share:	187%
Tangible Book Premium / Core Deposits(1):	9.3%

1)	Core Deposits defined as total deposits less time deposits greater than $100,000

Stock Trading History. Sandler O’Neill reviewed the historical stock price performance of Cambridge common stock for the one- and three-year periods ended December 4, 2018. Sandler O’Neill then compared the relationship between the stock price performance of Cambridge common stock to stock price movements in the Cambridge Peer Group (as described below) as well as certain stock indices.

Cambridge One-Year Stock Price Performance

	Beginning December 4, 2017	Ending December 4, 2018
Cambridge	100%	116.2%
Cambridge Peer Group	100%	91.4%
NASDAQ Bank Index	100%	87.6%
S&P 500 Index	100%	102.3%

Cambridge Three-Year Stock Price Performance

	Beginning December 4, 2015	Ending December 4, 2018
Cambridge	100%	164.6%
Cambridge Peer Group	100%	135.5%
NASDAQ Bank Index	100%	119.6%
S&P 500 Index	100%	129.1%

Comparable Company Analyses. Sandler O’Neill used publicly available information to compare selected financial information for Optima with a group of financial institutions selected by Sandler O’Neill (the “Optima Peer Group”). The Optima Peer Group consisted of publicly-traded banks and thrifts headquartered in the New England region with total assets between $200 million and $1 billion, excluding announced merger targets and Guaranty Bancorp, Inc., Primary Bank and Grand Bank Corporation due to lack of per share information. The Optima Peer Group consisted of the following companies:

Northway Financial, Inc.	Randolph Bancorp, Inc.
Patriot National Bancorp, Inc.	SBT Bancorp, Inc.
Wellesley Bancorp, Inc.	PB Bancorp, Inc.
Katahdin Bankshares Corporation	Ledyard Financial Group, Inc.
Union Bankshares, Inc.	Middlebury National Corporation
Community Bancorp.	Melrose Bancorp, Inc.
Peoples Trust Company of St. Albans

The analysis compared publicly available financial information for Optima as of or for the period ended September 30, 2018 with the corresponding publicly available data for the Optima Peer Group as of or for the period ended September 30, 2018 (or, if data as of or for the period ended September 30, 2018 was not publicly available, as of or for the period ended June 30, 2018), with pricing data as of December 4, 2018. The table below sets forth the data for Optima and the high, low, median and mean data for the Optima Peer Group.

Optima Peer Group Analysis

	Optima	Optima Peer Group Median	Optima Peer Group Mean	Optima Peer Group Low	Optima Peer Group High
Total assets (in millions)	$524	$590	$621	$274	$969
Loans/Deposits	95.3%	95.4%	94.4%	75.6%	110.7%
Non-performing assets(1)/Total assets	0.44%	0.95%	0.78%	0.14%	1.71%
Tangible common equity/Tangible assets	6.29%	7.53%	9.22%	6.32%	15.28%
Leverage Ratio	6.56%	9.36%	10.04%	7.59%	14.72%
Total RBC Ratio	10.09%	15.57%	15.20%	10.33%	19.74%
CRE/Total RBC(2)	284.44%	167.65%	191.94%	93.37%	325.64%
Year to Date Return on average assets	0.49%	0.79%	0.77%	(0.45)%	1.34%
Year to Date Return on average equity	7.51%	9.59%	8.64%	(3.10)%	16.86%
Year to Date Net interest margin	2.96%	3.35%	3.36%	2.46%	4.04%
Year to Date Efficiency ratio	76.8%	72.5%	75.7%	65.3%	109.4%
Price/Tangible book value	—	114%	141%	97%	338%
Price/Year to Date Ann. Earnings per share	—	13.6x	14.8x	9.5x	26.9x
Current Dividend Yield	—	2.2%	1.8%	0.0%	4.5%
Market value (in millions)	—	$78	$75	$32	$197

1)	Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned.
2)	Bank-level data as of September 30, 2018.

Sandler O’Neill used publicly available information to perform a similar analysis for Cambridge and a group of financial institutions selected by Sandler O’Neill (the “Cambridge Peer Group”). The Cambridge Peer Group consisted of publicly-traded banks and thrifts headquartered in New England with total assets between $1 billion and $5 billion and Independent Bank Corp. due to its focus on wealth management, excluding announced merger targets. The Cambridge Peer Group consisted of the following companies:

Independent Bank Corp.	Western New England Bancorp, Inc.
Century Bancorp, Inc.	First Bancorp, Inc.
Washington Trust Bancorp, Inc.	Bankwell Financial Group, Inc.
Camden National Corporation	SI Financial Group, Inc.
Bar Harbor Bankshares	Northeast Bancorp
Enterprise Bancorp, Inc.	Salisbury Bancorp, Inc.
Hingham Institution for Savings

The analysis compared publicly available financial information for Cambridge as of or for the period ended September 30, 2018 with the corresponding publicly available data for the Cambridge Peer Group as of or for the period ended September 30, 2018 (or, if data as of or for the period ended September 30, 2018 was not publicly available, as of or for the period ended June 30, 2018), with pricing data as of December 4, 2018. The table below sets forth the data for Cambridge and the high, low, median and mean data for the Cambridge Peer Group:

Cambridge Peer Group Analysis

Cambridge	Cambridge Peer Group Median	Cambridge Peer Group Mean	Cambridge Peer Group Low	Cambridge Peer Group High
Total assets (in millions)	$1,989	$2,370	$3,151	$1,099	$8,375
Loans/Deposits	83.9%	100.5%	95.3%	57.0%	116.0%
Non-performing assets(1)/Total assets	0.04%	0.83%	0.92%	0.08%	2.03%
Tangible common equity/Tangible assets	8.06%	8.19%	8.59%	5.84%	11.76%
Leverage Ratio	8.51%	9.05%	9.33%	7.03%	12.83%
Total RBC Ratio	13.97%	14.16%	14.18%	11.98%	19.81%
CRE/Total RBC	333.30	(2)%	230.87%	239.63%	28.00%	467.78%
Year to Date Return on average assets	1.26%	1.04%	1.12%	0.68%	1.52%
Year to Date Return on average equity	16.17%	12.57%	11.71%	6.32%	17.17%
Year to Date Net interest margin	3.32%	3.11%	3.26%	2.19%	4.97%
Year to Date Efficiency ratio	65.0%	59.3%	58.1%	29.9%	69.3%
Price/Tangible book value	219%	159%	167%	105%	270%
Price/Year to Date Ann. Earnings per share	14.3	x	13.0	x	14.5	x	11.0	x	28.4	x
Current Dividend Yield	2.3%	1.8%	2.1%	0.2%	4.2%
Market value (in millions)	$351	$302	$479	$106	$2,090

1)	Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned.
2)	Regulatory holding company financial data as of June 30, 2018.

Analysis of Selected Nationwide Merger Transactions. Sandler O’Neill reviewed a group of nationwide merger and acquisition transactions involving U.S. banks and thrifts (the “Nationwide Transactions”). The Nationwide Transactions group consisted of transactions with disclosed deal values announced between January 1, 2018 and December 4, 2018 for targets with total assets between $300 million and $1 billion and tangible common equity to tangible assets at announcement less than 9%, excluding acquisitions by private investors. The Nationwide Transactions group was composed of the following transactions:

Acquiror	Target
Spirit of Texas Bancshares Inc.	First Beeville Financial Corp.
First Citizens BancShares Inc.	Biscayne Bancshares Inc.
BancorpSouth Bank	Casey Bancorp Inc.
Orrstown Financial Services	Hamilton Bancorp Inc.
Lakeland Bancorp	Highlands Bancorp Inc.
Banner Corp.	Skagit Bancorp Inc.
First Bancshares Inc.	FMB Banking Corp.
Independent Bank Corp.	MNB Bancorp
Capitol Federal Financial Inc.	Capital City Bancshares Inc.
First Interstate BancSystem	Northwest Bancorp
RBB Bancorp	First American International Corp.
QCR Holdings Inc.	Springfield Bancshares Inc.
Triumph Bancorp Inc.	First Bancorp of Durango Inc.
RCB Holding Co.	Central Bank & Trust Company
Mid Penn Bancorp Inc.	First Priority Financial Corp.
Heritage Commerce Corp.	United American Bank

Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to tangible book value per share, and core deposit premium. Sandler O’Neill compared the indicated transaction multiples for the merger to the high, low, mean and median multiples of the Nationwide Transactions group.

	Optima/ Cambridge		Nationwide Transactions Group Median		Nationwide Transactions Group Mean		Nationwide Transactions Group Low		Nationwide Transactions Group High
Transaction price/ LTM Earnings per share	26.8	x	22.5	x	21.6	x	7.0	x	41.4	x
Transaction price/Tangible book value per share:	187%		191%		188%		126%		241%
Core deposit premium:	9.3%		11.2%		10.6%		4.1%		15.6%

Analysis of Selected Regional Merger Transactions. Sandler O’Neill also reviewed a regional group of merger and acquisition transactions involving U.S. banks and thrifts headquartered in the New England region (the “Regional Transactions”). The Regional Transactions group consisted of transactions announced between January 1, 2017 and December 4, 2018 for targets headquartered in the New England region with total assets less than $1 billion. The Regional Transactions group was composed of the following transactions:

Acquiror	Target
PeoplesBancorp MHC	First Suffield Financial Inc.
Independent Bank Corp.	MNB Bancorp
Salem Five Bancorp	Sage Bank
HaborOne Bancorp Inc. (MHC)	Coastway Bancorp, Inc.
Bangor Bancorp Inc.	First Colebrook Bancorp Inc.
Brookline Bancorp Inc.	First Commons Bank NA
Atlantic Community Bancshares Inc.	BBN Financial Corporation
Patriot National Bancorp Inc.	Prime Bank
Meridian Bancorp, Inc.	Meetinghouse Bancorp, Inc.

Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to tangible book value per share, and core deposit premium to core deposits. Sandler O’Neill compared the indicated transaction multiples for the merger to the high, low, mean and median multiples of the Regional Transactions group.

	Optima/ Cambridge		Regional Transactions Median		Regional Transactions Mean		Regional Transactions Low		Regional Transactions High
Transaction price/LTM earnings per share:	26.8	x	34.2	x	32.6	x	19.6	x	44.1	x
Transaction price/Tangible book value per share:	187%		158%		158%		109%		204%
Core deposit premium:	9.3%		11.5%		9.2%		1.1%		14.7%

Net Present Value Analyses. Sandler O’Neill performed an analysis that estimated the net present value per share of Optima common stock assuming Optima performed in accordance with internal financial projections for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of Optima. To approximate the terminal value of a share of Optima common stock at December 31, 2022, Sandler O’Neill applied price to 2022 earnings per share multiples ranging from 13.0x to 18.0x and price to December 31, 2022 tangible book value per share multiples ranging from 100% to 150%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 15.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Optima common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Optima common stock of $25.82 to $43.19 when applying multiples of earnings per share and $14.72 to $26.67 when applying multiples of tangible book value per share.

Earnings Per Share Multiples

Discount Rate	13.0x	14.0x	15.0x	16.0x	17.0x	18.0x
10.0%	$31.19	$33.59	$35.99	$38.39	$40.79	$43.19
11.0%	$30.01	$32.32	$34.63	$36.94	$39.25	$41.56
12.0%	$28.89	$31.11	$33.34	$35.56	$37.78	$40.00
13.0%	$27.82	$29.96	$32.10	$34.24	$36.38	$38.52
14.0%	$26.80	$28.86	$30.92	$32.98	$35.04	$37.10
15.0%	$25.82	$27.81	$29.79	$31.78	$33.77	$35.75

Tangible Book Value Per Share Multiples

Discount Rate	100%	110%	120%	130%	140%	150%
10.0%	$17.78	$19.56	$21.34	$23.11	$24.89	$26.67
11.0%	$17.11	$18.82	$20.53	$22.24	$23.95	$25.66
12.0%	$16.47	$18.12	$19.76	$21.41	$23.06	$24.70
13.0%	$15.86	$17.44	$19.03	$20.62	$22.20	$23.79
14.0%	$15.28	$16.80	$18.33	$19.86	$21.39	$22.91
15.0%	$14.72	$16.19	$17.66	$19.14	$20.61	$22.08

Sandler O’Neill also considered and discussed with the Optima board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming Optima’s net income varied from 15% above projections to 15% below projections. This analysis resulted in the following range of per share values for Optima common stock, applying the price to 2022 earnings per share multiples range of 13.0x to 18.0x referred to above and a discount rate of 12.68%.

Earnings Per Share Multiples

Annual Budget Variance	13.0x	14.0x	15.0x	16.0x	17.0x	18.0x
(15.0%)	$23.93	$25.78	$27.62	$29.46	$31.30	$33.14
(10.0%)	$25.34	$27.29	$29.24	$31.19	$33.14	$35.09
(5.0%)	$26.75	$28.81	$30.87	$32.92	$34.98	$37.04
0.0%	$28.16	$30.32	$32.49	$34.66	$36.82	$38.99
5.0%	$29.57	$31.84	$34.11	$36.39	$38.66	$40.94
10.0%	$30.97	$33.36	$35.74	$38.12	$40.50	$42.89
15.0%	$32.38	$34.87	$37.36	$39.85	$42.34	$44.84

Sandler O’Neill also performed an analysis that estimated the net present value per share of Cambridge common stock assuming Cambridge performed in accordance with internal net income and earnings per share estimates for Cambridge for the years ending December 31, 2018 through December 31, 2019, as provided by the senior management of Cambridge, as well as a long-term earnings per share and net income growth rates for the years thereafter and dividends per share for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of Cambridge. To approximate the terminal value of a share of Cambridge common stock at December 31, 2022, Sandler O’Neill applied price to 2022 earnings per share multiples ranging from 14.0x to 19.0x and price to December 31, 2022 tangible book value per share multiples ranging from 150% to 250%. The terminal values were then discounted to present values using different discount rates ranging from 9.0% to 14.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Cambridge common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Cambridge common stock of $65.83 to $104.93 when applying multiples of earnings per share and $57.22 to $109.88 when applying multiples of tangible book value per share.

Earnings Per Share Multiples

Discount Rate	14.0x	15.0x	16.0x	17.0x	18.0x	19.0x
9.0%	$79.08	$84.25	$89.42	$94.59	$99.76	$104.93
10.0%	$76.18	$81.15	$86.13	$91.10	$96.07	$101.04
11.0%	$73.41	$78.19	$82.98	$87.76	$92.55	$97.33
12.0%	$70.76	$75.37	$79.98	$84.58	$89.19	$93.80
13.0%	$68.24	$72.68	$77.11	$81.55	$85.98	$90.42
14.0%	$65.83	$70.10	$74.37	$78.65	$82.92	$87.19

Tangible Book Value Per Share Multiples

Discount Rate	150%	170%	190%	210%	230%	250%
9.0%	$68.66	$76.90	$85.15	$93.39	$101.64	$109.88
10.0%	$66.16	$74.90	$82.02	$89.95	$97.88	$105.81
11.0%	$63.76	$71.40	$79.03	$86.66	$94.29	$101.92
12.0%	$61.48	$68.83	$76.17	$83.52	$90.87	$98.21
13.0%	$59.30	$66.38	$73.45	$80.52	$87.60	$94.67
14.0%	$57.22	$64.04	$70.85	$77.66	$84.48	$91.29

Sandler O’Neill also considered and discussed with the Optima board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming Cambridge’s net income varied from 15% above estimates to 15% below estimates. This analysis resulted in the following range of per share values for Cambridge common stock, applying the price to 2022 earnings per share multiples range of 14.0x to 19.0x referred to above and a discount rate of 12.68%.

Earnings Per Share Multiples

Annual Budget Variance	14.0x	15.0x	16.0x	17.0x	18.0x	19.0x
(15.0%)	$59.61	$63.42	$67.24	$71.06	$74.87	$78.69
(10.0%)	$62.75	$66.79	$70.83	$74.87	$78.91	$82.95
(5.0%)	$65.89	$70.16	$74.42	$78.69	$82.95	$87.22
0.0%	$69.04	$73.52	$78.01	$82.50	$86.99	$91.48
5.0%	$72.18	$76.89	$81.61	$86.32	$91.03	$95.75
10.0%	$75.32	$80.26	$85.20	$90.13	$95.07	$100.01
15.0%	$78.46	$83.63	$88.79	$93.95	$99.11	$104.28

Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Merger Analysis. Sandler O’Neill analyzed certain potential pro forma effects of the merger, assuming the merger closes at the end of the second calendar quarter of 2019. In performing its analysis, Sandler O’Neill utilized the Pro Forma Assumptions, as provided by the senior management of Cambridge. The analysis indicated that the merger could be accretive to Cambridge’s earnings per share (excluding one-time transaction costs and expenses) in the years ended December 31, 2019, December 31, 2020, December 31, 2021 and December 31, 2022 and dilutive to Cambridge’s estimated tangible book value per share at closing.

In connection with this analysis, Sandler O’Neill considered and discussed with the Optima board of directors how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the transaction, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

Sandler O’Neill’s Relationship. Sandler O’Neill acted as Optima’s financial advisor in connection with the merger and will receive a fee in an amount equal to 1.0% of the aggregate merger consideration, which fee was approximately $0.7 million at the time of announcement of the merger and is contingent upon the closing of the merger. Sandler O’Neill also received a fee of $100,000 for rendering its opinion, which opinion fee will be credited in full towards the transaction fee which will become payable to Sandler O’Neill on the day of closing of the merger. Optima has also agreed to indemnify Sandler O’Neill against certain claims and liabilities arising out of Sandler O’Neill’s engagement and to reimburse Sandler O’Neill for certain of Sandler O’Neill’s out-of-pocket expenses incurred in connection with Sandler O’Neill’s engagement. Sandler O’Neill did not provide any other investment banking services to Optima in the two years preceding the date of its opinion; provided, however, an affiliate of Sandler O’Neill, Sandler O’Neill Mortgage Finance L.P., acted as introducing broker to Optima in connection with the sale of certain loans during the two years preceding the date of Sandler O’Neill’s opinion. Sandler O’Neill did not provide any investment banking services to Cambridge in the two years preceding the date of its opinion. In the ordinary course of Sandler O’Neill’s business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to Optima, Cambridge and their respective affiliates. Sandler O’Neill may also actively trade the equity and debt securities of Cambridge and its affiliates for Sandler O’Neill’s own account and for the accounts of Sandler O’Neill’s customers.

Interests of Optima’s Directors and Executive Officers in the Merger

In considering the recommendation of the Optima board of directors regarding the merger, Optima shareholders should know that certain directors and executive officers of Optima have interests in the merger in addition to their interests as shareholders of Optima. All those additional interests are described below, to the extent they are material and are known to Optima. The Optima board of directors and the boards of directors of Cambridge and Cambridge Trust Company were aware of these interests and considered them, among other matters, in approving the merger agreement.

The following discussion sets forth the interests in the merger of each person who has served as a director or executive officer of Optima since January 1, 2018. Except as described below, to the knowledge of Optima, the directors and executive officers of Optima do not have any substantial interest, direct or indirect, by security holdings or otherwise in the merger or the merger agreement proposal apart from their interests as shareholders of Optima. The amounts presented in the following discussion do not reflect the impact of applicable withholding or other taxes.

Treatment of Stock Options

Pursuant to the terms of the merger agreement, each option to purchase shares of Optima common stock, whether vested or unvested, that is outstanding as of immediately prior to the effective time of the merger will be cancelled at the effective time of the merger. In exchange for the cancellation of each option, the holder of such option will receive a cash amount equal to the product of (x) the number of shares of Optima common stock subject to such option at the effective time multiplied by (y) the amount by which the “per share consideration” exceeds the per share exercise price of such option, less applicable taxes and withholdings and without interest. In the event that the exercise price of an option is equal to or greater than the “per share consideration,” then the option shall be cancelled in exchange for no consideration. The “per share consideration” is determined according to the following formula: the sum of (1) the product of 95%, multiplied by the exchange ratio of 0.3468, multiplied by the average of the closing sales prices of one share of Cambridge common stock on NASDAQ for the five trading days ending on the third business day immediately preceding the closing date, plus (2) the product of 5%, multiplied by the cash consideration of $32.00.

Cash Payment for Stock Options

The following table sets forth, as of January 15, 2019, the number of shares of Optima common stock underlying the options held by each director and executive officer of Optima, as well as the cash payment that each director and executive officer of Optima would receive, assuming the Cambridge stock price at the consummation of the merger were the same as it was on December 31, 2018:

Executive Officer	Shares Underlying Options (#)	Cash Payment ($)
Edwin Garside	3,000	30,090
Daniel R. Morrison(1)	7,000	76,180
Pamela Morrison(1)	7,000	76,180
William Young(1)	7,000	76,180
Director
Robert Brown	7,000	76,180
Michael Daigle	6,000	66,150
Erik Dodier	7,000	76,180
Jaye Morency	7,000	76,180
Colleen Penacho	7,000	76,180
Leonard Rishkofski	7,000	76,180
James Sununu	7,000	76,180
Michael Sununu	7,000	76,180

(1)	Also a member of the board of directors.

Employment Agreements with Optima

Mr. Morrison, Ms. Morrison, and Mr. Young are each party to an employment agreement with Optima and have each entered into a settlement agreement with Optima, Cambridge, and Cambridge Trust Company. Pursuant to each settlement agreement, if such executive officer remains employed with Optima through the effective date of the merger and timely executes a release of claims, such executive officer will be entitled to receive a lump sum cash payment in exchange for termination of all rights under his or her employment agreement with Optima. Mr. Morrison is eligible to receive $832,916; Ms. Morrison is eligible to receive $339,564; and Mr. Young is eligible to receive $335,814. These amounts are subject to reduction to the extent necessary to ensure that no portion of the payments will be subject to the golden parachute tax rules under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) or the excise tax under Section 4999 of the Code.

Mr. Garside is also party to an employment agreement with Optima. Upon consummation of the merger, the term of the employment agreement will automatically extend for a period of not less than 18 months beyond the month in which the merger is consummated. Pursuant to his employment agreement, if Mr. Garside’s employment is terminated without “cause” or he terminates employment for “good reason” (each as defined in the employment agreement), Mr. Garside will be entitled to receive, in addition to any accrued compensation: (i) a severance payment equal to 1.5 times the sum of his base salary and his past three-year average bonus and (ii) group health, dental, and vision program continuation at the active employee rate for 18 months. As a condition to receiving the severance benefits, Mr. Garside must timely execute and not revoke a release of claims and must continue to comply with the confidentiality restrictions in the employment agreement in perpetuity and the non-compete and non-solicit restrictions in the employment agreement for 12 months following termination. But, if such termination occurs within 12 months following the consummation of a change in control, such as the merger, Mr. Garside is not required to execute a release of claims.

Offer Letters with Cambridge Trust Company

Concurrently with the execution of the merger agreement, each of Mr. Morrison, Ms. Morrison, and Mr. Young entered into an offer letter with Cambridge Trust Company that will be effective as of the closing date of the merger. Pursuant to the offer letters, (i) Mr. Morrison will be employed as the Chief Executive Officer of Cambridge Trust in New Hampshire at an annual salary rate of $290,000, (ii) Mrs. Morrison will be employed as Lead NH Branch Banking Executive of Cambridge Trust at an annual salary rate of $175,000 for a period of one year, and (iii) Mr. Young will be employed as Senior Vice President and Senior Lender in New Hampshire at an annual salary rate of $194,000. Each offer letter further provides eligibility to receive an annual performance-based bonus and to participate in the various employee benefit plans, programs, and arrangements that the Cambridge Trust Company may offer to similarly-situated employees from time to time, and Mr. Young’s offer letter further provides eligibility for grants of equity incentive awards with respect to Cambridge at a level comparable to similarly-situated employees, subject to the discretion of Cambridge’s Compensation Committee.

Change in Control Agreement with Cambridge

Concurrently with the execution of the merger agreement, Mr. Morrison entered into a change in control agreement with Cambridge that will be effective as of the closing date of the merger. The change in control agreement provides for severance benefits in the event a “change in control” or “potential change in control” (each as defined in the change in control agreement) occurs and the executive’s employment with Cambridge Trust Company subsequently terminates within specified periods thereafter for certain reasons. The change in control agreement automatically renews each January 1 following the effective date unless terminated by Cambridge prior to September 30 of the preceding year, provided however, that if a change in control or potential change in control occurs, the change in control agreement will continue in effect for a period of 12 months following such change in control or potential change in control, notwithstanding any notice to terminate Cambridge provided. Pursuant to the change in control agreement, if Mr. Morrison’s employment is terminated by Cambridge Trust Company without “cause” or he terminates employment for “good reason” (each as defined in the change in control agreement) within 12 months following a change in control or within certain periods of time following a potential change in control as set forth in the change in control agreement, Mr. Morrison will be entitled to receive, in addition to any accrued compensation: (i) a severance payment equal to two times the average of his highest three consecutive calendar years of annual base salary and annual cash incentive bonus; and (ii) continued participation, for a period of up to one year, in welfare benefit plans in which he participated prior to termination of employment. In the event that the severance payment and benefits provided under the change in control agreement, together with any other payments Mr. Morrison is entitled to receive from Cambridge or its affiliates, constitute a “parachute payment” within the meaning of Section 280G of the Code or are subject to an excise tax imposed by Section 4999 of the Code, Cambridge will reduce the payments, to the minimum extent necessary, if it would put Mr. Morrison in a better after-tax position than if he were to pay the excise tax on such payments and benefits. As a condition to receiving the severance payment, the change in control agreement provides that Mr. Morrison will not, for a period of one year following his termination from employment, compete either directly or indirectly (other than as a holder of less than 10% of any publicly-traded securities) with Cambridge and any subsidiary or affiliate of Cambridge in any city or town in which Cambridge or such subsidiary or affiliate operates at any time during the term of the change in control agreement and any contiguous city or town.

Appointment of One Director to the Boards of Directors of Cambridge and Cambridge Trust Company

At the effective time of the merger, Cambridge will appoint one member of the Optima board of directors to the boards of directors of Cambridge and Cambridge Trust Company. The designee will serve on the Cambridge board of directors until the next annual meeting, at which time he or she will each be nominated for a three-year term. The director will be entitled to receive compensation from Cambridge and Cambridge Trust Company for his or her service on the boards of directors in accordance with the fee schedule for services that is applicable from time to time for similar services by other members of Cambridge’s and Cambridge Trust Company’s boards of directors.

Indemnification and Insurance of Directors and Officers

Pursuant to the merger agreement, Cambridge has agreed that, for a period of six years after the effective date of the merger, it will indemnify, defend and hold harmless each present and former director and officer of Optima against any reasonable costs, expenses or fees (including reasonable attorneys’ fees), judgments, amounts paid in settlement, fines, penalties, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the Effective Time, arising out of the fact that he or she was a director or officer of Optima or is or was serving at the request of Optima as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan of Optima, including without limitation matters related to the negotiation, execution and performance of the merger agreement or any of the related transactions, to the fullest extent which such person would have been entitled to indemnification under Optima’s Charter and Optima’s Bylaws prior to the effective date of the merger.

In addition, Cambridge has agreed to maintain a directors’ and officers’ liability insurance policy for six years after the effective time of the merger to cover the present officers and directors of Optima with respect to claims against such directors and officers arising from facts or events that occurred before the effective time of the merger; provided that, Cambridge is not obligated to pay more than 250% of Optima’s annual premiums for such coverage.

Boards of Directors of Cambridge and Cambridge Trust Company After the Merger

Pursuant to the merger agreement, at the effective time of the merger, one member of the Optima board of directors will serve as a member of Cambridge’s board of directors. Cambridge has designated Mr. Morrison as the designee. Mr. Morrison will serve on the Cambridge board until the next annual meeting, at which time he or she will each be nominated for a three-year term. Mr. Morrison will also be appointed to the board of directors of Cambridge Trust Company, effective immediately following the effective time of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general summary of material U.S. federal income tax consequences of the merger of Cambridge Trust Company and Optima. The federal income tax laws are complex and the tax consequences of the merger may vary depending upon each shareholder’s individual circumstances or tax status. The following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing temporary and final regulations under the Code and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. No attempt has been made to comment on all U.S. federal income tax consequences of the merger that may be relevant to Optima shareholders. The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to a particular Optima shareholder.

The following discussion may not apply to particular categories of holders of shares of Optima common stock subject to special treatment under the Code, such as insurance companies, financial institutions, broker-dealers, tax-exempt organizations, individual retirement and other tax-deferred accounts, banks, persons subject to the alternative minimum tax, persons who hold Optima capital stock as part of a straddle, hedging or conversion transaction, persons whose functional currency is other than the U.S. dollar, persons eligible for tax treaty benefits, foreign corporations, foreign partnerships and other foreign entities, individuals who are not citizens or residents of the United States and holders of stock options or holders whose shares were acquired pursuant to the exercise of an employee stock option or otherwise as compensation. This discussion assumes that holders of shares of Optima common stock hold their shares as capital assets. The following discussion does not address state, local or foreign tax consequences of the merger. You are urged to consult your tax advisors to determine the specific tax consequences of the merger, including any state, local or foreign tax consequences of the merger.

Tax Consequences of the Merger Generally

Cambridge will receive an opinion from Hogan Lovells US LLP and Optima will receive an opinion from Goodwin Procter LLP, each to be filed with the SEC and dated as of the same date as the registration statement of which this proxy statement/prospectus is a part, to the effect that the merger will qualify as a reorganization under Section 368(a) of the Code. The tax opinions to be received by Cambridge and Optima will be based on certain representations, covenants and assumptions, as set forth in certificates provided to Hogan Lovells US LLP and Goodwin Procter LLP by appropriate officers of Cambridge and Optima, all of which must continue to be true and accurate in all material respects as of the effective time of the merger. Neither Cambridge nor Optima intends to waive this condition. If any of the representations, covenants or assumptions relied upon by tax counsel is inaccurate, tax counsel may not be able to provide the required closing date opinions or the tax consequences of the merger could differ from those described below. An opinion of counsel neither binds the Internal Revenue Service, the IRS, nor precludes the IRS or the courts from adopting a contrary position. Neither Cambridge nor Optima intends to obtain a ruling from the IRS regarding the tax consequences of the merger.

Based on the opinions that the merger will qualify as a reorganization under Section 368(a) of the Code, it is the opinion of Hogan Lovells US LLP and Goodwin Procter LLP that the material U.S. federal income tax consequences of the merger are as follows:

•	no gain or loss will be recognized by Cambridge or Optima as a result of the merger;

•

except with respect to cash received instead of a fractional share of Cambridge common stock, no gain or loss will be recognized by U.S. holders who exchange all of their Optima common stock solely for Cambridge common stock pursuant to the merger. A U.S. holder of Optima common stock who receives cash instead of a fractional share of Cambridge common stock will be treated as having received the fractional share pursuant to the merger and then as having exchanged the fractional share for cash in a redemption by Cambridge. As a result, such U.S. holder of Optima common stock will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her fractional share interest;

•

gain (but not loss) will be recognized by U.S. holders of Optima common stock who receive a combination of stock consideration and cash consideration in exchange for shares of Optima common stock pursuant to the merger, in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the Cambridge common stock and cash received by a U.S. holder of Optima common stock exceeds such U.S. holder’s basis in its Optima common stock and (2) the amount of cash received by such U.S. holder of Optima common stock;

•

the aggregate tax basis in the Cambridge common stock received by an Optima shareholder pursuant to the merger will equal that shareholder’s aggregate tax basis in the shares of Optima common stock being exchanged, decreased by the amount of cash received in the merger (other than cash received instead of a fractional share interest in Cambridge common stock) and increased by the amount of gain recognized on the exchange, other than with respect to cash received instead of fractional share interests in Cambridge common stock (regardless of whether such gain is classified as capital gain or as dividend income, as discussed below under “—Additional Considerations—Recharacterization of Gain as a Dividend”);

•	the holding period of Cambridge common stock received by an Optima shareholder in the merger will include the holding period of the shares of Optima common stock being exchanged; and

•

a U.S. holder of Optima common stock who receives the entirety of his or her consideration in the form of cash will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her Optima common stock. The gain or loss recognized by the U.S. holders described in this paragraph will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the U.S. holder’s holding period for the relevant shares is greater than one year. The deductibility of capital losses is subject to limitations.

For purposes of the above discussion of the bases and holding periods for shares of Optima common stock and Cambridge common stock, Cambridge shareholders who acquired different blocks of Cambridge common stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, cancelled or received in the merger.

Additional Considerations—Recharacterization of Gain as a Dividend

All or part of the gain that a particular U.S. holder of Optima common stock recognizes could be treated as dividend income rather than capital gain if (1) such U.S. holder is a significant shareholder of Cambridge or (2) such U.S. holder’s percentage ownership, taking into account constructive ownership rules, in Cambridge after the merger is not meaningfully reduced from what its percentage ownership would have been if it had received solely stock consideration rather than a combination of cash consideration and stock consideration in the merger. This could happen, for example, because of ownership of additional shares of Cambridge common stock by such holder, ownership of shares of Cambridge common stock by a person related to such holder or a share repurchase by Cambridge from other holders of Cambridge common stock. The Internal Revenue Service has indicated in rulings that any reduction in the interest of a minority shareholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain as opposed to dividend treatment. Because the possibility of dividend treatment depends primarily upon the particular circumstances of a holder of Optima common stock, including the application of certain constructive ownership rules, holders of Optima common stock should consult their own tax advisor regarding the potential tax consequences of the merger to them.

Backup Withholding

Payments of cash to an Optima shareholder pursuant to the merger are subject to information reporting and may, under certain circumstances, be subject to backup withholding unless such shareholder provides Cambridge with its taxpayer identification number and otherwise complies with the backup withholding rules. Any amounts withheld from payments to an Optima shareholder under the backup withholding rules are not an additional tax and generally will be allowed as a refund or credit against the Optima shareholder’s federal income tax liability; provided that the Optima shareholder timely furnishes the required information to the IRS.

Reporting Requirements

Optima shareholders who receive Cambridge common stock as a result of the merger will be required to retain records pertaining to the merger, and Optima shareholders who hold at least 5% of the outstanding Optima common stock immediately before the merger will be required to file with their U.S. federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

This summary does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local and foreign income and other tax consequences to you of the merger.

Regulatory Approvals Required for the Merger

General

Cambridge and Optima have agreed to use all reasonable efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities that are necessary to consummate the merger of Cambridge Trust Company and Optima. This includes the approval of the Massachusetts Division of Banks, or the MDOB, the New Hampshire Banking Department, or the NHBD, and the Federal Deposit Insurance Corporation, or the FDIC, as well as the waiver of from application requirements, or if no waiver is granted, approval, of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Boston acting pursuant to delegated authority. Cambridge and Cambridge Trust Company have filed or will file all required applications, notices and waiver requests to obtain the regulatory approvals and waivers necessary to consummate the merger. Cambridge and Optima cannot predict whether the required regulatory approvals will be obtained, when they will be received or whether such approvals will be subject to any conditions.

Massachusetts Commissioner of Banks

To consummate the merger, Cambridge will seek the approval of the Massachusetts Commissioner of Banks, or the MA Commissioner, pursuant to Chapter 167I, Section 3 of the Massachusetts General Laws.

In deciding whether to approve the merger, the MA Commissioner must determine whether competition among banking institutions will be unreasonably affected and whether public convenience and advantage will be promoted. In making this determination, the MA Commissioner must consider, at a minimum, a showing of net new benefits, which includes initial capital investments, job creation plans, consumer and business services, commitments to maintain and open branch offices within the continuing institution’s Community Reinvestment Act assessment area and such other matters as the MA Commissioner may deem necessary or advisable.

Cambridge is not aware of any reason why it will not receive the MA Commissioner’s approval for the merger.

New Hampshire Banking Commissioner

Cambridge will also seek the approval of the New Hampshire Bank Commissioner, or the NH Commissioner, pursuant to sections 383-B:10-1002, 383-B:10-1003 and 383-A:6 of the New Hampshire Revised Statutes Annotated.

Cambridge is not aware of any reason why it will not receive the NH Commissioner’s approval for the merger.

Federal Deposit Insurance Corporation

To consummate the merger, Cambridge will seek the approval of the FDIC under Section 18(c) of the Federal Deposit Insurance Act, as amended, which is commonly known as the Bank Merger Act. The FDIC may not approve the merger if:

•

such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

•

the effect of such transaction, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any manner restrain trade, unless the FDIC finds that the anticompetitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

In every case, the FDIC is required to consider the financial and managerial resources and future prospects of the institutions concerned, the convenience and needs of the communities to be served, and the effectiveness of each insured depository institution involved in the proposed merger in combating money-laundering activities. Consideration of financial resources generally focuses on capital adequacy of the institutions involved. In assessing the convenience and needs of the community to be served, the FDIC will consider such elements as the extent to which the proposed merger is likely to benefit the general public through higher lending limits, new or expanded services, reduced prices, increased convenience in utilizing the services and facilities of the resulting institution, or other means. The FDIC, as required by the Community Reinvestment Act of 1977, as amended, will also note and consider the record of performance of Cambridge Trust Company and Optima in meeting the credit needs of the entire community, including low and moderate-income neighborhoods. An unsatisfactory record may form the basis for denial or conditional approval of an application. Applicable regulations require publication of notice of an application for approval of the merger.

Federal Reserve

Cambridge will seek a waiver from the Federal Reserve from application requirements associated with the merger pursuant to 12 CFR 225.12(d), which authorizes the Federal Reserve to waive application requirements associated with a bank holding company acquiring a new subsidiary bank if the transaction involves a bank merger and certain other conditions are met, including that the bank merger will be approved under the Bank Merger Act. If the Federal Reserve does not provide this waiver, Cambridge will seek the requisite approval from the Federal Reserve to consummate the merger.

Accounting Treatment of the Merger

The merger will be accounted for using the acquisition method of accounting with Cambridge treated as the acquirer. Under this method of accounting, Optima’s assets and liabilities will be recorded by Cambridge at their respective fair values as of the closing date of the merger and added to those of Cambridge. Any excess of purchase price over the net fair values of Optima’s assets and liabilities will be recorded as goodwill. Any excess of the fair value of Optima’s net assets over the purchase price will be recognized in earnings by Cambridge on the closing date of the merger. Financial statements of Cambridge issued after the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Optima prior to the merger. The results of operations of Optima will be included in the results of operations of Cambridge beginning on the effective date of the merger.

Dissenters’ Rights

Under the New Hampshire Business Corporation Act (“NHBCA”), shareholders may, under certain circumstances, exercise appraisal rights in the event of certain limited corporate actions and obtain payment for the fair value of their shares. For example, subject to certain exceptions, appraisal rights are available under New Hampshire law to any shareholder of a constituent corporation in the event of a merger if such shareholder is entitled to vote upon the merger or if the corporation is a subsidiary that is merged with its parent. Neither Optima’s Charter nor Optima’s Bylaws grant any appraisal rights in addition to the statutorily prescribed rights.

Shareholders who desire to exercise their appraisal rights must satisfy all of the conditions and requirements set forth in the NHBCA in order to maintain these rights and obtain any payment due in respect of the exercise of these rights.

Pursuant to Sections 13.01 et seq. of Chapter 293-A of the NHBCA, in the event that the merger is consummated, any holder of shares of Optima common stock who objects to the merger is entitled to dissent from the merger and to have the fair value of such shares, or Dissenting Stock, as determined by Optima, or if necessary, judicially determined, paid to him or her, by complying with the provisions of Sections 13.01 et seq. of the NHBCA. Failure to take any steps set forth in Sections 13.01 et seq. in connection with the exercise of such rights may result in termination or waiver thereof.

The following is a summary of the statutory procedures required to be followed by a holder of Dissenting Stock, or a dissenting shareholder, in order to exercise his or her rights under the NHBCA. This summary, however, is not a complete statement of all applicable requirements but contains substantially all material information regarding the exercise of appraisal rights under Sections 293-A:13.01 et seq. of the NHBCA, the text of which is attached as Annex C to this proxy statement/prospectus. Additionally, the following summary does not constitute any legal or other advice, nor does it constitute a recommendation that Optima shareholders exercise their appraisal rights under Section 293-A; 13.01 et seq.

If a shareholder elects to exercise appraisal rights with respect to the merger, such shareholder must (i) deliver to Optima prior to the vote on the merger at the special meeting a written notice of intention to demand payment for his shares if the merger is effected and (ii) not vote in favor of the merger. The written notice required to be delivered to Optima by a dissenting shareholder is in addition to and separate from any proxy or vote against the merger. Neither voting against nor failure to vote for the merger will constitute the written notice required to be filed by a dissenting shareholder. Failure to vote against the merger, however, will not constitute a waiver of rights under Section 293-A:13.01 et seq. of the NHBCA provided that a written notice has been properly filed. A signed proxy that is returned but which does not contain any instructions as to how it should be voted will be voted in favor of approval of the merger and will be deemed a waiver of appraisal rights.

Subject to the foregoing, a beneficial shareholder may assert appraisal rights as to shares held on his or her behalf only if (i) he or she submits to Optima the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts appraisal rights and (ii) he or she does so with respect to all shares of Optima common stock of which he or she is the beneficial owner or over which he or she has the power to direct the vote. A record holder of shares of Optima common stock may dissent on behalf of any beneficial owner with respect to all but not less than all the shares of such beneficial owner if the record holder notifies Optima in writing of the name and address of each such person on whose behalf he or she asserts appraisal rights. All notices of intention to demand payment should be addressed to Michael F. Carotenuto, Chief Financial Officer, at Cambridge Trust Company, 78 Blanchard Road, 5th Floor, Burlington, Massachusetts 01803.

If the merger is approved, Optima is obligated to give written notice to each dissenting shareholder who timely filed a notice of intention to demand payment and who did not vote in favor of approval of the merger no later than 10 days after the approval of the merger by the shareholders of Optima. The notice must be accompanied by a copy of Section 293-A:13.01 et seq. and must (i) state where a demand for payment must be sent and where and when certificates for Dissenting Stock must be deposited in order to obtain payment, (ii) inform holders of Optima’s estimate of the fair value of the shares, (iii) be accompanied by a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed merger (i.e., December 5, 2018) and requires that the person asserting appraisal rights certify whether or not he or she acquired beneficial ownership of the shares before that date and that such dissenting shareholder did not vote for the merger, (iv) set a date by which Optima shall receive the payment demand, which date shall not be less than 40 days nor more than 60 days after the date the notice is delivered, and state that the dissenting shareholder shall have waived the right to demand appraisal unless the form is received by such date, (v) state that Optima will provide to any requesting dissenting shareholder, within 10 days after the deadline to submit the form, the number of dissenting shareholders and the total number of shares owned by them, and (vi) the date by which the notice to withdraw appraisal rights must be received, which must be within 20 days of the deadline to submit the form. The dissenting shareholder must demand payment, certify whether he or she acquired ownership of such shares prior to December 5, 2018, and deposit the certificates in accordance with the terms of the notice. A dissenting shareholder who fails to demand payment or deposit certificates for Dissenting Stock, as required, shall have no right under Section 293-A:13.01 et seq. to receive payment for the Dissenting Stock.

Unless the merger has been effected and Optima has made the payment required below within 30 days after the date for demanding payment and depositing certificates for Dissenting Stock, Optima shall return any certificates for Dissenting Stock so deposited. If such Dissenting Stock has been returned by Optima, then Optima may at a later time send a new notice conforming to the requirements herein described.

As soon as the merger has been consummated, or upon receipt of demand for payment, if the merger has already been consummated, Optima shall pay to each dissenting shareholder who has made proper demand and deposited his or her certificates the amount which Optima estimates to be the fair value of his or her Dissenting Stock, with accrued interest, if any, accompanied by (i) Optima’s annual financial statements of a fiscal year ending not more than 16 months before the date of payment, (ii) a statement of Optima’s estimate of the fair value of the shares and (ii) a statement of the dissenting shareholder’s right to demand supplemental payment pursuant to Section 293-A:13.26 if the shareholder is dissatisfied with Optima’s offer, as well as a copy of Section 293-A:13.01 et seq. Optima may withhold payment from any dissenting shareholder acquiring beneficial ownership of Optima common stock subsequent to December 5, 2018, the date on which announcement of the merger was first made. For such shares of Optima common stock acquired after December 5, 2018, Optima, upon consummation of the merger, shall estimate the fair value of such shares, plus accrued interest, if any, and pay such estimated amount to each holder of such shares who agrees to accept such payment in full satisfaction of his or her demand. With each such offer of payment, Optima shall send (i) Optima’s annual financial statements of a fiscal year ending not more than 16 months before the date of payment, (ii) its estimate of the fair value of such shares of Optima common stock, an explanation of how the interest was calculated, (iii) that the dissenting shareholder may accept Optima’s estimate of fair value plus interest in full satisfaction of their appraisal right, (iv) that such dissenting shareholders should notify Optima of their acceptance of Optima’s offer within 30 days after receiving the offer, and (v) that such dissenting shareholders who do not satisfy the requirements for demanding appraisal shall be deemed to have accepted Optima’s offer.

Fair value of Dissenting Stock means the value immediately before the effective date, using customary and current valuation concepts generally employed for similar businesses, without discounting for lack of marketability or minority status.

If such dissenting shareholder believes the amount paid or offered to be paid, as the case may be, to be less than fair value (or that the interest, if any, is not correct), such dissenting shareholder may send Optima his or her own estimate of fair value (and interest, if any) and demand payment of the deficiency, or reject Optima’s offer and demand payment of the fair value (and interest, if any). If the dissenting shareholder does not notify Optima of his or her payment demand within 30 days after Optima has made payment or offered payment, as the case may be, such shareholder shall be entitled to no more than the amount remitted.

Within 60 days after a demand for payment of the deficiency, if it remains unsettled, Optima (or its successor, as applicable) shall file a petition with the court of its choosing in New Hampshire, or the Court, requesting determination of the fair value of the Dissenting Stock and accrued interest. All dissenting shareholders whose demands have not been settled shall be parties to such action and shall be served a copy of the petition. The Court shall determine the fair value of the Dissenting Stock and each dissenting shareholder shall be entitled to judgment for the amount by which the amount previously remitted by Optima is exceeded by the Court’s determination of fair value, if any. If Optima does not file a petition, each dissenting shareholder who has made a demand and who has not settled his or her claim shall be entitled to receive the amount demanded with interest and may sue to enforce his or her claim in an appropriate court.

Costs of an appraisal proceeding, including costs and expenses of appraisers appointed by the Court, shall be determined by the Court and assessed against Optima, except that the Court may assess any part of such costs and expenses to all or some of the dissenting shareholders who are parties and whose action the Court finds to be arbitrary, vexatious or not in good faith in demanding payment under Section 293-A:13.01 et seq. Fees and expenses of counsel and experts for the respective parties may be assessed against (i) Optima if the Court finds it failed to comply substantially with the requirements of Section 293-A: 13.01 et seq. or (ii) either Optima or a dissenting shareholder if the Court finds that the party acted arbitrarily, vexatiously or not in good faith with respect to its appraisal rights. The Court may award reasonable attorney fees to be paid out of the amounts awarded to the dissenting shareholders if the Court finds that the services of counsel for any dissenting shareholder have been of substantial benefit to other dissenting shareholders similarly situated and that such attorney fees should not be assessed against Optima.

In view of the complexity of Section 293-A:13.01 et seq of the NHBCA, Optima shareholders who may wish to pursue appraisal rights should consult their legal counsel and financial advisors.

Restrictions on Sales of Shares by Certain Affiliates

The shares of Cambridge common stock to be issued in the merger will be freely transferable under the Securities Act of 1933, as amended, or the Securities Act, except for shares issued to any shareholder who is an “affiliate”

of Cambridge as defined by Rule 144 under the Securities Act. Affiliates consist of individuals or entities that control, are controlled by or are under common control with Cambridge, and include the executive officers and directors of Cambridge and may include significant shareholders of Cambridge.

Stock Exchange Listing

Following the merger, the shares of Cambridge common stock will continue to trade on NASDAQ under the symbol “CATC”.

THE MERGER AGREEMENT

This section of the proxy statement/prospectus describes the material terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference into this proxy statement/prospectus and attached as Annex A to this proxy statement/prospectus. This summary may not contain all of the information about the merger agreement that may be important to you. You are urged to read the full text of the merger agreement. The merger agreement contains customary representations and warranties of Cambridge and Optima made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the agreement between Cambridge and Optima and are not intended to provide factual, business or financial information about Cambridge and Optima. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between Cambridge and Optima rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the merger agreement that were made to the other party in connection with the negotiation of the merger agreement, and generally were solely for the benefit of the parties to that agreement.

Structure

Subject to the terms and conditions of the merger agreement, and in accordance with the Massachusetts General Laws (“MGL”) and the New Hampshire Revised Statutes Annotated (“NHRSA”) and the regulations promulgated thereunder, at the completion of the merger, Optima will merge with and into Cambridge Trust Company. Cambridge Trust Company will be the surviving bank in the merger and will continue its existence under the laws of the Commonwealth of Massachusetts. Upon completion of the merger, the separate existence of Optima will terminate.

The articles of organization of Cambridge Trust Company and Cambridge Trust Company’s amended and restated bylaws will remain as the articles of organization and bylaws, respectively, of Cambridge Trust Company. See “Comparison of Shareholder Rights” beginning on page 90.

The merger agreement provides that Cambridge may, at any time prior to the effective time, change the method of effecting the business combination of Cambridge Trust Company and Optima. However, no such change may (a) alter or change the merger consideration, (b) adversely affect the tax treatment of Cambridge or Optima in connection with the merger, or (d) materially impede or delay consummation of the merger.

Effective Time and Timing of Closing

The merger can be completed and become effective after the following steps are completed: (1) approval of the merger by the FDIC, the MA Commissioner, and the NH Commissioner, and receipt of the Federal Reserve’s approval of the application waiver request (or approval of the merger by the Federal Reserve if the waiver request is denied), (2) approval of the merger by the shareholders of Optima, and (3) filing of all documents as may be required by applicable laws and regulations to consummate the merger, including articles of merger with the Secretary of the Commonwealth of Massachusetts and with the Secretary of the State of New Hampshire. Subject to the satisfaction or waiver of all conditions to closing set forth in the merger agreement, the closing of the merger will occur as promptly as practicable after all of the conditions in the agreement have been satisfied, or if permissible, waived by the party entitled to the benefit of the same, or on such other date as Cambridge and Optima may mutually agree upon.

Cambridge and Optima anticipate that the merger will be completed in the second quarter of 2019. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. There can be no assurances as to whether, or when, Cambridge and Optima will obtain the required approvals or complete the merger.

Boards of Directors of Cambridge and Cambridge Trust Company After the Merger

Effective immediately following the effective time of the merger, Cambridge will designate one member of the Optima board of directors, to be selected by Cambridge, to serve as a member of Cambridge’s board of directors. The designee must meet the qualifications for directors as set forth in the amended and restated bylaws of Cambridge (“Cambridge’s Bylaws”). The designee will serve on the Cambridge board of directors until the next annual meeting, at which time he or she will be nominated for a three-year term. The designee will also be appointed to the board of directors of Cambridge Trust Company, effective immediately following the effective time of the merger.

Consideration to be Received in the Merger

In the merger, each outstanding share of Optima common stock will be converted into the right to receive, at the election of the holder, either:

•	$32.00 in cash, without interest (which is referred to as the cash consideration); or

•	0.3468 shares of Cambridge common stock, plus cash in lieu of any fractional share (which is referred to as the stock consideration);

subject to the allocation and proration procedures described below. Subject to these procedures, you may elect to receive a portion of your merger consideration in cash and the remaining portion in shares of Cambridge common stock.

No fractional shares of Cambridge common stock will be issued in connection with the merger. Instead, each Optima shareholder will receive an amount of cash, in lieu of any fractional share, based on the average per share closing price of Cambridge common stock on NASDAQ for the five consecutive trading days ending on the third business day immediately prior to the closing date of the merger, rounded to the nearest whole cent.

No interest will be paid on any cash merger consideration.

Election Procedures

No less than 20 business days prior to the anticipated closing date of the merger, each holder of record of Optima common stock will be sent an election form and other appropriate and customary transmittal materials which will permit each Optima shareholder:

•	to elect to receive $32.00 per share in cash, without interest, in exchange for all shares of Optima common stock held by the shareholder;

•	to elect to receive 0.3468 shares of Cambridge common stock, plus cash in lieu of any fractional share, in exchange for all shares of Optima common stock held by the shareholder;

•

to elect to receive the cash consideration with respect to a portion of the shares of Optima common stock held by the shareholder and the stock consideration with respect to the remaining shares of Optima common stock held by the shareholder; or

•	to make no election with respect to the consideration to be received in exchange for the shareholder’s shares of Optima common stock.

If you hold a portion of your shares in an individual retirement account and the remaining portion of your shares is held directly in your name, you will receive two election forms: one for your shares held in the individual retirement account and one for the shares held directly in your name.

An election form must be either accompanied by the Optima stock certificates as to which the election is being made, or must be accompanied by an appropriate guarantee of delivery of those stock certificates. Any election form may be revoked or changed by the person submitting such election form to the exchange agent by written notice to the exchange agent only if such notice of revocation or change is actually received by the exchange agent at or prior to the election deadline. Stock certificates relating to any revoked election form will be promptly returned without charge.

In order to be effective, a properly completed election form must be received by the exchange agent on or before 5:00 p.m., Eastern time, on the 25th day following the mailing date of the election form to Optima shareholders, unless Cambridge and Optima have mutually agreed to another date and time as the election deadline, which date will be at least five business days prior to the anticipated closing date of the merger and publicly announced by Cambridge as soon as practicable prior to the election deadline. Optima shareholders are urged to carefully read and follow the instructions for completion of the election form and to submit the form along with the stock certificate(s) in advance of the election deadline.

If a Optima shareholder either:

•	does not submit a properly completed election form in a timely fashion; or

•	revokes his, her or its election form prior to the deadline for the submission of the election form and does not resubmit a properly completed election form by the election form deadline,

the shares of Optima common stock held by the shareholder will be designated non-election shares. The exchange agent will have reasonable discretion in determining whether any election, revocation or change was properly or timely made and to disregard any immaterial defects in the election form.

If you have a preference for receiving either cash or Cambridge common stock for your shares of Optima common stock, you should return the election form indicating your preference. Optima shareholders who make an election will be accorded priority over those shareholders who make no election in instances where the cash consideration or stock consideration must be re-allocated in order to achieve the required ratio of Optima shares being converted into the right to receive cash and Cambridge common stock. If you do not make an election, you will be allocated cash and/or Cambridge common stock depending entirely on the elections made by other Optima shareholders. However, even if you do make an election, the form of merger consideration you actually receive may differ from the form of merger consideration you elect to receive due to the allocation procedures described below.

The market price of Cambridge common stock will fluctuate between the date of this proxy statement/prospectus, the date of your election and the effective time of the merger. Because the exchange ratio is fixed, such fluctuations will alter the value of the shares of Cambridge common stock that you may receive in the merger. In addition, because the tax consequences of receiving cash will differ from the tax consequences of receiving Cambridge common stock, you should carefully read the section of this proxy statement/prospectus titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 62.

All election forms will be automatically revoked, and all Optima stock certificates returned, if the exchange agent is notified in writing by Cambridge and Optima that the merger agreement has been terminated.

Allocation Procedures

A shareholder’s ability to elect to receive cash or shares of Cambridge common stock in exchange for shares of Optima common stock in the merger is subject to allocation procedures set forth in the merger agreement. These allocation procedures are designed to ensure that 95% of the total number of shares of Optima common stock outstanding immediately prior to the effective time of the merger, will be converted into the right to receive shares of Cambridge common stock, and the remaining shares of Optima common stock will be converted into the right to receive cash.

Whether you receive the amount of cash and/or stock you request in your election form will depend in part on the elections of other Optima shareholders. You may not receive the form of consideration that you elect in the merger, and you may instead receive a pro-rata amount of cash and Cambridge common stock.

Through the use of examples, we illustrate below the possible adjustments to elections in connection with these allocation procedures. The first of our three examples assumes you make an effective stock election with respect to all of your Optima shares. The second example assumes you make no election with respect to your Optima shares. Finally, the third example assumes that you make an effective cash election with respect to all of your Optima shares. You should note, however, that you are not required to elect to receive only cash or only Cambridge common stock. You may instead elect to receive cash with respect to a portion of your Optima shares and shares of Cambridge common stock with respect to the rest of your Optima shares. You also should note that the examples below are included for illustrative purposes only, and the pro-rated amounts of cash and stock that a shareholder may receive in the merger are subject to the application of the allocation provisions in the merger agreement by the exchange agent, including the exchange agent’s procedures for rounding the various amounts.

Allocation if Too Many Shares of Cambridge Common Stock are Elected. If Optima shareholders elect to receive more Cambridge common stock than Cambridge has agreed to issue in the merger, then all Optima shareholders who elected to receive cash or who have made no election would receive the cash consideration with respect to their Optima shares, and all Optima shareholders who elected to receive Cambridge common stock would receive a pro-rata portion of the available shares of Cambridge common stock calculated in the manner described below.

EXAMPLE #1: Assume that (1) 2,000,000 shares of Optima common stock are outstanding immediately prior to the merger, (2) holders of 1,950,000 shares of Optima common stock have made effective stock elections, and (3) holders of 50,000 shares of Optima common stock have made effective cash elections. You hold 1,000 Optima shares and have made an effective election to receive the stock consideration for those shares. In this example, pro-ration would be required with respect to the Optima shareholders who elected the stock consideration.

EXPLANATION #1:

Step 1. Derive the stock fraction: the stock fraction equals the stock conversion number divided by the aggregate number of Optima shares for which an effective stock election was made, and represents the fraction to be used in pro-rating the stock consideration. The stock conversion number is the number of shares of Optima common stock that are to be converted into the right to receive the stock consideration in accordance with the terms of the merger agreement. The stock conversion number is equal to 1,900,000 shares of Optima common stock (95% of 2,000,000). The stock fraction for the example above is calculated as follows:

stock conversion number	=	1,900,000 shares	=	0.974
stock election shares		1,950,000 shares

Step 2. Derive the stock consideration: the pro-rated stock consideration is the product of the stock fraction multiplied by the number of Optima shares as to which you have made an effective stock election. This amount is then multiplied by the exchange ratio of 0.3468. The pro-rated stock consideration for the example above is calculated as follows:

0.974 × 1,000 = 974

974 × 0.3468 = 337.8 shares of Cambridge common stock

Because no fractional shares of Cambridge common stock will be issued in the merger, you would receive 337 shares of Cambridge common stock and cash for the additional 0.8 fractional share.

Step 3. Derive the cash consideration: the cash consideration that you will receive for your Optima shares is the product of $32.00, multiplied by the remaining number of Optima shares as to which you made an effective stock election. The cash consideration for the example above is calculated as follows:

$32.00 × (1,000 - 974) = $32.00 × 26 = $832

Thus, in this example, if you own 1,000 shares of Optima common stock and have made an effective stock election for all of those shares, you would receive (subject to rounding):

•	337 shares of Cambridge common stock;

•	cash for the 0.8 fractional share of Cambridge common stock; and

•	$832 in cash.

Allocation if Too Few Shares of Cambridge Common Stock are Elected. If Optima shareholders elect less Cambridge common stock than the merger agreement provides for Cambridge to issue in the merger, then all shares with respect to which Optima shareholders have elected to receive stock consideration would be converted into the right to receive Cambridge common stock, and the shares for which Optima shareholders have elected to receive cash or with respect to which no election was made would be treated in the manner illustrated below.

EXAMPLE #2: Assume that (1) 2,000,000 shares of Optima common stock are outstanding immediately prior to the merger, (2) holders of 1,850,000 shares of Optima common stock have made effective stock elections, (3) holders of 10,000 shares of Optima common stock have made effective cash elections and (4) holders of 140,000 shares of Optima common stock have made no election with respect to their shares. You hold 1,000 Optima shares and have made no election with respect to those shares. In this example, pro-ration would be required with respect to the shareholders who made no election with respect to their Optima shares.

EXPLANATION #2:

Step 1. Derive the shortfall number: the shortfall number is the amount by which the stock conversion number exceeds the aggregate number of Optima shares with respect to which the stock consideration was elected. The stock conversion number is the number of shares of Optima common stock that are to be converted into the right to receive the stock consideration in accordance with the terms of the merger agreement. The stock conversion number is equal to 1,900,000 shares of Optima common stock (95% of 2,000,000). The shortfall number for the example above is calculated as follows:

1,900,000 – 1,850,000 = 50,000 shares

Step 2. Determine whether the shortfall number is less than or equal to the number of non-election shares: In this example, the shortfall number (0,000 shares) is less than the number of non-election shares (140,000 shares). As a result, all Optima shares with respect to which an effective cash election was made would be converted into the right to receive the cash consideration, and the holders of non-election shares would receive a mix of stock consideration and cash consideration.

Step 3. Derive the stock fraction: the stock fraction equals the shortfall number divided by the aggregate number of Optima shares for which no election was made, and represents the fraction to be used in pro-rating the stock consideration. The stock fraction for the example above is calculated as follows:

shortfall number	=	50,000 shares	=	0.36
non-election shares		140,000 shares

Step 4. Derive the stock consideration: the pro-rated stock consideration is the product of the stock fraction multiplied by the number of Optima shares as to which you have made no election. This amount is then multiplied by the exchange ratio of 0.3468. The pro-rated stock consideration for the example above is calculated as follows:

0.36 × 1,000 = 360

360 × 0.3468 = 124.8 shares of Cambridge common stock

Because no fractional shares of Cambridge common stock will be issued in the merger, you would receive 124 shares of Cambridge common stock and cash for the additional 0.8 fractional share.

Step 5. Derive the cash consideration: the cash consideration that you will receive for your Optima shares is the product of $32.00, multiplied by the remaining number of Optima shares as to which you made no election. The cash consideration for the example above is calculated as follows:

$32.00 × (1,000 - 360) = $32.00 × 640 = $20,480

Thus, in this example, if you own 1,000 shares of Optima common stock and made no election with respect to those shares, you would receive (subject to rounding):

•	124 shares of Cambridge common stock;

•	cash for the 0.8 fractional share of Cambridge common stock; and

•	$20,480 in cash.

EXAMPLE #3: Assume that (1) 2,000,000 shares of Optima common stock are outstanding immediately prior to the merger, (2) holders of 1,500,000 shares of Optima common stock have made effective stock elections, (3) holders of 200,000 shares of Optima common stock have made effective cash elections and (4) holders of 300,000 shares of Optima common stock have made no election with respect to their shares. You hold 1,000 Optima shares and have made an effective election to receive the cash consideration for those shares. In this example, pro-ration would be required with respect to the shareholders who made cash elections.

EXPLANATION #3:

Step 1. Derive the shortfall number: the shortfall number is the amount by which the stock conversion number exceeds the aggregate number of Optima shares with respect to which the stock consideration was elected. The stock conversion number is the number of shares of Optima common stock that are to be converted into the right to receive the stock consideration in accordance with the terms of the merger agreement. The stock conversion number is equal to 1,900,000 shares of Optima common stock (95% of 2,000,000). The shortfall number for the example above is calculated as follows:

1,900,000 - 1,500,000 = 400,000 shares

Step 2. Determine whether the shortfall number is less than or equal to the number of non-election shares: In this example, the shortfall number (400,000 shares) is greater than the number of non-election shares (300,000 shares). As a result, all Optima shares with respect to which no election was made would be converted into the right to receive the stock consideration, and the holders of shares with respect to which an effective cash election was made would receive a mix of stock consideration and cash consideration.

Step 3. Derive the stock fraction: the stock fraction equals the amount by which the shortfall number exceeds the total number of non-election shares, divided by the aggregate number of Optima shares for which an effective cash election was made, and represents the fraction to be used in pro-rating the stock consideration. The stock fraction for the example above is calculated as follows:

shortfall number - non-election shares	=	(400,000 - 300,000)	=	100,000	=	0.50

cash election shares		200,000		200,000

Step 4. Derive the stock consideration: the pro-rated stock consideration is the product of the stock fraction multiplied by the number of Optima shares as to which you have made an effective cash election. This amount is then multiplied by the exchange ratio of 0.3468. The pro-rated stock consideration for the example above is calculated as follows:

0.50 × 1,000 = 500

500 × 0.3468 = 173.4 shares of Cambridge common stock

Because no fractional shares of Cambridge common stock will be issued in the merger, you would receive 173 shares of Cambridge common stock and cash for the additional 0.4 fractional share.

Step 5. Derive the cash consideration: the cash consideration that you will receive for your Optima shares is the product of $32.00, multiplied by the remaining number of Optima shares as to which you made an effective cash election. The cash consideration for the example above is calculated as follows:

$32.00 × (1,000 - 500) = $32.00 × 500 = $16,000

Thus, in this example, if you own 1,000 shares of Optima common stock and made an effective cash election for all of those shares, you would receive (subject to rounding):

•	173 shares of Cambridge common stock;

•	cash for the 0.4 fractional share of Cambridge common stock; and

•	$16,000 in cash.

Exchange of Optima Stock Certificates for Cambridge Stock Certificates

On or before the closing date of the merger, Cambridge will cause to be delivered to the exchange agent certificates representing the shares of Cambridge common stock to be issued in the merger. In addition, Cambridge will deliver to the exchange agent an aggregate amount of cash sufficient to pay the aggregate amount of cash consideration payable in the merger, including an estimated amount of cash to be paid in lieu of fractional shares of Cambridge common stock. Cambridge has selected American Stock Transfer & Trust Company, LLC to act as exchange agent in connection with the merger.

Optima shareholders who surrender their stock certificates and complete transmittal and election forms prior to the election deadline will automatically receive the merger consideration allocated to them promptly following completion of the allocation procedures.

As promptly as practicable following the effective time of the merger, the exchange agent will mail to each Optima shareholder of record at the effective time of the merger who did not previously surrender Optima stock certificates with a properly completed election form, a letter of transmittal and instructions for use in surrendering the shareholder’s Optima stock certificates. When such Optima shareholders deliver their Optima stock certificates to the exchange agent with a properly completed and duly executed letter of transmittal and any other required documents, their Optima stock certificates will be cancelled and in exchange Optima shareholders will receive, as allocated to them:

•	a Cambridge stock certificate representing the number of whole shares of Cambridge common stock that they are entitled to receive under the merger agreement;

•	a check representing the amount of cash that they are entitled to receive under the merger agreement; and/or

•	a check representing the amount of cash that they are entitled to receive in lieu of any fractional shares.

No interest will be paid or accrued on any cash constituting merger consideration.

Optima shareholders who are receiving the stock consideration in the merger are not entitled to receive any dividends or other distributions on Cambridge common stock with a record date after the closing date of the merger until they have surrendered their Optima stock certificates in exchange for a Cambridge stock certificate. After the surrender of their Optima stock certificates, Optima shareholders of record will be entitled to receive any dividend or other distribution, without interest, which had become payable with respect to their Cambridge common stock.

Optima Stock Options

Pursuant to the terms of the merger agreement, each option to purchase shares of Optima common stock, whether vested or unvested, that is outstanding as of immediately prior to the effective time of the merger will be cancelled at the effective time of the merger. In exchange for the cancellation of each option, the holder of such option will receive a cash amount equal to the product of (x) the number of shares of Optima common stock subject to such option at the effective time multiplied by (y) the excess of the “per share consideration” over the exercise price per share of such option, less applicable taxes and withholdings and without interest. In the event that the exercise price of an option is equal to or greater than the per share consideration, then the option will be cancelled in exchange for no consideration. The per share consideration is determined according to the following formula: the sum of (1) the product of 95%, multiplied by the exchange ratio of 0.3468, multiplied by the average of the closing sales prices of one share of Cambridge common stock on NASDAQ for the five trading days ending on the third business day immediately preceding the closing date, plus (2)  the product of 5%, multiplied by the cash consideration of $32.00.

Representations and Warranties

The merger agreement contains representations and warranties made by and to Cambridge and Optima. The statements embodied in those representations and warranties were made for purposes of the agreement between Cambridge and Optima and are subject to important qualifications and limitations agreed to by Cambridge and Optima in connection with negotiating the terms of the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between Cambridge and Optima rather than establishing matters as fact. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Third parties are not entitled to the benefits of the representations and warranties in the merger agreement.

Each of Cambridge and Optima has made representations and warranties to the other regarding, among other things:

•	due organization, good standing and authority;

•	capitalization;

•	subsidiaries;

•	corporate power;

•	corporate records;

•	corporate authority;

•	regulatory approvals, no defaults;

•	financial statements;

•	financial controls and procedures;

•	absence of certain changes or events;

•	regulatory matters;

•	legal proceedings;

•	compliance with laws;

•	brokers;

•	tax matters;

•	employee benefit plans;

•	derivative transactions;

•	properties and leases; and

•	anti-money laundering, community reinvestment and customer information security.

In addition, Optima has made representations and warranties to Cambridge regarding, among other things:

•	regulatory action;

•	material contracts;

•	labor matters;

•	environmental matters

•	investment securities;

•	loans and nonperforming and classified assets;

•	tangible properties and assets;

•	trust activities;

•	insurance;

•	intellectual property;

•	inapplicability of antitakeover laws; and

•	transactions with affiliates.

In addition, Cambridge has made representations and warranties to Optima regarding, among other things:

•	SEC filings;

•	Sufficient funds;

•	stock issued in the merger; and

•	deposit insurance.

The representations and warranties of each of Cambridge and Optima will expire upon the effective time of the merger. The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read Articles III and IV of the merger agreement attached to this proxy statement/prospectus as Annex A.

Conduct of Business Pending the Merger

Conduct of Business of Optima Pending the Merger

Under the merger agreement, Optima has agreed that, until the effective time of the merger or the termination of the merger agreement, Optima will not, except as expressly permitted by the merger agreement or with the prior written consent of Cambridge:

•	conduct its business other than in the ordinary course consistent with past practice and prudent banking practice and in compliance in all material respects with all applicable laws and regulations;

•

fail to use reasonable best efforts to preserve its business organization intact, maintain the services of current officers and employees of Optima, and preserve the goodwill of Optima’s customers and others with whom business relationships exist;

•

issue, sell or otherwise permit to become outstanding, or authorize the creation or reservation of, any securities or equity equivalents or enter into any agreement with respect to the foregoing, except with respect to stock based awards outstanding on the date of the merger agreement;

•

permit any additional shares of capital stock to become subject to grants of employee or director stock options, warrants, rights, convertible securities and other arrangements or commitments which obligate Optima to issue or dispose of any of its capital stock or other ownership interests

•

directly or indirectly redeem, retire, purchase or otherwise acquire any shares of its capital stock (except to the extent necessary to effect a cashless exercise of an option to purchase Optima stock that was outstanding at the time of the merger agreement);

•	make declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Optima stock;

•	directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock;

•

enter into, amend or renew any employment, consulting, severance or similar agreement or arrangement with any director, officer or employee, or grant any salary or wage increase or increase any employee benefit or pay any incentive or bonus payments, except for (i) normal increases in compensation to non-executive employees in the ordinary course of business consistent with past practice not to exceed 10% with respect to any individual non-executive employee and all such increases in the aggregate not to exceed 3% of total compensation, and provided that any increases, either singularly or collectively, are consistent with its 2018 budget, (ii) cash contributions to its 401(k) plan in the ordinary course of business consistent with past practice, and (iii) payment of accrued bonuses at the closing of the merger consistent with past practice and prorated through the closing date;

•

hire any person as an employee or promote any employee, except (i) to satisfy existing contractual obligations, and (ii) persons hired to fill any vacancies at an annual salary of less than $75,000 and whose employment is terminable at will;

•

enter into, establish, adopt, amend, modify or terminate any benefit and compensation plans, contracts, policies or arrangements covering current or former directors, officers or employees, except as required by applicable law or the merger agreement, subject to prior written notice and consultation with Cambridge;

•

pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any other transaction with, its officers or directors or any of their immediate family members or any affiliates or associates of any of its officers or directors, other than (i) compensation in the ordinary course of business consistent with past practice, or (ii) certain loans permitted under the merger agreement;

•

sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to Optima taken as a whole;

•

acquire all or any portion of the assets, business, deposits or properties of any other entity other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice;

•

make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate;

•	amend Optima’s Charter or Optima’s Bylaws;

•

implement or adopt any change in its accounting principles, practices or methods other than as may be required by applicable laws or regulations or by accounting principles generally accepted in the United States, or GAAP;

•

enter into, amend, modify or terminate any contract, lease or insurance policy that involves the payment of, or incurs fees, in excess of $25,000 per annum, except in the ordinary course of business consistent with past practice or as expressly permitted by the merger agreement;

•

enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Optima or any of its subsidiaries is or becomes a party, which involves a payment that exceeds $25,000 and/or would impose a material restriction on its business;

•	enter into any new material line of business;

•

materially change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any regulatory authority;

•	file any application or make any contract with respect to branching or site location or site relocation;

•	enter into any derivatives transactions, except in the ordinary course of business consistent with past practice;

•

incur any indebtedness for borrowed money or other liabilities (including brokered deposits and wholesale funding), federal funds purchased, borrowings from the Federal Home Loan Bank, and securities sold under agreements to repurchase, each with a duration exceeding 1 year, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than in the ordinary course of business consistent with past practice;

•

acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (i) any debt security or equity investment of a type or in an amount that is not in accordance with Optima’s investment policy, or (ii) any debt security other than U.S. government and U.S. government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities which would not be considered “high risk” securities under applicable regulatory pronouncements, in each case purchased in the ordinary course of business consistent with past practice;

•

restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which such portfolio is classified under GAAP or reported for regulatory purposes;

•

make, renegotiate, renew, increase, extend, modify or purchase any loan, other than in accordance with its existing loan policies and procedures, or to satisfy existing contractual obligations; provided, however, that prior notification to Cambridge Trust Company and Cambridge is required for (i) any new origination in excess of $2,000,000, or (ii) any loan not made in accordance with its existing loan policies;

•

make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice;

•

make or change any material tax election, file any amended tax return, enter into any material closing agreement, settle or compromise any material liability with respect to taxes, agree to any adjustment of any material tax attribute, file any material claim for a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

•

commit any act or omission which constitutes a material breach or default under any agreement with any governmental authority or under any material contract, lease or other material agreement or material license to which it is a party or by which it or its properties is bound;

•

foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a hazardous substance in amounts which would be material;

•

cause or allow the loss of insurance coverage that would have a material adverse effect to Optima, unless replaced with coverage which is substantially similar (in amount and insurer) to that in effect at the time of the merger agreement;

•

discharge or satisfy any lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices;

•

take any action or fail to take any action that is intended or is reasonably likely to (i) result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, (ii) result in any of the conditions to the merger set forth in the merger agreement not being satisfied, (iii) result in a material violation of any provision of the merger agreement, except, in each case, as required by applicable law or regulation or (iv) a material delay of the approval or completion of the merger; or

•	enter into any contract with respect to, or otherwise agree or commit to do, any of these prohibited activities.

Conduct of Business of Cambridge Pending the Merger

Under the merger agreement, Cambridge has agreed that, until the effective time of the merger or the termination of the merger agreement, Cambridge and Cambridge Trust Company will not, except as expressly permitted by the merger agreement or with the prior written consent of Optima:

•

take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time, (ii) any of the conditions to the merger agreement not being satisfied or (iii) a material violation of any provision of the merger agreement except, in each case, as may be required by applicable law or regulation;

•	change its record date for payment of its quarterly dividend from the record date established in the prior year’s quarter in a manner that is inconsistent with past practice;

•	enter into any contract with respect to, or otherwise agree or commit to do, any of these prohibited activities;

•

grant, issue, deliver or sell any additional shares of capital stock or rights; provided, however, that Cambridge may (i) grant equity awards pursuant to its employee benefit plans as required by any Cambridge employee benefit plan or in the ordinary course consistent with past practice, (ii) issue capital stock upon the vesting or exercise of any equity awards granted pursuant to a Cambridge employee benefits plan outstanding as of the date hereof in accordance with the terms and conditions thereof as in effect on the date hereof, including in connection with “net settling” any outstanding awards, and (iii) issue Cambridge capital stock in connection with the transactions contemplated hereby; or

•

other than in the ordinary course of business consistent with past practice or in connection with the transactions contemplated hereby, make, declare, pay or set aside for payment any stock dividend on or in respect of, or declare or make any distribution on any shares of Cambridge Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock.

Optima Shareholder Meeting

Optima has agreed to use its best efforts to call, hold and convene a meeting of its shareholders within 35 days after the initial mailing of this proxy statement/prospectus to its shareholders (and in any event to convene such meeting within 45 days after the initial mailing of this proxy statement/prospectus to its shareholders) to consider and vote on the approval of the merger agreement and any other matters required to be approved by its shareholders in order to consummate the merger. Optima has also agreed to ensure that its shareholder meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the meeting are solicited, in compliance with applicable law, Optima’s Charter and Optima’s Bylaws.

Additionally, the board of directors of Optima has agreed to recommend that its shareholders vote to approve the merger agreement and the transactions contemplated thereby (including the merger) and any other matters required to be approved by its shareholders for consummation of the merger.

No Solicitation

Optima has agreed that neither it nor any of its respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other representative retained by Optima (which we refer to as Optima’s representatives) will, directly or indirectly:

•

solicit, initiate, induce or knowingly encourage or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•

participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise provide access to, any information or data with respect to Optima or otherwise relating to an acquisition proposal; or

•	release any person from, waive any provision of, or fail to enforce any confidentiality agreement or standstill agreement to which Optima is a party.

Optima must immediately cease any existing discussions or negotiations with any person (other than Cambridge) with respect to any of the foregoing, and use reasonable best efforts to cause all persons (other than Cambridge) who have been furnished confidential information regarding Optima in connection with the solicitation of or discussions regarding an acquisition proposal within the 12 months prior to the date of the merger agreement to promptly return or destroy such information. Optima will take all steps necessary to terminate any approval that may have been given under any such provisions authorizing any person to make an acquisition proposal.

Under the merger agreement, an “acquisition proposal” means any proposal or offer with respect to any of the following (other than the transactions contemplated thereunder):

•	merger, consolidation, share exchange, business combination or other similar transactions;

•

sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of Optima in a single transaction or series of transactions;

•	tender offer or exchange offer for 10% or more of the outstanding shares of capital stock or the filing of a registration statement under the Securities Act in connection therewith; or

•	public announcement by any person of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

If Optima receives a bona fide unsolicited written acquisition proposal prior to its shareholder meeting that did not result from a breach by Optima of any of the non-solicitation provisions in the merger agreement as discussed above, Optima may participate in discussions or negotiations regarding the unsolicited acquisition proposal or furnish the third party with, or otherwise afford access to the third party of, any information or data with respect to Optima or any of its subsidiaries or otherwise relating to the acquisition proposal if:

•

the Optima board of directors first determines in good faith, after consultation with its outside legal counsel and financial advisor, that such action would be required in order for directors of Optima to comply with their fiduciary duties under applicable law in response to an acquisition proposal that the Optima board of directors believes in good faith is a superior proposal;

•

during the four business day period following notification by Optima to Cambridge about such proposal, Optima and its advisors negotiate in good faith with Cambridge to make adjustments in the terms and conditions of the merger agreement so that such proposal no longer constitutes a superior proposal;

•	such negotiations with Cambridge fail to result in the necessary adjustments to the merger agreement;

•	Optima has provided Cambridge with at least 24 hours notice of receipt of such acquisition proposal; and

•

prior to furnishing or affording access to any information or data with respect to Optima or any of its subsidiaries or otherwise relating to an acquisition proposal, the third party enters into a confidentiality agreement with Optima containing terms no less favorable to Cambridge than those contained in its confidentiality agreement with Cambridge.

A “superior proposal” means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 25% of the combined voting power of the shares of Optima common stock then outstanding or all or substantially all of the assets of Optima and otherwise (a) on terms which the Optima board of directors determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to the Optima shareholders than the transactions contemplated with Cambridge, and (b) that constitutes a transaction that, in the Optima board of directors’ good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

Optima must deliver to Cambridge within twenty-four hours a new notice of each such superior proposal.

Employee Benefits

Following the closing date of the merger, Cambridge may, in its sole discretion, choose to maintain any or all of Optima’s benefit plans, and Optima must cooperate with Cambridge in order to effect any plan terminations to be made as of the effective time of the merger. For the 12-month period following the effective time of the merger (or the applicable continuing employee’s earlier termination of employment), Cambridge shall provide or cause to be provided to each Optima employee who continues employment with Cambridge or Cambridge Trust Company (a “continuing employee”) (i) at least the same base salary or base rate of pay as provided to such continuing employee immediately prior to the effective time of the merger, (ii) target cash bonus opportunities as provided to similarly-situated employees of Cambridge or Cambridge Trust Company, and (iii) other benefits (other than severance or termination pay) substantially comparable in the aggregate to the benefits provided to similarly-situated employees of Cambridge or Cambridge Trust Company. Cambridge shall take all commercially reasonable actions so that continuing employees are entitled to participate in Cambridge benefit plans of general applicability to the same extent as similarly-situated Cambridge employees. Cambridge will cause each Cambridge benefit plan in which continuing employees are eligible to participate to take into account for purposes of eligibility and vesting under the Cambridge benefit plans, but not for purposes of benefit accrual under a defined benefit plan, the service of such employees with Optima to the same extent as such service was credited for such purpose by Optima. Such service, however, will not be recognized to the extent that such recognition would result in a duplication of benefits or retroactive application. Cambridge may amend, merge or terminate any Optima benefit plan or Cambridge benefit plan in accordance with their terms at any time. However, Cambridge will continue to maintain the Optima benefit plans (other than cash incentive, equity or equity-based incentive, retention, change in control, severance, defined benefit, retiree welfare, or similar plans, programs or agreements) for which there is a comparable Cambridge benefit plan until the continuing employees are permitted to participate in the Cambridge benefit plan, unless such Cambridge benefit plan has been frozen or terminated with respect to similarly-situated Cambridge employees.

Cambridge will honor, under the vacation policies of Optima, the accrued but unused vacation time of each continuing employee.

If a continuing employee becomes eligible to participate in a medical, dental or health plan of Cambridge upon termination of such plan of Optima, Cambridge will make all commercially reasonable efforts to cause such plan to (a) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plan of Cambridge, (b) honor under any such plans any deductible, co-payment and out-of-pocket expenses incurred by the continuing employees and their beneficiaries during the portion of the calendar year prior to such participation, and (c) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such continuing employee on or after the effective time of the merger, in each case to the extent such employee satisfied any similar limitation or requirement under an analogous Optima benefit plan prior to the effective time of the merger.

Any Optima employee (excluding any employee who is party to an employment agreement, change-in-control agreement or any other agreement which provides for severance payments) whose employment is terminated (other than for cause) at the request of Cambridge (but by and in the sole discretion of Optima) prior to the effective time of the merger, or is terminated by Cambridge within 12 months following the effective date of the merger, shall be entitled to receive severance payments in an amount equal to two weeks of base pay for each full year of service (including all service with Optima and Cambridge), with a minimum of two and a maximum of 26 weeks of base pay. See the section of this proxy statement/prospectus entitled “The Merger — Interests of Optima’s Directors and Executive Officers in the Merger — Employment Agreements with Optima” for a description of the aggregate amounts due to Mr. Morrison, Ms. Morrison, Mr. Young and Mr. Garside.

Cambridge and Optima may provide a retention pool to be paid to certain Optima employees designated by Cambridge in consultation with Optima.

Indemnification and Insurance

Indemnification

Under the merger agreement, Cambridge has agreed that for a period of six years following the effective time of the merger, it will indemnify and hold harmless each present and former director and officer of Optima against any reasonable costs, expenses or fees (including reasonable attorneys’ fees), judgments, amounts paid in settlement, fines, penalties, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, for matters existing or occurring at or prior to the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she was a director or officer of Optima or is or was serving at the request of Optima as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan of Optima, to the fullest extent which such indemnified party would be entitled under Optima’s Charter and Optima’s Bylaws as in effect of the date of the merger agreement.

Directors’ and Officers’ Insurance

The merger agreement requires Cambridge to use its reasonable best efforts to cause the directors and officers of Optima immediately prior to the effective time of the merger to be covered by Optima’s directors’ and officers’ liability insurance policy for a six-year period following the effective time of the merger with respect to acts or omissions occurring prior to the effective time committed by such directors and officers in their capacities as such. Cambridge will not be required to expend in any one year more than 250% of the current annual amount expended by Optima to maintain such insurance. If the current insurance policy requires Cambridge to expend more than this amount, Cambridge shall use reasonable best efforts to obtain as much comparable insurance as is available.

Voting Agreements

Each of the directors (including the Chief Executive Officer, the Executive Vice President and Chief Administrative Officer and the Executive Vice President and Chief Lending Officer) and one other executive officer of Optima have entered into a voting agreement with Cambridge. In the voting agreement, the directors and executive officer agreed to vote, and granted Cambridge an irrevocable proxy and power of attorney to vote, all of his or her shares of Optima common stock in favor of the consummation of the merger or any of the transactions contemplated by the merger agreement and against any other acquisition proposal.

Except under limited circumstances, the directors and executive officer also agreed not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any such shares. Each voting agreement terminates immediately upon the earlier of the adjournment of the meeting of shareholders of Optima called and held pursuant to merger agreement, or the termination of the merger agreement in accordance with its terms.

As of the record date, the directors and the executive officer held                  shares of Optima common stock, which represented approximately     % of the outstanding shares of Optima common stock. The directors and executive officer were not paid any additional consideration in connection with the execution of the voting agreement.

Additional Agreements

Cambridge and Optima have also agreed to use their reasonable best efforts in good faith to:

•

take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the merger and the transactions contemplated thereby as promptly as practicable; and

•

enable consummation of the transactions contemplated under the merger agreement, including the fulfillment of conditions set forth in the merger agreement, and cooperate fully with the other parties to the merger agreement to such end.

The merger agreement also contains covenants relating to cooperation in the preparation of this proxy statement/prospectus and additional agreements relating to, among other things, access to information and notice of certain matters.

Conditions to Complete the Merger

The obligations of Cambridge and Optima to consummate the merger are subject to the fulfillment of the following conditions:

•

Cambridge and Optima having obtained all regulatory approvals, and completed any requirements required by such regulatory approvals, required to consummate the transactions contemplated by the merger agreement and all related statutory waiting periods having expired or been terminated;

•	the registration statement, of which this proxy statement/prospectus is a part, being declared effective and the absence of any stop order suspending that effectiveness;

•	the shares of Cambridge common stock issuable in connection with the merger being approved for listing on NASDAQ;

•

the absence of any judgment, order, injunction or decree, or any statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced, preventing, prohibiting or making illegal the consummation of any of the transactions contemplated by the merger agreement;

•

Cambridge having received the written opinion of Hogan Lovells US LLP and Optima having received the written opinion of Goodwin Procter LLP, in each case substantially to the effect that the merger will constitute a tax free reorganization described in Section 368(a) of the Code; and

•	the offer letters having been executed and delivered by all each of the executives and Cambridge.

In addition, the obligations of Cambridge to consummate the merger are subject to the fulfillment or written waiver, where permissible, of the following additional conditions:

•

each of the representations and warranties of Optima set forth in the merger agreement shall be true and correct as of the date of the merger agreement and as of the closing date of the merger, unless the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a material adverse effect on Optima;

•	Optima shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger;

•

no regulatory approval shall contain any condition, restriction or requirement that the Cambridge board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the merger to such a degree that Cambridge would not have entered into the merger agreement had such condition, restriction or requirement been known on the date of the merger agreement;

•	the voting agreements shall have been executed and delivered concurrently with Optima’s execution and delivery of the merger agreement;

•	the merger agreement shall have been duly approved by the requisite vote of Optima shareholders;

•	Optima shall have furnished certificates of its officers and such other documents to evidence fulfillment of certain conditions set forth in the merger agreement as Cambridge may reasonably request.

The obligations of Optima to consummate the merger are subject to the fulfillment or written waiver, where permissible, of the following additional conditions:

•

each of the representations and warranties of Cambridge set forth in the merger agreement shall be true and correct as of the date of the merger agreement and as of the closing date of the merger, unless the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a material adverse effect on Cambridge;

•	Cambridge shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger; and

•	Cambridge shall have furnished certificates of its officers and such other documents to evidence fulfillment of certain conditions set forth in the merger agreement as Optima may reasonably request.

“Material adverse effect” when used with respect to Cambridge or Optima means any effect that is material and adverse to its financial condition, results of operations or business or that would materially impair its ability to perform its obligations under the merger agreement or otherwise materially threaten or materially impede its ability to consummate the transactions contemplated by the merger agreement. However, material adverse effect does not include the impact of:

•

changes in GAAP or applicable regulatory accounting requirements, except to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the financial services industry;

•

changes in rules or regulations of general applicability to financial institutions and/or their holding companies, or interpretations thereof by courts or any bank regulator or governmental authorities, except to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the financial services industry;

•

changes in in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries, except to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the financial services industry;

•

public disclosure of the execution of the merger agreement, public disclosure or consummation of the transactions contemplated under the merger agreement (including any effect on a party’s relationships with its customers or employees) or actions expressly required by the merger agreement or actions or omissions that are taken with the prior written consent of the other party in contemplation of the transactions contemplated under the merger agreement;

•

a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying cause of such decline or failure may be taken into account in determining whether a material adverse effect has occurred);

•	the expenses incurred by either party in negotiating, documenting, effecting and consummating the transactions contemplated by the merger agreement; and

•	Any failure by the parties to meet any internal projections or forecasts or estimates of revenues or earnings for any period.

Termination

The merger agreement may be terminated and the merger and the transactions contemplated by the merger agreement abandoned as follows:

•	by mutual consent of the parties;

•

by Cambridge or Optima if any regulatory approval required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final, nonappealable action of any governmental authority, or an application for regulatory approval has been permanently withdrawn at the request of a governmental authority;

•

by Cambridge or Optima if the approval of the shareholders of Optima is not obtained at a duly held shareholder meeting or at any adjournment or postponement thereof (provided that if Optima is the terminating party it shall not be in material breach of any of its obligations under the shareholder approval provisions in the merger agreement);

•

by Cambridge or Optima if the other party materially breaches any of its representations, warranties, covenants or other agreements set forth in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), which breach is not cured within 30 days of written notice of the breach, or by its nature cannot be cured prior to the closing of the merger, and such breach would entitle the non-breaching party not to consummate the merger;

•

by Cambridge or Optima if the merger is not consummated by September 30, 2019, unless the failure to consummate the merger by such date is due to a material breach of the merger agreement by the terminating party;

•	by Cambridge or Optima if:

•	Optima materially breaches the non-solicitation provisions in the merger agreement;

•

the Optima board of directors fails to recommend approval of the merger agreement by the Optima shareholders, or withdraws, modifies or changes such recommendation in a manner adverse to Cambridge’s interests;

•

the Optima board of directors recommends, proposes or publicly announces its intention to recommend or propose to engage in an acquisition transaction with any person other than Cambridge or any of its subsidiaries; or

•	Optima fails to call, give notice of, convene and hold its special meeting;

Under the merger agreement, an “acquisition transaction” means (other than the transactions contemplated between Cambridge and Optima) (a) a merger, consolidation, share exchange, business combination or any similar transaction, (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of net revenues, net income or assets in a single transaction or series of transactions, (c) a tender offer or exchange offer for 10% or more of the outstanding shares of capital stock or the filing of a registration statement under the Securities Act in connection therewith, or (d) an agreement or commitment to take any of the foregoing actions.

•	by Optima if:

•

the Optima board of directors so determines by a majority vote of the members of the entire board of directors, at any time during the five-day period commencing on the 10th day prior to the closing date of the merger (or the immediately preceding trading day if shares of Cambridge common stock are not trading on NASDAQ on such 10th day), which is referred to as the determination date, if both of the following conditions are satisfied:

•

the quotient obtained by dividing (i) the average of the daily closing prices for shares of Cambridge common stock for the 20 consecutive full trading days on which such shares are traded on NASDAQ (as reported by Bloomberg or, if not reported thereby, any other authoritative source) ending at the close of trading on the determination date by (ii) the closing price of a share of Cambridge common stock on NASDAQ (as reported by Bloomberg or, if not reported thereby, any other authoritative source) on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement, which is referred to as the Cambridge ratio, is less than 0.80; and

•

the Cambridge ratio is less than the quotient obtained by dividing (A) the average of the closing prices of the NASDAQ Bank Index for the 20 consecutive full trading days ending on the trading day prior to the determination date by (B) the closing price of the NASDAQ Bank Index on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement, and subtracting 0.20 from the quotient;

The closing price of Cambridge common stock on December 4, 2018, the last trading day preceding the first public announcement of the merger, was $85.61 per share. In order for the termination right described immediately above to be triggered, the average closing price of Cambridge common stock over the measurement period will need to be less than $68.49 per share and Cambridge common stock will need to have underperformed the NASDAQ Bank Index over the measurement period by at least 20 percentage points. If the Optima board of directors exercises the termination right described immediately above, Cambridge will have the option to increase the merger consideration such that the implied value of the exchange ratio would be equivalent to the minimum implied value that would have avoided triggering this termination right. If Cambridge elects to increase the merger consideration pursuant to the preceding sentence, no termination will occur.

Termination Fee

Under the terms of the merger agreement, Optima must pay Cambridge a termination fee of $2,500,000 if:

•	Cambridge or Optima terminates the merger agreement as a result of:

•	Optima materially breaching the non-solicitation provisions in the merger agreement;

•

the Optima board of directors failing to recommend approval of the merger agreement by the Optima shareholders, or withdrawing, modifying or changing such recommendation in a manner adverse to Cambridge’s interests;

•

the Optima board of directors recommending, proposing or publicly announcing its intention to recommend or propose to engage in an acquisition transaction with any person other than Cambridge or any of its subsidiaries; or

•	Optima failing to call, give notice of, convene and hold its special meeting; or

•

Optima enters into a definitive agreement relating to an acquisition proposal or consummates an acquisition proposal within 12 months following the termination of the merger agreement by Cambridge as a result of a willful breach by Optima after an acquisition proposal has been publicly announced or otherwise made known to Optima.

Waiver and Amendment

Prior to the effective time of the merger, any provision of the merger agreement may be waived by the party benefited by the provision, or amended or modified by a written agreement between Cambridge, Cambridge Trust Company and Optima. However, after the Optima special meeting, no amendment will be made which by law requires further approval by the shareholders of Optima without obtaining such approval.

Expenses

Each party will pay all expenses it incurs in connection with the merger agreement and the related transactions, including fees and expenses of its own financial consultants, accountants and counsel, except that Cambridge and Optima will share equally any printing expenses and SEC filing and registrations fees for this proxy statement/prospectus.

Specific Performance

Cambridge and Optima have agreed that they are each entitled to an injunction or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

COMPARISON OF SHAREHOLDER RIGHTS

The rights of Optima shareholders who receive shares of Cambridge common stock as a result of the merger will be governed by Cambridge’s Charter and Cambridge’s Bylaws, and by the Massachusetts Business Corporation Act, or MBCA, whereas the rights of Optima shareholders currently are governed by Optima’s Charter and Optima’s Bylaws and the New Hampshire Revised Statutes Annotated, as amended. The following discussion summarizes certain material differences between the rights of Cambridge shareholders and Optima shareholders.

This discussion does not purport to be a complete statement of the rights of shareholders of Cambridge or the rights shareholders of Optima shareholders, and is qualified in its entirety by reference to the governing corporate documents of Cambridge and Optima and applicable Massachusetts and New Hampshire law. See “Where You Can Find More Information” beginning on page 102.

	Cambridge	Optima
Authorized Capital Stock	Cambridge’s Charter authorizes it to issue up to 10,000,000 shares of capital stock, par value $1.00 per share.	Optima’s Charter authorizes it to issue up to of 9,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share.

Directors	Cambridge’s Bylaws provide for not less than three director and not more than 25 directors.	Optima’s Bylaws provide for not less than nine (9) directors and nor more than fifteen (15) directors.

Director Classes	Cambridge’s Bylaws provide that directors are divided into three classes, as nearly identical in number as the then total number of directors constituting the entire board of directors permits, and are elected for three year staggered terms.	Optima’s Charter and Optima’s Bylaws provide that directors are divided into three classes, as nearly identical in number as the then total number of directors constituting the entire board of directors permits, and are elected for three-year staggered terms.

Removal of Directors	Cambridge’s Bylaws provide that a director may be removed only for cause by the affirmative vote of at least 80% of the shares of capital stock entitled to vote at any special meeting called for the purpose of considering such removal.	Optima’s Bylaws provide that a director may be removed only for cause by vote of the majority of holders of shares of stock entitled to vote on the election of directors.

Filling Board Vacancies	Cambridge’s Bylaws provide that any vacancy newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy created by the death, resignation or removal of another	Optima’s Bylaws provide that a vacancy, caused by any reason, can be filled by a vote of the majority vote of the remaining directors. The new director will hold the office until the next election of the Class of Directors to which he or she is elected. In lieu of filling such vacancy, the shareholders or the board of directors may reduce the number

	Cambridge	Optima
	director shall serve for a term coinciding with the remaining term of his or her predecessor. Any director elected to fill a vacancy created by an increase in the number of directors shall serve until the next meeting of stockholders at which directors are elected.	of directors, but not to less than seven.

Nomination of Director Candidates by Shareholders	Cambridge’s Bylaws provide that any shareholder of record may nominate a candidate for director if the shareholder provides notice to the corporate Secretary of Cambridge at least 50 days, but not more than 70 days, prior to the annual meeting with the following information: (i) the name and address of such stockholder and of each person to be nominated, (ii) the class and number of shares of capital stock of the corporation beneficially owned by such stockholder and by each person to be nominated, (iii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate such person(s), (iv) a description of all arrangements between such stockholder and each person to be nominated pursuant to which the nomination or nominations are to be made by such stockholder, (v) such other information regarding each nominee proposed in the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (vi) the consent of each nominee to serve as a director of the corporation if elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in accordance with the foregoing procedure.	Optima’s Bylaws provide that any shareholder of record at the time of notice of the annual meeting may nominate a director. Shareholder nominations must be made in writing to the Clerk of Optima not less than 90 but not more than 120 days prior to prior to the anniversary of the last annual meeting; provided, however, if the annual meeting is convened more than 30 days before or more than 60 days after the anniversary of the preceding year, or if there was no annual meeting held the preceding year, then the shareholder nomination must be provided to the Clerk no later than the later of 90 days prior to the meeting or 10 days following the day on which the meeting was first publically announced. The notice shall provide: (1) any information required to be disclosed in solicitations for proxies of directors in an election contest pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended; (2) (i) the name and address of the shareholder giving notice, and the class or series and number of shares held by such person, including any shares as to which such person has a right to acquire beneficial ownership at any time in the future, (ii) any proxy, agreement, arrangement, understanding or relationship pursuant to which such person has or shares a right to, directly or

	Cambridge	Optima
indirectly, vote any shares, and (iii) a description of the material terms of all agreements, arrangements or understandings entered into by such person or its affiliates for the purpose of acquiring, holding, disposing or voting any such shares; (3) a description of all agreements, arrangements or understandings pertaining to the nominations and the identity and addresses of other shareholders known to support such nominations, and (4) a statement whether the shareholder will deliver a proxy statement and form of proxy to any of Optima’s holders of capital stock.

Vote Required	The MBCA does not require the approval of the plan of merger by the shareholders of Cambridge Trust Company. Cambridge Trust Company’s charter is attached hereto as Annex D, as required by New Hampshire law, which requires Cambridge Trust Company’s Charter to be disclosed.	New Hampshire law provides that approval of a plan of merger requires the approval of shareholders at a meeting at which a quorum consisting of at least a majority of the votes entitled to be cast on the plan of merger exists.

Exculpation of Directors and Officers	The MBCA provides that directors and officers shall not be personally liable except in cases where the director or officer does not discharge his or her duty: (i) in good faith; (ii) with the reasonable care of a person in a like position under similar circumstances; or (iii) in a manner that the director or officer believes to be in the best interests of the corporation.	Optima’s Charter provides that directors shall not be personally liable to Optima or to any shareholders of Optima for monetary damages for a breach of any fiduciary duty owed to Optima or its shareholders, provided, however the foregoing does not relieve any director of Optima from liability for any breach of duty based upon an act or omission: (i) in breach of the duty of loyalty to Optima or its shareholders; (ii) not in good faith or involving intentional misconduct or a knowing violation of the law; or (iii) or from which a director derives an improper personal benefit. Optima provides directors with the full protection available to directors of a business corporation under Chapter 293-A of the New Hampshire Revised Statutes Annotated.

	Cambridge	Optima

Indemnification	Cambridge’s Bylaws provide broad indemnification for current and former directors, officers, employees, and agents in civil, criminal administrative and investigative suits, except (a) with respect to a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation, or the proceeding seeks a declaratory judgment regarding his or her own conduct or (b) with respect to a compromise payment made to dispose of a matter, pursuant to a consent decree or otherwise, unless the payment and indemnification thereof have been approved by the corporation, or a court of competent jurisdiction. No indemnification will be provided if the director or officer’s (a) did not act in good faith, in the reasonable belief that his or her action was in, or at least not opposed to, the best interests of Cambridge, and (b) in a criminal proceeding, had a reasonable believe that such acts or omissions were unlawful.	Optima’s Bylaws provide for the indemnification of current and former directors or officers from threatened civil, criminal administrative and investigative cases, to the extent permissible under federal law and the New Hampshire Business Corporation Act.

Dissenters’ Rights	The MBCA provides that dissenters’ right of appraisal are only available in connection with (1) mergers if shareholder approval is required or if the corporation is a subsidiary that is merged with its parent, unless shareholders are receiving cash or marketable securities as consideration; (2) share exchanges to which the corporation is a party as the corporation whose shares will be acquired and the shares being received are not marketable securities; (3) sales of substantially all of the assets (other than sales that are in the usual and regular course of business and certain liquidations	Under the New Hampshire Business Corporation Act, made applicable to shareholders of Optima by New Hampshire law, shareholders may, under certain circumstances, exercise appraisal rights in the event of certain limited corporate actions and obtain payment for the fair value of their shares. Appraisal rights are available under New Hampshire law to any shareholder of a constituent corporation in the event of a merger if such shareholder is entitled to vote upon the merger or if the corporation is a subsidiary that is merged with its parent. Neither Optima’s Charter nor Optima’s

	Cambridge	Optima
	and court-ordered sales); (4) certain amendments to the articles of organization that materially and adversely affect rights in respect of a dissenter’s shares; and (5) certain corporate conversions.	Bylaws grant any appraisal rights in addition to the statutorily prescribed rights.

Notice of Shareholder Meetings	Cambridge’s Bylaws provide that shareholders will be given written notice stating the place, date, and hour of a shareholder meeting and stating the purpose of the meeting not less than seven days nor more than 60 days before the date of the meeting.	Optima’s Bylaws provide that notice of a meeting of shareholders shall be given to the shareholder not less than 10 nor more than 60 days prior to the meeting, either personally or by mail, and such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the purposes for which the meeting is called.

Calling a Special Meeting of Shareholders	Cambridge’s Bylaws provide that a special meeting of shareholders can be called for any purpose by: (i) the CEO; (ii) the board of directors; or (iii) by the Secretary in response to a written request from a stockholder who holds at least one-tenth part in interest of the capital stock entitled to vote thereat. If a special meeting is called by the shareholders, the meeting shall be held no fewer than 60 nor more than 90 days after such application, with no fewer than 20 days’ notice.	Optima’s Bylaws provide that a special meeting of shareholders can be called by: (i) the President; (ii) a majority of the board of directors; or (iii) by the President at the written request of shareholders of not less than 10% of all the shares entitled to vote at the meeting. Notice requirements are the same as for an annual meeting of the shareholders.

Record Date	Cambridge’s Bylaws provide that the board of directors may fix in advance a time, which shall not be more than 70 days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date.	Optima’s Bylaws provided that board of directors may fix the record date not more than 70 days, and, for a shareholder meeting, no less than ten prior to the date on which the particular action requiring the determination of the shareholders is to be taken.

Dividends	The MBCA provides that a corporation may not make a distribution if, after giving effect thereto, either: (i) it would be unable to pay its debts as they	Optima’s Bylaws provide that the board of directors has the power to declare and pay dividends. The New Hampshire Business Corporations Act provides that a

	Cambridge	Optima
	become due in the usual course of its business; or (ii) its total assets would be less than its total liabilities.	corporation may not make a distribution if, after giving effect thereto, either: (i) it would be unable to pay its debts as they become due in the usual course of its business; or (ii) its total assets would be less than its total liabilities.

Action Without a Meeting	Cambridge’s Bylaws provide that any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing, signed or delivered to the corporation by electronic transmission, and the written consents are filed with the records of the meetings of directors.	Optima’s Bylaws provide that any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing, setting forth the action taken. The written consents are filed with the records of the meetings of directors and are effective when signed by all directors.

Stock Ownership Requirement for Directors	Massachusetts law does not provide a stock ownership requirement for directors of Massachusetts corporations. A director of a Massachusetts trust company, such as Cambridge Trust Company, is required to hold stock of the trust company or its holding company (in this case, Cambridge) having a fair market value of at least $1,000.	New Hampshire law does not provide a stock ownership requirement for directors of New Hampshire-chartered banks.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial data is based on the historical financial data of Cambridge and Optima, and has been prepared to illustrate the effects of the merger. It is also based on certain assumptions that Cambridge and Optima believe are reasonable, which are described in the notes to the unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus. The unaudited pro forma condensed combined financial data does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the merger. The unaudited pro forma condensed combined income statement also does not include any integration costs the companies may incur related to the merger as part of combining the operations of the companies.

Certain reclassifications were made to Optima’s historical financial information to conform to Cambridge’s presentation of financial information. This data should be read in conjunction with the Cambridge historical consolidated financial statements and accompanying notes in Cambridge’s Annual Report on Form 10-K, as amended, as of and for the year ended December 31, 2017 and the Optima historical financial statements and accompanying notes included in this proxy statement/prospectus.

Cambridge has not performed the detailed valuation analysis necessary to determine the fair market values of Optima’s assets to be acquired and liabilities to be assumed. Accordingly, the unaudited pro forma condensed combined financial data does not include an allocation of the purchase price, unless otherwise specified. The pro forma adjustments included in this proxy statement/prospectus are subject to change depending on changes in interest rates and the components of assets and liabilities, and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of Optima’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the fair values of the net assets as compared with the information shown in the unaudited pro forma condensed combined financial data may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact Cambridge’s statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Optima’s shareholders’ equity, including results of operations and certain balance sheet changes from September 30, 2018 through the date the merger is completed will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented in this proxy statement/prospectus.

Cambridge anticipates that the merger with Optima will provide financial benefits that include reduced operating expenses. The pro forma information does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical benefits would have been had the two companies been combined during these periods.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Cambridge common stock or the actual or future results of operations of Cambridge for any period. Actual results may be materially different than the pro forma information presented.

	September 30, 2018
	Cambridge Bancorp Historical	Optima Bank Historical	Adjustment		Pro Forma
	(dollars in thousands, except par value)
Assets
Cash and cash equivalents	$16,431	$23,336	$(9,882	)(1)	$29,885
Investment securities
Available for sale, at fair value	180,363	22,843	—		203,206
Held to maturity, at amortized cost	271,005	—	—		271,005

Total investment securities	451,368	22,843	—		474,211
Loans held for sale, at lower of cost or fair value	—	—	—		—
Loans	1,451,781	465,583	(6,636	)(2)	1,910,728
Less: allowance for loan losses	(16,106)	(3,273)	3,273	(3)	(16,106)

Net loans	1,435,675	462,310	(3,363)		1,894,622
Federal Home Loan Bank of Boston Stock, at cost	6,666	1,049	—		7,715
Bank owned life insurance	30,800	5,699	—		36,499
Banking premises and equipment, net	8,836	5,719	—		14,555
Deferred income taxes, net	8,990	38	—		9,028
Accrued interest receivable	5,536	1,299	—		6,835
Other assets	24,642	1,864	34,814	(4), (5)	61,320

Total assets	$1,988,944	$524,157	$21,569		$2,534,670

Liabilities
Deposits	$505,951	$62,012	$—		$567,963
Demand	385,617	26,906	—		412,523
Interest bearing checking	119,241	78,539	—		197,780
Money market	606,843	174,839	—		781,682
Savings	113,627	146,270	(849	)(6)	259,048

Certificates of deposit	1,731,279	488,566	(849)		2,218,996
Total deposits	66,700	2,210	—		68,910
Short-term borrowings	3,452	—	—		3,452
Long-term borrowings	26,737	362	744	(7)	27,843

Other liabilities	$1,828,168	$491,138	$(105)		$2,319,201

Total liabilities

Shareholders’ Equity
Common Stock	4,106	2,064	726	(8)	6,896
Additional paid-in capital	37,789	21,733	20,948	(9)	80,470
Retained earnings	127,883	9,516	—		137,399
Accumulated other comprehensive loss	(9,002)	(294)	—		(9,296)

Total shareholders’ equity	160,776	33,019	21,674		215,469

Total liabilities and shareholders’ equity	$1,988,944	$524,157	$21,569		$2,534,670

(1)	Includes $3.5 million cash consideration to Optima common stockholders, $1.3 million paid to the holders of Optima stock options, and estimated after-tax merger charges of $5.1 million
(2)	The pro forma adjustment to loans includes a negative $3.4 million credit component, and a negative $3.2 million interest component, which will be accreted over an estimated 3 years
(3)	Reflects the elimination of Optima’s existing loan loss reserve at acquisition

(4)	Adjustment to reflect approximately $29.2 million of preliminary estimated goodwill from this business transaction
(5)

Adjustment to reflect approximately $5.6 million of preliminary estimated core deposit intangible expected to be amortized using the sum of the years’ digits method over 10 years; the amount of core deposit intangible is estimated at 2.52% of core deposits

(6)	The pro forma adjustment to deposits includes a negative $0.8 million interest component which will be amortized over approximately 3 years
(7)	Other liabilities reflects deferred tax liabilities related to fair value adjustments calculated using a 24% tax rate
(8)	Reflects par value of shares expected to be issued to Optima common stockholders
(9)	Adjustment to reflect the elimination of Optima stockholders’ equity, the issuance of Cambridge common stock in the merger, and the impact of $5.1 million of after-tax merger charges

The estimated costs of the merger are set forth below:

(in thousands)
Change in control and severance payments	$2,332
Vendor and system contracts terminations	749
Facilities terminations	432
Professional and legal fees	2,195
Other acquisition related expenses	700

Pre-tax merger costs	6,408

Taxes	1,346

Total merger costs	$5,062

The estimated amount of goodwill is set forth below:

(in thousands)
Total Purchase Price of Optima	$65,928

Optima Equity	$34,372

Estimated Fair Value Adjustments
Loans – Credit Mark	(3,403)
Loans – Interest Rate Mark	(3,233)
Deposits—Interest Rate Mark	849
Allowance for Loan Losses	3,273
Core Deposit Intangible	5,614
Deferred Tax Liability	(744)

Goodwill resulting from the merger	$29,200

	Nine Months Ended September 30, 2018
	Cambridge Bancorp Historical	Optima Bank Historical	Adjustment		Pro Forma
	(dollars in thousands, except share data)
Interest and dividend income
Interest on taxable loans	$42,318	$14,358	$1,163	(1)	$57,839
Interest on tax-exempt loans	279	10	—		289
Interest on taxable investment securities	5,570	402	—		5,972
Interest on tax-exempt investment securities	1,817	—	—		1,817
Dividends on FHLB of Boston stock	202	40	—		242
Interest on overnight investments	484	235	—		719

Total interest and dividend income	50,670	15,045	1,163		66,878

Interest expense
Interest on deposits	3,290	4,259	337	(2)	7,886
Interest on borrowed funds	202	2	—		204

Total interest expense	3,492	4,261	337		8,090

Net interest and dividend income	47,178	10,784	826		58,788
Provision for Loan Losses	787	291	—		1,078

Net interest and dividend income after provision for loan losses	46,391	10,493	826		57,710

Noninterest income
Wealth management revenue	19,044	—	—		19,044
Deposit account fees	2,306	52	—		2,358
ATM/Debit card income	875	248	—		1,123
Bank owned life insurance income	393	114	—		507
Gain (loss) on disposition of investment securities	2	83	—		85
Gain on loans held for sale and portfolio loan sales	82	199	—		281
Loan related derivative income	1,220	—	—		1,220
Other income	1,029	362	—		1,391

Total noninterest income	24,951	1,058	—		26,009

Noninterest expense
Salaries and employee benefits	30,842	5,393	—		36,235
Occupancy and equipment	6,736	1,634	—		8,370
Data processing	3,848	422	—		4,270
Professional services	2,477	560	—		3,037
Marketing	1,369	266	—		1,635
FDIC Insurance	437	382	—		819
Other expenses	1,436	370	383	(3)	2,189

Total noninterest expense	47,145	9,027	383		56,555

Income before income taxes	24,197	2,524	443		27,164
Income tax expense	5,622	715	106	(4)	6,443

Net income	$18,575	$1,809	$337		$20,721

Share data:
Weighted average number of shares outstanding, basic	4,059,608	2,058,069	(1,344,331)		4,773,346
Weighted average number of shares outstanding, diluted	4,095,447	2,321,445	(1,516,368)		4,900,524
Basic earnings per share	$4.53	$0.88	$—		4.34
Diluted earnings per share	$4.49	$0.78	$—		4.23

(1)	Adjustment reflects the yield adjustment for interest income on loans
(2)	Adjustment reflects the cost adjustment for the interest expense on deposits
(3)	Adjustment reflects the net increase in amortization of other intangible assets generated in the transaction
(4)	Adjustment represents income tax expense on the pro forma adjustments at the estimated rate of 24%

	For the Year Ended December 31, 2017
	Cambridge Bancorp Historical	Optima Bank Historical	Adjustment		Pro Forma
	(dollars in thousands, except par value)
Interest and dividend income
Interest on taxable loans	$51,238	$16,286	$1,550	(1)	$69,074
Interest on tax-exempt loans	496	15	—		511
Interest on taxable investment securities	6,321	490	—		6,811
Interest on tax-exempt investment securities	2,600	—	—		2,600
Dividends on FHLB of Boston stock	245	33	—		278
Interest on overnight investments	291	247	—		538

Total interest and dividend income	61,191	17,071	1,550		79,812

Interest expense
Interest on deposits	3,125	3,775	449	(2)	7,349
Interest on borrowed funds	462	—	—		462

Total interest expense	3,587	3,775	449		7,811

Net interest and dividend income	57,604	13,296	1,101		72,001
Provision for Loan Losses	362	428	—		790

Net interest and dividend income after provision for loan losses	57,242	12,868	1,101		71,211

Noninterest income
Wealth management revenue	23,029	—	—		23,029
Deposit account fees	3,142	44	—		3,186
ATM/Debit card income	1,182	300	—		1,482
Bank owned life insurance income	584	150	—		734
Gain (loss) on disposition of investment securities	(3)	42	—		39
Gain on loans held for sale and portfolio loan sales	355	311	—		666
Loan related derivative income	780	—	—		780
Other income	1,155	285	—		1,440

Total noninterest income	30,224	1,132	—		31,356

Noninterest expense
Salaries and employee benefits	36,707	6,478	—		43,185
Occupancy and equipment	9,114	1,299	—		10,413
Data processing	4,956	662	—		5,618
Professional services	3,374	781	—		4,155
Marketing	1,620	394	—		2,014
FDIC Insurance	629	425	—		1,054
Other expenses	2,892	1,009	510	(3)	4,411

Total noninterest expense	59,292	11,048	510		70,850

Income before income taxes	28,174	2,952	590		31,716
Income tax expense	13,358	1,068	198	(4)	14,624

Net income	$14,816	$1,884	$392		$17,092

Share data:
Weighted average number of shares outstanding, basic	4,030,530	2,018,829	(1,318,699)		4,730,660
Weighted average number of shares outstanding, diluted	4,065,754	2,341,383	(1,529,392)		4,877,745
Basic earnings per share	$3.64	$0.93	$—		3.61
Diluted earnings per share	$3.61	$0.80	$—		3.50

(1)	Adjustment reflects the yield adjustment for interest income on loans
(2)	Adjustment reflects the cost adjustment for the interest expense on deposits
(3)	Adjustment reflects the net increase in amortization of other intangible assets generated in the transaction
(4)	Adjustment represents income tax expense on the pro forma adjustments at the estimated rate of 33.5%

LEGAL MATTERS

The validity of the shares of Cambridge common stock to be issued in the merger will be passed upon for Cambridge by Hogan Lovells US LLP. Hogan Lovells US LLP and Goodwin Procter LLP will deliver opinions to Cambridge and Optima, respectively, as to certain federal income tax consequences of the merger. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 62.

EXPERTS

Cambridge

The consolidated financial statements of Cambridge Bancorp as of December 31, 2017 and 2016, and for each of the three years then ended, incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in auditing and accounting.

Optima

The financial statements of Optima Bank & Trust Company as of December 31, 2017 and 2016, and for each of the years then ended, appearing in this proxy statement/prospectus have been audited by Baker Newman & Noyes LLC, Independent Auditors, as stated in their report thereon (which report expresses an unqualified opinion), and included in this proxy statement/prospectus in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

FUTURE SHAREHOLDER PROPOSALS

Cambridge

If the merger is completed, Optima shareholders will become shareholders of Cambridge. Cambridge currently intends to hold a regularly scheduled annual meeting of shareholders in 2019. To be included in Cambridge’s 2019 annual meeting, shareholder proposals will only be considered for inclusion in Cambridge’s proxy statement for the 2019 annual meeting if they (a) are submitted to Cambridge’s Secretary at 1336 Massachusetts Avenue, Cambridge, Massachusetts 02138 between March 4, 2019, and March 24, 2019, and (b) concern a matter that may properly be considered and acted upon at the annual meeting in accordance with law and the rules of the SEC, including Rule 14a-8 under the Exchange Act. In addition, under Cambridge’s Bylaws, if a shareholder wishes to nominate a director for the 2019 annual meeting, the following criteria must be met: (i) the shareholder must be a shareholder of record; (ii) the shareholder must have given timely notice in writing to Cambridge’s Secretary; and (iii) the shareholder’s notice must contain specific information required in Article III Section 2 of Cambridge’s Bylaws. To be timely, a shareholder’s notice to the Secretary of Cambridge must be delivered to or mailed and received at Cambridge’s principal executive offices between March 4, 2019, and March 24, 2019. Nothing in this paragraph shall be deemed to require Cambridge to include in its proxy statement and proxy card for the 2019 annual meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the rules and regulations promulgated by the SEC under the Exchange Act.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are shareholders of Cambridge will be “householding” the proxy materials. A single proxy statement/prospectus will be delivered to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.

Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

WHERE YOU CAN FIND MORE INFORMATION

Cambridge files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

Cambridge has filed a registration statement on Form S-4 to register with the SEC the shares of Cambridge common stock that Optima shareholders will receive in the merger. This proxy statement/prospectus is part of Cambridge’s registration statement on Form S-4, and is a prospectus of Cambridge and a proxy statement of Optima for its shareholder meeting.

The SEC permits Cambridge to “incorporate by reference” information into this proxy statement/prospectus. This means that Cambridge can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or by information contained in documents filed with or furnished to the SEC after the date of this proxy statement/prospectus that is incorporated by reference into this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about Cambridge and Optima and their financial conditions.

Cambridge SEC Filings (SEC File Number 001-12569)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2017, filed March 21, 2018

Proxy Statement on Schedule 14A	Filed March 22, 2018 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017)

Quarterly Report on Form 10-Q	Quarters ended March 31, 2018, filed May 9, 2018, June 30, 2018, filed August 9, 2018, and September 30, 2018, filed November 8, 2018

Current Reports on Form 8-K	Filed January 25, 2018, March 1, 2018, March 16, 2018, April 19, 2018, May 14, 2018, May 15, 2018, June 19, 2018, July 19, 2018. July 31, 2018, September 20, 2018, September 26, 2018, October 15, 2018, November 21, 2018, November 23, 2018 and December 6, 2018 (other than the portions of those documents not deemed to be filed)

Description of Cambridge common stock contained in Cambridge’s registration statement on Form 10/12B and any amendment or report filed for the purpose of updating such description.	Filed August 9, 2017

In addition, Cambridge also incorporates by reference additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this proxy statement/prospectus and the date of the Cambridge special meeting. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit to such report, was furnished to, rather than filed with, the SEC, such information or exhibit is not specifically incorporated by reference into this proxy statement/prospectus.

Documents incorporated by reference are available from Cambridge, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement/ prospectus. You can obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Cambridge Bancorp

Attention: Chief Financial Officer

1336 Massachusetts Avenue

Cambridge, MA 02138

(617) 876-5500

www.cambridgetrust.com

(“About – Investor Relations” tab)

Neither Cambridge nor Optima has authorized anyone to give any information or make any representation about the merger or the Optima shareholder meeting that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that are incorporated by reference into this proxy statement/prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in our affairs since the date of this proxy statement/prospectus. The information contained in this proxy statement/prospectus with respect to Cambridge was provided by Cambridge, and the information contained in this proxy statement/prospectus with respect to Optima was provided by Optima. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

OPTIMA BANK & TRUST COMPANY

Audited Financial Statement

Years Ended December 31, 2017 and 2016

Baker Newman & Noyes LLC MAINE | MASSACHUSETTS | NEW HAMPSHIRE 800.244.7444 | www.bnncpa.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Optima Bank & Trust Company

Report on the Financial Statements

We have audited the accompanying financial statements of Optima Bank & Trust Company (the Bank), which comprise the balance sheets as of December 31, 2017 and 2016, the related statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Optima Bank & Trust Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Portland, Maine

February 9, 2018

OPTIMA BANK & TRUST COMPANY

BALANCE SHEETS

December 31, 2017 and 2016

	2017	2016
ASSETS
Cash and due from banks (note 11)	$36,747,811	$51,236,644
Federal funds sold	918,000	712,000

Cash and cash equivalents	37,665,811	51,948,644
Investment securities available for sale (note 2)	27,316,420	22,680,245
Loans, net of allowance for loan losses (note 3)	417,243,076	339,977,838
Accrued interest receivable	985,732	765,839
Federal Home Loan Bank stock	788,600	754,700
Bank premises and equipment, net (note 4)	4,902,668	3,880,156
Other real estate owned	—	173,187
Deferred income tax asset, net (note 9)	—	97,649
Bank-owned life insurance	5,584,550	5,435,033
Other assets	1,415,547	1,677,736

Total assets	$495,902,404	$427,391,027

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposit accounts (note 5)	$458,513,937	$390,910,879
Customer repurchase agreements (notes 2 and 7)	5,471,267	6,698,022
Deferred income tax liability, net (note 9)	9,771	—
Accrued expenses and other liabilities	646,411	744,652

Total liabilities	464,641,386	398,353,553

Commitments and contingencies (notes 8 and 12)

Stockholders’ equity (notes 8 and 11):
Common stock, $1.00 par value; 9,000,000 shares authorized; 2,033,211 and 2,018,086 shares issued and outstanding at December 31, 2017 and 2016, respectively	2,033,211	2,018,086
Additional paid-in capital	21,688,312	21,440,089
Accumulated surplus	7,707,007	5,794,663
Accumulated other comprehensive loss (note 10)	(167,512)	(215,364)

Total stockholders’ equity	31,261,018	29,037,474

Total liabilities and stockholders’ equity	$495,902,404	$427,391,027

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF INCOME

Years Ended December 31, 2017 and 2016

	2017	2016
Interest income:
Interest on loans	$16,300,832	$13,817,805
Interest on investments	523,122	429,330
Interest from interest-bearing deposits in other banks	247,181	177,024

Total interest income	17,071,135	14,424,159

Interest expense:
Interest on deposits	3,775,262	2,915,235
Interest on borrowings	—	7,283

Total interest expense	3,775,262	2,922,518

Net interest income	13,295,873	11,501,641
Provision for loan losses (note 3)	428,093	560,000

Net interest income after provision for loan losses	12,867,780	10,941,641

Noninterest income:
Service charges, fees and other income	669,936	925,972
Gain on sale of loans	310,684	983,386
Net gain on sale of investments (note 2)	1,939	73,059
Bank-owned life insurance income	149,517	160,566

Total noninterest income	1,132,076	2,142,983
Noninterest expenses:
Salaries and employee benefits	6,477,622	5,644,378
Occupancy expense (note 12)	1,298,841	1,128,662
Equipment expense	662,289	587,333
Other	2,608,756	2,461,240

Total noninterest expenses	11,047,508	9,821,613

Income before income taxes	2,952,348	3,263,011
Income tax expense (note 9)	1,068,000	1,162,500

Net income	$1,884,348	$2,100,511

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF COMPREHENSIVE INCOME

Years Ended December 31, 2017 and 2016

	2017	2016
Net income	$1,884,348	$2,100,511
Other comprehensive income, net of income taxes:
Unrealized gain on securities available-for-sale:
Unrealized holding gains/losses arising during the period, net of income taxes of $(32,959) and $16,261 in 2017 and 2016, respectively	50,270	(24,801)
Reclassification adjustment for gains and losses and net accretion or amortization of investment securities included in net income, net of income taxes of $(16,769) and $(308,398) in 2017 and 2016, respectively	25,578	470,384

Other comprehensive income	75,848	445,583

Comprehensive income	$1,960,196	$2,546,094

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended December 31, 2017 and 2016

	Common Stock	Additional Paid-in Capital	Accumulated Surplus	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 2015	$1,943,086	$20,721,279	$3,694,152	$(660,947)	$25,697,570
Net income	—	—	2,100,511	—	2,100,511
Exercise of stock warrants	75,000	675,000	—	—	750,000
Change in net unrealized loss on available-for-sale securities, net of income taxes	—	—	—	445,583	445,583
Stock-based compensation (note 8)	—	43,810	—	—	43,810

Balance at December 31, 2016	2,018,086	21,440,089	5,794,663	(215,364)	29,037,474
Net income	—	—	1,884,348	—	1,884,348
Exercise of stock warrants	15,000	135,000	—	—	150,000
Exercise of stock options	125	2,250	—	—	2,375
Change in net unrealized loss on available-for-sale securities, net of income taxes	—	—	—	75,848	75,848
Tax rate adjustment	—	—	27,996	(27,996)	—
Stock-based compensation (note 8)	—	110,973	—	—	110,973

Balance at December 31, 2017	$2,033,211	$21,688,312	$7,707,007	$(167,512)	$31,261,018

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2017 and 2016

	2017	2016
Cash flows from operating activities:
Net income	$1,884,348	$2,100,511
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	481,749	454,127
Amortization of mortgage servicing rights	144,011	79,121
Net amortization of bond premiums/discounts	44,286	51,473
Net realized gain on sale of investments	(1,939)	(73,059)
Stock-based compensation	110,973	43,810
Gain on sale of loans	(310,684)	(983,386)
Loss on sale of other real estate owned	154	—
Provision for loan losses	428,093	560,000
Loans originated for sale	(18,830,444)	(12,187,937)
Proceeds from sale of loans originated for sale	19,141,128	12,618,780
Capitalized mortgage servicing rights	—	(264,707)
Deferred income tax expense	57,692	308,741
Deferred origination costs, net	(45,230)	(117,909)
Income on bank-owned life insurance	(149,517)	(160,565)
Changes in:
Interest receivable	(219,893)	55,841
Other assets	118,178	(706,309)
Accrued expenses and other liabilities	(98,241)	53,550

Net cash provided by operating activities	2,754,664	1,832,082
Cash flows from investing activities:
Sale and maturity of investment securities available for sale	4,006,705	8,519,413
Sale of investment securities held to maturity	—	11,993,646
Purchases of investment securities available for sale	(10,535,993)	(18,511,598)
Principal collected on mortgage-backed securities to be held to maturity	—	18,744
Principal collected on mortgage-backed securities available for sale	1,976,342	1,501,619
Net purchases and redemptions of Federal Home Loan Bank stock	(33,900)	(69,600)
Net increase in loans	(77,648,101)	(57,420,992)
Sale of portfolio loans	—	29,494,363
Acquisition of bank premises and equipment	(1,504,261)	(1,336,878)
Proceeds from sale of other real estate owned	173,033	—

Net cash used by investing activities	(83,566,175)	(25,811,283)

Cash flows from financing activities:
Net (decrease) increase in certificates of deposit	(7,061,488)	36,365,854
Net increase in other deposit accounts	74,664,546	23,768,739
Proceeds from exercise of stock warrants	150,000	750,000
Proceeds from exercise of stock options	2,375	—
Net decrease in customer repurchase agreements	(1,226,755)	(4,765,605)

Net cash provided by financing activities	66,528,678	56,118,988

Net (decrease) increase in cash and cash equivalents	(14,282,833)	32,139,787

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF CASH FLOWS (CONTINUED)

Years Ended December 31, 2017 and 2016

	2017	2016
Cash and cash equivalents, beginning of year	$51,948,644	$19,808,857

Cash and cash equivalents, end of year	$37,665,811	$51,948,644

Supplemental disclosure of cash flow information:
Interest paid	$3,787,236	$2,867,694
Income taxes paid	1,055,500	1,200,000

Supplemental disclosure of noncash transactions:
Loans transferred to other real estate owned	—	173,187
Increase in fair value of investments available for sale:
Investments available for sale	125,576	737,720
Change in deferred tax asset	(49,728)	(292,137)
Accumulated other comprehensive income	75,848	445,583

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

1.	Summary of Significant Accounting Policies

Business

Optima Bank & Trust Company (the Bank) provides a full range of banking services to individual and corporate customers in southern and coastal areas of New Hampshire. The Bank is subject to the regulations of certain state and federal agencies and undergoes periodic examinations by those regulatory authorities.

Basis of Financial Statement Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. A substantial portion of the Bank’s loans are in the southern and coastal areas of New Hampshire. Accordingly, the ultimate collectability of a substantial portion of the Bank’s loan portfolio is susceptible to changes in economic conditions in those areas. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.

Investment Securities

Available for sale securities (AFS) consist of debt securities that the Bank anticipates could be made available for sale in response to changes in market interest rates, liquidity needs, funding sources and other similar factors. These assets are specifically identified and are carried at fair value. Unrealized holding gains and losses on these assets, net of related income taxes, are excluded from earnings and are included in accumulated other comprehensive loss and reported as a separate component of stockholders’ equity. Gains and losses on the sale of available for sale securities are computed on the specific identification of the adjusted costs of each security sold, are recognized upon realization and are shown separately in the statements of income. Premiums and discounts on investment securities are amortized using methods that approximate the effective yield method.

Management of the Bank, in addition to considering current trends and economic conditions that may affect the quality of individual securities within the Bank’s investment portfolio, also considers the Bank’s ability and intent to hold available for sale debt securities or whether it is more likely than not it will be required to sell debt securities before recovery of the amortized cost basis. When a decline in fair value of AFS is considered other than temporary and there is intent to hold the debt security, the credit loss portion is recognized in the statements of income, resulting in the establishment of a new cost basis for the security. If the Bank intends to sell the security, the entire unrealized loss for the security is recognized in the statements of income. There were no other-than-temporary declines in fair value as of December 31, 2017 and 2016.

Loans and Interest Income on Loans

Loans are stated at the principal amounts outstanding, plus net deferred loan origination costs. Interest is recognized on loans using the accrual method, unless it is no longer probable of collection or the loan is 90

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

1.	Summary of Significant Accounting Policies (Continued)

days or more past due, at which time interest ceases to accrue and is recognized on the cash basis. Loans are restored to accrual status when there has been a period of sustained positive performance on the loans, the borrower has demonstrated the ability to make future payments of principal and interest, and management believes outstanding principal and interest receivable are collectible. Interest received on an impaired loan for which the Bank does not expect full collection of principal will generally be recorded as a reduction in the recorded investment in the loan. When the recorded carrying value in the impaired loan has been reduced to a point at which ultimate collection is probable, then interest income may be recognized.

Allowance for Loan Losses

The allowance for loan losses is established by management to absorb probable future charge-offs of loans deemed uncollectible. This allowance is increased by provisions charged to operating expense and by recoveries on loans previously charged off. Loan losses are charged against the allowance when management believes that the collectibility of the loan principal is unlikely. Management, considering current information and events regarding the borrowers’ ability to repay their obligations, considers loans to be impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the note agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate, or the fair value of collateral if the loan is collateral dependent. Impairment losses are included in the allowance for loan losses through a charge to provision for loan losses.

Management believes that the allowance for loan losses is adequate. Arriving at an appropriate level of allowance for loan loss involves judgment; the primary considerations are the level of delinquencies (based on contractual terms), the nature of the loan portfolio, prior loan loss experience by loan category, and qualitative factors including the local economic conditions and current real estate market trends. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on judgments different from those of management.

The qualitative factors are determined based on the various risk characteristics of each portfolio segment. Risk characteristics relevant to each portfolio segment are as follows:

Residential real estate and home equity lines of credit: The Bank generally does not originate loans with a loan-to-value ratio greater than 80 percent and does not grant subprime loans. Loans with loan-to-value ratios greater than 85 percent require the purchase of private mortgage insurance unless strong mitigating factors are identified. Loans in these segments are collateralized primarily by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, may have an effect on the credit quality in these segments.

Commercial real estate and multi-family residential: Loans in these segments are primarily income-producing properties throughout southern and coastal areas of New Hampshire. The underlying cash flows generated by the properties may be adversely impacted by a downturn in the economy as evidenced by increased vacancy rates which, in turn, may have an effect on the credit quality in these segments. Management periodically obtains rent rolls and continually monitors the cash flows of these loans.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

1.	Summary of Significant Accounting Policies (Continued)

Construction loans: The loans in this segment are primarily residential and commercial construction-to-permanent loans collateralized by owner-occupied residential and commercial real estate, and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, may have an effect on the credit quality in this segment.

Commercial loans: Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, may have an effect on the credit quality in this segment.

Consumer loans: Loans in this segment are generally unsecured and repayment is dependent on the credit quality of the individual borrower.

A substantial portion of the loan portfolio consists of loans to borrowers in southern and coastal areas of New Hampshire. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in these areas.

Origination Fees and Costs

Loan origination fees and direct origination costs are deferred and amortized over the life of the related loan on the level yield method. Amortization ceases while loans are on nonaccrual status. The Bank does not anticipate prepayments in determining the amortization but recognizes the amortization at the time of prepayment.

Loan Servicing

The Bank recognizes as separate assets the rights to service mortgage loans for others, and performs an assessment of capitalized mortgage servicing rights for impairment, based on the current fair value of those rights. The Bank capitalizes mortgage servicing rights at their fair values upon the sale of the related loans. Capitalized mortgage servicing rights are amortized in proportion to, and over the period of, estimated future net servicing income. Fair values are estimated using bid quotations received from dealers for similar instruments. For purposes of measuring impairment, the rights are stratified, as necessary, based on interest rates and the expected maturities of the underlying loans.

Federal Home Loan Bank Stock

Stock in the Federal Home Loan Bank (FHLB) is a required investment due to membership in FHLB, and is carried at cost and can be redeemed at the FHLB subject to current redemption policies.

Other Real Estate Owned (OREO)

Collateral acquired through foreclosure is recorded at fair value, less estimated costs to sell, at the time of acquisition. The excess, if any, of the loan balance over the fair value of the property at the time of transfer from loans to OREO, is charged to the allowance for loan losses. Subsequent declines in the fair value of the properties are recorded as noninterest expense. Net operating income or expense related to foreclosed property is included in noninterest expense in the accompanying statements of income. There are inherent

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

1.	Summary of Significant Accounting Policies (Continued)

uncertainties in the assumptions with respect to the estimated fair value of other real estate owned, and the amounts ultimately realized on other real estate owned may differ from the amounts reflected in the accompanying financial statements. There was no OREO at December 31, 2017. The balance in OREO was $173,187 at December 31, 2016.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the expected lease term or the estimated useful life. Maintenance and repairs are charged to current expense as incurred and the cost of major renewals and betterments are capitalized.

Income Taxes

The Bank follows the asset and liability method of accounting for income taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. If it is not determined that realization of the deferred tax assets is more likely than not to occur, then a valuation allowance is established. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. See note 9 for additional information.

Assets and liabilities are established for certain tax positions taken or positions expected to be taken in income tax returns when such positions are judged to not meet the “more-likely-than-not” threshold, based upon the technical merits of the position. Estimated interest and penalties, if applicable, related to uncertain tax positions are included as a component of income tax expense. Management has determined that the Bank has not taken, nor does it expect to take, any uncertain tax positions in any income tax return.

Advertising and Marketing Expense

Advertising and marketing costs are expensed as incurred. Advertising and marketing expense was approximately $393,800 and $353,800 in 2017 and 2016, respectively.

Stock-Based Compensation

Stock-based compensation represents the cost related to stock-based awards to employees and directors. The Bank measures stock-based compensation cost at the grant date based upon the estimated fair value of the award, and recognizes the cost as expense on a straight-line basis over the employee requisite service period. Forfeitures are recognized as they occur. The Bank estimates the fair value of stock options using the Black-Scholes valuation method.

Statement of Cash Flows

For the purpose of reporting cash flows, cash and cash equivalents includes cash and due from banks, interest-bearing deposits in other banks with an original maturity of three months or less and federal funds sold.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

1.	Summary of Significant Accounting Policies (Continued)

Comprehensive Income

The only component of other comprehensive income reported in the accompanying statements of comprehensive income and of accumulated other comprehensive loss on the balance sheets is the unrealized net holding gains or losses on securities available-for-sale, net of tax. Components of accumulated other comprehensive loss are presented net of taxes, which are determined using a tax rate of 27.5% and 39.6% in 2017 and 2016, respectively.

Transfers of Financial Assets

Transfers of an entire financial asset, a group of entire financial assets, or a participating interest in an entire financial asset are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets.

During the normal course of business, the Bank may transfer a portion of a financial asset, for example, a participation loan or the government-guaranteed portion of a loan. In order to be eligible for sales treatment, the transfer of the portion of the loan must meet the criteria of a participating interest. If it does not meet the criteria of a participating interest, the transfer must be accounted for as a secured borrowing. In order to meet the criteria for a participating interest, all cash flows from the loan must be divided proportionately, the rights of each loan holder must have the same priority, the loan holders must have no recourse to the transferor other than standard representations and warranties and no loan holder has the right to pledge or exchange the entire loan.

Subsequent Events

Events occurring after the balance sheet date are evaluated by management to determine whether such events should be recognized or disclosed in the financial statements. Management has evaluated subsequent events through February 9, 2018, which is the date the financial statements were available to be issued.

New Accounting Pronouncements

Recognition and Measurement of Financial Instruments

In January 2016 the FASB issued Accounting Standards Update (ASU) 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in this ASU address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The more significant changes are:

1.

Require equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

1.	Summary of Significant Accounting Policies (Continued)

2.

Simplify the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. When a qualitative assessment indicates that impairment exists, an entity is required to measure the investment at fair value.

3.	Eliminate the requirement to disclose the fair value of financial instruments measured at amortized cost (only for companies that are not considered public business entities).

4.	Clarify that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets.

ASU 2016-01 is effective for years beginning after December 15, 2017 for public business entities, and years beginning after December 15, 2018 for all other entities. Early application of certain amendments within the ASU is permitted for entities not considered public business entities. The Bank has early adopted number 3 above and eliminated certain fair value disclosures for financial instruments measured at amortized cost. The Bank is currently reviewing the remaining amendments of this ASU to determine the impact on its financial statements.

Accounting for Leases

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU requires that an operating lease be recognized on the statement of financial condition as a “right-to-use” asset along with a corresponding liability representing the rent obligation. The asset and liability will initially be measured at the present value of the future lease payments. The standard is expected to result in an increase to assets and liabilities recognized and, therefore, increase risk-weighted assets for regulatory capital purposes. The guidance requires the use of the modified retrospective transition approach for existing leases that have not expired before the date of initial application and will become effective for reporting periods beginning after December 15, 2018 for public business entities, and years beginning after December 15, 2019 for all other entities. Early adoption will be permitted. The Bank is currently evaluating the impact of the pronouncement on its financial statements.

Credit Losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses. This significantly changes how entities will measure credit losses for most financial assets and certain other instruments that aren’t measured at fair value through net income. In issuing the standard, the FASB is responding to criticism that today’s guidance delays recognition of credit losses. The standard will replace today’s “incurred loss” approach with an “expected loss” model. The new model, referred to as the current expected credit loss (CECL) model, will apply to: (1) financial assets subject to credit losses and measured at amortized cost, and (2) certain off-balance sheet credit exposures. This includes, but is not limited to, loans, leases, held to maturity securities, loan commitments, and financial guarantees. The CECL model does not apply to available-for-sale (AFS) debt securities. For AFS debt securities with unrealized losses, entities will measure credit losses in a manner similar to what they do today, except that the losses will be recognized as allowances rather than reductions in the amortized cost of the securities. As a result, entities will recognize improvements to estimated credit losses immediately in earnings rather than as interest income, as they do today. The ASU also simplifies the accounting model for purchased credit-impaired debt securities and loans. It also expands the disclosure requirements regarding an entity’s assumptions, models, and methods

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

1.	Summary of Significant Accounting Policies (Continued)

for estimating the allowance for loan losses. In addition entities will need to disclose the amortized cost balance of each class of financial asset by credit quality indicator, disaggregated by year of origination. The standard is effective for the Bank interim and annual reporting periods beginning after December 15, 2020 with early adoption permitted for periods beginning after December 15, 2018. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first period in which the guidance is effective. The Bank is currently evaluating the provisions of the standard to determine the potential impact the new standard will have on its financial statements.

2.	Investment Securities

Following is a summary of investment securities available for sale at amortized cost and fair value as of December 31, 2017 and 2016:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2017
Debt securities:
GNMA mortgage-backed securities	$2,913,277	$—	$82,936	$2,830,341
GNMA collateralized mortgage obligations	23,249,569	19,885	138,130	23,131,324
SBA mortgage-backed securities	886,493	—	29,584	856,909
U.S. Treasury securities	498,067	—	221	497,846

	$27,547,406	$19,885	$250,871	$27,316,420

2016
Debt securities:
GNMA mortgage-backed securities	$3,824,307	$—	$106,250	$3,718,057
GNMA collateralized mortgage obligations	17,663,346	—	209,565	17,453,781
SBA mortgage-backed securities	1,049,269	—	40,729	1,008,540
U.S. Treasury securities	499,885	—	18	499,867

	$23,036,807	$—	$356,562	$22,680,245

The carrying amounts and fair value of debt securities available-for-sale at December 31, 2017, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties:

	Amortized Cost	Fair Value
Due less than five years	$498,067	$497,846
Mortgage-backed securities, amortizing monthly	3,799,770	3,687,250
Collateralized mortgage obligations, amortizing monthly	23,249,569	23,131,324

	$27,547,406	$27,316,420

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

2.	Investment Securities (Continued)

The following tables show the Bank’s gross unrealized losses and fair value of securities available for sale, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2017 and 2016:

	Less than 12 Months			More than 12 Months			Total
	Number of Securities	Fair Value	Unrealized Losses	Number of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
2017
GNMA mortgage-backed securities	—	$—	$—	5	$2,830,341	$82,936	$2,830,341	$82,936
GNMA collateralized mortgage obligations	2	3,630,706	13,206	5	12,949,143	124,924	16,579,849	138,130
SBA mortgage-backed securities	—	—	—	3	856,909	29,584	856,909	29,584
U.S. Treasury notes	1	497,846	221	—	—	—	497,846	221

Total temporarily impaired securities	3	$4,128,552	$13,427	13	$16,636,393	$237,444	$20,764,945	$250,871

2016
GNMA mortgage-backed securities	1	$1,886,362	$29,413	4	$1,831,695	$76,837	$3,718,057	$106,250
GNMA collateralized mortgage obligations	6	15,600,863	200,470	2	1,852,918	9,095	17,453,781	209,565
SBA mortgage-backed securities	—	—	—	3	1,008,540	40,729	1,008,540	40,729
U.S. Treasury notes	1	499,867	18	—	—	—	499,867	18

Total temporarily impaired securities	8	$17,987,092	$229,901	9	$4,693,153	$126,661	$22,680,245	$356,562

The primary cause for unrealized losses within debt securities is the impact movements in market interest rates have had in comparison to the underlying yields on securities and the impact of temporary market fluctuations. No declines are deemed to be other than temporary and management has the intent and ability to hold depreciated debt securities until recovery or maturity. All GNMA and SBA securities are backed by the full faith and credit of the United States as to timely payment of principal and interest.

For the year ended December 31, 2017, proceeds from the sales of available-for-sale securities amounted to $2,006,705. Gross realized gains on those sales amounted to $1,939. For the year ended December 31, 2016,

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

2.	Investment Securities (Continued)

proceeds from the sales of available-for-sale securities amounted to $8,019,413. Gross realized gains and (losses) on those sales amounted to $17,861 and $(1,166), respectively.

For the year ended December 31, 2016, proceeds from the sales of held to maturity securities amounted to $11,993,646. Gross realized gains and (losses) on those sales amounted to $129,072 and $(72,708), respectively. Included in these amounts is the recognition of the unrealized holding loss out of accumulated other comprehensive loss of approximately $711,000 related to these GNMA collateralized mortgage obligations that were transferred from available-for-sale to held-to-maturity in 2014 and sold during 2016.

At December 31, 2017, approximately $8,181,000 (fair value) of government-sponsored enterprise obligations and a U.S. Treasury security of $498,000 (fair value) have been pledged to secure customer repurchase agreements.

At December 31, 2016, approximately $22,204,000 (fair value) of government-sponsored enterprise obligations and a U.S. Treasury security of $500,000 (fair value) have been pledged to secure customer repurchase agreements.

3.	Loans

Major classifications of loans at December 31, 2017 and 2016 are as follows:

	2017	2016
Mortgage loans:
Residential	$234,378,976	$174,028,676
Commercial	128,176,387	114,724,646
Construction	31,199,766	27,765,693

Total mortgage loans	393,755,129	316,519,015

U.S. Government guaranteed loans	2,426,203	3,044,858
Commercial loans	22,736,697	20,285,664
Consumer loans	698,654	2,126,245

	419,616,683	341,975,782

Plus deferred loan origination costs, net	701,201	655,971

	420,317,884	342,631,753
Less allowance for loan losses	(3,074,808)	(2,653,915)

	$417,243,076	$339,977,838

At December 31, 2017 and 2016, certain officers and directors, or their companies, were indebted to the Bank or have available credit in the aggregate amounts of approximately $3,193,000 and $1,732,000, respectively.

Residential mortgage loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balance of mortgage loans serviced for others was approximately $37,951,000 and $54,673,000 at December 31, 2017 and 2016, respectively.

The amortized cost of mortgage servicing rights (included in other assets) at December 31, 2017 and 2016, of approximately $357,000 and $501,000, respectively, approximates the fair value and no valuation

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

3.	Loans (Continued)

allowance for impairment has been recorded. There were no mortgage servicing rights capitalized in 2017. Mortgage servicing rights of approximately $264,700 were capitalized in 2016. Amortization of mortgage servicing rights was approximately $144,000 and $79,100 in 2017 and 2016, respectively.

The following table presents the activity in the allowance for loan losses and select loan information by portfolio segment for the year ended December 31, 2017:

	Mortgage Residential	Mortgage Commercial	Mortgage Construction	U.S. Government Guaranteed	Commercial	Consumer	Un- allocated	Total
Allowance
Beginning balance, December 31, 2016	$851,663	$1,093,483	$188,407	$—	$496,271	$14,000	$10,091	$2,653,915
Provision (reduction)	334,188	140,928	17,593	—	(50,404)	(9,000)	(5,212)	428,093
Charge-offs	—	—	—	—	(14,000)	—	—	(14,000)
Recoveries	—	—	—	—	6,800	—	—	6,800

Ending balance, December 31, 2017	$1,185,851	$1,234,411	$206,000	$—	$438,667	$5,000	$4,879	$3,074,808

Ending balance: Individually evaluated for impairment	$57,851	$87,411	$—	$—	$24,667	$—	$—	$169,929

Ending balance: Collectively evaluated for impairment	$1,128,000	$1,147,000	$206,000	$—	$414,000	$5,000	$4,879	$2,904,879

Loans ending balance
Ending balance: Individually evaluated for impairment	$697,738	$512,199	$—	$—	$898,563	$—	$—	$2,108,500
Ending balance: Collectively evaluated for impairment	233,681,238	127,664,188	31,199,766	2,426,203	21,838,134	698,654	—	417,508,183

Loans ending balance	$234,378,976	$128,176,387	$31,199,766	$2,426,203	$22,736,697	$698,654	$—	$419,616,683

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

3.	Loans (Continued)

The following table presents the activity in the allowance for loan losses and select loan information by portfolio segment for the year ended December 31, 2016:

	Mortgage Residential	Mortgage Commercial	Mortgage Construction	U.S. Government Guaranteed	Commercial	Consumer	Un- allocated	Total
Allowance
Beginning balance, December 31, 2015	$829,212	$1,117,891	$127,834	$—	$345,093	$6,000	$11,836	$2,437,866
Provision (reduction)	22,451	(11,538)	60,573	—	482,259	8,000	(1,745)	560,000
Charge-offs	—	(12,870)	—	—	(331,581)	—	—	(344,451)
Recoveries	—	—	—	—	500	—	—	500

Ending balance, December 31, 2016	$851,663	$1,093,483	$188,407	$—	$496,271	$14,000	$10,091	$2,653,915

Ending balance: Individually evaluated for impairment	$6,663	$60,483	$12,407	$—	$100,270	$—	$—	$179,823

Ending balance: Collectively evaluated for impairment	$845,000	$1,033,000	$176,000	$—	$396,001	$14,000	$10,091	$2,474,092

Loans ending balance
Ending balance: Individually evaluated for impairment	$1,077,003	$620,161	$71,874	$—	$741,358	$—	$—	$2,510,396
Ending balance: Collectively evaluated for impairment	172,951,673	114,104,485	27,693,819	3,044,858	19,544,306	2,126,245	—	339,465,386

Loans ending balance	$174,028,676	$114,724,646	$27,765,693	$3,044,858	$20,285,664	$2,126,245	$—	$341,975,782

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

3.	Loans (Continued)

At December 31, 2017 and 2016, all loans past due greater than 90 days are on nonaccrual status with interest payments collected applied to reduce the loan balance. At December 31, 2017 and 2016, there were nine and twelve loans, respectively, on nonaccrual status that were past due less than 90 days. The following table presents an aged analysis of past due and nonaccrual loans by class of loans as of December 31, 2017 and 2016:

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Held for Investment	Greater than 90 Days and Still Accruing	Non- Accrual Loans
2017
Mortgage loans:
Residential	$548,772	$—	$—	$548,772	$233,830,204	$234,378,976	$—	$441,757
Commercial	44,921	—	—	44,921	128,131,466	128,176,387	—	112,203
Construction	—	—	—	—	31,199,766	31,199,766	—	—

Total mortgage loans	593,693	—	—	593,693	393,161,436	393,755,129	—	553,960

U.S. Government guaranteed loans	—	—	—	—	2,426,203	2,426,203	—	—
Commercial loans	303,974	2,709	257,199	563,882	22,172,815	22,736,697	—	629,760
Consumer loans	4,773	—	—	4,773	693,881	698,654	—	—

Total loans	$902,440	$2,709	$257,199	$1,162,348	$418,454,335	$419,616,683	$—	$1,183,720

2016
Mortgage loans:
Residential	$145,182	$—	$—	$145,182	$173,883,494	$174,028,676	$—	$1,172,382
Commercial	—	—	169,701	169,701	114,554,945	114,724,646	—	220,165
Construction	—	—	—	—	27,765,693	27,765,693	—	—

Total mortgage loans	145,182	—	169,701	314,883	316,204,132	316,519,015	—	1,392,547

U.S. Government guaranteed loans	—	—	—	—	3,044,858	3,044,858	—	—
Commercial loans	434,267	—	—	434,267	19,851,397	20,285,664	—	685,464
Consumer loans	—	—	—	—	2,126,245	2,126,245	—	—

Total loans	$579,449	$—	$169,701	$749,150	$341,226,632	$341,975,782	$—	$2,078,011

Management evaluates certain loans rated substandard or worse individually for impairment. All other loans are evaluated collectively. For impaired loans that are collateral dependent their respective impairment analysis is based on appraised values less estimated selling costs. Noncollateral dependent loans are evaluated using the present value of expected future cash flows discounted at the loan’s effective interest rate. The required valuation allowance is included in the allowance for loan losses in the balance sheets.

Interest income which would have been recognized on nonaccrual loans, if interest had been accrued, was approximately $83,000 and $113,000 in 2017 and 2016, respectively.

The Bank may modify certain loans to retain customers or to maximize collection of the loan balance. All loan modifications are made on a case by case basis. When a modification is made on an impaired loan, the Bank will evaluate the modified terms to current market terms. When a concession is granted that is not at market terms considering the credit quality of the borrower, these loans would be classified as a troubled debt restructuring (TDR). There are no new modifications classified as TDRs in 2017. TDRs during 2016

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

3.	Loans (Continued)

consisted primarily of modification of repayment terms. At December 31, 2017, loan balances related to TDRs totaled approximately $1,855,000. At December 31, 2016, loan balances related to TDRs totaled approximately $2,278,000.

The following table presents the December 31, 2016 number of accounts, pre-modification unpaid principal balance, and post-modification unpaid principal balance that were modified TDRs during the year ended December 31, 2016:

New Troubled Debt Restructurings	Number of Contracts	Pre-Modification Unpaid Principal Balance	Post-Modification Unpaid Principal Balance(1)	Decrease/ Increase in Allowance at Modification
Mortgage loans:
Residential	2	$383,683	$385,000	$(36,658)
Commercial	—	—	—	—
Construction	2	78,124	78,124	—

Total mortgage loans	4	461,807	463,124	(36,658)

U.S. Government guaranteed loans	—	—	—	—
Commercial loans	3	701,464	701,464	81,651
Consumer loans	—	—	—	—

Total troubled debt restructuring	7	$1,163,271	$1,164,588	$44,993

(1)	Post-modification balances include past due amounts that are capitalized at modification date.

There were no significant loans that have subsequently defaulted during the years ended December 31, 2017 and 2016 that had been modified as a TDR during the previous twelve month period.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

3.	Loans (Continued)

The following table presents impaired loans with no related allowance for loan losses and with an allowance for loan losses recorded for the years ended December 31, 2017 and 2016:

	Recorded Carrying Value	Unpaid Principal Balance	Related Allowance	Average Recorded Carrying Value	Interest Income Recognized
2017
With no related allowance recorded:
Mortgage loans:
Residential	$441,757	$580,172	$—	$740,027	$—
Commercial	54,644	68,669	—	58,416	—
Construction	—	—	—	—	—

Total mortgage loans	496,401	648,841	—	798,443	—

U.S. Government guaranteed loans	—	—	—	—	—
Commercial loans	—	—	—	—	—
Consumer loans	—	—	—	—	—

Total	496,401	648,841	—	798,443	—

With a related allowance recorded:
Mortgage loans:
Residential	255,981	255,981	57,851	259,329	—
Commercial	457,555	457,555	87,411	457,546	13,000
Construction	—	—	—	—	—

Total mortgage loans	713,536	713,536	145,262	716,875	13,000

U.S. Government guaranteed loans	—	—	—	—	—
Commercial loans	898,563	929,075	24,667	991,335	13,631
Consumer loans	—	—	—	—	—

Total	1,612,099	1,642,611	169,929	1,708,210	26,631

Total:
Mortgage loans:
Residential	697,738	836,153	57,851	999,356	—
Commercial	512,199	526,224	87,411	515,962	13,000
Construction	—	—	—	—	—

Total mortgage loans	1,209,937	1,362,377	145,262	1,515,318	13,000

U.S. Government guaranteed loans	—	—	—	—	—
Commercial loans	898,563	929,075	24,667	991,335	13,631
Consumer loans	—	—	—	—	—

Total impaired loans	$2,108,500	$2,291,452	$169,929	$2,506,653	$26,631

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

3.	Loans (Continued)

	Recorded Carrying Value	Unpaid Principal Balance	Related Allowance	Average Recorded Carrying Value	Interest Income Recognized
2016
With no related allowance recorded:
Mortgage loans:
Residential	$918,669	$1,082,447	$—	$938,822	$—
Commercial	220,165	233,388	—	53,598	—
Construction	—	—	—	—	—

Total mortgage loans	1,138,834	1,315,835	—	992,420	—

U.S. Government guaranteed loans	—	—	—	—	—
Commercial loans	117,438	121,129	—	122,697	—
Consumer loans	—	—	—	—	—

Total	1,256,272	1,436,964	—	1,115,117	—

With a related allowance recorded:
Mortgage loans:
Residential	158,334	160,557	6,663	133,207	—
Commercial	399,996	399,996	60,483	399,996	13,000
Construction	71,874	71,874	12,407	80,238	4,072

Total mortgage loans	630,204	632,427	79,553	613,441	17,072

U.S. Government guaranteed loans	—	—	—	—	—
Commercial loans	623,920	629,920	100,270	592,974	14,355
Consumer loans	—	—	—	—	—

Total	1,254,124	1,262,347	179,823	1,206,415	31,427

Total:
Mortgage loans:
Residential	1,077,003	1,243,004	6,663	1,072,029	—
Commercial	620,161	633,384	60,483	453,594	13,000
Construction	71,874	71,874	12,407	80,238	4,072

Total mortgage loans	1,769,038	1,948,262	79,553	1,605,861	17,072

U.S. Government guaranteed loans	—	—	—	—	—
Commercial loans	741,358	751,049	100,270	715,671	14,355
Consumer loans	—	—	—	—	—

Total impaired loans	$2,510,396	$2,699,311	$179,823	$2,321,532	$31,427

Impaired loans not requiring an allowance represent loans for which expected discounted cash flows or the fair value of the collateral less estimated selling costs exceeded the carrying value of such loans.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

3.	Loans (Continued)

The Bank utilizes an internal risk rating system on loans. A description of the Bank’s internal risk ratings as they relate to credit quality is as follows:

Loans rated as Excellent, Very Good, Good and Satisfactory are considered as “Pass”. Additionally, unrated overdraft lines of credit have been categorized as “Pass” credits.

Watch—A Watch asset has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Watch assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

The purpose of the Watch category is to identify assets that do not yet warrant adverse classification but possess credit deficiencies or potential weaknesses deserving of Management’s close attention. Watch assets are noted for the benefit of Management to indicate that a potential weakness or risk exists, which could cause a more serious problem if not corrected. These assets are not included in the regulatory reporting requirements of classified assets.

Substandard—A Substandard asset is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

One or more of the above characteristics does not automatically mean an asset should be classified as substandard. Contractual delinquency may not in itself cause a substandard classification. If successful collection of all contractual principal and interest, or liquidation of the collateral at the asset’s book value is expected in a reasonable timeframe, a substandard classification may not be warranted.

Doubtful—An asset classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

The probability of loss is extremely high, but because of certain important and reasonably specific pending factors which may work to the advantage of and strengthening of the loan, its classification as an estimated loss is deferred until more exact status may be determined. Loans rated Doubtful are placed on nonaccrual.

Loss—An asset classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

3.	Loans (Continued)

The following tables present loans by internal risk rating by loan category as of December 31, 2017 and 2016:

	Commercial Mortgage	Commercial	U.S. Government Guaranteed Loans	Residential Mortgage	Construction	Consumer
2017
Pass	$126,997,465	$20,699,847	$2,426,203	$233,227,625	$31,199,766	$698,654
Watch	666,724	1,138,286	—	453,612	—	—
Substandard	512,198	641,365	—	697,739	—	—
Doubtful	—	257,199	—	—	—	—

Total	$128,176,387	$22,736,697	$2,426,203	$234,378,976	$31,199,766	$698,654

2016
Pass	$113,924,763	$18,974,026	$3,044,858	$172,225,623	$27,765,693	$2,126,245
Watch	107,848	571,138	—	248,346	—	—
Substandard	692,035	740,500	—	1,554,707	—	—
Doubtful	—	—	—	—	—	—

Total	$114,724,646	$20,285,664	$3,044,858	$174,028,676	$27,765,693	$2,126,245

4.	Bank Premises and Equipment

Bank premises and equipment at December 31, 2017 and 2016 consists of the following:

	2017	2016
Leasehold improvements	$1,548,301	$1,703,913
Branch building and improvements	1,624,891	1,621,941
Office furniture and equipment	3,580,298	3,250,837
Construction in progress	1,327,462	—

	8,080,952	6,576,691
Less accumulated depreciation	3,178,284	2,696,535

	$4,902,668	$3,880,156

Construction in progress of a branch building at December 31, 2017 is substantially complete with no significant remaining commitments.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

5.	Deposit Accounts

Deposits at December 31, 2017 and 2016 are summarized as follows:

	2017	2016
Demand and NOW accounts, including noninterest-bearing deposits of approximately $40,200,000 in 2017 and $36,100,000 in 2016	$75,427,823	$60,105,492
Money market deposit accounts	98,898,547	40,444,874
Regular savings accounts	125,475,392	124,586,850

	299,801,762	225,137,216
Certificates of deposit	158,712,175	165,773,663

	$458,513,937	$390,910,879

As of December 31, 2017, approximately 24% of deposit accounts were held with three relationships. As of December 31, 2016, approximately 27% of deposit accounts were held with three relationships. Deposits under the Certificate of Deposit Account Registry Service (CDARS) and insured cash sweep accounts (ICS program) programs for these customers at December 31, 2017 and 2016 amounted to approximately $20,960,000 and $46,396,000, respectively.

The aggregate amount of certificates of deposit with a balance more than $250,000 was approximately $38,890,000 and $12,443,000 at December 31, 2017 and 2016, respectively. Total deposits under the CDARS programs, which the Federal Deposit Insurance Corporation (FDIC) classifies as brokered deposits, totaled approximately $33,321,000 and $53,970,000 at December 31, 2017 and 2016, respectively. Additionally, at December 31, 2017 and 2016, total deposits included approximately $77,867,000 and $10,609,000, respectively, in ICS accounts, which the FDIC classifies as brokered money market deposit accounts.

As of December 31, 2017, the scheduled maturities of certificates of deposit are as follows:

2018	$91,907,576
2019	41,941,471
2020	9,637,188
2021	11,696,604
2022	3,529,336

$158,712,175

6.	Borrowing Capacity

Federal Home Loan Bank

As of December 31, 2017 and 2016, there were no outstanding FHLB advances.

The Bank has available borrowings, based upon pledged collateral, of approximately $138,000,000 and $69,000,000 at December 31, 2017 and 2016, respectively, with the FHLB.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

6.	Borrowing Capacity (Continued)

Federal Funds Lines of Credit

The Bank has a $5,000,000 federal funds borrowing line of credit with Atlantic Community Bankers Bank. The line is unsecured. There were no balances outstanding under this line of credit agreement at December 31, 2017 and 2016.

7.	Repurchase Agreements

Repurchase agreements are overnight agreements with certain customers. At December 31, 2017 and 2016, the weighted average rate paid was 0.50% and 0.52%, respectively. See note 2 for securities pledged as collateral to secure these agreements.

The average daily balance of these repurchase agreements was $7,767,032 and $10,596,750 during 2017 and 2016, respectively. The maximum amount outstanding on these agreements at any month-end period was $12,097,650 and $13,793,263 during 2017 and 2016, respectively.

Securities sold under agreements to repurchase as of December 31, 2017 and 2016 are securities sold on a short-term basis that have been accounted for not as sales but as borrowings.

8.	Stockholders’ Equity

Common Stock

The Bank has a total of 9,000,000 authorized shares of voting common stock, par value of $1.00 per share, of which 2,033,211 and 2,018,086 were issued and outstanding at December 31, 2017 and 2016, respectively.

Preferred Stock

The Bank has a total of 1,000,000 shares of preferred stock authorized with a par value of $1.00 per share. No preferred stock was issued or outstanding at December 31, 2017 and 2016.

Stock Option Plans

In 2008, the Bank adopted the 2008 Stock Option and Incentive Plan (the 2008 Plan) which allows for granting of options for up to 175,876 shares of the Bank’s common stock to employees and directors.

In 2011, the Bank adopted the 2011 Stock Option and Incentive Plan (the 2011 Plan) which allows for granting options for up to an additional 50,000 shares of the Bank’s common stock to employees and directors.

In 2013, the Bank amended the 2011 Plan to allow for granting options for up to an additional 30,000 shares of the Bank’s common stock to employees and directors.

In 2016, the Bank amended the 2011 plan to allow for granting options up to an additional 30,000 shares (110,000 total shares allowed under the 2011 plan) of the Bank’s common stock to employees and directors.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

8.	Stockholders’ Equity (Continued)

In 2016, the Bank granted 13,000 options to directors to acquire Bank stock at $19 per share. The 13,000 options granted vested immediately and were in exchange for services rendered in 2016. The options have a ten year term. Additionally, 52,500 options were granted to employees to acquire Bank stock at $19 per share. The options vest ratably over four years through January 2020. The options have a ten year term.

In 2017, the Bank granted 13,000 options to directors to acquire Bank stock at $31 per share. The 13,000 options granted vested immediately and were in exchange for services rendered in 2017. The options have a ten year term.

Activity under the stock option plans described above was as follows for the years ended December 31, 2017 and 2016:

	Stock Option Plans	Weighted Average Exercise Price
Outstanding at December 31, 2015	208,954	$11.78
Grants	65,500	19.00
Forfeited	(750)	18.00

Outstanding at December 31, 2016	273,704	13.49
Grants	13,000	31.00
Forfeited	(9,025)	19.00
Exercised	(125)	19.00

Outstanding at December 31, 2017	277,554	$14.13

Exercisable at December 31, 2017	245,729	$13.50

Reserved for future grants	7,197

The outstanding and exercisable options at December 31, 2017 have a total intrinsic value of $4,055,355. The outstanding options have a weighted average remaining contractual life of 4.21 years. The exercisable options have a weighted average remaining contractual life of 3.56 years. The exercise price of the options outstanding and of the options exercisable as of December 31, 2017 ranged from $10 to $31 per share.

At December 31, 2017 and 2016, options to acquire 245,729 and 221,704 shares, respectively, had vested. No options expired in 2017 or 2016. Total compensation cost related to nonvested awards not yet recognized totaled approximately $107,000 at December 31, 2017 and is expected to be recognized ratably over the next three years.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

8.	Stockholders’ Equity (Continued)

The weighted-average grant date fair values of options granted in 2017 and 2016 were $7.04 and $3.37 per share, respectively. The fair value of each stock option grant has been estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	2017 Options	2016 Options
Risk-free interest rate	2.08%	1.3%
Dividend yield	0%	0%
Expected volatility	19.4%	15.8%
Expected life	5.4 years	5.4 years

Stock Warrants

In January 2008, the Bank issued warrants to allow the acquisition of 135,000 shares of common stock at $10.00 per share, which is the original issue price. Warrants to acquire 15,000 and 75,000 shares were exercised for shares of common stock during 2017 and 2016, respectively. The remaining warrants, representing 45,000 shares, have not been exercised and expire in February 2018.

9.	Income Taxes

The expected income tax at the federal statutory rate of 34% differs from the actual expense due to nondeductible expenses and state income taxes as follows:

	2017		2016
Income tax at statutory rate	$1,003,798	34.0%	$1,109,424	34.0%
Cash surrender value—bank-owned life insurance	(50,835)	(1.7)	(54,592)	(1.7)
State taxes, net of federal benefit	139,718	4.7	157,770	4.8
Other items	(24,681)	(0.8)	(50,102)	(1.5)

	$1,068,000	36.2%	$1,162,500	35.6%

The federal and state income tax expense is allocated as follows at December 31, 2017 and 2016:

	2017	2016
Current income tax expense:
Federal	$779,530	$641,535
State	258,774	212,224
Deferred income tax expense:
Federal	21,776	266,359
State	7,920	42,382

Total income tax expense	$1,068,000	$1,162,500

On December 22, 2017, the U.S. Federal Government enacted a tax bill, H.R.1, An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

9.	Income Taxes (Continued)

(Tax Act). Among other provisions, the Tax Act reduces the historical corporate income tax rate to a newly enacted rate of 21 percent for tax years beginning after December 31, 2017. At the date the new legislation is enacted, under ASC 740, Income Taxes, the Bank is required to recognize the effects of the change in tax law and rates on its deferred tax assets and liabilities as a charge to income tax expense. There was no significant impact to income tax expense or to the net deferred tax liability as a result of the newly enacted federal tax rate.

The tax effects of temporary differences which give rise to the deferred income tax assets and liabilities are approximately as follows at December 31, 2017 (at 27.5%) and 2016 (at 39.5%):

	2017	2016
Deferred tax assets:
Allowance for loan losses	$754,700	$916,400
Organizational and start up costs	53,100	92,200
Accrued expenses	41,200	83,000
Investments	63,475	141,199
Other	161,054	201,500

	1,073,529	1,434,299
Deferred tax liabilities:
Net loan origination costs	(414,700)	(503,900)
Bank premises and equipment	(553,200)	(579,900)
Prepaid expenses	(17,400)	(55,600)
Mortgage servicing rights	(98,000)	(197,250)

	(1,083,300)	(1,336,650)

Net deferred income taxes	$(9,771)	$97,649

In assessing the need for a deferred tax asset valuation allowance, management considers whether it is likely that some or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. No deferred tax valuation allowance was recorded at December 31, 2017 or 2016.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

10.	Accumulated Other Comprehensive Loss

The change in accumulated other comprehensive loss for the years ended December 31, 2017 and 2016 is comprised of the following:

	Net Unrealized Loss on AFS Securities	Unamortized Net Unrealized Loss on Securities Transferred From AFS to HTM		Accumulated Other Comprehensive Loss
Balance at December 31, 2015	$(206,695)		$(454,252)	$(660,947)
Change, net of income taxes	(8,669)		454,252	445,583

Balance at December 31, 2016	(215,364)		—	(215,364)
Change, net of income taxes	75,848		—	75,848
Tax rate adjustment	(27,996)		—	(27,996)

Balance at December 31, 2017	$(167,512)	$		$(167,512)

A summary of the reclassification adjustments out of accumulated other comprehensive loss for 2017 and 2016 follows:

Reclassification Adjustment	2017	2016	Affected Line Item in Statements of Income
Net realized gains on investment securities available for sale	$1,939	$16,695	Net gain on sale of investments
Net amortization or accretion of premium or discount on investment securities available for sale	(44,286)	(43,404)	Interest on investments
Amortization of net unrealized loss on securities transferred from AFS to HTM prior to sale in 2016	—	(40,765)	Interest on investments
Reclassification of remaining net unrealized loss on securities transferred from AFS to HTM and sold in 2016	—	(711,308)	Included in net gain on sale of investments*

	(42,347)	(778,782)	Income before income taxes
Tax effect	16,769	308,398	Income tax expense

	$(25,578)	$(470,384)	Net income

*

Amount is included within the net gain on sale of investments total of $73,059 on the 2016 statement of income as follows: total proceeds on sale of HTM securities of approximately $11,994,000, less book value of HTM securities of approximately $11,226,000 and less remaining unrealized holding loss of approximately $711,000 created in 2014 when the Bank transferred the respective securities from AFS to HTM.

11.	Regulatory Matters

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

11.	Regulatory Matters (Continued)

discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Management believes, as of December 31, 2017, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2017, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

Effective January 1, 2015, the Bank adopted the Basel III capital adequacy rules which, among other changes, added a new risk-weighted capital measure called Common Equity Tier I (CETI). The Basel III capital adequacy guidelines require all banks and bank holding companies to maintain minimum capital ratios as follows:

•	Common Equity Tier I to risk-weighted assets of 4.5%

•	Total risk-based capital to risk-weighted assets of 8.0%

•	Tier I capital to total risk-weighted assets of 6.0%

•	Tier I capital to average assets (Leverage Ratio) of 4.0%

In addition, the regulations establish a capital conservation buffer above the minimum capital ratios that phase in beginning January 1, 2016 at 0.625% and increases each year by 0.625% until it is fully phased in at 2.5% effective January 1, 2019. Failure to maintain the required capital conservation buffer will limit the ability of the Bank to pay dividends, repurchase shares or pay discretionary bonuses. At December 31, 2017, the Bank exceeded the regulatory requirement for the capital conservation buffer required as of December 31, 2017.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

11.	Regulatory Matters (Continued)

The following tables set forth the Bank’s regulatory capital at December 31, 2017 and December 31, 2016:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of December 31, 2017
Total Capital (to risk-weighted assets)	$34,529	10.3%	$26,864	8.0%	$33,580	10.0%
Common Equity Tier 1 (to risk-weighted assets)	31,401	9.4	15,111	4.5	21,827	6.5
Tier 1 Capital (to risk-weighted assets)	31,401	9.4	20,148	6.0	26,864	8.0
Leverage Capital Ratio Tier 1 capital (to total average assets)	31,401	6.7	18,871	4.0	23,589	5.0

As of December 31, 2016
Total Capital (to risk-weighted assets)	$31,950	11.3%	$22,712	8.0%	$28,390	10.0%
Common Equity Tier 1 (to risk-weighted assets)	29,253	10.3	12,776	4.5	18,454	6.5
Tier 1 Capital (to risk-weighted assets)	29,253	10.3	17,034	6.0	22,712	8.0
Leverage Capital Ratio Tier 1 capital (to total average assets)	29,253	7.0	16,610	4.0	20,762	5.0

Cash Restriction

The Bank is required to maintain a certain reserve balance in the form of cash or deposits with the Federal Reserve Bank. At December 31, 2017 and 2016, the required reserve balance was approximately $653,000 and $510,000, respectively.

12.	Commitments

Financial Instruments with Off-Balance Sheet Risk

The Bank is a party to financial instruments with off-balance-sheet risk. These instruments, which arise in the normal course of business, are commitments to extend credit to customers in the form of residential loans, commercial loans and home equity loans, as well as letters of credit. The commitments involve varying degrees of credit and interest rate risk in excess of the amount recognized in the balance sheets. The Bank follows the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments, including requiring similar collateral or other security to support financial instruments with credit risk. The Bank’s exposure to credit loss in the event of nonperformance by the customer is represented by the contractual amount of those instruments.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

12.	Commitments (Continued)

As of December 31, 2017 and 2016, financial instruments with off-balance-sheet commitments are approximately as follows:

	2017	2016
1 – 4 family residential construction loans	$9,756,000	$8,684,000
Commercial real estate construction and development loans	7,672,000	7,892,000
Real estate lines of credit	13,344,000	10,950,000
Other unused commitments	10,557,000	6,780,000
Standby letters of credit	736,000	1,305,000

	$42,065,000	$35,611,000

Commitments generally have fixed expiration dates or other termination clauses. Since a portion of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Operating Leases

The Bank has an operating lease agreement for office and retail space in downtown Portsmouth, New Hampshire. The initial lease term expired in October 2017, with the Bank having four five-year renewal options. The Bank exercised their option to renew this lease through October 2022.

The Bank has a land lease for a branch location in North Hampton, New Hampshire. The lease commenced in October 2009 and has an initial term of ten years, with four five-year renewal options.

The Bank has a land lease for a branch location in Stratham, New Hampshire. The lease commenced in July 2011 and has an initial term of ten years, with four five-year renewal options.

The Bank has an operating lease agreement for a loan production office in Dover, New Hampshire. The lease expires in February 2018.

The Bank has an operating lease for a branch location in the Pease International Tradeport, Portsmouth. The lease commenced in October 2013 and has an initial term of ten years, with four five-year renewal options.

The Bank has an operating lease for a branch location in Bedford, New Hampshire. The lease commenced in September 2014 and has an initial term of five years and three months, with five five-year renewal options.

In May 2016, the Bank entered into an operating lease for a branch location in Portsmouth, New Hampshire. The lease commenced in August 2016 and has an initial term of ten years, with six five-year renewal options.

In October 2016, the Bank entered into a land lease for a future branch location in Dover, New Hampshire. The lease will commence in 2018 and has an initial term of ten years, with six five-year renewal options.

The Bank recognized lease expense of approximately $686,100 and $616,800 in 2017 and 2016, respectively.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

12.	Commitments (Continued)

Future lease payments expected during the initial lease terms and the renewal options of all leases described above are approximately as follows:

2018	$835,000
2019	847,000
2020	826,000
2021	819,000
2022	822,000
Thereafter	20,922,000

13.	Fair Value Measurements

The Bank adopted a framework for measuring fair value under generally accepted accounting principles for all financial instruments that are being measured and reported on a fair value basis.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Bank uses various methods including market, income and cost approaches. Based on these approaches, the Bank often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable inputs. The Bank utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques, the Bank is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1—Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Level 1 also includes U.S. Treasury securities, which are traded by dealers or brokers in active markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2—Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or similar assets or liabilities.

Level 3—Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

In determining the appropriate levels, the Bank performs a detailed analysis of the assets and liabilities that are subject to fair value measurements. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

13.	Fair Value Measurements (Continued)

For the year ended December 31, 2017, the application of valuation techniques applied to similar assets and liabilities has been consistent. The following is a description of the valuation methodologies used for instruments measured at fair value:

Fair Value on a Recurring Basis

The table below presents the balances of assets and liabilities measured at fair value on a recurring basis at December 31, 2017 and 2016:

	Total	Level 1	Level 2	Level 3
2017
Available-for-sale securities (note 2)	$27,316,420	$497,846	$26,818,574	$—

2016
Available-for-sale securities (note 2)	$22,680,245	$499,867	$22,180,378	$—

Fair Value on a Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents the assets carried on the balance sheet by caption and by level within the fair value hierarchy (as described above) as of December 31, 2017 and 2016, for which a nonrecurring change in fair value has been recorded.

Fair values for nonperforming loans measured at fair value on a nonrecurring basis are determined using appraisals of collateral values.

	Total	Level 1	Level 2	Level 3	Total Losses
2017
Nonperforming loans	$96,741	$—	$96,741	$—	$14,000

2016
Nonperforming loans	$374,775	$—	$374,775	$—	$12,900

The losses in 2017 and 2016 relating to nonperforming loans were charged to the allowance for loan losses.

Optima Bank & Trust Company

Unaudited Interim Financial Statements

OPTIMA BANK & TRUST COMPANY

Unaudited Interim Financial Statements

OPTIMA BANK & TRUST COMPANY

BALANCE SHEETS

September 30, 2018 and December 31, 2017

	2018	2017
	(Unaudited)
ASSETS
Cash and due from banks	$23,092,589	$36,747,811
Federal funds sold	244,000	918,000

Cash and cash equivalents	23,336,589	37,665,811
Investment securities available for sale	22,843,260	27,316,420
Loans, net of allowance for loan losses	462,309,756	417,243,076
Accrued interest receivable	1,299,204	985,732
Federal Home Loan Bank stock	1,048,700	788,600
Bank premises and equipment, net	5,718,611	4,902,668
Deferred income tax asset, net	38,099	—
Bank-owned life insurance	5,698,751	5,584,550
Other assets	1,863,968	1,415,547

Total assets	$524,156,938	$495,902,404

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposit accounts	$488,565,872	$458,513,937
Customer repurchase agreements	2,209,601	5,471,267
Deferred income tax liability, net	—	9,771
Accrued expenses and other liabilities	362,187	646,411

Total liabilities	491,137,660	464,641,386

Commitments and contingencies

Stockholders’ equity:
Common stock, $1.00 par value; 9,000,000 shares authorized; 2,063,562 and 2,033,211 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	2,063,562	2,033,211
Additional paid-in capital	21,733,111	21,688,312
Accumulated surplus	9,516,323	7,707,007
Accumulated other comprehensive loss	(293,718)	(167,512)

Total stockholders’ equity	33,019,278	31,261,018

Total liabilities and stockholders’ equity	$524,156,938	$495,902,404

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF INCOME (UNAUDITED)

Nine Month Periods Ended September 30, 2018 and 2017

	2018	2017
Interest income:
Interest on loans	$14,367,740	$11,921,412
Interest on investments	441,588	383,976
Interest from interest-bearing deposits in other banks	235,289	158,588

Total interest income	15,044,617	12,463,976

Interest expense:
Interest on deposits	4,259,238	2,659,563
Interest on borrowings	1,406	—

Total interest expense	4,260,644	2,659,563

Net interest income	10,783,973	9,804,413
Provision for loan losses	291,000	263,093

Net interest income after provision for loan losses	10,492,973	9,541,320
Noninterest income:
Service charges, fees and other income	721,543	504,285
Gain on sale of loans	199,374	234,190
Net gain on sale of investments	22,911	41,939
Bank-owned life insurance income	114,201	111,659

Total noninterest income	1,058,029	892,073

Noninterest expenses:
Salaries and employee benefits	5,392,966	4,845,737
Occupancy expense	1,118,111	966,058
Equipment expense	516,041	496,378
Other	2,000,068	1,951,509

Total noninterest expenses	9,027,186	8,259,682

Income before income taxes	2,523,816	2,173,711
Income tax expense	714,500	778,000

Net income	$1,809,316	$1,395,711

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

Nine Month Periods Ended September 30, 2018 and 2017

	2018	2017
Net income	$1,809,316	$1,395,711

Other comprehensive (loss) income, net of income taxes:
Unrealized (loss) gain on securities available-for-sale:
Unrealized holding gains/losses arising during the period, net of income taxes of $41,571 and $(76,374) in 2018 and 2017, respectively	(109,596)	116,489
Reclassification adjustment for gains and losses included in net income, net of income taxes of $6,301 and $16,608 in 2018 and 2017, respectively	(16,610)	(25,331)

Other comprehensive (loss) income	(126,206)	91,158

Comprehensive income	$1,683,110	$1,486,869

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)

Nine Month Periods Ended September 30, 2018 and 2017

	Common Stock	Additional Paid-in Capital	Accumulated Surplus	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 2016	$2,018,086	$21,440,089	$5,794,663	$(215,364)	$29,037,474

Net income	—	—	1,395,711	—	1,395,711
Change in net unrealized loss on available-for-sale securities, net of income taxes	—	—	—	91,158	91,158
Stock-based compensation	—	45,000	—	—	45,000

Balance at September 30, 2017	2,018,086	21,485,089	7,190,374	(124,206)	30,569,343

Balance at December 31, 2017	2,033,211	21,688,312	7,707,007	(167,512)	31,261,018

Net income	—	—	1,809,316	—	1,809,316
Net exercise of stock warrants	30,001	(30,001)	—	—	—
Exercise of stock options	350	6,300	—	—	6,650
Change in net unrealized loss on available-for-sale securities, net of income taxes	—	—	—	(126,206)	(126,206)
Stock-based compensation	—	68,500	—	—	68,500

Balance at September 30, 2018	$2,063,562	$21,733,111	$9,516,323	$(293,718)	$33,019,278

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF CASH FLOWS (UNAUDITED)

Nine Month Periods Ended September 30, 2018 and 2017

	2018	2017
Net cash provided by operating activities	$1,298,211	$1,704,595

Cash flows from investing activities:
Sale and maturity of investment securities available for sale	2,999,205	3,506,705
Purchases of investment securities available for sale	(993,350)	(10,039,045)
Principal collected on mortgage-backed securities available for sale	2,295,111	1,591,001
Net purchases and redemptions of Federal Home Loan Bank stock	(260,100)	(33,900)
Net increase in loans	(57,522,565)	(54,530,673)
Sale of portfolio loans	12,396,834	—
Acquisition of bank premises and equipment	(1,339,487)	(648,153)
Proceeds from sale of other real estate owned	—	173,033

Net cash used by investing activities	(42,424,352)	(59,981,032)

Cash flows from financing activities:
Net decrease in certificates of deposit	(12,441,947)	(12,792,361)
Net increase in other deposit accounts	42,493,882	53,941,034
Proceeds from exercise of stock options	6,650	—
Net (decrease) increase in customer repurchase agreements	(3,261,666)	19,709

Net cash provided by financing activities	26,796,919	41,168,382

Net decrease in cash and cash equivalents	(14,329,222)	(17,108,055)
Cash and cash equivalents, beginning of period	37,665,811	51,948,644

Cash and cash equivalents, end of period	$23,336,589	$34,840,589

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies

Business

Optima Bank & Trust Company (the Bank) provides a full range of banking services to individual and corporate customers in southern and coastal areas of New Hampshire. The Bank is subject to the regulations of certain state and federal agencies and undergoes periodic examinations by those regulatory authorities.

Basis of Financial Statement Presentation

The (unaudited) financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. A substantial portion of the Bank’s loans are in the southern and coastal areas of New Hampshire. Accordingly, the ultimate collectability of a substantial portion of the Bank’s loan portfolio is susceptible to changes in economic conditions in those areas. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.

Investment Securities

Available for sale securities (AFS) consist of debt securities that the Bank anticipates could be made available for sale in response to changes in market interest rates, liquidity needs, funding sources and other similar factors. These assets are specifically identified and are carried at fair value. Unrealized holding gains and losses on these assets, net of related income taxes, are excluded from earnings and are included in accumulated other comprehensive loss and reported as a separate component of stockholders’ equity. Gains and losses on the sale of available for sale securities are computed on the specific identification of the adjusted costs of each security sold, are recognized upon realization and are shown separately in the statements of income. Premiums and discounts on investment securities are amortized using methods that approximate the effective yield method.

Loans and Interest Income on Loans

Loans are stated at the principal amounts outstanding, plus net deferred loan origination costs. Interest is recognized on loans using the accrual method, unless it is no longer probable of collection or the loan is 90 days or more past due, at which time interest ceases to accrue and is recognized on the cash basis. Loans are restored to accrual status when there has been a period of sustained positive performance on the loans, the borrower has demonstrated the ability to make future payments of principal and interest, and management believes outstanding principal and interest receivable are collectible. Interest received on an impaired loan for which the Bank does not expect full collection of principal will generally be recorded as a reduction in the recorded investment in the loan. When the recorded carrying value of the impaired loan has been reduced to a point at which ultimate collection is probable, then interest income may be recognized.

Allowance for Loan Losses

The allowance for loan losses is established by management to absorb probable future charge-offs of loans deemed uncollectible. This allowance is increased by provisions charged to operating expense and by

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies (Continued)

recoveries on loans previously charged off. Loan losses are charged against the allowance when management believes that the collectibility of the loan principal is unlikely. Management, considering current information and events regarding the borrowers’ ability to repay their obligations, considers loans to be impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the note agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate, or the fair value of collateral if the loan is collateral dependent. Impairment losses are included in the allowance for loan losses through a charge to provision for loan losses.

Management believes that the allowance for loan losses is adequate. Arriving at an appropriate level of allowance for loan loss involves judgment; the primary considerations are the level of delinquencies (based on contractual terms), the nature of the loan portfolio, prior loan loss experience by loan category, and qualitative factors including the local economic conditions and current real estate market trends. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on judgments different from those of management.

The qualitative factors are determined based on the various risk characteristics of each portfolio segment. Risk characteristics relevant to each portfolio segment are as follows:

Residential real estate and home equity lines of credit: The Bank generally does not originate loans with a loan-to-value ratio greater than 80 percent and does not grant subprime loans. Loans with loan-to-value ratios greater than 85 percent require the purchase of private mortgage insurance unless strong mitigating factors are identified. Loans in these segments are collateralized primarily by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, may have an effect on the credit quality in these segments.

Commercial real estate and multi-family residential: Loans in these segments are primarily income-producing properties throughout southern and coastal areas of New Hampshire. The underlying cash flows generated by the properties may be adversely impacted by a downturn in the economy as evidenced by increased vacancy rates which, in turn, may have an effect on the credit quality in these segments. Management periodically obtains rent rolls and continually monitors the cash flows of these loans.

Construction loans: The loans in this segment are primarily residential and commercial construction-to-permanent loans collateralized by owner-occupied residential and commercial real estate, and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, may have an effect on the credit quality in this segment.

Commercial loans: Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, may have an effect on the credit quality in this segment.

Consumer loans: Loans in this segment are generally unsecured and repayment is dependent on the credit quality of the individual borrower.

A substantial portion of the loan portfolio consists of loans to borrowers in southern and coastal areas of New Hampshire. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in these areas.

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies (Continued)

Origination Fees and Costs

Loan origination fees and direct origination costs are deferred and amortized over the life of the related loan on the level yield method. Amortization ceases while loans are on nonaccrual status. The Bank does not anticipate prepayments in determining the amortization but recognizes the amortization at the time of prepayment.

Loan Servicing

The Bank recognizes as separate assets the rights to service mortgage loans for others, and performs an assessment of capitalized mortgage servicing rights for impairment, based on the current fair value of those rights. The Bank capitalizes mortgage servicing rights at their fair values upon the sale of the related loans. Capitalized mortgage servicing rights are amortized in proportion to, and over the period of, estimated future net servicing income. Fair values are estimated using bid quotations received from dealers for similar instruments. For purposes of measuring impairment, the rights are stratified, as necessary, based on interest rates and the expected maturities of the underlying loans.

Federal Home Loan Bank Stock

Stock in the Federal Home Loan Bank (FHLB) is a required investment due to membership in FHLB, and is carried at cost and can be redeemed at the FHLB subject to current redemption policies.

Other Real Estate Owned (OREO)

Collateral acquired through foreclosure is recorded at fair value, less estimated costs to sell, at the time of acquisition. The excess, if any, of the loan balance over the fair value of the property at the time of transfer from loans to OREO, is charged to the allowance for loan losses. Subsequent declines in the fair value of the properties are recorded as noninterest expense. Net operating income or expense related to foreclosed property is included in noninterest expense in the accompanying unaudited statements of income. There are inherent uncertainties in the assumptions with respect to the estimated fair value of other real estate owned, and the amounts ultimately realized on other real estate owned may differ from the amounts reflected in the accompanying unaudited financial statements. There was no OREO at September 30, 2018 and December 31, 2017.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the expected lease term or the estimated useful life. Maintenance and repairs are charged to current expense as incurred and the cost of major renewals and betterments are capitalized.

Income Taxes

The Bank follows the asset and liability method of accounting for income taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies (Continued)

in the years in which those temporary differences are expected to be recovered or settled. If it is not determined that realization of the deferred tax assets is more likely than not to occur, then a valuation allowance is established. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Assets and liabilities are established for certain tax positions taken or positions expected to be taken in income tax returns when such positions are judged to not meet the “more-likely-than-not” threshold, based upon the technical merits of the position. Estimated interest and penalties, if applicable, related to uncertain tax positions are included as a component of income tax expense. Management has determined that the Bank has not taken, nor does it expect to take, any uncertain tax positions in any income tax return.

Advertising and Marketing Expense

Advertising and marketing costs are expensed as incurred.

Stock-Based Compensation

Stock-based compensation represents the cost related to stock-based awards to employees and directors. The Bank measures stock-based compensation cost at the grant date based upon the estimated fair value of the award, and recognizes the cost as expense on a straight-line basis over the employee requisite service period. Forfeitures are recognized as they occur. The Bank estimates the fair value of stock options using the Black-Scholes valuation method.

Statement of Cash Flows

For the purpose of reporting cash flows, cash and cash equivalents includes cash and due from banks, interest-bearing deposits in other banks with an original maturity of three months or less and federal funds sold.

Comprehensive Income

The only component of other comprehensive income reported in the accompanying unaudited statements of comprehensive income and of accumulated other comprehensive loss on the balance sheets is the unrealized net holding gains or losses on securities available-for-sale, net of tax. Components of accumulated other comprehensive loss are presented net of taxes, which are determined using a tax rate of 27.5% at September 30, 2018 and December 31, 2017.

Transfers of Financial Assets

Transfers of an entire financial asset, a group of entire financial assets, or a participating interest in an entire financial asset are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets.

During the normal course of business, the Bank may transfer a portion of a financial asset, for example, a participation loan or the government-guaranteed portion of a loan. In order to be eligible for sales treatment,

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies (Continued)

the transfer of the portion of the loan must meet the criteria of a participating interest. If it does not meet the criteria of a participating interest, the transfer must be accounted for as a secured borrowing. In order to meet the criteria for a participating interest, all cash flows from the loan must be divided proportionately, the rights of each loan holder must have the same priority, the loan holders must have no recourse to the transferor other than standard representations and warranties and no loan holder has the right to pledge or exchange the entire loan.

New Accounting Pronouncements

Recognition and Measurement of Financial Instruments

In January 2016 the FASB issued Accounting Standards Update (ASU) 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in this ASU address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The more significant changes are:

1.

Require equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

2.

Simplify the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. When a qualitative assessment indicates that impairment exists, an entity is required to measure the investment at fair value.

3.	Eliminate the requirement to disclose the fair value of financial instruments measured at amortized cost (only for companies that are not considered public business entities).

4.	Clarify that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets.

ASU 2016-01 is effective for years beginning after December 15, 2017 for public business entities, and years beginning after December 15, 2018 for all other entities. Early application of certain amendments within the ASU is permitted for entities not considered public business entities. The Bank early adopted number 3 above and eliminated certain fair value disclosures for financial instruments measured at amortized cost. The remaining amendments in ASU 2016-01 will not have a material impact to the Bank’s financial statements.

Accounting for Leases

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU requires that an operating lease be recognized on the statement of financial condition as a “right-to-use” asset along with a corresponding liability representing the rent obligation. The asset and liability will initially be measured at the present value of the future lease payments. The standard is expected to result in an increase to assets and liabilities recognized and, therefore, increase risk-weighted assets for regulatory capital purposes. The guidance requires the use of the modified retrospective transition approach for existing leases that have not expired before the date of initial application and will become effective for reporting periods beginning after

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies (Continued)

December 15, 2018 for public business entities, and years beginning after December 15, 2019 for all other entities. Early adoption will be permitted. The Bank is currently evaluating the impact of the pronouncement on its financial statements.

Credit Losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses. This significantly changes how entities will measure credit losses for most financial assets and certain other instruments that aren’t measured at fair value through net income. In issuing the standard, the FASB is responding to criticism that today’s guidance delays recognition of credit losses. The standard will replace today’s “incurred loss” approach with an “expected loss” model. The new model, referred to as the current expected credit loss (CECL) model, will apply to: (1) financial assets subject to credit losses and measured at amortized cost, and (2) certain off-balance sheet credit exposures. This includes, but is not limited to, loans, leases, held to maturity securities, loan commitments, and financial guarantees. The CECL model does not apply to available-for-sale (AFS) debt securities. For AFS debt securities with unrealized losses, entities will measure credit losses in a manner similar to what they do today, except that the losses will be recognized as allowances rather than reductions in the amortized cost of the securities. As a result, entities will recognize improvements to estimated credit losses immediately in earnings rather than as interest income, as they do today. The ASU also simplifies the accounting model for purchased credit-impaired debt securities and loans. It also expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan losses. In addition entities will need to disclose the amortized cost balance of each class of financial asset by credit quality indicator, disaggregated by year of origination. The standard is effective for the Bank interim and annual reporting periods beginning after December 15, 2021 with early adoption permitted for periods beginning after December 15, 2018. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first period in which the guidance is effective. The Bank is currently evaluating the provisions of the standard to determine the potential impact the new standard will have on its financial statements.

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

2.	Investment Securities

Following is a summary of investment securities available for sale at amortized cost and fair value as of September 30, 2018 and December 31, 2017:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
September 30, 2018
Debt securities:
GNMA mortgage-backed securities	$2,483,664	$—	$129,423	$2,354,241
GNMA collateralized mortgage obligations	19,475,048	39,712	265,940	19,248,820
SBA mortgage-backed securities	792,122	—	49,033	743,089
U.S. Treasury securities	497,491	—	381	497,110

	$23,248,325	$39,712	$444,777	$22,843,260

December 31, 2017
Debt securities:
GNMA mortgage-backed securities	$2,913,277	$—	$82,936	$2,830,341
GNMA collateralized mortgage obligations	23,249,569	19,885	138,130	23,131,324
SBA mortgage-backed securities	886,493	—	29,584	856,909
U.S. Treasury securities	498,067	—	221	497,846

	$27,547,406	$19,885	$250,871	$27,316,420

The carrying amounts and fair value of debt securities available-for-sale at September 30, 2018, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties:

	Amortized Cost	Fair Value
Due less than five years	$497,491	$497,110
Mortgage-backed securities, amortizing monthly	3,275,786	3,097,330
Collateralized mortgage obligations, amortizing monthly	19,475,048	19,248,820

	$23,248,325	$22,843,260

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

2.	Investment Securities (Continued)

The following tables show the Bank’s gross unrealized losses and fair value of securities available for sale, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at September 30, 2018 and December 31, 2017:

	Less than 12 Months			More than 12 Months			Total
	Number of Securities	Fair Value	Unrealized Losses	Number of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
September 30, 2018
GNMA collateralized mortgage obligations	—	$—	$—	10	$12,955,473	$395,363	$12,955,473	$395,363
SBA mortgage-backed securities	—	—	—	3	792,122	49,033	792,122	49,033
U.S. Treasury notes	1	497,110	381	—	—	—	497,110	381

Total temporarily impaired securities	1	$497,110	$381	13	$13,747,595	$444,396	$14,244,705	$444,777

December 31, 2017
GNMA mortgage-backed securities	—	$—	$—	5	$2,830,341	$82,936	$2,830,341	$82,936
GNMA collateralized mortgage obligations	2	3,630,706	13,206	5	12,949,143	124,924	16,579,849	138,130
SBA mortgage-backed securities	—	—	—	3	856,909	29,584	856,909	29,584
U.S. Treasury notes	1	497,846	221	—	—	—	497,846	221

Total temporarily impaired securities	3	$4,128,552	$13,427	13	$16,636,393	$237,444	$20,764,945	$250,871

The primary cause for unrealized losses within debt securities is the impact movements in market interest rates have had in comparison to the underlying yields on securities and the impact of temporary market fluctuations. No declines are deemed to be other than temporary and management has the intent and ability to hold depreciated debt securities until recovery or maturity. All GNMA and SBA securities are backed by the full faith and credit of the United States as to timely payment of principal and interest.

For the period ended September 30, 2018, proceeds from the sales of available-for-sale securities amounted to approximately $2,900,200. Gross realized gains on those sales amounted to $22,911. For the period ended September 30, 2017, proceeds from the sales of available-for-sale securities amounted to approximately $2,006,700. Gross realized gains on those sales amounted to $41,939.

At September 30, 2018, approximately $4,348,000 (fair value) of government-sponsored enterprise obligations and a U.S. Treasury security of $497,000 (fair value) have been pledged to secure customer repurchase agreements.

At December 31, 2017, approximately $8,181,000 (fair value) of government-sponsored enterprise obligations and a U.S. Treasury security of $498,000 (fair value) have been pledged to secure customer repurchase agreements.

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

3.	Loans

Major classifications of loans at September 30, 2018 and December 31, 2017 are as follows:

	2018	2017
Mortgage loans:
Residential	$261,145,967	$234,378,976
Commercial	148,163,595	128,176,387
Construction	29,082,027	31,199,766

Total mortgage loans	438,391,589	393,755,129
U.S. Government guaranteed loans	2,278,783	2,426,203
Commercial loans	23,338,533	22,736,697
Consumer loans	839,753	698,654

	464,848,658	419,616,683
Plus deferred loan origination costs, net	733,776	701,201

	465,582,434	420,317,884
Less allowance for loan losses	(3,272,678)	(3,074,808)

	$462,309,756	$417,243,076

At September 30, 2018 and December 31, 2017, certain officers and directors, or their companies, were indebted to the Bank or have available credit in the aggregate amounts of approximately $3,297,000 and $3,193,000, respectively.

Residential mortgage loans serviced for others are not included in the accompanying (unaudited) balance sheets. The unpaid principal balance of mortgage loans serviced for others was approximately $43,801,000 and $37,951,000 at September 30, 2018 and December 31, 2017, respectively.

The amortized cost of mortgage servicing rights (included in other assets) at September 30, 2018 and December 31, 2017, of approximately $427,000 and $357,000, respectively, approximates the fair value and no valuation allowance for impairment has been recorded.

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

3.	Loans (Continued)

The following table presents the activity in the allowance for loan losses and select loan information by portfolio segment for the nine month period ended September 30, 2018:

	Mortgage Residential	Mortgage Commercial	Mortgage Construction	U.S. Government Guaranteed	Commercial	Consumer	Un- allocated	Total
Allowance
Beginning balance, December 31, 2017	$1,185,851	$1,234,411	$206,000	$—	$438,667	$5,000	$4,879	$3,074,808
Provision (reduction)	70,197	243,621	(23,000)	—	(21,460)	—	21,642	291,000
Charge-offs	—	—	—	—	(94,838)	—	—	(94,838)
Recoveries	—	—	—	—	1,708	—	—	1,708

Ending balance, September 30, 2018	$1,256,048	$1,478,032	$183,000	$—	$324,077	$5,000	$26,521	$3,272,678

Ending balance: Individually evaluated for impairment	$65,047	$193,032	$—	$—	$3,078	$—	$—	$261,157

Ending balance: Collectively evaluated for impairment	$1,191,001	$1,285,000	$183,000	$—	$320,999	$5,000	$26,521	$3,011,521

Loans ending balance
Ending balance: Individually evaluated for impairment	$741,440	$549,293	$271,545	$—	$741,658	$—	$—	$2,303,936
Ending balance: Collectively evaluated for impairment	260,404,527	147,614,302	28,810,482	2,278,783	22,596,875	839,753	—	462,544,722

Loans ending balance	$261,145,967	$148,163,595	$29,082,027	$2,278,783	$23,338,533	$839,753	$—	$464,848,658

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

3.	Loans (Continued)

The following table presents the activity in the allowance for loan losses and select loan information by portfolio segment for the nine month period ended September 30, 2017:

	Mortgage Residential	Mortgage Commercial	Mortgage Construction	U.S. Government Guaranteed	Commercial	Consumer	Un- allocated	Total
Allowance
Beginning balance, December 31, 2016	$851,663	$1,093,483	$188,407	$—	$496,271	$14,000	$10,091	$2,653,915
Provision (reduction)	224,081	77,000	23,412	—	(26,847)	(9,000)	(25,553)	263,093
Charge-offs	—	—	—	—	(13,999)	—	—	(13,999)
Recoveries	—	—	—	—	—	—	—	—

Ending balance, September 30, 2017	$1,075,744	$1,170,483	$211,819	$—	$455,425	$5,000	$(15,462)	$2,903,009

Ending balance: Individually evaluated for impairment	$21,744	$60,483	$9,818	$—	$48,426	$—	$—	$140,471

Ending balance: Collectively evaluated for impairment	$1,054,000	$1,110,000	$202,001	$—	$406,999	$5,000	$(15,462)	$2,762,538

Loans ending balance
Ending balance: Individually evaluated for impairment	$1,052,862	$600,024	$67,282	$—	$646,441	$—	$—	$2,366,609
Ending balance: Collectively evaluated for impairment	215,961,679	123,304,802	30,546,060	2,474,397	21,362,123	710,976	—	394,360,037

Loans ending balance	$217,014,541	$123,904,826	$30,613,342	$2,474,397	$22,008,564	$710,976	$—	$396,726,646

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

3.	Loans (Continued)

At September 30, 2018 and December 31, 2017, all loans past due greater than 90 days are on nonaccrual status with interest payments collected applied to reduce the loan balance. At September 30, 2018 and December 31, 2017, there were seven and nine loans, respectively, on nonaccrual status that were past due less than 90 days. The following table presents an aged analysis of past due and nonaccrual loans by class of loans as of September 30, 2018 and December 31, 2017:

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Held for Investment	Greater than 90 Days and Still Accruing	Non- Accrual Loans
September 30, 2018
Mortgage loans:
Residential	$340,975	$—	$—	$340,975	$260,804,992	$261,145,967	$—	$13,919
Commercial	346,945	—	—	346,945	147,816,650	148,163,595	—	149,299
Construction	—	—	—	—	29,082,027	29,082,027	—	271,545

Total mortgage loans	687,920	—	—	687,920	437,703,669	438,391,589	—	434,763

U.S. Government guaranteed loans	—	—	—	—	2,278,783	2,278,783	—	—
Commercial loans	249,126	3,883	—	253,009	23,085,524	23,338,533	—	398,749
Consumer loans	10,000	—	—	10,000	829,753	839,753	—	—

Total loans	$947,046	$3,883	$—	$950,929	$463,897,729	$464,848,658	$—	$833,512

December 31, 2017
Mortgage loans:
Residential	$548,772	$—	$—	$548,772	$233,830,204	$234,378,976	$—	$441,757
Commercial	44,921	—	—	44,921	128,131,466	128,176,387	—	112,203
Construction	—	—	—	—	31,199,766	31,199,766	—	—

Total mortgage loans	593,693	—	—	593,693	393,161,436	393,755,129	—	553,960

U.S. Government guaranteed loans	—	—	—	—	2,426,203	2,426,203	—	—
Commercial loans	303,974	2,709	257,199	563,882	22,172,815	22,736,697	—	629,760
Consumer loans	4,773	—	—	4,773	693,881	698,654	—	—

Total loans	$902,440	$2,709	$257,199	$1,162,348	$418,454,335	$419,616,683	$—	$1,183,720

Management evaluates certain loans rated substandard or worse individually for impairment. All other loans are evaluated collectively. For impaired loans that are collateral dependent their respective impairment analysis is based on appraised values less estimated selling costs. Noncollateral dependent loans are evaluated using the present value of expected future cash flows discounted at the loan’s effective interest rate. The required valuation allowance is included in the allowance for loan losses in the balance sheets.

The Bank may modify certain loans to retain customers or to maximize collection of the loan balance. All loan modifications are made on a case by case basis. When a modification is made on an impaired loan, the Bank will evaluate the modified terms to current market terms. When a concession is granted that is not at market terms considering the credit quality of the borrower, these loans would be classified as a troubled debt restructuring (TDR). New TDRs during the periods ended September 30, 2018 and 2017 were not material. At September 30, 2018 and December 31, 2017, loan balances related to TDRs totaled approximately $2,032,000 and $1,855,000, respectively.

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

3.	Loans (Continued)

The following table presents impaired loans with no related allowance for loan losses and with an allowance for loan losses recorded at September 30, 2018 and December 31, 2017:

	Recorded Carrying Value	Unpaid Principal Balance	Related Allowance	Average Recorded Carrying Value
September 30, 2018
With no related allowance recorded:
Mortgage loans:
Residential	$493,496	$493,496	$—	$477,314
Commercial	92,176	130,737	—	98,394
Construction	271,545	278,625	—	292,507

Total mortgage loans	857,217	902,858	—	868,215

U.S. Government guaranteed loans	—	—	—	—
Commercial loans	492,532	516,771	—	499,784
Consumer loans	—	—	—	—

Total	1,349,749	1,419,629	—	1,367,999

With a related allowance recorded:
Mortgage loans:
Residential	247,944	248,461	65,047	251,572
Commercial	457,117	457,117	193,032	457,480
Construction	—	—	—	—

Total mortgage loans	705,061	705,578	258,079	709,052

U.S. Government guaranteed loans	—	—	—	—
Commercial loans	249,126	258,440	3,078	257,494
Consumer loans	—	—	—	—

Total	954,187	964,018	261,157	966,546
Total:
Mortgage loans:
Residential	741,440	741,957	65,047	728,886
Commercial	549,293	587,854	193,032	555,874
Construction	271,545	278,625	—	292,507

Total mortgage loans	1,562,278	1,608,436	258,079	1,577,267
U.S. Government guaranteed loans	—	—	—	—
Commercial loans	741,658	775,211	3,078	757,278
Consumer loans	—	—	—	—

Total impaired loans	$2,303,936	$2,383,647	$261,157	$2,334,545

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

3.	Loans (Continued)

	Recorded Carrying Value	Unpaid Principal Balance	Related Allowance	Average Recorded Carrying Value
December 31, 2017
With no related allowance recorded:
Mortgage loans:
Residential	$441,757	$580,172	$—	$740,027
Commercial	54,644	68,669	—	58,416
Construction	—	—	—	—

Total mortgage loans	496,401	648,841	—	798,443
U.S. Government guaranteed loans	—	—	—	—
Commercial loans	—	—	—	—
Consumer loans	—	—	—	—

Total	496,401	648,841	—	798,443

With a related allowance recorded:
Mortgage loans:
Residential	255,981	255,981	57,851	259,329
Commercial	457,555	457,555	87,411	457,546
Construction	—	—	—	—

Total mortgage loans	713,536	713,536	145,262	716,875
U.S. Government guaranteed loans	—	—	—	—
Commercial loans	898,563	929,075	24,667	991,335
Consumer loans	—	—	—	—

Total	1,612,099	1,642,611	169,929	1,708,210

Total:
Mortgage loans:
Residential	697,738	836,153	57,851	999,356
Commercial	512,199	526,224	87,411	515,962
Construction	—	—	—	—

Total mortgage loans	1,209,937	1,362,377	145,262	1,515,318
U.S. Government guaranteed loans	—	—	—	—
Commercial loans	898,563	929,075	24,667	991,335
Consumer loans	—	—	—	—

Total impaired loans	$2,108,500	$2,291,452	$169,929	$2,506,653

Impaired loans not requiring an allowance represent loans for which expected discounted cash flows or the fair value of the collateral less estimated selling costs exceeded the carrying value of such loans.

Interest income recognized on impaired loans was not material for the nine month periods ended September 30, 2018 and 2017.

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

3.	Loans (Continued)

The Bank utilizes an internal risk rating system on loans. A description of the Bank’s internal risk ratings as they relate to credit quality is as follows:

Loans rated as Excellent, Very Good, Good and Satisfactory are considered as “Pass”. Additionally, unrated overdraft lines of credit have been categorized as “Pass” credits.

Watch – A Watch asset has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Watch assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

The purpose of the Watch category is to identify assets that do not yet warrant adverse classification but possess credit deficiencies or potential weaknesses deserving of Management’s close attention. Watch assets are noted for the benefit of Management to indicate that a potential weakness or risk exists, which could cause a more serious problem if not corrected. These assets are not included in the regulatory reporting requirements of classified assets.

Substandard – A Substandard asset is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

One or more of the above characteristics does not automatically mean an asset should be classified as substandard. Contractual delinquency may not in itself cause a substandard classification. If successful collection of all contractual principal and interest, or liquidation of the collateral at the asset’s book value is expected in a reasonable timeframe, a substandard classification may not be warranted.

Doubtful – An asset classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

The probability of loss is extremely high, but because of certain important and reasonably specific pending factors which may work to the advantage of and strengthening of the loan, its classification as an estimated loss is deferred until more exact status may be determined. Loans rated Doubtful are placed on nonaccrual.

Loss – An asset classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

3.	Loans (Continued)

The following tables present loans by internal risk rating by loan category as of September 30, 2018 and December 31, 2017:

	Commercial Mortgage	Commercial	U.S. Government Guaranteed Loans	Residential Mortgage	Construction	Consumer
September 30, 2018
Pass	$147,422,230	$21,755,191	$2,278,783	$260,404,527	$28,810,482	$839,753
Watch	192,072	1,184,593	—	493,496	—	—
Substandard	549,293	398,749	—	247,944	271,545	—
Doubtful	—	—	—	—	—	—

Total	$148,163,595	$23,338,533	$2,278,783	$261,145,967	$29,082,027	$839,753

December 31, 2017
Pass	$126,997,465	$20,699,847	$2,426,203	$233,227,625	$31,199,766	$698,654
Watch	666,724	1,138,286	—	453,612	—	—
Substandard	512,198	641,365	—	697,739	—	—
Doubtful	—	257,199	—	—	—	—

Total	$128,176,387	$22,736,697	$2,426,203	$234,378,976	$31,199,766	$698,654

4.	Deposit Accounts

Deposits at September 30, 2018 and December 31, 2017 are summarized as follows:

	2018	2017
Demand and NOW accounts, including noninterest-bearing deposits of approximately $49,100,000 at September 30, 2018 and $40,200,000 at December 31, 2017	$88,917,637	$75,427,823
Money market deposit accounts	78,538,790	98,898,547
Regular savings accounts	174,839,217	125,475,392

	342,295,644	299,801,762
Certificates of deposit	146,270,228	158,712,175

	$488,565,872	$458,513,937

As of September 30, 2018, approximately 41% of deposit accounts were held with five relationships. As of December 31, 2017, approximately 24% of deposit accounts were held with three relationships. Deposits under the Certificate of Deposit Account Registry Service (CDARS) and insured cash sweep accounts (ICS program) programs for these customers at September 30, 2018 and December 31, 2017 amounted to approximately $100,071,000 and $20,960,000, respectively.

The aggregate amount of certificates of deposit with a balance more than $250,000 was approximately $43,573,000 and $38,890,000 at September 30, 2018 and December 31, 2017, respectively. Total deposits under the CDARS programs, totaled approximately $41,548,000 and $33,321,000 at September 30, 2018 and December 31, 2017, respectively. Additionally, at September 30, 2018 and December 31, 2017, total deposits included approximately $67,779,000 and $77,867,000, respectively, in ICS money market accounts.

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

4.	Deposit Accounts (Continued)

As of September 30, 2018, the scheduled maturities of certificates of deposit are as follows:

2018	$40,047,937
2019	75,562,050
2020	14,199,630
2021	12,814,524
2022	3,503,752
2023	142,335

$146,270,228

5.	Borrowing Capacity

Federal Home Loan Bank

As of September 30, 2018 and December 31, 2017, there were no outstanding FHLB advances.

The Bank has available borrowings, based upon pledged collateral, of approximately $151,560,000 and $138,000,000 at September 30, 2018 and December 31, 2017, respectively, with the FHLB.

Federal Funds Lines of Credit

The Bank has a $5,000,000 federal funds borrowing line of credit with Atlantic Community Bankers Bank. The line is unsecured. There were no balances outstanding under this line of credit agreement at September 30, 2018 and December 31, 2017.

6.	Repurchase Agreements

Repurchase agreements are overnight agreements with certain customers. At September 30, 2018 and December 31, 2017, the weighted average rate paid was 0.37% and 0.50%, respectively.

Securities sold under agreements to repurchase as of September 30, 2018 and December 31, 2017 are securities sold on a short-term basis that have been accounted for not as sales but as borrowings.

7.	Stockholders’ Equity

Common Stock

The Bank has a total of 9,000,000 authorized shares of voting common stock, par value of $1.00 per share, of which 2,063,562 and 2,033,211 were issued and outstanding at September 30, 2018 and December 31, 2017, respectively.

Preferred Stock

The Bank has a total of 1,000,000 shares of preferred stock authorized with a par value of $1.00 per share. No preferred stock was issued or outstanding at September 30, 2018 and December 31, 2017.

Stock Option Plans

In 2008, the Bank adopted the 2008 Stock Option and Incentive Plan (the 2008 Plan) which allows for granting of options for up to 175,876 shares of the Bank’s common stock to employees and directors.

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

7.	Stockholders’ Equity (Continued)

In 2011, the Bank adopted the 2011 Stock Option and Incentive Plan (the 2011 Plan) which allows for granting options for up to an additional 50,000 shares of the Bank’s common stock to employees and directors.

In 2013, the Bank amended the 2011 Plan to allow for granting options for up to an additional 30,000 shares of the Bank’s common stock to employees and directors.

In 2016, the Bank amended the 2011 plan to allow for granting options up to an additional 30,000 shares (110,000 total shares allowed under the 2011 plan) of the Bank’s common stock to employees and directors.

In 2016, the Bank granted 13,000 options to directors to acquire Bank stock at $19 per share. The 13,000 options granted vested immediately and were in exchange for services rendered in 2016. The options have a ten year term. Additionally, 52,500 options were granted to employees to acquire Bank stock at $19 per share. The options vest ratably over four years through January 2020. The options have a ten year term.

In 2017, the Bank granted 13,000 options to directors to acquire Bank stock at $31 per share. The 13,000 options granted vested immediately and were in exchange for services rendered in 2017. The options have a ten year term.

In 2018, the Bank amended the 2011 plan to allow for granting options up to an additional 25,000 shares (135,000 total shares allowed under the 2011 plan) of the Bank’s common stock to employees and directors.

In 2018, the Bank granted 250 options to an employee to acquire Bank stock at $31 per share. The 250 options granted vested ratably over four years through January 2022. The options have a ten-year term.

Activity under the stock option plans described above was as follows for the year ended December 31, 2017 and the nine month period ended September 30, 2018:

	Stock Option Plans	Weighted Average Exercise Price
Outstanding at December 31, 2016	273,704	$13.49
Grants	13,000	31.00
Forfeited	(9,025)	19.00
Exercised	(125)	19.00

Outstanding at December 31, 2017	277,554	14.13
Grants	250	31.00
Forfeited	(15,028)	13.10
Exercised	(350)	19.00

Outstanding at September 30, 2018	262,426	$14.20

Exercisable at September 30, 2018	224,451	$12.08

Reserved for future grants	46,725

The exercise price of the options outstanding and of the options exercisable as of September 30, 2018 ranged from $10 to $31 per share.

At September 30, 2018 and December 31, 2017, options to acquire 324,451 and 245,729 shares, respectively, had vested. No options expired in 2018 or 2017. Total compensation cost related to nonvested awards not yet recognized totaled approximately $54,000 at September 30, 2018 and is expected to be recognized ratably over the next two years.

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

7.	Stockholders’ Equity (Continued)

The weighted-average grant date fair values of options granted in 2018 and 2017 were $7.21 and $7.04 per share, respectively. The fair value of each stock option grant has been estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	2018 Options	2017 Options
Risk-free interest rate	2.33%	2.08%
Dividend yield	0%	0%
Expected volatility	19.3%	19.4%
Expected life	5.4 years	5.4 years

Stock Warrants

In January 2008, the Bank issued warrants to allow the acquisition of 135,000 shares of common stock at $10.00 per share, which is the original issue price. Warrants to acquire 15,000 and 75,000 shares were exercised for shares of common stock during fiscal years 2017 and 2016, respectively.

In the nine-month period ended September 30, 2018, warrants for 45,000 shares were net exercised at a fair market value of $30 per share, for a total of 30,000 shares.

8.	Income Taxes

The expected income tax at the federal statutory rate of 21% for the nine month period ended September 30, 2018 and 34% for the nine month period ended September 30, 2017 differs from the actual expense due to the following:

	2018	2017
Income tax at statutory rate	21.0%	34.0%
Cash surrender value – bank-owned life insurance	(1.0)	(1.0)
State taxes, net of federal benefit	5.8	4.7
Other items	2.4	(1.9)

	28.2%	35.8%

9.	Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss is comprised of the following amounts, net of taxes, at September 30, 2018 and December 31, 2017:

	2018	2017
Unrealized loss on investment securities available for sale	$(293,718)	$(167,512)

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

9.	Accumulated Other Comprehensive Loss (Continued)

A summary of the reclassification adjustments out of accumulated other comprehensive loss for the nine month periods ended September 30, 2018 and 2017 follows:

Reclassification Adjustment	2018	2017	Affected Line Item in (Unaudited) Statements of Income
Net realized gains on investment securities available for sale	$22,911	$41,939	Net gain on sale of investments

	22,911	41,939	Income before income taxes
Tax effect	(6,301)	(16,608)	Income tax expense

	$16,610	$25,331	Net income

10.	Regulatory Matters

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Management believes, as of September 30, 2018, that the Bank meets all capital adequacy requirements to which it is subject.

As of September 30, 2018, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

Effective January 1, 2015, the Bank adopted the Basel III capital adequacy rules which, among other changes, added a new risk-weighted capital measure called Common Equity Tier 1 (CET1). The Basel III capital adequacy guidelines require all banks and bank holding companies to maintain minimum capital ratios as follows:

•	Common Equity Tier 1 to risk-weighted assets of 4.5%

•	Total risk-based capital to risk-weighted assets of 8.0%

•	Tier 1 capital to total risk-weighted assets of 6.0%

•	Tier 1 capital to average assets (Leverage Ratio) of 4.0%

In addition, the regulations establish a capital conservation buffer above the minimum capital ratios that phase in beginning January 1, 2016 at 0.625% and increases each year by 0.625% until it is fully phased in at 2.5% effective January 1, 2019. Failure to maintain the required capital conservation buffer will limit the ability of the Bank to pay dividends, repurchase shares or pay discretionary bonuses. At September 30, 2018, the Bank exceeded the regulatory requirement for the capital conservation buffer required.

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

10.	Regulatory Matters (Continued)

The following tables set forth the Bank’s regulatory capital at September 30, 2018 and December 31, 2017:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in Thousands)
As of September 30, 2018
Total Capital (to risk-weighted assets)	$36,643	10.1%	$29,045	8.0%	$36,307	10.0%
Common Equity Tier 1 (to risk-weighted assets)	33,313	9.2	16,338	4.5	23,599	6.5
Tier 1 Capital (to risk-weighted assets)	33,313	9.2	21,784	6.0	29,045	8.0
Leverage Capital Ratio Tier 1 capital (to total average assets)	33,313	6.6	20,324	4.0	25,406	5.0
As of December 31, 2017
Total Capital (to risk-weighted assets)	$34,529	10.3%	$26,864	8.0%	$33,580	10.0%
Common Equity Tier 1 (to risk-weighted assets)	31,401	9.4	15,111	4.5	21,827	6.5
Tier 1 Capital (to risk-weighted assets)	31,401	9.4	20,148	6.0	26,864	8.0
Leverage Capital Ratio Tier 1 capital (to total average assets)	31,401	6.7	18,871	4.0	23,589	5.0

Cash Restriction

The Bank is required to maintain a certain reserve balance in the form of cash or deposits with the Federal Reserve Bank. At September 30, 2018 and December 31, 2017, the required reserve balance was approximately $1,215,000 and $653,000, respectively.

11.	Commitments

Financial Instruments with Off-Balance Sheet Risk

The Bank is a party to financial instruments with off-balance-sheet risk. These instruments, which arise in the normal course of business, are commitments to extend credit to customers in the form of residential loans, commercial loans and home equity loans, as well as letters of credit. The commitments involve varying degrees of credit and interest rate risk in excess of the amount recognized in the balance sheets. The Bank follows the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments, including requiring similar collateral or other security to support financial instruments with credit risk. The Bank’s exposure to credit loss in the event of nonperformance by the customer is represented by the contractual amount of those instruments.

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

11.	Commitments (Continued)

As of September 30, 2018 and December 31, 2017, financial instruments with off-balance-sheet commitments are approximately as follows:

	2018	2017
1 – 4 family residential construction loans	$12,892,000	$9,756,000
Commercial real estate construction and development loans	11,154,000	7,672,000
Real estate lines of credit	15,838,000	13,344,000
Other unused commitments	12,031,000	10,557,000
Standby letters of credit	751,000	736,000

	$52,666,000	$42,065,000

Commitments generally have fixed expiration dates or other termination clauses. Since a portion of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Operating Leases

The Bank has an operating lease agreement for office and retail space in downtown Portsmouth, New Hampshire. The initial lease term expired in October 2017, with the Bank having four five-year renewal options. The Bank exercised their option to renew this lease through October 2022.

The Bank has a land lease for a branch location in North Hampton, New Hampshire. The lease commenced in October 2009 and has an initial term of ten years, with four five-year renewal options.

The Bank has a land lease for a branch location in Stratham, New Hampshire. The lease commenced in July 2011 and has an initial term of ten years, with four five-year renewal options.

The Bank had an operating lease agreement for a loan production office in Dover, New Hampshire. The lease expired in February 2018 and was not renewed.

The Bank has an operating lease for a branch location in the Pease International Tradeport, Portsmouth. The lease commenced in October 2013 and has an initial term of ten years, with four five-year renewal options.

The Bank has an operating lease for a branch location in Bedford, New Hampshire. The lease commenced in September 2014 and has an initial term of five years and three months, with five five-year renewal options.

In May 2016, the Bank entered into an operating lease for a branch location in Portsmouth, New Hampshire. The lease commenced in August 2016 and has an initial term of ten years, with six five-year renewal options.

In October 2016, the Bank entered into a land lease for a branch location in Dover, New Hampshire. The lease commenced in January 2018 and has an initial term of ten years, with six five-year renewal options.

The Bank recognized lease expense of approximately $597,000 and $513,000 for the nine month periods ended September 30, 2018 and 2017, respectively.

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

11.	Commitments (Continued)

Future lease payments expected during the initial lease terms and the renewal options of all leases described above are approximately as follows:

2018 (October through December)	$213,000
2019	861,000
2020	840,000
2021	834,000
2022	836,000
Thereafter	21,146,000

12.	Fair Value Measurements

The Bank adopted a framework for measuring fair value under generally accepted accounting principles for all financial instruments that are being measured and reported on a fair value basis.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Bank uses various methods including market, income and cost approaches. Based on these approaches, the Bank often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable inputs. The Bank utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques, the Bank is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1 – Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Level 1 also includes U.S. Treasury securities, which are traded by dealers or brokers in active markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 – Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or similar assets or liabilities.

Level 3 – Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

In determining the appropriate levels, the Bank performs a detailed analysis of the assets and liabilities that are subject to fair value measurements. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

OPTIMA BANK & TRUST COMPANY

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

12.	Fair Value Measurements (Continued)

For the nine month period ended September 30, 2018, the application of valuation techniques applied to similar assets and liabilities has been consistent. The following is a description of the valuation methodologies used for instruments measured at fair value:

Fair Value on a Recurring Basis

The table below presents the balances of assets and liabilities measured at fair value on a recurring basis at September 30, 2018 and December 31, 2017:

	Total	Level 1	Level 2	Level 3
2018
Available-for-sale securities	$22,843,260	$497,110	$22,346,150	$—

2017
Available-for-sale securities	$27,316,420	$497,846	$26,818,574	$—

Fair Value on a Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). There were no significant assets measured at fair value on a nonrecurring basis at September 30, 2018 and December 31, 2017.

ANNEX A—AGREEMENT AND PLAN OF MERGER

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

DATED AS OF DECEMBER 5, 2018

BY AND AMONG

CAMBRIDGE BANCORP,

CAMBRIDGE TRUST COMPANY

AND

OPTIMA BANK & TRUST COMPANY

A-i

A-ii

A-iii

TABLE OF DEFINITIONS

Page
Acquisition Proposal	37
Acquisition Transaction	38
Affiliate	38
Agreement	1
Average Closing Price	34
Bank Regulator	38
BOLI	17
Business Day	38
Cambridge	1
Cambridge 2017 Form 10-K	20
Cambridge Benefit Plan	34
Cambridge Board	38
Cambridge Disclosure Schedule	38
Cambridge Measurement Price	4
Cambridge Ratio	34
Cambridge SEC Documents	20
Cambridge Stock	38
Cambridge Trust	1
Cash Consideration	3
Cash Election Shares	4
Certificate	3, 38
Closing	3
Closing Date	3
Code	1
CRA	9
Confidentiality Agreement	27
Derivative Transaction	38
Determination Date	35
Dissenters’ Rights Laws	4
Dissenting Shares	4
Effective Date	2
Effective Time	2
Election Deadline	5
Election Form	4
Election Form Record Date	4
Employee Stock Incentive Plan	38
Environmental Law	38
ERISA	38
Exchange Act	39
Exchange Agent	39
Exchange Ratio	3
Executive Agreements	1
FDIC	39
FHLB	39
Final Index Price	35
Finance Laws	13
FRB	39
GAAP	39
Governmental Authority	39

Page
Hazardous Substance	39
Indemnified Parties	29
Indemnifying Party	29
Index Group	35
Index Price	35
Index Ratio	34
Informational Systems Conversion	31
Insurance Policies	17
Intellectual Property	39
IRS	39
Knowledge	39
Leases	16
Lien	39
Loans	15
Mailing Date	4
Material Adverse Effect	39
Material Contract	12
Merger	1
Merger Consideration	40
Merger Registration Statement	26
MGL	2
Mixed Election	4
NASDAQ	40
New Members	2
NHRSA	2
Non-Election Shares	4
Non-Witholding Option	8
Notice of Superior Proposal	29
Notice Period	29
Optima	1
Optima Benefit Plans	12
Optima Board	40
Optima Disclosure Schedule	40
Optima Employees	12
Optima ERISA Affiliate	12
Optima Financial Statements	9
Optima Intellectual Property	40
Optima Meeting	26
Optima Option	45
Optima Pension Plan	12
Optima Recommendation	27
Optima Representatives	28
Optima Stock	8
Optima Stock Option Plans	40
Optima Subsequent Determination	30
Option Consideration	8
OREO	16
Person	40
Per Share Consideration	41

A-iv

Page
Premium Limit	33
Proxy Statement/Prospectus	40
Regulatory Approvals	19
Regulatory Order	10
Rights	40
SEC	10
Securities Act	41
Securities Documents	21
Shortfall Number	5
Software	41
Starting Date	35
Starting Price	35
Stock Consideration	3

Page
Stock Conversion Number	4
Stock Election Number	4
Stock Election Shares	4
Subsidiary	41
Superior Proposal	41
Surviving Bank	1
Tax	41
Tax Returns	41
Taxes	41
Termination Date	34
Voting Agreement	1
Willful Breach	41

A-v

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of December 5, 2018, by and among Cambridge Bancorp, a Massachusetts corporation and registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended (“Cambridge”), Cambridge Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge (“Cambridge Trust”), and Optima Bank & Trust Company, a New Hampshire-chartered bank (“Optima”).

WITNESSETH

WHEREAS, the Board of Directors of Cambridge Trust and the Board of Directors of Optima have each (i) determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective entities and shareholders; (ii) determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies; and (iii) approved and adopted this Agreement;

WHEREAS, in accordance with the terms of this Agreement, Optima will merge with and into Cambridge Trust (the “Merger”);

WHEREAS, as a material inducement to Cambridge to enter into this Agreement, each of the directors and certain executive officers of Optima has entered into a voting agreement with Cambridge dated as of the date hereof (a “Voting Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which each such director or executive officer has agreed, among other things, to vote all shares of Optima Stock (as defined herein) owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such agreement;

WHEREAS, as a material inducement to Cambridge to enter into this Agreement, each of Daniel Morrison, Pamela Morrison and William Young has entered into an offer letter with Cambridge and/or the Surviving Bank dated as of the date hereof (the “Executive Agreements”) substantially in the form attached hereto as Exhibit B, each of which shall become effective as of the Effective Time;

WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be and hereby is adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the transactions described in this Agreement and to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.01    Terms of the Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Optima shall merge with and into Cambridge Trust, and Cambridge Trust shall be the surviving entity (hereinafter sometimes referred to as the “Surviving Bank”) and shall continue its corporate existence as a Massachusetts-chartered trust company regulated by the Massachusetts Division of Banks and the FDIC. As part of the Merger, shares of Optima Stock shall, at the Effective Time, be converted into the right to receive the Merger Consideration pursuant to the terms of Article II.

Section 1.02    Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Optima and Cambridge each hereby agree to deliver a certificate substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable its counsel to deliver the legal opinion contemplated by Section 6.01(e).

Section 1.03    Name of the Surviving Bank. The name of the Surviving Bank shall be “Cambridge Trust Company.”

Section 1.04    Charter and Bylaws of the Surviving Bank. The charter and bylaws of the Surviving Bank upon consummation of the Merger shall be the charter and bylaws of Cambridge Trust as in effect immediately prior to consummation of the Merger.

Section 1.05    Directors and Officers of Cambridge and Surviving Bank.

(a)    At Effective Time, the directors of each of Cambridge and Surviving Bank immediately prior the Effective Time shall continue to be the directors of Cambridge and Surviving Bank, provided that at the Effective Time, the number of persons constituting the board of directors of Cambridge and Surviving Bank shall each be increased by one (1) director to be selected by Cambridge (the “New Member”), and the New Member shall be appointed to the board of directors of both Cambridge and Surviving Bank for terms to expire at Cambridge’s and Surviving Bank’s next annual meeting. At the next annual meeting of shareholders of Cambridge after the Effective Date, the New Member shall be nominated to the boards of directors of Cambridge and Surviving Bank each for a term of three (3) years and Cambridge shall recommend that its stockholders vote in favor of the election of such nominee and shall, as the sole shareholder of the Surviving Bank, vote itself in favor of each such nominee. Notwithstanding the foregoing, neither Cambridge nor Surviving Bank shall have any obligation to appoint the New Member to serve on Cambridge’s or Surviving Bank’s Board if such Person is not a member of the Optima’s board of directors immediately prior to the Effective Time. Each of the directors of Cambridge and Surviving Bank immediately after the Effective Time shall hold office until his or her successor is elected and qualified or otherwise in accordance with the charter and bylaws of Cambridge and Surviving Bank.

(b)    At the Effective Time, the officers of Cambridge and Surviving Bank shall consist of the officers of Cambridge and Surviving Bank in office immediately prior to the Effective Time with the addition of Daniel Morrison as the Chief Executive Officer of Cambridge Trust in New Hampshire and William Young as Senior Vice President of Surviving Bank.

Section 1.06    Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided under applicable provisions of the Massachusetts General Laws (“MGL”) and the New Hampshire Revised Statutes Annotated (“NHRSA”), and the regulations respectively promulgated thereunder.

(a)    Surviving Bank. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate corporate existence of Optima shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of Cambridge Trust and Optima and thereupon and thereafter all of the rights, privileges, powers, franchises, properties, assets, debts, liabilities, obligations, restrictions, disabilities and duties of Optima shall be vested in and assumed by Cambridge Trust as the Surviving Bank. Any reference to either of Cambridge Trust or Optima in any contract, will or document; and any pending action or other judicial proceeding to which either of Cambridge Trust or Optima is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Cambridge Trust or Optima if the Merger had not occurred.

(b)     Deposits. All deposit accounts of Optima shall be and become deposit accounts in the Surviving Bank without change in their respective terms, maturity, minimum required balances or withdrawal value. Appropriate evidence of the deposit account in the Surviving Bank shall be provided by the Surviving Bank to each deposit account holder of Optima, as necessary, after consummation of the Merger. All deposit accounts of Cambridge Trust prior to consummation of the Merger shall continue to be deposit accounts in the Surviving Bank after consummation of the Merger without any change whatsoever in any of the provisions of such deposit accounts, including, without limitation, their respective terms, maturity, minimum required balances or withdrawal value.

(c)    Offices. At the Effective Time, the main office of the Surviving Bank shall be located in Cambridge, Massachusetts. The former main office and branch offices of Optima shall be operated as branches of the Surviving Bank immediately following the Effective Time.

Section 1.07    Effective Date and Effective Time; Closing.

(a)    Subject to the terms and conditions of this Agreement, Cambridge will make all such filings as may be required by applicable laws and regulations to consummate the Merger. On the Closing Date, which shall take place not more than five (5) Business Days following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates and other instruments and documents to be delivered at the Closing), or on such other date as the parties shall mutually agree to, Cambridge Trust and Optima shall file articles of merger with the Secretary of the Commonwealth of Massachusetts in accordance with the MGL and with the Secretary of the State of New Hampshire in accordance with the NHRSA. The date of such filings is herein called the “Effective Date,” and the “Effective Time” of the Merger shall be as specified in such filings.

(b)    The closing (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures immediately prior to the Effective Time at 10:00 a.m., Eastern time, or in person at the principal offices of Hogan Lovells US LLP in Washington, D.C., or such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the “Closing Date”). At the Closing, there shall be delivered to Cambridge and Optima the certificates and other documents required to be delivered under Article VI hereof.

Section 1.08    Alternative Structure. Cambridge may, at any time prior to the Effective Time, change the method of effecting the combination of Cambridge Trust and Optima (including the provisions of this Article I) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (a) alter or change the Merger Consideration; (b) adversely affect the tax treatment of or Optima’s shareholders pursuant to this Agreement; (c) adversely affect the tax treatment of Cambridge or Optima pursuant to this Agreement; or (d) be reasonably likely to materially impede or delay consummation of the transactions contemplated by this Agreement. In the event Cambridge makes such a change, Optima agrees to execute an appropriate amendment to this Agreement in order to reflect such change.

Section 1.09    Additional Actions. If, at any time after the Effective Time, Cambridge shall consider or be advised that any further deeds, documents, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, or record or otherwise, in Cambridge its right, title or interest in, to or under any of the rights, properties or assets of Optima, or (ii) otherwise carry out the purposes of this Agreement, Optima and its officers and directors shall be deemed to have granted to Cambridge an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Cambridge or Cambridge Trust its right, title or interest in, to or under any of the rights, properties or assets of

Optima or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of Cambridge or Cambridge Trust are authorized in the name of Optima or otherwise to take any and all such action.

Section 1.10    Absence of Control. It is the intent of the parties to this Agreement that Cambridge or Cambridge Trust by reason of this Agreement shall not be deemed (until consummation of the transactions contemplated herein) to control, directly or indirectly, Optima and shall not exercise or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Optima.

ARTICLE II

CONSIDERATION; EXCHANGE PROCEDURES

Section 2.01    Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

(a)    Each share of Cambridge Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.

(b)    Each share of Optima Stock held as treasury stock, if any, immediately prior to Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto.

(c)    All remaining shares of Optima Stock issued and outstanding immediately prior to the Effective Time (other than treasury stock and Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to the Merger Consideration, pursuant to the terms of this Article II.

Section 2.02    Stock Consideration. Each outstanding share of Optima Stock that under the terms of Section 2.07 is to be converted into the right to receive shares of Cambridge Stock (the “Stock Consideration”) shall be converted into and become the right to receive from Cambridge 0.3468 shares of Cambridge Stock (the “Exchange Ratio”).

Section 2.03    Cash Consideration. Each outstanding share of Optima Stock that under the terms of Section 2.07 is to be converted into the right to receive cash (the “Cash Consideration”) shall be converted into the right to receive a cash payment of $32.00.

Section 2.04    Rights as Shareholders; Stock Transfers. All shares of Optima Stock, when converted as provided in Section 2.01(c), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate (a “Certificate”) previously evidencing such shares shall thereafter represent only the right to receive for each such share of Optima Stock, the Merger Consideration and, if applicable, any cash in lieu of fractional shares of Cambridge Stock in accordance with Section 2.05. At the Effective Time, holders of the Optima Stock shall cease to be, and shall have no rights as, shareholders of Optima other than the right to receive the Merger Consideration and cash in lieu of fractional shares of Cambridge Stock as provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of Optima of shares of the Optima Stock.

Section 2.05    No Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Cambridge Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, Cambridge shall pay to each holder of a fractional share of Cambridge Stock an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the daily closing prices during the regular session of Cambridge Stock as reported on NASDAQ for the five (5) consecutive trading days ending on the third Business Day immediately prior to the Closing Date, rounded to the nearest whole cent (the “Cambridge Measurement Price”). No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

Section 2.06    Dissenting Shares. Each outstanding share of Optima Stock the holder of which has perfected his or her right to dissent from the Merger under Chapter 293-A of the NHRSA (the “Dissenters’ Rights Laws”) and has not effectively withdrawn or lost such rights as of the Effective Time (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by such provisions of the Dissenters’ Rights Laws. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenting Shares held by such holder shall thereupon be treated as though such Dissenting Shares had been converted into the right to receive the Merger Consideration to which such holder would be entitled pursuant to Section 2.07 hereof. Optima shall give Cambridge prompt notice upon receipt by Optima of any such written demands for payment of the fair value of shares of the Optima Stock and of withdrawals of such demands and any other instruments provided pursuant to the Dissenters’ Rights Laws. Any payments made in respect of Dissenting Shares shall be made by Cambridge.

Section 2.07    Election Procedures.

(a)    Holders of Optima Stock may elect to receive shares of Cambridge Stock or cash (in either case without interest) in exchange for their shares of Optima Stock in accordance with the following procedures, provided that, in the aggregate, ninety-five percent (95%) of the total number of shares of Optima Stock issued and outstanding at the Effective Time, including any Dissenting Shares (the “Stock Conversion Number”), shall be converted into the Stock Consideration and the remaining outstanding shares of Optima Stock shall be converted into the Cash Consideration. Shares of Optima Stock as to which a holder of Optima Stock has elected to receive the Cash Consideration (including, pursuant to a Mixed Election) are referred to herein as “Cash Election Shares.” Shares of Optima Stock as to which a holder of Optima Stock has elected to receive the Stock Consideration (including, pursuant to a Mixed Election) are referred to herein as “Stock Election Shares.” Shares of Optima Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as “Non-Election Shares.” The aggregate number of Stock Election Shares is referred to herein as the “Stock Election Number.”

(b)    An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as Optima and Cambridge shall mutually agree (“Election Form”), shall be mailed no more than forty (40) Business Days and no less than twenty (20) Business Days prior to the anticipated Effective Date or on such earlier date as Optima and Cambridge shall mutually agree (the “Mailing Date”) to each holder of record of Optima Stock as of five (5) Business Days prior to the Mailing Date (the “Election Form Record Date”). Each Election Form shall permit such holder, subject to the allocation and election procedures set forth in this Section 2.07, (i) to elect to receive all cash with respect to each share of Optima Stock held by such holder, (ii) to elect to receive all Cambridge Stock with respect to each share of Optima Common Stock held by such holder, (iii) to elect to receive cash with respect to a part of such holder’s Optima Stock and Cambridge Stock with respect to the remaining part of such holder’s Optima Stock (a “Mixed Election”), or (iv) to indicate that such record holder has no preference as to the receipt of cash or Cambridge Stock for such shares. A holder of record of shares of Optima Stock who holds such shares as nominee, trustee or in another representative capacity may submit multiple Election Forms, provided that each such Election Form covers all the shares of Optima Stock held by such nominee, trustee or held in another representative capacity for a particular beneficial owner. Any shares of Optima Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares. All Dissenting Shares shall be deemed Cash Election Shares, and with respect to such shares the holders thereof shall in no event receive consideration comprised of Cambridge Stock, subject to Section 2.06; provided, however, that for purposes of making the proration calculations provided for in this Section 2.07 only Dissenting Shares as existing at the Effective Time shall be deemed Cash Election Shares.

(c)    To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., Eastern time, on the twenty-fifth (25th) day following the Mailing Date (or such other time and date as Optima and Cambridge may mutually agree) (the “Election Deadline”); provided, however, that the Election Deadline may not occur on or after the Closing Date. Optima shall make available such additional Election Forms as Cambridge may permit, to all Persons who become holders (or beneficial owners) of Optima Stock between the Election Form Record Date and the close of business on the Business Day prior to the Election Deadline. Optima shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Optima Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If an Optima shareholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline), the shares of Optima Stock held by such shareholder shall be designated as Non-Election Shares. Any Election Form may be revoked or changed by the Person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. Cambridge shall cause the Certificate or Certificates relating to any revoked Election Form to be promptly returned without charge to the Person submitting the Election Form to the Exchange Agent. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

(d)    If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive the Stock Consideration only with respect to that number of Stock Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Cash Consideration.

(e)    If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

(i)    if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or

(ii)    if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration and each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.

Section 2.08    Exchange of Certificates; Payment of the Consideration.

(a)    Until the six (6) month anniversary of the Effective Time, Cambridge shall make available on a timely basis or cause to be made available to the Exchange Agent the following: (i) cash in an amount sufficient to allow the Exchange Agent to make all payments that may be required by the Exchange Agent pursuant to this Article II, and (ii) certificates, or at Cambridge’s option, evidence of shares in book entry form, representing the shares of Cambridge Stock, sufficient to pay the aggregate Stock Consideration required pursuant to this Article II, each to be given to the holders of Optima Stock in exchange for Certificates pursuant to this Article II. Upon such six (6) month anniversary, any such cash or certificates remaining in the possession of the Exchange Agent, together with any earnings in respect thereof, shall be delivered to Cambridge. Any holder of Certificates who has not theretofore exchanged his or her Certificates for the Merger Consideration pursuant to this Article II and any holder of a Non-Withholding Option who has not theretofore submitted a letter of transmittal shall thereafter be entitled to look exclusively to Cambridge, and only as a general creditor thereof, for the Merger Consideration or Option Consideration, as applicable, to which he or she may be entitled upon exchange of such Certificates or cancellation of Optima Options, as applicable, pursuant to this Article II. If outstanding Certificates are not surrendered, a holder of a Non-Withholding Option does not submit a letter of transmittal or the payment for the Certificates or the cancelled Optima Option, as applicable is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Cambridge (and to the extent not in its possession shall be delivered to it), free and clear of all Liens of any Person previously entitled to such property. Neither the Exchange Agent nor any of the parties hereto shall be liable to any holder of Optima Stock represented by any Certificate or to any holder of a Non-Withholding Option for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Cambridge and the Exchange Agent shall be entitled to rely upon the stock transfer books of Optima to establish the identity of those Persons entitled to receive the Merger Consideration or Option Consideration, as applicable, which books shall be conclusive with respect thereto.

(b)    The Exchange Agent or Cambridge shall be entitled to deduct and withhold from the Merger Consideration and the Option Consideration otherwise payable pursuant to this Agreement to any holder of Certificates or Optima Options, as applicable, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or Cambridge such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

(c)    Promptly after the Effective Time, but in no event later than five (5) Business Days thereafter, Cambridge shall cause the Exchange Agent to mail or deliver to each Person who was, immediately prior to the Effective Time, a holder of record of Optima Stock or a holder of a Non-Withholding Option a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent) containing instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration or for payment of the Option Consideration with respect to Non-Withholding Options. Upon surrender to the Exchange Agent of a Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall promptly be provided in exchange therefor, but in no event later than ten (10) Business Days after due surrender, a check in the amount of the Cash Consideration to which such holder is entitled pursuant to this Article II, plus any amounts due pursuant to Section 2.05 above, as well as a certificate representing the Stock Consideration to which such holder is entitled pursuant to this Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will accrue or be paid with respect to any property to be delivered upon surrender of Certificates.

(d)    If any cash payment is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the making of such payment of the Cash Consideration in a name other than that of the registered holder of the Certificate surrendered, or required for any other reason relating to such holder or requesting Person, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable. If any certificate representing shares of Cambridge Stock is to be issued in the name of other than the registered holder of the Certificate surrendered in exchange therefore, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Cambridge Stock in a name other than that of the registered holder of the Certificate surrendered, or required for any other reason relating to such holder or requesting Person, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(e)    No dividends or other distributions with a record date after the Effective Time with respect to Cambridge Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the recordholder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Cambridge Stock.

(f)    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Bank or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as the Surviving Bank or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Bank or the Exchange Agent shall, in exchange for such lost, stolen or destroyed Certificate, pay or cause to be paid the Merger Consideration deliverable in respect of the shares of Optima Stock formerly represented by such Certificate pursuant to this Article II. In the event of a dispute with respect to ownership of any shares of Optima Stock represented by any Certificate, Cambridge and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

Section 2.09    Anti-Dilution Provisions. In the event Cambridge or Optima changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Cambridge Stock or Optima Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Cambridge Stock or Optima Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; provided, however, that, for the avoidance of doubt, no such adjustment shall be made with regard to Cambridge Stock if (a) Cambridge issues additional shares of Cambridge Stock and receives consideration for such shares in a bona fide third party transaction, (b) Cambridge issues additional shares of Cambridge Stock under its Employee Stock Incentive Plans, or (c) Cambridge grants employee or director stock grants or similar equity awards or shares of Cambridge Stock upon the exercise or settlement thereof.

Section 2.10    Reservation of Shares. Effective upon the date of this Agreement, Cambridge shall reserve for issuance a sufficient number of shares of the Cambridge Stock for the purpose of issuing shares of Cambridge Stock to Optima shareholders in accordance with this Article II.

Section 2.11    Listing of Additional Shares. Prior to the Effective Time, Cambridge shall notify NASDAQ of the additional shares of Cambridge Stock to be issued by Cambridge in exchange for the shares of Optima Stock.

Section 2.12    Stock Options.

(a)    Effective as of the Effective Time, each Optima Option, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time, shall be cancelled and automatically converted into the right to receive a cash payment equal to (i) the number of shares of Optima Stock subject to such Optima Option at the Effective Time, multiplied by (ii) the amount by which the Per Share Consideration exceeds the per share exercise price of such Optima Option (the “Option Consideration”), less applicable taxes and withholdings and without interest. Notwithstanding the foregoing, if the per share exercise price for an Optima Option is equal to or in excess of the Per Share Consideration, such Optima Option shall be cancelled at the Effective Time in exchange for no consideration. For the avoidance of doubt, Cambridge shall not assume any Optima Options.

(b)    Prior to the Effective Time, Optima shall take all actions that may be necessary or required (under any Optima Stock Option Plan, any applicable law, the applicable award agreements or otherwise) (i) to effectuate the provisions of this Section 2.12, (ii) to terminate each Optima Stock Option Plan as of the Effective Time without any further obligation or liability and (iii) to ensure that, from and after the Effective Time, holders of Optima Options shall have no rights with respect to thereto other than those rights specifically provided in Section 2.12(a).

(c)    Within ten days following the Effective Time, Cambridge shall cause to be paid: (i) through Cambridge’s or the Surviving Bank’s standard payroll practices, to each holder of an Optima Option (other than any Optima Option with respect to which Optima has no Tax withholding obligations (a “Non-Withholding Option”)) the consideration specified in Section 2.12(a), if any (subject to applicable taxes and withholding and without interest); and (ii) by the Exchange Agent, to each holder of a Non-Withholding Option who has submitted a letter of transmittal, the consideration specified in Section 2.12(a), if any (without interest).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF OPTIMA

Section 3.01    Making of Representations and Warranties.

(a)    As a material inducement to Cambridge and Cambridge Trust to enter into this Agreement and to consummate the transactions contemplated hereby, Optima hereby makes to Cambridge and Cambridge Trust the representations and warranties contained in this Article III.

(b)    On or prior to the date hereof, Optima has delivered to Cambridge the Optima Disclosure Schedule listing, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of Optima’s representations and warranties contained in this Article III; provided, however, that (i) no such item is required to be set forth on the Optima Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being untrue or incorrect, and (ii) the mere inclusion of an item in the Optima Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Optima that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to result in a Material Adverse Effect on Optima. Any disclosure made with respect to a section of Article III shall be deemed to qualify any other section of Article III specifically referenced or cross-referenced or that contains sufficient detail to enable a reasonable Person to recognize the relevance of such disclosure to such other sections.

Section 3.02    Organization, Standing and Authority of Optima. Optima is a New Hampshire-chartered bank duly organized, validly existing and in good standing under the laws of the State of New Hampshire. Optima’s deposits are insured by the FDIC in the manner and to the fullest extent provided by applicable law, and all premiums and assessments required to be paid in connection therewith have been paid by Optima when due. No proceedings for the revocation or termination of such deposit insurance are pending or, to the

Knowledge of Optima, threatened. Optima is a nonmember bank and its primary federal bank regulator is the FDIC. Optima is a member in good standing of the FHLB and owns the requisite amount of stock of the FHLB as set forth on Optima Disclosure Schedule 3.02. The charter and bylaws of Optima, copies of which have been made available to Cambridge, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 3.03    Optima Capital Stock.

(a)    The authorized capital stock of Optima consists solely of 9,000,000 shares of common stock, par value $1.00 per share, of which 2,177,282 shares are outstanding as of the date hereof (“Optima Stock”) and 1,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are outstanding as of the date hereof. As of the date hereof, there are no shares of Optima Stock held in treasury by Optima. The outstanding shares of Optima Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for the Optima Options listed on Optima Disclosure Schedule 3.03(b), Optima does not have any Rights issued or outstanding with respect to Optima Stock and Optima does not have any commitment to authorize, issue or sell any Optima Stock or Rights.

(b)    Optima Disclosure Schedule 3.03(b), contains a list setting forth, as of the date of this Agreement, with respect to each outstanding Optima Option, (i) the name of the holder of such Optima Option, (ii) whether the holder is a current or former employee, director or other individual service provider of Optima and any of its Subsidiaries, (iii) the number of shares of Optima Stock covered by such Optima Option, (iv) the exercise price per share with respect to such Optima Option, (v) the date of grant of such Optima Option, (vi) the date of expiration of such Optima Option, (vii) the vesting schedule applicable to such Optima Option, including whether such Optima Option is subject to accelerated vesting in connection with the consummation of the transactions contemplated hereby, (viii) whether such Optima Option is an incentive stock option or a nonqualified stock option, and (ix) the applicable Optima Stock Option Plan under which such Optima Option was granted. Upon issuance in accordance with the terms of the applicable Optima Stock Option Plans and award agreements, the shares of Optima Stock issued pursuant to the Optima Options have been and shall be issued in compliance with all applicable laws.

Section 3.04    Subsidiaries. Optima does not, directly or indirectly, own or control any Affiliate. Except as disclosed on Optima Disclosure Schedule 3.04, Optima does not have any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity. No such equity investment identified in Optima Disclosure Schedule 3.04 is prohibited by applicable federal or state laws and regulations.

Section 3.05    Corporate Power; Minute Books. Optima has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Optima has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of Optima’s shareholders of this Agreement. The minute books of Optima contain true, complete and accurate records of all meetings and other corporate actions held or taken by shareholders of Optima and the Optima Board (including committees of the Optima Board).

Section 3.06    Execution and Delivery. Subject to the approval of this Agreement by the shareholders of Optima, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Optima and the Optima Board on or prior to the date hereof. The Optima Board has directed that this Agreement be submitted to Optima’s shareholders for approval at a meeting of such shareholders and, except for the approval and adoption of this Agreement by the requisite affirmative vote of the holders of the outstanding shares of Optima Stock entitled to vote thereon, no other vote of the shareholders of Optima is required by law, the charter of Optima, the bylaws of Optima or otherwise to approve this Agreement and the transactions contemplated hereby. Optima has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Cambridge, this Agreement is a valid and legally binding obligation of Optima, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

Section 3.07    Regulatory Approvals; No Defaults.

(a)    Subject to the receipt of all Regulatory Approvals, the required filings under federal and state securities laws and the requisite affirmative vote of the Optima Shares, the execution, delivery and performance of this Agreement by Optima, as applicable, and the consummation of the transactions contemplated hereby do not and will not (i) constitute a breach or violation of, or a default under, the charter or bylaws (or similar governing documents) of Optima, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Optima, or any of its properties or assets or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Optima under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Optima is a party, or by which it or any of its properties or assets may be bound or affected

(b)    As of the date hereof, Optima has no Knowledge of any reason relating to Optima (including, without limitation, compliance with the Community Reinvestment Act of 1977, as amended (the “CRA”), or the USA Patriot Act) why any of the Regulatory Approvals shall not be received from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement.

Section 3.08    Financial Statements.

(a)    Optima has previously made available to Cambridge copies of the balance sheet of Optima as of December 31 for the fiscal years 2017 and 2016, and the related statements of income, shareholders’ equity and cash flows for the fiscal years 2017, 2016 and 2015, in each case accompanied by the audit report of Baker Newman & Noyes, LLC, the independent registered public accounting firm of Optima (the “Optima Financial Statements”). The Optima Financial Statements (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the operations and financial position of Optima and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies with applicable accounting requirements; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The books and records of Optima have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Baker Newman & Noyes, LLC has not resigned or been dismissed as independent public accountants of Optima as a result of or in connection with any disagreements with Optima on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)    Optima is not now, nor has it ever been, required to file with the Securities and Exchange Commission (the “SEC”) any periodic or other reports pursuant to Section 13 or Section 15(d) of the Exchange Act.

Section 3.09    Absence of Certain Changes or Events.

(a)    Since September 30, 2018, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Optima.

(b)    Since September 30, 2018, Optima has carried on its business only in the ordinary and usual course of business consistent with its past practices (except as disclosed to Cambridge and except for actions in connection with transactions contemplated by this Agreement).

(c)    Except as set forth in Optima Disclosure Schedule 3.09, since December 31, 2017, Optima has not (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any employee, director or other individual service provider from the amount thereof in effect as of December 31, 2017, granted any severance, termination pay, bonus, retention bonus, or change in control benefits, entered into any contract to make or grant any severance, termination pay, bonus, retention bonus, or change in control benefits, or paid any bonus or retention bonus, (ii) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of Optima’s capital stock, (iii) effected or authorized any split, combination or reclassification of any of Optima’s capital stock or any issuance or issued any other securities in respect of, in lieu of or in substitution for shares of Optima’s capital stock, (iv) changed any accounting methods (or underlying assumptions), principles or practices of Optima affecting its assets, liabilities or business, including without limitation, any reserving, renewal or residual method, practice or policy, (v) made any tax election by Optima or any settlement or compromise of any income tax liability by Optima, (vi) made any material change in Optima’s policies and procedures in connection with underwriting standards, origination, purchase and sale procedures or hedging activities with respect to any Loans, (vii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (viii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, (ix) had any union organizing activities or (x)  made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

Section  3.10    Financial Controls and Procedures. During the periods covered by the Optima Financial Statements, Optima has had in place internal controls over financial reporting which are designed and maintained to ensure that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Optima’s records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are under the exclusive ownership and direct control of Optima or its accountants.

Section 3.11    Regulatory Matters.

(a)    Optima has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2015 with any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business of Optima, and except as set forth in Optima Disclosure Schedule 3.11, no Governmental Authority has initiated any proceeding, or to the Knowledge of Optima, investigation into the business or operations of Optima, since December 31, 2015. Optima is “well capitalized” as defined in applicable laws and regulations, and Optima has a CRA rating of “satisfactory” or better.

(b)    Other than as set forth in Optima Disclosure Schedule 3.11, Optima is not a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter (each a “Regulatory Order”) from, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it. Optima has not been advised by, or has any Knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any Regulatory Order.

Section 3.12    Legal Proceedings; Regulatory Action.

(a)    Other than as set forth in Optima Disclosure Schedule 3.12, there are no pending or, to Optima’s Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Optima.

(b)    Optima is not a party to any, nor are there any pending or, to Optima’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Optima in which, to the Knowledge of Optima, there is a reasonable probability of any material recovery against or other Material Adverse Effect on Optima or which challenges the validity or propriety of the transactions contemplated by this Agreement.

(c)    There is no injunction, order, judgment or decree imposed upon Optima, or their respective assets, and none of Optima has been advised of, or is aware of, the threat of any such action.

(d)    Optima has not been subject to any order or directive by, or been ordered to pay any civil money penalty by, or has been since January 1, 2015, a recipient of any supervisory letter from, or since January 1, 2015, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority that currently regulates in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly-situated bank or financial holding companies or their subsidiaries.

Section 3.13    Compliance with Laws.

(a)    Optima is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, (i) applicable federal and state banking laws and regulations, (ii) state usury laws, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collection Practices Act and other federal, state, local and foreign laws regulating lending (together, the “Finance Laws”), and (iii) all applicable origination, servicing and collection practices with respect to any loan or credit extension by such entity;

(b)    Optima has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Optima’s Knowledge, no suspension or cancellation of any of them is threatened; and

(c)    Other than as set forth in Optima Disclosure Schedule 3.13, Optima has not received, since January 1, 2015, any notification or communication from any Governmental Authority (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Optima’s Knowledge, do any grounds for any of the foregoing exist).

Section 3.14    Material Contracts; Defaults.

(a)    Other than as set forth in Optima Disclosure Schedule 3.14, Optima is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment or service of any current or former employees, directors, or other individual service providers of Optima; (ii) which would entitle any current or former employee, director, other individual service provider or agent of Optima to indemnification from Optima or such Subsidiaries; (iii) any agreement, arrangement, or commitment (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement would result in any payment (whether of change in control, bonus, retention bonus, severance pay or otherwise) becoming due from Optima to any employee, director, or other individual service provider thereof; (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice and involving the payment of more than $25,000 per annum; (v) any agreement, arrangement, or commitment that is material to the financial condition, results of operations or business of Optima; or (vi) which materially restricts the conduct of any business by Optima. Optima has previously delivered to Cambridge true, complete and correct copies of each such document. Each contract, arrangement, commitment or understanding of the type of described in this Section 3.14(a), whether or not set forth on Optima Disclosure Schedule 3.14 is referred to herein as a “Material Contract.”

(b)    To its Knowledge, Optima is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by Optima is currently outstanding.

Section 3.15    Brokers. Neither Optima nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that Optima has engaged, and will pay a fee or commission to, Sandler O’Neill & Partners, L.P. A true, complete and correct copy of the engagement letter with Sandler O’Neill & Partners, L.P. has been provided to Cambridge.

Section 3.16    Employee Benefit Plans.

(a)    All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of Optima (the “Optima Employees”) and current or former directors of Optima including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “Optima Benefit Plans”), are identified in Optima Disclosure Schedule 3.16(a). True and complete copies of all Optima Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Optima Benefit Plans and all amendments thereto, have been provided to Cambridge.

(b)    All Optima Benefit Plans covering Optima Employees, to the extent subject to ERISA, are in compliance with ERISA in all material respects. Each Optima Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (an “Optima Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and to the Knowledge of Optima, nothing has occurred that would reasonably be expected to result in revocation of any such favorable determination letter or the loss of the qualification of such Optima Pension Plan under Section 401(a) of the Code. There is no pending or, to Optima’s Knowledge, threatened litigation relating to the Optima Benefit Plans. Optima has not engaged in a transaction with respect to any Optima Benefit Plan or Optima Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Optima to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(c)    No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Optima or any Optima ERISA Affiliate (as defined below) with respect to any ongoing, frozen or terminated “single employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Optima, or the single-employer plan of any entity which is considered one employer with Optima under Section 4001 of ERISA or Section 414 of the Code (an “Optima ERISA Affiliate”). Optima has not incurred, and does not expect to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an Optima ERISA Affiliate). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or a safe harbor is not available, has been required to be filed for any Optima Pension Plan or by any Optima ERISA Affiliate within the 12 month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement. Neither Optima nor any Optima ERISA Affiliate has maintained an “employee stock ownership plan,” as defined in Section 4975(e)(7) of the Code or an Optima Benefit Plan that otherwise invests in “employer securities” as defined in Section 409(l) of the Code.

(d)    All contributions, payments, and other obligations required to be made under the terms of any Optima Benefit Plan or an agreement with any Optima Employee have been timely made or have been reflected on the financial statements of Optima. No Optima Pension Plan or single-employer plan of an Optima ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no Optima ERISA Affiliate has an outstanding funding waiver. Optima has not provided, and is not required to provide, security to any Optima Pension Plan or to any single-employer plan of an Optima ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

(e)    Other than as identified in Optima Disclosure Schedule 3.16(e), Optima has no obligations for retiree health and life benefits under any Optima Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. Optima may amend or terminate any such Optima Benefit Plan at any time without incurring any liability thereunder.

(f)    Other than as set forth in Optima Disclosure Schedule 3.16(f), the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement will not (i) entitle any Optima Employees to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Optima Benefit Plans, (iii) result in any payment that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, (v) limit or restrict the right of Optima, or after the consummation of the transactions contemplated hereby, Cambridge or Surviving Bank, to merge amend, or terminate any of the Optima Benefit Plans, or (vi) result in payments that would not be deductible under Section 162(m) of the Code.

(g)    Each Optima Benefit Plan that is a “nonqualified” deferred compensation plan (as defined for purposes of Section 409A(d)(1) of the Code) and any deferral elections thereunder are in documentary compliance with, and have been maintained and operated in compliance with Section 409A of the Code and the regulations thereunder.

(h)    Each Optima Option (i) was granted in compliance with all applicable laws and all of the terms and conditions of the applicable plan pursuant to which it was issued, (ii) has an exercise price per share equal to or greater than the fair market value of a share of Optima Stock on the date of such grant, (iii) has a grant date identical to the date on which the Optima Board or the Optima’s compensation committee actually awarded it, (iv) is exempt from the Section 409A of the Code, and (v) qualifies for the tax and accounting treatment afforded to such award in the Optima Tax Returns and the Optima Financial Statements, respectively.

Section 3.17    Labor Matters. Optima is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Optima the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the

National Labor Relations Act, as amended) or seeking to compel Optima to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to Optima’s Knowledge, threatened, nor is Optima aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

Section 3.18    Environmental Matters.

(a)    Each property owned, leased or operated by Optima is, and has been, in compliance with all Environmental Laws. Optima is not aware of, nor has Optima received notice of any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the compliance of Optima with all Environmental Laws.

(b)     Optima has obtained all material permits, licenses and authorizations that are required for its operations under all Environmental Laws.

(c)    No Hazardous Substance exists on, about or within any of the owned real properties, nor to Optima’s Knowledge has any Hazardous Substance previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of its properties. The use that Optima makes and intends to make of any of its properties shall not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of those properties.

(d)    There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or to Optima’s Knowledge threatened against Optima relating in any way to any Environmental Law. Optima does not have a liability for remedial action under any Environmental Law. Optima has not received any request for information or other notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law with respect to any of the owned real properties or Optima Loan Property.

Section 3.19    Tax Matters. Except as set forth in on Optima Disclosure Schedule 3.19:

(a)    Optima has filed all Tax Returns that they were required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Optima (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of Optima is contesting in good faith. Optima is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Optima does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Optima.

(b)    Optima has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(c)    No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are being conducted or to the Knowledge of Optima are pending with respect to Optima. Optima has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where Optima has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Optima.

(d)    Optima has provided Cambridge with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to Optima for taxable periods ended December 31,

2017, 2016 and 2015. Optima has delivered to Cambridge correct and complete copies of all statements of deficiencies assessed against or agreed to by Optima filed for the years ended December 31, 2017, 2016 and 2015. Optima has timely and properly taken such actions in response to and in compliance with notices Optima has received from the IRS in respect of information reporting and backup and nonresident withholding as are required by law.

(e)    Optima has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f)    Optima has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Optima has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Optima is not a party to or bound by any Tax allocation or sharing agreement. Optima (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return, and (ii) has any liability for the Taxes of any individual, bank, corporation, partnership, association, joint stock company, business trust, limited liability company, or unincorporated organization (other than Optima) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(g)    The unpaid Taxes of Optima (i) did not, as of the end of the most recent period covered by Optima’s call reports filed on or prior to the date hereof, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in Optima’s call reports filed on or prior to the date hereof (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Optima in filing its Tax Returns. Since the end of the most recent period covered by Optima’s call reports filed prior to the date hereof, Optima has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(h)    Optima shall not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(i)    Optima has not distributed stock of another Person or had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j)    Optima has not participated in a listed transaction within the meaning of Reg. Section 1.6011-4 (or any predecessor provision) and Optima has not been notified of, or to Optima’s Knowledge has participated in, a transaction that is described as a “reportable transaction” within the meaning of Reg. Section  1.6011-4(b)(1).

Section 3.20    Investment Securities. Optima Disclosure Schedule 3.20 sets forth the book and market value as of September 30, 2018 of the investment securities, mortgage backed securities and securities held for sale of Optima, as well as, with respect to such securities, descriptions thereof, CUSIP numbers, book values, fair values and coupon rates. Optima has good title to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens, except to the extent such securities are pledged in the ordinary course of business to secure obligations of Optima.

Section 3.21    Derivative Transactions. Optima has not entered into any Derivative Transactions (as defined below), including for the account of any of its customers. For purposes of this Section 3.21, “Derivative Transactions” shall mean any swap transaction, option, warrant, forward purchase or forward sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

Section 3.22    Loans; Nonperforming and Classified Assets.

(a)    Except as set forth in Optima Disclosure Schedule 3.22(a), as of the date hereof, Optima is not a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), under the terms of which the obligor was, as of September 30, 2018, over sixty (60) days delinquent in payment of principal or interest or in default of any other material provision, or (ii) Loan with any director, executive officer or five percent or greater shareholder of Optima, or to the Knowledge of Optima, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Optima Disclosure Schedule 3.22(a) identifies (x) each Loan that as of September 30, 2018 was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by Optima or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (y) each asset of Optima that as of September 30, 2018 was classified as other real estate owned (“OREO”) and the book value thereof.

(b)    Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to the Knowledge of Optima, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)    The loan documents with respect to each Loan were in compliance with applicable laws and regulations and Optima’s lending policies at the time of origination of such Loans and are complete and correct.

(d)    Except as set forth in Optima Disclosure Schedule 3.22(d), Optima is not a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates Optima to repurchase from any such Person any Loan or other asset of Optima.

Section 3.23    Tangible Properties and Assets.

(a)    Optima Disclosure Schedule 3.23(a) sets forth a true, correct and complete list of all real property owned by Optima. Except as set forth in Optima Disclosure Schedule 3.23(a), and except for properties and assets either held as OREO, disposed of in the ordinary course of business or as permitted by this Agreement, Optima has good title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent and (ii) Liens incurred in the ordinary course of business or imperfections of title, easements and encumbrances, if any, that, individually and in the aggregate, are not material in character, amount or extent, and do not materially detract from the value and do not materially interfere with the present use, occupancy or operation of any material asset.

(b)    Optima Disclosure Schedule 3.23(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which Optima uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and, as of the date hereof, Optima has not received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. There has not occurred any event and no condition exists that would constitute a termination event or a material breach by Optima of, or material default by Optima in, the performance of any covenant, agreement or condition contained in any Lease, and to Optima’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. Except as set forth on Optima Disclosure Schedule 3.23(b), there is no pending or, to Optima’s Knowledge, threatened proceeding, action or governmental or regulatory investigation of any nature by any Governmental Authority with respect to the real property that Optima uses or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain. Optima has paid all rents and other charges to the extent due under the Leases.

Section 3.24    Intellectual Property. Optima Disclosure Schedule 3.24 sets forth a true, complete and correct list of all Optima Intellectual Property owned or purported to be owned by Optima that has been issued by, or registered, or are the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office, registry or agency anywhere in the world. Optima owns or has a license to use all Optima Intellectual Property necessary to conduct the business of Optima, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). Optima Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of Optima as currently conducted. To the Knowledge of Optima, all Optima Intellectual Property is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and Optima has not received notice challenging the validity or enforceability of Optima Intellectual Property. To the Knowledge of Optima, the conduct of the business of Optima does not violate, misappropriate or infringe upon the Intellectual Property rights of any third party. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of the right of Optima to own or use any of the Optima Intellectual Property.

Section 3.25    Trust Activities. Optima does not engage in any trust business, nor does it administer or maintain accounts for which it acts as fiduciary, including accounts for which it serves as trustee, custodian, agent, personal representative, guardian or conservator.

Section 3.26    Insurance.

(a)    Optima Disclosure Schedule 3.26(a) identifies all of the material insurance policies or bonds currently maintained by Optima, other than credit-life policies (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving incurred losses of more than $100,000. Optima is insured, and during each of the past three (3) calendar years has been insured against such risks and in such amounts as the management of Optima reasonably has determined to be prudent in accordance with industry practices and its Knowledge, and has maintained all insurance required by applicable laws and regulations. All claims under the Insurance Policies for which Optima has sought coverage have been filed in due and timely fashion, all the Insurance Policies are in full force and effect and Optima is not in material default thereunder.

(b)    Optima Disclosure Schedule 3.26(b) identifies all bank owned life insurance (“BOLI”) owned by Optima, including the value of BOLI as of the end of the month prior to the date hereof. The value of such BOLI as of the date hereof is fairly reflected in the Optima Financial Statements in accordance with GAAP.

Section 3.27    Antitakeover Provisions. No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby.

Section 3.28    Fairness Opinion. The Optima Board has received the written opinion of Sandler O’Neill & Partners, L.P. to the effect that as of the date hereof the Merger Consideration is fair to the holders of Optima Stock from a financial point of view.

Section 3.29    CRA, Anti-money Laundering and Customer Information Security. Optima is not a party to any agreement with any individual or group regarding CRA matters and Optima has no Knowledge of, nor has Optima been advised of, or has any reason to believe (based on Optima’s Home Mortgage Disclosure Act data for the year ended December 31, 2017, filed with the FDIC, or otherwise) that any facts or circumstances exist, which would cause Optima: (a) to be deemed not to be in satisfactory compliance with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by Bank Regulators of lower than “satisfactory”; (b) to be deemed to be operating in violation of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Chapter X), the USA PATRIOT Act, and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (c) to be deemed not to be in satisfactory compliance with the applicable requirements contained in any federal and state privacy or data security laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Optima pursuant to 12 C.F.R. Part 364, Appendix B. Furthermore, the Board of Directors of Optima has adopted and Optima has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 and all other applicable provisions of the USA PATRIOT Act and the regulations thereunder.

Section 3.30    Transactions with Affiliates. There are no outstanding amounts payable to or receivable from, or advances by Optima to, and Optima is not otherwise a creditor or debtor to, any shareholder owning five percent (5%) or more of the outstanding Optima Stock, director or employee of Optima, other than as part of the normal and customary terms of such persons’ employment or service as a director with Optima. Optima is not a party to any transaction or agreement with any of its respective Affiliates, shareholders owning five percent (5%) or more of the outstanding Optima Stock, directors or executive officers or any material transaction or agreement with any employee other than executive officers.

Section 3.31    Disclosure. The representations and warranties contained in this Article III, as qualified in each section of this Article III, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CAMBRIDGE

Section 4.01    Making of Representations and Warranties.

(a)    As a material inducement to the Optima to enter into this Agreement and to consummate the transactions contemplated hereby, Cambridge and Cambridge Trust hereby make to Optima the representations and warranties contained in this Article IV.

(b)    On or prior to the date hereof, Cambridge and Cambridge Trust have delivered to the Optima a schedule Cambridge Disclosure Schedule listing, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties; provided, however, that (a) no such item is required to be set forth on the Cambridge Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being untrue or incorrect, and (b) the mere inclusion of an item in the Cambridge Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Cambridge Trust that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to result in a Material Adverse Effect to Cambridge. Any disclosure made with respect to a section of Article IV shall be deemed to qualify any other section of Article IV specifically referenced or cross-referenced or that contains sufficient detail to enable a reasonable Person to recognize the relevance of such disclosure to such other sections.

Section 4.02    Organization, Standing and Authority of Cambridge. Cambridge is a Massachusetts corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Cambridge has full corporate power and authority to carry on its business as now conducted. Cambridge is duly licensed or qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. The Articles of Organization, as amended or restated, and Amended and Restated Bylaws of Cambridge, copies of which have been made available to Optima, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 4.03    Organization, Standing and Authority of Cambridge Trust. Cambridge Trust is a Massachusetts-chartered trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Cambridge Trust’s deposits are insured by the FDIC in the manner and to the fullest extent provided by applicable law, and all premiums and assessments required to be paid in connection therewith have been paid by Cambridge Trust when due. No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of Cambridge, threatened. Cambridge Trust is a nonmember bank and its primary federal bank regulator is the FDIC. Cambridge Trust is a member in good standing of the FHLB and owns the requisite amount of stock of the FHLB as set forth on Cambridge Disclosure Schedule 4.03. The Articles of Organization and Amended and Restated Bylaws of Cambridge Trust, copies of which have been made available to Optima, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 4.04    Cambridge Capital Stock. The authorized capital stock of Cambridge consists of 10,000,000 shares of Cambridge Stock, par value $1.00, of which 4,107,181 shares (including unvested shares of restricted stock) are outstanding as of the date hereof. As of the date hereof, no shares of Cambridge Stock are held in treasury by Cambridge. The outstanding shares of Cambridge Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for (a) the Employee Stock Incentive Plan pursuant to which there are no outstanding options to acquire shares of Cambridge Stock, 7,002 shares of Cambridge Stock subject to issuance and/or delivery pursuant to outstanding restricted stock units that vest solely based on time-based vesting requirements, and up to a maximum of 82,822 shares of Cambridge Stock subject to issuance and/or delivery pursuant to outstanding restricted stock units that vest based on performance-based vesting requirements, and (b) the Cambridge Stock to be issued pursuant to this Agreement, Cambridge does not have any Rights issued or outstanding with respect to Cambridge Stock and Cambridge does not have any commitments to authorize, issue or sell any Cambridge Stock or Rights.

Section 4.05    Subsidiaries. Except as set forth on Cambridge Disclosure Schedule 4.05, Cambridge does not, directly or indirectly, own or control any Affiliate. Except as disclosed on Cambridge Disclosure Schedule 4.05, Cambridge does not have any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by Cambridge has not been conducted through any other direct or indirect Subsidiary or Affiliate of Cambridge. No such equity investment identified in Cambridge Disclosure Schedule 4.05 is prohibited by the applicable federal or state laws and regulations.

Section 4.06    Corporate Power; Minute Books. Each of Cambridge and Cambridge Trust has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of Cambridge and Cambridge Trust has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities. The minute books of Cambridge contain true, complete and accurate records of all meetings and other corporate actions held or taken by shareholders of Cambridge and the Cambridge Board (including committees of the Cambridge Board).

Section 4.07    Execution and Delivery. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Cambridge and Cambridge Trust and each of their respective Boards of Directors on or prior to the date hereof. No vote of the shareholders of Cambridge is required by law, the Articles of Organization of Cambridge, and Amended and Restated Bylaws of Cambridge or otherwise to approve this Agreement and the transactions contemplated hereby. Each of Cambridge and Cambridge Trust has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Optima, this Agreement is a valid and legally binding obligation of each of Cambridge and Cambridge Trust, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

Section 4.08    Regulatory Approvals; No Defaults.

(a)    Subject to the receipt of all Regulatory Approvals, and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Merger) by Cambridge and Cambridge Trust do not and will not (i) constitute a breach or violation of, or a default under, result in a right of termination, or the acceleration of any right or obligation under, any law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement of Cambridge or of any of its Subsidiaries or to which Cambridge or any of its Subsidiaries, properties or assets is subject or bound, (ii) constitute a breach or violation of, or a default under, Cambridge’s Articles of Organization or Amended and Restated Bylaws, or the Articles of Organization and Amended or Restated Bylaws of Cambridge Trust, or (iii) require the consent or approval of any third party or Governmental Authority under any such law, rule, regulation, judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement.

(b)    As of the date of this Agreement, Cambridge has no Knowledge of any reasons relating to Cambridge or Cambridge Trust (including, without limitation, compliance with the CRA or the USA PATRIOT Act) why any of the Regulatory Approvals shall not be received from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement.

Section 4.09    Absence of Certain Changes or Events. Since September 30, 2018, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Cambridge and its Subsidiaries taken as a whole.

Section 4.10    SEC Documents; Financial Reports; and Financial Controls and Procedures.

(a)    Cambridge’s Annual Report on Form 10-K, as amended through the date of this Agreement, for the fiscal year ended December 31, 2017 (the “Cambridge 2017 Form 10-K”), and all other reports, registration statements, definitive proxy statements or information statements required to be filed or furnished by Cambridge or any of its Subsidiaries subsequent to January 1, 2017, under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, the “Cambridge SEC Documents”), with the SEC, and all of Cambridge SEC Documents filed with the SEC after the date of this Agreement, in the form filed or to be filed, (i) complied or will comply as to form in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Cambridge SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which such balance sheet relates as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Cambridge SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which such statement relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year end audit adjustments in the case of unaudited financial statements. Except for those liabilities that are fully reflected or reserved against in the most recent audited consolidated balance sheet of Cambridge and its Subsidiaries contained in Cambridge 2017 Form 10-K and, except for liabilities reflected in Cambridge SEC Documents filed prior to the date of this Agreement or incurred in the ordinary course of business consistent with past practices or in connection with this Agreement, since December 31, 2017, neither Cambridge nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto.

(b)    Cambridge and each of its Subsidiaries, officers and directors are in compliance with, and have complied in all material respects, with (1) the applicable provisions of Sarbanes-Oxley and the related rules and regulations promulgated under such act and the Exchange Act and (2) the applicable listing and corporate governance rules and regulations of NASDAQ. Cambridge (i) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (ii) has disclosed based on its most recent evaluations, to its outside auditors and the audit committee of Cambridge Board (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Cambridge’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Cambridge’s internal control over financial reporting.

Section 4.11    Regulatory Matters.

(a)    Each of Cambridge and Cambridge Trust has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2015 with any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business of Cambridge and/or Cambridge Trust, no Governmental Authority has initiated any proceeding, or to the Knowledge of Cambridge, investigation into the business or operations of Cambridge and/or Cambridge Trust, since December 31, 2016. There is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations of Cambridge Trust. Cambridge Trust is “well capitalized” as defined in applicable laws and regulations, and Cambridge Trust has a CRA rating of “satisfactory” or better.

(b)    Other than as set forth in Cambridge Disclosure Schedule 4.11, Cambridge has timely filed with the SEC and NASDAQ all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to applicable securities laws (“Securities Documents”) required by applicable securities laws, and such Securities Documents, as the same may have been amended, complied, at the time filed with the SEC, in all material respects with the securities laws.

(c)    Neither Cambridge, Cambridge Trust nor any of their respective Subsidiaries is a party to or is subject to any Regulatory Order from any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it. Neither Cambridge nor Cambridge Trust has been advised by, or has any Knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any Regulatory Order.

Section 4.12    Legal Proceedings.

(a)    Other than as set forth in Cambridge Disclosure Schedule 4.12, there are no pending or, to the Knowledge of Cambridge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Cambridge.

(b)    Cambridge is not a party to any, nor are there any pending or, to Cambridge’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Cambridge in which, to the Knowledge of Cambridge, there is a reasonable probability of any material recovery against or other Material Adverse Effect on Cambridge or any of its Subsidiaries or which challenges the validity or propriety of the transactions contemplated by this Agreement.

(c)    There is no injunction, order, judgment or decree imposed upon Cambridge, nor on any of the assets of Cambridge, and Cambridge has not been advised of, or is aware of, the threat of any such action.

Section 4.13    Compliance With Laws.

(a)    Cambridge is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, (i) applicable federal and state banking laws and regulations, (ii) the Finance Laws, and (iii) all applicable origination, servicing and collection practices with respect to any loan or credit extension by such entity;

(b)    Cambridge has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Cambridge’s Knowledge, no suspension or cancellation of any of them is threatened; and

(c)    Cambridge has not received, since December 31, 2015, notification or communication from any Governmental Authority (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, or (ii) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Cambridge’s Knowledge, do any grounds for any of the foregoing exist).

Section 4.14    Brokers. Neither Cambridge nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that Cambridge has engaged, and will pay a fee or commission to, Keefe, Bruyette & Woods, Inc.

Section 4.15    Tax Matters.

(a)    Cambridge has filed all Tax Returns that it was required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Cambridge (whether or not shown on any Tax

Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of Cambridge and which Cambridge is contesting in good faith. Cambridge is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Cambridge does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Cambridge.

(b)    Cambridge has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(c)    No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are being conducted or to the Knowledge of Cambridge are pending with respect to Cambridge. Cambridge has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where Cambridge has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Cambridge.

Section 4.16    Employee Benefit Plans.

(a)    All benefits and compensation plans, contracts, policies or arrangements sponsored, maintained by or contributed to by Cambridge (the “Cambridge Benefit Plans”), are in compliance with all applicable laws in all material respects.

(b)    There is no pending or, to Cambridge’s Knowledge, threatened litigation relating to the Cambridge Benefit Plans.

(c)    No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Cambridge or any Cambridge ERISA Affiliate (as defined below) with respect to any ongoing, frozen or terminated “single employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Cambridge, or the single-employer plan of any entity which is considered one employer with Cambridge under Section 4001 of ERISA or Section 414 of the Code (a “Cambridge ERISA Affiliate”). Cambridge has not incurred, and does not expect to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an Cambridge ERISA Affiliate).

Section 4.17    Cambridge Stock. The shares of Cambridge Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

Section 4.18    CRA, Anti-Money Laundering and Customer Security Information. Cambridge is not a party to any agreement with any individual or group regarding CRA matters and Cambridge has no Knowledge of, nor has Cambridge been advised of, or has any reason to believe (based on Cambridge’s Home Mortgage Disclosure Act data for the year ended December 31, 2017, filed with the FDIC, or otherwise) that any facts or circumstances exist, which would cause Cambridge: (a) to be deemed not to be in satisfactory compliance with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by Bank Regulators of lower than “satisfactory”; (b) to be deemed to be operating in violation of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Chapter X), the USA PATRIOT Act, and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (c) to be deemed not to be in satisfactory compliance with the applicable requirements contained in any federal and state privacy or data security laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Cambridge pursuant to 12 C.F.R. Part 364,

Appendix B. Furthermore, the Board of Directors of Cambridge has adopted and Cambridge has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 and all other applicable provisions of the USA PATRIOT Act and the regulations thereunder.

Section 4.19    Sufficient Funds. Cambridge has, and will have as of the Closing, sufficient funds to consummate the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement.

Section 4.20    Disclosure. The representations and warranties contained in this Article IV, as qualified in each section of this Article IV, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

ARTICLE V

COVENANTS

Section 5.01    Covenants of Optima. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Cambridge, Optima shall carry on its business in the ordinary course consistent with past practice and consistent with prudent banking practice and in compliance in all material respects with all applicable laws and regulations. Optima will use its reasonable best efforts to (i) preserve its business organization intact, (ii) keep available to itself and Cambridge the present services of the current officers, employees, directors and other key individual service providers of Optima and any of its Subsidiaries and (iii) preserve for itself and Cambridge the goodwill of the customers of Optima and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the Optima Disclosure Schedule or as otherwise expressly contemplated or permitted by this Agreement or consented to in writing by Cambridge, Optima shall not:

(a)    Capital Stock. Other than pursuant to Optima Options outstanding as of the date hereof and listed in the Optima Disclosure Schedules, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation or reservation of, any additional shares of capital stock or any Rights, (ii) permit any additional shares of capital stock to become subject to grants of employee, director or other stock options, warrants or other Rights, or (iii) redeem, retire, purchase or otherwise acquire, directly or indirectly, any Optima Stock, or obligate itself to purchase, retire or redeem, any of its shares of Optima Stock (except to the extent necessary to effect a cashless exercise of Optima Options outstanding on the date hereof and listed in the Optima Disclosure Schedules, in accordance with the terms applicable to such Optima Options as of the date hereof).

(b)    Dividends; Etc. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Optima Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock.

(c)    Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Optima or grant any salary or wage increase or increase any employee benefit or pay any incentive or bonus payments, except (i) for normal increases in compensation to non-executive employees in the ordinary course of business consistent with past practice, provided that no such increase shall be more than ten percent (10%) with respect to any individual non-executive employee and all such increases in the aggregate shall not exceed three percent (3%) of total compensation, and provided further that any increases, either singularly or in the aggregate, shall be consistent with Optima’s 2018 budget, a copy of which has been made available to Cambridge, (ii) Optima shall be permitted to make cash contributions to the Optima 401(k) Plan in the ordinary course of business consistent with past practice, and (iii) Optima shall be permitted to pay accrued bonuses at the Closing consistent with past practice, prorated through the Closing Date.

(d)    Hiring. Hire any person as an employee of Optima or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Optima Disclosure Schedule 5.01(d) and (ii) persons hired to fill any vacancies arising after the date hereof at an annual salary of less than $75,000 and whose employment is terminable at the will of Optima, as applicable.

(e)    Benefit Plans. Enter into, establish, adopt, amend, modify or terminate any Optima Benefit Plan, except (i) as may be required by applicable law or the terms of this Agreement, subject to the provision of prior written notice and consultation with respect thereto to Cambridge, or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Optima Disclosure Schedule 5.01(e)).

(f)    Transactions with Affiliates. Except pursuant to agreements or arrangements in effect on the date hereof, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Exchange Act) of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice;

(g)    Dispositions. Sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to Optima taken as a whole.

(h)    Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

(i)    Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate.

(j)    Governing Documents. Amend Optima’s charter or bylaws.

(k)    Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable laws or regulations or GAAP.

(l)    Contracts. Except in the ordinary course of business consistent with past practice or as otherwise expressly permitted by this Agreement, enter into, amend, modify or terminate any contract that involves the payment of, or incurs fees, in excess of $25,000 per annum, any Lease or any Insurance Policy.

(m)    Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Optima is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by Optima of an amount which exceeds $25,000 and/or would impose any material restriction on the business of Optima.

(n)    Banking Operations. Enter into any new material line of business; change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or file any application or make any contract with respect to branching or site location or branching or site relocation.

(o)    Derivative Transactions. Enter into any Derivative Transactions.

(p)    Indebtedness. Incur any indebtedness for borrowed money or other liabilities (including brokered deposits and wholesale funding), federal funds purchased, borrowings from the FHLB and securities sold under agreements to repurchase, each with a duration exceeding one (1) year or, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

(q)    Investment Securities. Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (i) any debt security or equity investment of a type or in an amount that is not in accordance with Optima’s investment policy or (ii) any debt security, including mortgage-backed and mortgage related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities which would not be considered “high risk” securities under applicable regulatory pronouncements, in each case purchased in the ordinary course of business consistent with past practice; or restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which such portfolio or any securities therein are classified under GAAP or reported for regulatory purposes.

(r)    Loans. Except to satisfy contractual obligations existing as of the date hereof and set forth on Optima Disclosure Schedule 5.01(r), make, renegotiate, renew, increase, extend, modify or purchase any Loan, other than in accordance with Optima’s loan policies and procedures in effect as of the date hereof; provided, however, that the prior notification and approval of Cambridge is required for any new origination (i) in excess of $2,000,000 or (ii) not made in accordance with Optima’s loan policies as in effect on the date hereof. For purposes of this Section 5.01(r), consent shall be deemed given unless Cambridge objects within 48 hours of notification.

(s)    Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

(t)    Taxes. Make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, agree to any adjustment of any material Tax attribute, file any material claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment.

(u)    Compliance with Agreements. Commit any act or omission which constitutes a material breach or default by Optima under any agreement with any Governmental Authority or under any Material Contract, Lease or other material agreement or material license to which it is a party or by which it or its properties is bound.

(v)    Environmental Assessments. Foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a Hazardous Substance in amounts which, if such foreclosure were to occur, would be material.

(w)    Insurance. Cause or allow the loss of insurance coverage maintained by Optima that would have a Material Adverse Effect to Optima, unless replaced with coverage which is substantially similar (in amount and insurer) to that now in effect.

(x)    Liens. Discharge or satisfy any Lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices.

(y)    Adverse Actions. Take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VI not being satisfied, (iii) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law or regulation or (iv) a material delay of the approval or completion of the Merger.

(z)    Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Section 5.02    Covenants of Cambridge. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Optima, Cambridge will not, and will cause each of its Subsidiaries not to:

(a)    Adverse Actions. Take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VI not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

(b)    Dividend Record Date. Change its record date for payment of its quarterly dividend from the record date established in the prior year’s quarter in a manner that is inconsistent with past practice.

(c)    Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

(d)    Capital Stock. Grant, issue, deliver or sell any additional shares of capital stock or Rights; provided, however, that Cambridge may (i) grant equity awards pursuant to its employee benefit plans as required by any Cambridge employee benefit plan or in the ordinary course consistent with past practice, (ii) issue capital stock upon the vesting or exercise of any equity awards granted pursuant to a Cambridge employee benefits plan outstanding as of the date hereof in accordance with the terms and conditions thereof as in effect on the date hereof, including in connection with “net settling” any outstanding awards, and (iii) issue Cambridge capital stock in connection with the transactions contemplated hereby.

(e)    Dividends; Etc. (i) Other than in the ordinary course of business consistent with past practice or in connection with the transactions contemplated hereby, make, declare, pay or set aside for payment any stock dividend on or in respect of, or declare or make any distribution on any shares of Cambridge Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock.

Section 5.03    Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties to the Agreement agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, and otherwise to enable consummation of the transactions contemplated by this Agreement, including the satisfaction of the conditions set forth in Article VI hereof, and shall cooperate fully with the other parties hereto to that end.

Section 5.04    Shareholder Approval. Optima agrees to take, in accordance with applicable law, the charter and bylaws of Optima, all action necessary to convene a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by Optima’s shareholders in order to permit consummation of the transactions contemplated by this Agreement (including any adjournment or postponement, the “Optima Meeting”) and, subject to Section 5.11, shall take all lawful action to solicit such approval by such shareholders. Optima agrees to use its best efforts to convene the Optima Meeting within thirty-five (35) days after the initial mailing of the Proxy Statement/Prospectus to shareholders of Optima pursuant to Section 5.05, and in any event shall convene the Optima Meeting within forty-five (45) days after such mailing. Except with the prior approval of Cambridge, no other matters shall be submitted for the approval of Optima shareholders at the Optima Meeting. The Optima Board shall at all times prior to and during the Optima Meeting recommend adoption of this Agreement by the shareholders of Optima (the “Optima Recommendation”) and shall not withhold, withdraw, amend or modify such recommendation in any manner adverse to Cambridge or take any other action or make any other public statement inconsistent with such recommendation, except as and to the extent expressly permitted by Section 5.11.

Section 5.05    Merger Registration Statement; Proxy Statement/Prospectus. For the purposes of (x) registering Cambridge Stock to be offered to holders of Optima Stock in connection with the Merger with the SEC under the Securities Act and applicable state securities laws and (y) holding the Optima Meeting, Cambridge shall draft and prepare, and Optima shall cooperate in the preparation of, a registration statement on Form S-4 for the registration of the shares to be issued by Cambridge in the Merger (the “Merger Registration Statement”), including the Proxy Statement/Prospectus. Cambridge shall provide Optima and its counsel with appropriate opportunity to review and comment on the Merger Registration Statement and Proxy Statement/Prospectus prior to the time they are initially filed with the SEC or any amendments are filed with the SEC. Cambridge shall file the Merger Registration Statement with the SEC. Each of Cambridge and Optima shall cause the Merger Registration Statement to be filed within forty-five (45) days the date hereof and to be declared effective under the Securities Act as promptly as practicable after such filing. Cambridge shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Optima shall furnish to Cambridge all information concerning Optima and the holders of Optima Stock as may be reasonably requested in connection with such action. As of the date of the Proxy Statement/Prospectus and the dates of the meeting of the shareholders of Optima to which such Proxy Statement/Prospectus relates, the Proxy Statement/Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

Section 5.06    Cooperation and Information Sharing. Optima shall provide Cambridge with any information concerning Optima that Cambridge may reasonably request in connection with the drafting and preparation of the Merger Registration Statement and Proxy Statement/Prospectus. Cambridge shall notify Optima promptly of the receipt of any comments of the SEC with respect to the Merger Registration Statement or Proxy Statement/Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Optima promptly copies of all correspondence between it or any of its representatives and the SEC. Cambridge shall provide Optima and its counsel with appropriate opportunity to review and comment on all amendments and supplements to the Merger Registration Statement and Proxy Statement/Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Cambridge and Optima agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC. Optima agrees to cause the Proxy Statement/Prospectus and all required amendments and supplements thereto to be mailed to the holders of Optima Stock entitled to vote at the Optima Meeting as soon as practicable following the date that the Merger Registration Statement is declared effective under the Securities Act.

Section 5.07    Supplements or Amendment. Optima and Cambridge shall promptly notify the other party if at any time it becomes aware that the Proxy Statement/Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, the parties shall cooperate in the preparation of a supplement or amendment to such Proxy Statement/Prospectus which corrects such misstatement or omission, and Cambridge shall file an amended Merger Registration Statement with the SEC, and Optima shall mail an amended Proxy Statement/Prospectus to its shareholders.

Section 5.08    Regulatory Approvals. Each of Optima and Cambridge will cooperate with the other and use all reasonable efforts to promptly prepare all necessary documentation, to affect all necessary filings and to obtain all necessary permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Optima and Cambridge will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the filing of the Proxy Statement/Prospectus and any application, petition or any other statement or application made by or on behalf of Cambridge or Optima to any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement. Each party hereto shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, Cambridge and Optima shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing. Provided that Optima has cooperated as required above, Cambridge agrees to use its reasonable best efforts to file the requisite applications or notices to be filed by it or by Cambridge Trust with the appropriate Bank Regulators within the forty-five (45) days of the date hereof.

Section 5.09    Press Releases. Optima and Cambridge shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law. Optima and Cambridge shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to this Agreement as reasonably requested by the other party.

Section 5.10    Access; Information.

(a)    Optima agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Cambridge and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of Optima and to such other information relating to Optima as Cambridge may reasonably request and, during such period, it shall furnish promptly to Cambridge all information concerning the business, properties and personnel of Optima as Cambridge may reasonably request. Optima shall not be required to provide access to or to disclose minutes or similar records of meetings of the board of directors or any committee that includes discussion any of the transactions contemplated by this Agreement or any information where such access jeopardizes the attorney client privilege of the institution in possession or control of such information or contravenes any law, rule, regulation, order, judgment or decree. Consistent with the foregoing, Optima agrees to make appropriate substitute disclosure arrangements under the circumstances in which the restrictions of the preceding sentence apply.

(b)    All information furnished to Cambridge by Optima pursuant to Section 5.10(a) shall be subject to, and Cambridge shall hold all such information in confidence in accordance with, the provisions of the Mutual Agreement of Confidentiality, dated as of July 31, 2018, by and between Optima and Cambridge (the “Confidentiality Agreement”).

(c)    No investigation by Cambridge of the business and affairs of Optima shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to the obligations of Cambridge to consummate the transactions contemplated by this Agreement.

Section 5.11    No Solicitation by Optima.

(a)    Optima shall not, and shall cause its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents of Optima (collectively, the “Optima Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Cambridge) any information or data with respect to Optima or otherwise relating to an Acquisition Proposal; or (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Optima is a party. Optima shall, and shall cause each of the Optima Representatives to, (x) immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal, and (y) as soon as practicable after the date hereof, request the prompt return or destruction of all confidential information made available by Optima or on its behalf during the past twelve months in connection with any actual or potential Acquisition Proposal.

(b)    Notwithstanding Section 5.11(a), prior to the date of the Optima Meeting, Optima may take any of the actions described in clause (ii) of Section 5.11(a) if, but only if, (i) Optima has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 5.11; (ii) the Optima Board determines in good faith, (A) after consultation with its outside legal counsel and its independent financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) after consultation with its outside legal counsel, that it is required to take such actions to comply with its fiduciary duties under applicable law; (iii) Optima has provided Cambridge with at least twenty-four hours’ prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to Optima or otherwise relating to an Acquisition Proposal, Optima receives from such Person a confidentiality agreement with terms not materially less favorable to Optima than those contained in the Confidentiality Agreement. In addition, if Optima receives an Acquisition Proposal that constitutes or is reasonably expected to result in a Superior Proposal and Optima has not breached any of the covenants set forth in this Section 5.11, then Optima, or any Optima Representative may, with the prior approval of the Optima Board at a duly called meeting, contact the Person who has submitted (and not withdrawn) such Acquisition Proposal, or any of such Person’s representatives, solely (x) to clarify the terms and conditions of such Acquisition Proposal and (y) if such Acquisition Proposal initially is made orally, to direct such Person to submit the Acquisition Proposal to Optima confidentially in writing. Optima shall promptly provide to Cambridge any non-public information regarding Optima provided to any other Person which was not previously provided to Cambridge, such additional information to be provided no later than the date of provision of such information to such other party.

(c)    Optima shall promptly (and in any event within 24 hours) notify Cambridge in writing if any inquiries, proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Optima or the Optima Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such inquiry, proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such inquiry, proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications)). Optima agrees that it shall keep Cambridge informed, on a reasonably current basis (and in any event within 24 hours), of the status and terms of any material developments with respect to such inquiry, proposal, offer, information request, negotiations or discussions (including, in each case, any amendments or modifications thereto). Optima shall provide Cambridge with at least 24 hours’ prior notice of any meeting of the Optima Board at which the Optima Board is reasonably expected to consider any Acquisition Proposal.

(d)    Neither the Optima Board nor any committee thereof shall (i) withdraw, qualify, amend, modify or withhold, or propose to withdraw, qualify, amend, modify or withhold, in a manner adverse to Cambridge in connection with the transactions contemplated by this Agreement (including the Merger), the Optima Recommendation, fail to reaffirm the Optima Recommendation within five Business Days following a request by Cambridge, or make any statement, announcement or release, in connection with the Optima Meeting or otherwise, inconsistent with the Optima Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Optima Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause Optima to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 5.11(b) or (B) requiring Optima to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

(e)    Notwithstanding Section 5.11(d), prior to the date of the Optima Meeting, the Optima Board may withdraw, qualify, amend or modify the Optima Recommendation (a “Optima Subsequent Determination”) after the fourth Business Day following Cambridge’s receipt of a written notice (the “Notice of Superior Proposal”) from Optima advising Cambridge that the Optima Board intends to determine that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 5.11) constitutes a Superior Proposal if, but only if, (i) the Optima Board has reasonably determined in good faith, after consultation with outside legal counsel, that it is required to take such actions to comply with its fiduciary duties under applicable law, (ii) during the four Business Day period after receipt of the Notice of Superior Proposal by Cambridge (the “Notice Period”), Optima and the Optima Board shall have cooperated and negotiated in good faith with Cambridge to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable Optima to proceed with the Optima Recommendation without an Optima Subsequent Determination; provided, however, that Cambridge shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified or amended terms as may have been proposed by Cambridge since its receipt of such Notice of Superior Proposal, the Optima Board in good faith makes the determination (A) in clause (i) of this Section 5.11(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, Optima shall be required to deliver a new Notice of Superior Proposal to Cambridge and again comply with the requirements of this Section 5.11(e), except that the Notice Period shall be reduced to two Business Days.

(f)    Notwithstanding any Optima Subsequent Determination, this Agreement shall be submitted to Optima’s stockholders at the Optima Meeting for the purpose of voting on, the adoption of this Agreement and the transactions contemplated hereby (including the Merger) and nothing contained herein shall be deemed to relieve Optima of such obligation; provided, however, that if the Optima Board shall have made an Optima Subsequent Determination, then the Optima Board may submit this Agreement to Optima’s stockholders without recommendation (although the resolutions adopting this Agreement as of the date hereof may not be rescinded), in which event the Optima Board may communicate the basis for its lack of a recommendation to Optima’s stockholders in the Proxy Statement/Prospectus or an appropriate amendment or supplement thereto. In addition to the foregoing, the Optima Board shall not submit to the vote of its stockholders any Acquisition Proposal other than the Merger at the Optima Meeting.

Section 5.12    Certain Policies. Prior to the Effective Date, Optima shall, consistent with GAAP and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Cambridge; provided, however, that Optima shall not be obligated to take any action pursuant to this Section 5.12 unless and until Cambridge acknowledges, and Optima is satisfied, that all conditions to Optima’s obligation to consummate the Merger have been satisfied and that Cambridge shall consummate the Merger in accordance with the terms of this Agreement, and further provided that in any event, no accrual or reserve made by Optima pursuant to this Section 5.12 or the consequences resulting therefrom shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Optima or its management with any such adjustments, nor any admission that the previously furnished financial statements or information did not fully comply in all respects with GAAP or regulatory requirements.

Section 5.13    Indemnification.

(a)    From and after the Effective Time, Cambridge (the “Indemnifying Party”) shall indemnify and hold harmless each present and former director and officer of Optima, as applicable, determined as of the Effective Time (the “Indemnified Parties”) against any reasonable costs, expenses or fees (including reasonable attorneys’ fees), judgments, amounts paid in settlement, fines, penalties, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether formal or informal (each, a “Proceeding”), arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director or officer of Optima or is or was serving at the request of Optima as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan of Optima, including without limitation matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, to the fullest extent which such Indemnified Parties would be entitled under the charter or bylaws of Optima or as provided in applicable law as in effect on the date hereof (subject to change as required by law). Cambridge’s obligations under this Section 5.13(a) shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification and advancement in respect of any Proceeding asserted or made within such period shall continue until the final disposition of such Proceeding. Notwithstanding any other provision of this Section 5.13, the Indemnifying Party shall advance all reasonable costs, expenses and fees (including reasonable attorneys’ fees) incurred by or on behalf of an Indemnified Party in connection with any Proceeding within thirty (30) days after the receipt by the Indemnifying Party of a statement or statements from the Indemnified Party requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall be made in good faith and shall reasonably evidence the costs, expenses and fees incurred by the Indemnified Party (which shall include invoices in connection with such costs, fees and expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause the Indemnified Party to waive any privilege or protection accorded by applicable law shall not be included with the invoice), and shall include or be preceded or accompanied by a written undertaking by or on behalf of the Indemnified Party to repay any costs, expenses or fees advanced if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified against such costs, expenses or fees. Any advances and undertakings to repay pursuant to this Section 5.13 shall be unsecured and interest free and made without regard to the Indemnified Party’s ability to repay such advances or ultimate entitlement to indemnification.

(b)    Any Indemnified Party wishing to claim indemnification under this Section 5.13, upon learning of any such Proceeding, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party except to the extent that such failure does actually prejudice the Indemnifying Party. In the event of any such Proceeding (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof with counsel which is reasonably satisfactory to the Indemnified Party and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise actual or potential conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable costs, expenses and fees of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between the Indemnified Parties), (ii) the Indemnified Parties will reasonably cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent, and (iv) the Indemnifying Party shall have no obligation hereunder in the event that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations or by a final non-appealable adjudication of an applicable federal or state banking agency or a court of competent jurisdiction.

(c)    Prior to the Effective Time, Cambridge shall purchase an extended reporting period endorsement under Optima’s existing directors’ and officers’ liability insurance coverage for Optima’s directors and officers in a form acceptable to Optima which shall provide such directors and officers with coverage for six years following the Effective Time for claims made against such directors and officers arising from any act, error or omission by such directors and officers existing or occurring at or prior to the Effective Time of not less than the existing coverage under, and have other terms at least as favorable to, the directors and officers than the directors’ and officers’ liability insurance coverage presently maintained by Optima (provided that Cambridge may substitute therefor policies which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to Optima’s existing coverage limits), so long as the aggregate cost is not more than 250% of the annual premium currently paid by Optima for such insurance (the “Premium Limit”). In the event that the Premium Limit is insufficient for such coverage, Cambridge shall use its reasonable best efforts to purchase such lesser coverage as may be obtained with such amount.

(d)    The rights of indemnification and advancement as provided by this Section 5.13 shall not be deemed exclusive of any other rights to which the Indemnified Party may at any time be entitled under the charter or bylaws of Optima or as provided in applicable law as in effect on the date hereof (subject to change as required by law), any agreement, a vote of stockholders, a resolution of directors of Optima, or otherwise. In the event that an Indemnified Party, pursuant to this Section 5.13, seeks an adjudication of such person’s rights under, or to recover damages for breach of, this Section 5.13, or to recover under any directors’ and officers’ liability insurance coverage maintained by Optima or Cambridge, the Indemnifying Party shall pay on such Indemnified Party’s behalf, , any and all reasonable costs, expenses and fees (including reasonable attorneys’ fees) incurred by such Indemnified Party in such judicial adjudication, to the fullest extent permitted by law, only to the extent that the Indemnified Party prevails in such judicial adjudication.

(e)    If Cambridge or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Cambridge shall assume the obligations set forth in this Section 5.13.

Section 5.14    Employees; Benefit Plans.

(a)    Following the Closing Date, Cambridge may choose to maintain any or all of the Optima Benefit Plans in its sole discretion and Optima shall cooperate with Cambridge in order to effect any plan terminations to be made as of the Effective Time. For the period commencing at the Effective Time and ending 12 months after the Effective Time (or until the applicable Continuing Employee’s earlier termination of employment), Cambridge shall provide, or cause to be provided, to each employee of Optima who continues with the Surviving Bank as of the Closing Date (a “Continuing Employee”) (i) a base salary or a base rate of pay at least equal to the base salary or base rate of pay provided to such Continuing Employee immediately prior to the Effective Time, (ii) target cash bonus opportunities provided to similarly-situated employees of Cambridge or its Subsidiaries and (iii) other benefits (other than severance or termination pay) at least substantially comparable in the aggregate to the benefits provided to similarly-situated employees of Cambridge or its Subsidiaries. Cambridge shall take all commercially reasonable action so that Continuing Employees shall be entitled to participate in each employee benefit or compensation plan, program, policy, agreement or arrangement of Cambridge or any of its Subsidiaries of general applicability to the same extent as similarly-situated employees of Cambridge (it being understood that inclusion of the employees of Optima in the Cambridge Benefit Plans may occur at different times with respect to different plans). Cambridge shall cause each Cambridge Benefit Plan in which Continuing Employees are eligible to participate to take into account for purposes of eligibility and vesting under the Cambridge Benefit Plans (but not for purposes of benefit accrual under a defined benefit plan) the service of such employees with Optima to the same extent as such service was credited for such purpose by Optima; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or retroactive application. Nothing herein shall limit the ability of Cambridge to amend or terminate any of the Optima Benefit Plans or Cambridge Benefit Plans in accordance with their terms at any time; provided, however, that Cambridge shall continue to maintain the Optima Benefit Plans (other than cash incentive, equity or equity-based incentive, retention, change in control, severance, defined benefit, retiree welfare, or similar plans, programs, or agreements) for which there is a comparable Cambridge Benefit Plan until the Optima Employees are permitted to participate in the Cambridge Benefit Plans, unless such Cambridge Benefit Plan has been frozen or terminated with respect to similarly situated employees of Cambridge or any Subsidiary of Cambridge.

(b)    Cambridge shall honor, under the vacation policies of Optima, as disclosed on Optima Disclosure Schedule 3.16, the accrued but unused vacation time of each Continuing Employee.

(c)    If a Continuing Employee becomes eligible to participate in a medical, dental or health Cambridge Benefit Plan upon termination of such plan of Optima, Cambridge shall make all commercially reasonable efforts to cause such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental Cambridge Benefit Plan, (ii) honor under such plan any deductible, co-payment and out-of-pocket expenses incurred by such Continuing Employee and his or her beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such Continuing Employee on or after the Effective Time, in each case to the extent such employee had satisfied any similar limitation or requirement under an analogous Optima Benefit Plan prior to the Effective Time.

(d)    Any employee of Optima (excluding any employee who is party to an employment agreement, change-in-control agreement or any other agreement which provides for severance payments) whose employment is terminated (other than for cause) at the request of Cambridge (but by and in the sole discretion of Optima) prior to the Effective Time, or is terminated by Cambridge or a Subsidiary of Cambridge within twelve (12) months following the Effective Date, shall be entitled to receive severance payments in an amount equal to two (2) weeks base pay for each full year of service (including all service with Optima, Cambridge and any Subsidiary of Cambridge), with a minimum of two (2) and a maximum of twenty-six (26) weeks of base pay.

(e)    Cambridge shall honor and perform under each agreement or contract set forth in Optima Disclosure Schedule 3.16(f).

(f)    To the extent necessary, Cambridge and Optima may provide a retention pool as mutually agreed by Cambridge and Optima to certain employees of Optima to be designated by Cambridge in consultation with Optima. Such designated employees will enter into retention agreements to be agreed upon by Cambridge and Optima.

(g)    Nothing contained in this Agreement, expressed or implied, shall (i) give any person, other than the parties hereto, any rights or remedies of any nature whatsoever, including any right to continued employment or service, under or by reason of this Section 5.14, (ii) cause any third party beneficiary rights in any current or former employee, director, other individual service provider of Optima to enforce the provisions of this Section 5.14 or any other matter related thereto, or (iii) be construed as an amendment to any Optima Benefit Plan, Cambridge Benefit Plan, or other employee benefit plan of Cambridge, Cambridge Trust, Optima or any of their respective Affiliates.

Section 5.15    Notification of Certain Changes. Cambridge and Optima shall promptly advise the other party of any change or event having, or which could be reasonably expected to have, a Material Adverse Effect on it or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, but no more frequently than monthly (and on the date prior to the Closing Date), each party will supplement or amend its Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining the accuracy of the representations and warranties of the parties contained in Article III and Article IV in order to determine the fulfillment of the conditions set forth in Section 6.02(a) or Section 6.03(a) hereof, as the case may be, or the compliance by Optima or Cambridge, as the case may be, with the respective covenants and agreements of such parties contained herein.

Section 5.16    Current Information. During the period from the date of this Agreement to the Effective Time, Optima will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Cambridge and to report the general status of the ongoing operations of Optima. Without limiting the foregoing, Optima agrees to provide Cambridge (i) a copy of each report filed by Optima with a Governmental Authority within one (1) Business Day following the filing thereof and (ii) monthly updates of the information required to be set forth in Optima Disclosure Schedule 3.14.

Section 5.17    Board Packages. Optima shall distribute a copy of each Optima Board package, including the agenda and any draft minutes, to Cambridge at the same time and in the same manner in which it distributes a copy of such packages to the Optima Board; provided, however, that Optima shall not be required to copy Cambridge on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby or any third party proposal to acquire control of Optima or any other matter that the Optima Board has been advised of by counsel that such distribution to Cambridge may violate a confidentiality obligation or fiduciary duty or any law or regulation.

Section 5.18    Transition; Informational Systems Conversion. From and after the date hereof, Cambridge and Optima shall use their reasonable best efforts to facilitate the integration of Optima with the business of Cambridge following consummation of the transactions contemplated by this Agreement, and shall meet on a regular basis to discuss and plan for the conversion of Optima’s data processing and related electronic informational systems (the “Informational Systems Conversion”) to those used by Cambridge and its Subsidiaries, which planning shall include, but not be limited to: (a) discussion of Optima’s third-party service provider arrangements; (b) non-renewal of personal property leases and software licenses used by Optima in connection with its systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. Optima shall take all action which is necessary and appropriate to facilitate the Informational Systems Conversion; provided, however, that Cambridge shall pay all out-of-pocket fees, expenses or charges that Optima may incur as a result of taking, at the request of Cambridge, any action to facilitate the Informational Systems Conversion. If this Agreement is terminated by Cambridge and/or Optima in accordance with Section 7.01(a), Section 7.01(b), Section 7.01(c) or Section 7.01(f), or by Optima only in accordance with Section 7.01(d), Section 7.01(e) or Section 7.01(g)(v), Cambridge shall pay to Optima all reasonable fees, expenses or charges related to reversing the Informational Systems Conversion within ten (10) business days of Optima providing Cambridge written evidence of such fees, expenses or charges.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.01    Conditions to Obligations of the Parties to Effect the Merger. The respective obligations of Optima and Cambridge to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

(a)    Regulatory Approvals. All Regulatory Approvals shall have been obtained and shall remain in full force and effect, any requirements contained in the Regulatory Approvals to be completed on or before the Closing Date shall have been completed, and all statutory waiting periods in respect thereof shall have expired or been terminated.

(b)    Merger Registration Statement Effective. The Merger Registration Statement shall have been declared effective by the SEC and no stop order with respect thereto shall be in effect.

(c)    NASDAQ Listing. The shares of Cambridge Stock issuable pursuant to this Agreement shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(d)    No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of such transactions.

(e)    Tax Opinions. Cambridge shall have received a letter setting forth the written opinion of Hogan Lovells US LLP (or if Hogan Lovells US LLP is unable to issue such an opinion, of another nationally recognized law firm proposed by Optima that is reasonably acceptable to Cambridge), in and form and substance reasonably satisfactory to Cambridge, dated as of the Closing Date, and Optima shall have received a letter setting forth the written opinion of Goodwin Procter LLP (or if Goodwin Procter LLP is unable to issue such an opinion, of another nationally recognized law firm proposed by Cambridge that is reasonably acceptable to the Optima), in form and substance reasonably satisfactory to Optima, dated as of the Closing Date, in each case substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter, the Merger will constitute a tax free reorganization described in Section 368(a) of the Code.

(f)    Executive Agreements. The Executive Agreements shall have been executed and delivered by Cambridge and Daniel Morrison and Pamela Morrison, concurrently with Optima’s execution and delivery of this Agreement.

Section 6.02    Conditions to Obligations of Cambridge. The obligations of Cambridge to consummate the Merger also are subject to the fulfillment or written waiver by Cambridge prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Optima set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, will have or are reasonably likely to have a Material Adverse Effect on Optima or the Surviving Bank. Cambridge shall have received a certificate, dated the Closing Date, signed on behalf of Optima by the Chief Executive Officer of Optima to such effect.

(b)    Performance of Obligations of Optima. Optima shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Cambridge shall have received a certificate, dated the Closing Date, signed on behalf of Optima by the Chief Executive Officer of Optima to such effect.

(c)    Adverse Regulatory Conditions. No Regulatory Approvals referred to in Section 6.01(a) hereof shall contain any condition, restriction or requirement which the Board of Directors of Cambridge reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Merger to such a degree that Cambridge would not have entered into this Agreement had such condition, restriction or requirement been known at the date hereof.

(d)    Voting Agreements. The Voting Agreements shall have been executed and delivered by each director and executive officer of Optima concurrently with Optima’s execution and delivery of this Agreement and shall remain in effect and not have been revoked as of the Effective Time.

(e)    Shareholder Approval. This Agreement shall have been duly approved by the requisite vote of the holders of outstanding shares of Optima Stock.

(f)    Other Actions. Optima shall have furnished Cambridge with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 6.01 and Section 6.02 as Cambridge may reasonably request.

Section 6.03    Conditions to Obligations of Optima. The obligations of Optima to consummate the Merger also are subject to the fulfillment or written waiver by Optima prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Cambridge set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, will have or are reasonably likely to have a Material Adverse Effect on Cambridge. Optima shall have received a certificate, dated the Closing Date, signed on behalf of Cambridge by the Chief Executive Officer and the Chief Financial Officer of Cambridge to such effect.

(b)    Performance of Obligations of Cambridge. Cambridge shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Optima shall have received a certificate, dated the Closing Date, signed on behalf of Cambridge by the Chief Executive Officer and the Chief Financial Officer of Cambridge to such effect.

(c)    Other Actions. Cambridge shall have furnished Optima with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 6.01 and Section 6.03 as Optima may reasonably request.

Section 6.04    Frustration of Closing Conditions. Neither Cambridge nor Optima may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to consummate any of the transactions contemplated by this Agreement, as required by and subject to this Article VI.

ARTICLE VII

TERMINATION

Section 7.01    Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned:

(a)    Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Cambridge and Optima if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

(b)    No Regulatory Approval. By Cambridge or Optima, if its Board of Directors so determines by a vote of a majority of the members of its entire board, in the event the approval of any Governmental Authority required for consummation of the transactions contemplated by this Agreement shall have been denied by final, nonappealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

(c)    No Shareholder Approval. By either Cambridge or Optima (provided that if Optima is the terminating party it shall not be in material breach of any of its obligations under Section 5.04), if the approval of the shareholders required for the consummation of the transactions contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.

(d)    Breach of Representations and Warranties. By either Cambridge or Optima (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement by the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(d) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the Merger under Section 6.02(a) (in the case of a breach of a representation or warranty by Cambridge) or Section 6.03(a) (in the case of a breach of a representation or warranty by Optima).

(e)    Breach of Covenants. By either Cambridge or Optima (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing, provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(e) unless the breach of covenant or agreement, together with all other such breaches, would entitle the party receiving the benefit of such covenant or agreement not to consummate the Merger under Section 6.02(b) (in the case of a breach of a covenant or agreement by Optima) or Section 6.03(b) in the case of a breach of a representation or warranty by Cambridge).

(f)    Delay. By either Cambridge or Optima if the Merger shall not have been consummated on or before September 30, 2019 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the party seeking to terminate this Agreement.

(g)    Failure to Recommend; Third-Party Acquisition Transaction; Etc. By Cambridge or Optima, if (i) Optima shall have materially breached its obligations under Section 5.11, (ii) the Optima Board shall have failed to make its recommendation referred to in Section 5.04, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Cambridge, (iii) the Optima Board shall have recommended, proposed, or publicly announced its intention to recommend or propose, to engage in an Acquisition Transaction with any Person other than Cambridge or a Subsidiary of Cambridge or (iv) Optima shall have materially breached its obligations under Section 5.04 by failing to call, give notice of, convene and hold the Optima Meeting in accordance with Section 5.04.

(h)    Decrease in Cambridge Stock Price. By Optima, if the Optima Board so determines by a vote of the majority of the members of the entire Optima Board, at any time during the five-day period commencing with the Determination Date (as defined below), if both of the following conditions are satisfied:

(A) The quotient obtained by dividing the Average Closing Price by the Starting Price (as defined below) (the “Cambridge Ratio”) shall be less than 0.80; and

(B) (x) the Cambridge Ratio shall be less than (y) the quotient obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (B)(y) (such number in this clause (B)(y) that results from dividing the Final Index Price by the Index Price on the Starting Date being referred to herein as the “Index Ratio”);

subject, however, to the following three sentences. If Optima elects to exercise its termination right pursuant to this Section 7.01(h), it shall give written notice to Cambridge promptly, and in any event within the five-day period commencing with the Determination Date. During the five-day period commencing with its receipt of such notice, Cambridge shall have the option to increase the consideration to be received by the holders of Optima Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio, 0.80 and the Exchange Ratio (as then in effect) by (B) the Cambridge Ratio. If Cambridge so elects within such five-day period, it shall give prompt written notice to Optima of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.01(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified.)

For purposes of this Section 7.01(h) the following terms shall have the meanings indicated:

“Average Closing Price” shall mean the average of the daily closing prices for the shares of Cambridge Stock for the 20 consecutive full trading days on which such shares are actually traded on NASDAQ (as reported by Bloomberg or, if not reported thereby, any other authoritative source) ending at the close of trading on the Determination Date.

“Determination Date” shall mean the 10th day prior to the Closing Date, provided that if shares of the Cambridge Stock are not actually traded on NASDAQ on such day, the Determination Date shall be the immediately preceding day to the 10th day prior to the Closing Date on which shares of Cambridge Stock actually trade on NASDAQ.

“Final Index Price” shall mean the average of the Index Prices for the 20 consecutive full trading days ending on the trading day prior to the Determination Date.

“Index Group” shall mean the Nasdaq Bank Index.

“Index Price” shall mean the closing price on such date of the Index Group.

“Starting Date” shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

“Starting Price” shall mean the closing price of a share of Cambridge Stock on NASDAQ (as reported by Bloomberg, or if not reported therein, in another authoritative source) on the Starting Date.

Section 7.02    Termination Fee. In recognition of the efforts, expenses and other opportunities foregone by Cambridge while structuring and pursuing the Merger, the parties hereto agree that Optima shall pay to Cambridge a termination fee of $2,500,000 within three (3) Business Days after written demand for payment is made by Cambridge, following the occurrence of any of the events set forth below:

(a)    Cambridge or Optima terminates this Agreement pursuant to Section 7.01(g); or

(b)    Optima enters into a definitive agreement relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving Optima within twelve (12) months following the termination of this Agreement by Cambridge pursuant to Section 7.01(d) or Section 7.01(e) because of a Willful Breach by Optima after an Acquisition Proposal has been publicly announced or otherwise made known Optima.

Section 7.03    Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 7.01 and (ii) that termination will not relieve a breaching party from liability for money damages for any Willful Breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination. Nothing in Section 7.02 or this Section 7.03 shall be deemed to preclude either party from seeking specific performance in equity to enforce the terms of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01    Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Section 5.10(b), Section 7.02 and this Article VIII, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

Section 8.02    Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefited by the provision or (b) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Optima Meeting no amendment shall be made which by law requires further approval by the shareholders of Optima without obtaining such approval.

Section 8.03    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

Section 8.04    Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without regard for conflict of law provisions.

Section 8.05    Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that printing expenses and SEC filing and registration fees shall be shared equally between Cambridge and Optima; provided, however, that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s Willful Breach of any provision of this Agreement.

Section 8.06    Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, mailed by registered or certified mail (return receipt requested) or sent by reputable courier service to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Cambridge:

Cambridge Bancorp

1336 Massachusetts Avenue

Cambridge, MA 02138

Attention: Denis K. Sheahan

Email: Denis.Sheahan@cambridgetrust.com

Telephone: 617-441-1533

With a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, DC 20004

Attention: Richard A. Schaberg

Email: richard.schaberg@hoganlovells.com

Telephone: 202-637-5671

If to Optima:

Optima Bank & Trust Company

Two Harbour Place

Portsmouth, NH 03801

Attention: Daniel R. Morrison

Email: dmorrison@optimabank.com

Telephone: 603-433-9600

With a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Samantha M. Kirby and William P. Mayer

Email: Skirby@goodwinlaw.com and wmayer@goodwinlaw.com

Telephone: 617-523-1231

Section 8.07    Entire Understanding; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the transactions, and this Agreement and the Confidentiality Agreement supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ right to enforce Cambridge’s obligation under Section 5.13, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 8.08    Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 8.09    Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10    Interpretation. When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 8.11    Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

ARTICLE IX

ADDITIONAL DEFINITIONS

Section 9.01    Additional Definitions. In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement:

“Acquisition Proposal” means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder) involving Optima: (a) any merger, consolidation, share exchange, business combination or other similar transactions; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of Optima in a single transaction or series of transactions; (c) any tender offer or exchange offer for 10% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (d) any public announcement by any Person (which shall include any regulatory application or notice, whether in draft or final form) of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

“Acquisition Transaction” means any of the following (other than the transactions contemplated hereunder): (a) a merger, consolidation, share exchange, business combination or any similar transaction, involving the relevant companies; (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of the relevant companies in a single transaction or series of transactions; (c) a tender offer or exchange offer for 10% or more of the outstanding shares of the capital stock of the relevant companies or the filing of a registration statement under the Securities Act in connection therewith; or (d) an agreement or commitment by the relevant companies to take any action referenced above.

“Affiliate” means, with respect to any Person, any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer, director, manager or Person who beneficially owns more than ten percent of the equity or voting securities of such Person.

“Bank Regulator” shall mean any Federal or state banking regulator, including but not limited to the FDIC, the FRB, the Massachusetts Commissioner of Banks and the New Hampshire Bank Commissioner, which regulates Cambridge, Cambridge Trust or Optima, or any of their respective subsidiaries, as the case may be.

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated to close.

“Cambridge Board” means the Board of Directors of Cambridge.

“Cambridge Disclosure Schedule” means the disclosure schedule delivered by Cambridge to Optima on or prior to the date hereof setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express provision of this Agreement or as an exception to one or more of its representations and warranties in Article IV or its covenants in Article V.

“Cambridge Stock” means the common stock, par value $1.00 per share, of Cambridge.

“Certificate” means any certificate that immediately prior to the Effective Time represents shares of Optima Stock.

“Derivative Transaction” means any swap transactions, option, warrant, forward purchase or sale transactions, futures transactions, cap transactions, floor transactions or collar transactions relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transactions (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“Employee Stock Incentive Plan” means, with respect to Cambridge, the Amended 1993 Stock Option Plan, the 2017 Equity and Cash Incentive Plan, the Director Stock Plan and the 2016 Annual Incentive Plan.

“Environmental Law” means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (a) the protection or restoration of the environment, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (c) pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” means such exchange agent as may be designated by Cambridge and reasonably acceptable to Optima to act as agent for purposes of conducting the exchange procedures described in Article II.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLB” means the Federal Home Loan Bank of Boston, or any successor thereto.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Authority” means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

“Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations.

“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (c) copyrights in both published and unpublished works (including any registrations and applications for any of the foregoing); (d) Software; (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; and (f) claims of infringement against third parties.

“IRS” means the Internal Revenue Service.

“Knowledge” shall mean, with respect to any fact, event or occurrence, (i) in the case of Optima, the actual knowledge after reasonable inquiry of those certain executive officers of Optima listed on Optima Disclosure Schedule 9.01, or (ii) in the case of Cambridge and its Subsidiaries, the actual knowledge after reasonable inquiry of one or more of Cambridge’s executive officers, all of whom are listed on Cambridge Disclosure Schedule 9.01.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or preemptive right, right of first refusal or similar right of a third party with respect to such securities.

“Material Adverse Effect” means, with respect to Cambridge or Optima, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of Cambridge and its Subsidiaries taken as a whole, or Optima and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either Cambridge or Cambridge Trust, on the one hand, or Optima, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of (A) changes, after the date hereof, in GAAP or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to financial institutions and/or their holding companies, or interpretations thereof by courts or any Bank Regulator or Governmental Authorities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) public disclosure of the execution of this Agreement, public disclosure or consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers or employees) or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, (E) a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying cause of such decline or failure may be taken into account in determining whether a Material Adverse Effect has occurred), (F) the expenses incurred by either party in negotiating, documenting, effecting and consummating the transactions contemplated by this Agreement, or (G) any failure by the to meet any internal projections or forecasts or estimates of revenues or earnings for any period; except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the financial services industry.

“Merger Consideration” means the cash or Cambridge Stock, or combination thereof, in an aggregate per share amount to be paid by Cambridge for each share of Optima Stock, pursuant to the terms of Article II.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Optima Board” means the Board of Directors of Optima.

“Optima Disclosure Schedule” means the disclosure schedule delivered by Optima to Cambridge on or prior to the date hereof setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express provision of this Agreement or as an exception to one or more of its representations and warranties in Article III or its covenants in Article V.

“Optima Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of Optima.

“Optima Loan Property” means any property in which Optima holds a security interest, and, where required by the context (as a result of foreclosure), said term includes any property owned or operated by Optima.

“Optima Option” means an option to purchase shares of Optima Stock including, but not limited to, an option to purchase shares of Optima Stock under an Optima Stock Option Plan.

“Optima Stock Option Plan” means, with respect to Optima, the Optima Bank & Trust Company 2008 Stock Option and Incentive Plan and the Optima Bank & Trust Company Amended and Restated 2011 Stock Option and Incentive Plan.

“Per Share Consideration” means the sum of (a) the product of (i) the Exchange Ratio, (ii) the Cambridge Measurement Price, and (iii) 0.95, plus (b) the product of (i) 0.05 and (ii) the Cash Consideration per share of Optima Stock.

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.

“Proxy Statement/Prospectus” means the proxy statement and prospectus, satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act, and the rules and regulations thereunder, together with any amendments and supplements thereto, as prepared by Cambridge and Optima and as delivered to holders of Optima Stock in connection with the solicitation of their approval of this Agreement.

“Regulatory Approvals” means any approval, waiver or any non-objection from any Governmental Authority necessary to consummating the Merger and the other transactions contemplated by this Agreement, including, without limitation, (a) the waiver or approval of the FRB, (b) the approval of the FDIC, (c) the approval of the Massachusetts Commissioner of Banks, and (d) the approval of the New Hampshire Banks Commissioner.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party.

“Superior Proposal” means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 25% of the combined voting power of the shares of Optima Stock then outstanding or all or substantially all of the assets of Optima and otherwise (a) on terms which the Optima Board determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to Optima’s shareholders than the transactions contemplated by this Agreement, and (b) that constitutes a transaction that, in the Optima Board’s good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

“Willful Breach” means a deliberate act or a deliberate failure to act, taken or not taken if the Person reasonably should have known or had actual Knowledge that such act or failure to act would result in or constitute a material breach of this Agreement, regardless of whether breaching was the object of the act or failure to act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

CAMBRIDGE BANCORP

By:	/s/ Denis K. Sheahan
Name:	Denis K. Sheahan
Title:	Chairman and Chief Executive Officer

CAMBRIDGE TRUST COMPANY

By:	/s/ Denis K. Sheahan
Name:	Denis K. Sheahan
Title:	Chairman and Chief Executive Officer

OPTIMA BANK & TRUST COMPANY

By:	/s/ Daniel R. Morrison
Name:	Daniel R. Morrison
Title:	Chairman, President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Voting Agreement

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is dated as of December     , 2018, by and between the undersigned holder (“Shareholder”) of common stock, par value $1.00 per share (“Optima Common Stock”) of Optima Bank & Trust Company, a New Hampshire-chartered bank (“Optima”), and Cambridge Bancorp, a Massachusetts corporation (“Cambridge”). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution of this Agreement, Cambridge, Cambridge Trust, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge (“Cambridge Trust”), and Optima are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which Optima shall merge with and into Cambridge Trust, and in connection therewith, each outstanding share of Optima Common Stock will be converted into the right to receive the Merger Consideration;

WHEREAS, Shareholder beneficially owns and has sole or shared voting power with respect to the number of shares of Optima Stock identified on Exhibit A hereto (such shares, together with all shares of Optima Stock with respect to which Shareholder subsequently acquires beneficial ownership during the term of this Agreement, including the right to acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) through the exercise of any stock options, warrants or similar instruments, being referred to as the “Shares”); and

WHEREAS, it is a condition to the willingness of Cambridge to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the promises, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Agreement to Vote Shares. Shareholder agrees that, while this Agreement is in effect, at any meeting of shareholders of Optima, however called, or at any adjournment thereof, or in any other circumstances in which Shareholder is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by Cambridge, Shareholder shall:

(a)	appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)

vote (or cause to be voted), in person or by proxy, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Optima contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement or of this Agreement.

Section 2. No Transfers. While this Agreement is in effect, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement, and (d) such transfers as Cambridge may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

Section 3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Cambridge as follows:

(a)	Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(b)

This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by Cambridge, constitutes the valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)

The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d)

Except as set forth on Schedule 1, Shareholder is the record and beneficial owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares set forth on Exhibit A hereto, and the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances. Shareholder does not own, of record or beneficially, any shares of capital stock of Optima other than the Shares (other than shares of capital stock subject to stock options or warrants over which Shareholder will have no voting rights until the exercise of such stock options or warrants). Shareholder has the right to vote the Shares and none of the Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement.

Section 4. Irrevocable Proxy. Subject to the last sentence of this Section 4, by execution of this Agreement, Shareholder does hereby appoint Cambridge with full power of substitution and resubstitution, as Shareholder’s true and lawful attorney and irrevocable proxy, to the full extent of Shareholder’s rights with respect to the Shares, to vote, if Shareholder is unable to perform his, her or its obligations under this Agreement, each of such Shares that Shareholder shall be entitled to so vote with respect to the matters set forth in Section 1 hereof at any meeting of the shareholders of Optima, and at any adjournment or postponement thereof, and in connection with any action of the shareholders of Optima taken by written consent. The Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the termination of this Agreement pursuant to the terms of Section 7 hereof and hereby revokes any proxy previously granted by Shareholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the termination of this Agreement.

Section 5. No Solicitation. From and after the date hereof until the termination of this Agreement pursuant to Section 7 hereof, Shareholder, in his, her or its capacity as a shareholder of Optima, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its affiliates to (and, to the extent applicable to Shareholder, such Shareholder shall use reasonable best efforts to prohibit any of his, her or its representatives or affiliates to), (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish, or otherwise afford access, to any person (other than Cambridge) any information or data with respect to Optima or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal (other than the Merger Agreement), (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of Optima’s shareholders with respect to an Acquisition Proposal, or (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Optima that takes any action in support of an Acquisition Proposal.

Section 6. Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to Cambridge if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Cambridge will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Cambridge has an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Cambridge’s seeking or obtaining such equitable relief.

Section 7. Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the written consent of the parties hereto, and shall be automatically terminated upon the earlier to occur of: (a) the Effective Time or (b) in the event that the Merger Agreement is terminated in accordance with its terms. Upon any such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

Section 8. Entire Agreement; Amendments. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 9. Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 10. Capacity as Shareholder. The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of Optima, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of Optima or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his or her fiduciary duties as a director of Optima.

Section 11. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without regard for conflict of law provisions.

Section 12. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Cambridge in accordance with Section 8.06 of the Merger Agreement and to each Shareholder at its address set forth on Exhibit A attached hereto (or at such other address for a party as shall be specified by like notice).

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CAMBRIDGE BANCORP

By:

Name:	Denis K. Sheahan
Title:	Chairman and Chief Executive Officer

SHAREHOLDER

Name:

EXHIBIT A

NAME AND ADDRESS OF SHAREHOLDER	SHARES OF OPTIMA COMMON STOCK BENEFICIALLY OWNED

Exhibit B

Form of Executive Agreement

Cambridge Bancorp

1336 Massachusetts Avenue

Cambridge, Massachusetts 02138

December 5, 2018

[EMPLOYEE]

Optima Bank & Trust Company

Two Harbour Place

Portsmouth, NH 03801

Dear [EMPLOYEE]:

As you know, Cambridge Bancorp (“Cambridge”), Cambridge Trust Company (the “Company”), and Optima Bank & Trust Company (“Optima”) have entered into negotiations for Cambridge’s acquisition of Optima pursuant to an Agreement and Plan of Merger (such acquisition, the “Transaction” and any such agreement, the “Merger Agreement”).

The following terms and conditions of employment will completely replace and supersede any previous employment, compensation, change in control, or severance agreement executed between you and Optima (including but not limited to the Employment Agreement by and between you and Optima, dated [DATE OF EMPLOYMENT AGREEMENT]); provided, however, that nothing herein is intended to impact the terms and conditions of the Settlement Agreement by and among Cambridge, the Company, Optima, and you, delivered concurrently herewith. Contingent on the successful consummation of the Transaction, the following terms and conditions of employment will become effective as of the “Effective Date” as defined in the Merger Agreement (the “Effective Date”).

Commencing as of the Effective Date, I am pleased to offer you employment with the Company. You will serve as [TITLE]. This letter confirms our offer of employment and includes details of the financial arrangements.

Your office will be located in Portsmouth, New Hampshire. You will report to [●]. You will be expected to devote your full business time and attention to your duties and responsibilities on behalf of the Company.

For your services, we will provide you with the following compensation and benefits, all of which shall be subject to all applicable taxes and withholdings.

1.	Base Salary. You will be paid a base salary at the annualized rate of $[●]. The base salary will be paid in accordance with our regular payroll practices.

2.

Bonus. You will be eligible to receive an annual performance-based cash bonus of up to $[●] (your “Target Incentive Opportunity”) based upon achievement of targeted, agreed-upon goals, both Company-wide and individual. Your actual annual performance-based cash bonus shall be determined by the Company and may range from no payout for not achieving threshold performance to amounts in excess of the Target Incentive Opportunity for stretch performance. Any actual annual performance-based bonus earned by you for a calendar year will be paid or settled no later than March 15th of the following year.

3.

Equity Incentive. Subject to the approval of Cambridge’s Compensation Committee, you will be eligible for grants of equity incentive awards with respect to Cambridge at a level comparable to similarly-situated employees of the Company. Any such awards will be granted in the sole discretion of Cambridge’s Compensation Committee and will be subject to the terms and conditions of the applicable plan documents and award agreements.

EXECUTION VERSION

4.

Benefits. You will be eligible to participate in the various employee benefit plans, programs, and arrangements that the Company may offer to similarly-situated employees from time to time, in accordance with the terms and conditions of those plans, programs, and arrangements.

The foregoing describes the compensation that you will receive during your employment with the Company, but this letter is not a contract or guarantee of employment for any particular period of time. At all times you will be an employee at will, which means that you and the Company are each free to terminate your employment at any time and for any or no reason.

On or after the Effective Date, you will be presented with and asked to execute acknowledgements of receipt and/or agreements to be bound by various Company policies including, without limitation, our Code of Ethics and our Securities Trade and Insider Trading Policy.

You agree that you will not, at any time during or after your employment by the Company, without the Company’s prior consent, reveal or disclose to any person outside of the Company, or use for your own benefit or the benefit of any other person or entity, any confidential information concerning the business or affairs of the Company or its affiliates, or concerning the business or affairs of the Company or its affiliates, or concerning any of their customers, clients, or employees (“Confidential Information”). For purposes of this letter, Confidential information shall include, but shall not be limited to: financial information or plans; sales and marketing information or plans; business or strategic plans; salary, bonus, or other personnel information of any type; information concerning methods of operation; proprietary systems or software; legal or regulatory information; cost and pricing information or policies; information concerning new or potential products or markets; investment models, practices, procedures, strategies, or related information; research and/or analysis; and information concerning new or potential customers. Confidential Information shall not include information falling within the description of Confidential Information that already is available to the public through no unauthorized act of yours and salary, bonus, or other personnel information specific to you, nor should the paragraph be construed so as to interfere with your right to use your general knowledge, experience, memory, and skills, whenever or wherever acquired, in any future employment. Notwithstanding the foregoing, you may comply with legal process; provided however, that if you anticipate making such a disclosure to comply with legal process, you agree to provide the Company with ten (10) days advance written notice or, if such notice is not practicable under the circumstances, with as much written notices as is practicable.

By accepting this offer of employment, you acknowledge that your continued employment with the Company is subject to a successful background check.

Because Federal law requires that you provide us with documentation of your eligibility to work in the United States, this offer is conditioned upon your providing such documentation within three (3) business days of your commencing work.

This offer is also conditioned upon your acceptance of the attached Employee Proprietary Information and Restrictive Covenants Agreement on or prior to the Effective Date (see the attached document).

The interpretation, construction, and performance of this offer letter shall be governed by the laws of the Commonwealth of Massachusetts, excluding laws pertaining to conflicts of law.

By accepting this offer of employment, you represent that you are not under any contractual or other obligation to any other person or entity that would prevent you from performing all of your duties and responsibilities to the Company. To indicate your acceptance of this offer, please sign and date this offer letter in the space below and return a copy to me by mail or email.

In the event that the Transaction does not close, this offer letter will automatically terminate and have no further force or effect.

*    *    *    *    *

Sincerely,

Pilar Pueyo

Senior Vice President, Human Resources Director

I accept employment with Cambridge Trust Company on the terms and conditions stated above.

[EMPLOYEE]	Date

Attachment: Cambridge Trust Company Employee Proprietary Information and Restrictive Covenants Agreement

ANNEX B—OPINION OF SANDLER, O’NEILL & PARTNERS, L.P.

December 5, 2018

Board of Directors

Optima Bank & Trust Company

Two Harbour Place

Portsmouth, NH 03801

Ladies and Gentlemen:

Optima Bank & Trust Company (“Optima”), Cambridge Bancorp (“Cambridge”) and Cambridge Trust Company, a wholly owned subsidiary of Cambridge (“Cambridge Trust”), are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which Optima will merge with and into Cambridge Trust with Cambridge Trust being the surviving entity (the “Merger”). Pursuant to the terms of the Agreement, at the Effective Time, each share of common stock, $1.00 par value per share, of Optima (“Optima Stock”) issued and outstanding immediately prior to the Effective Time, except for certain shares of Optima Stock as specified in the Agreement, shall become and be converted into, as provided in and subject to the limitations set forth in the Agreement, the right to receive, at the election of the holder of such share of Optima Stock either: (i) $32.00 in cash (the “Cash Consideration”), or (ii) 0.3468 shares of Cambridge Stock (the “Stock Consideration”). The Cash Consideration and the Stock Consideration are collectively referred to herein as the “Merger Consideration.” The Agreement provides, generally, that ninety-five percent (95%) of the total number of shares of Optima Stock issued and outstanding immediately prior to the Effective Time shall be converted into the Stock Consideration and five percent (5%) of such shares of Optima Stock shall be converted into the Cash Consideration in accordance with the election and allocation procedures set forth in the Agreement. Capitalized terms used herein without definition have the meanings assigned to them in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Optima Stock.

Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) a draft of the Agreement, dated December 4, 2018; (ii) certain publicly available financial statements and other historical financial information of Optima that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Cambridge and Cambridge Trust that we deemed relevant; (iv) internal financial projections for Optima for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of Optima; (v) internal net income and earnings per share estimates for Cambridge for the years ending December 31, 2018 and December 31, 2019, as well as long-term earnings per share and net income growth rates for the years thereafter and dividends per share for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of Cambridge; (vi) the pro forma financial impact of the Merger on Cambridge based on certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as net income projections for Optima for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of Cambridge (collectively, the “Pro Forma Assumptions”); (vii) the publicly reported historical price and trading activity for Cambridge Stock, including a comparison of certain stock trading information for Cambridge Stock and certain stock indices, as well as similar publicly available information for certain other companies, the securities of which are publicly traded; (viii) a comparison of certain financial information for Optima and Cambridge with similar financial institutions for which information is publicly available; (ix) the financial terms of certain recent business combinations in the bank and thrift industry (on a regional and nationwide basis), to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of Optima the business, financial condition, results of operations and prospects of Optima and held similar discussions with certain members of the senior management of Cambridge and its representatives regarding the business, financial condition, results of operations and prospects of Cambridge.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by us from public sources, that was provided to us by Optima or Cambridge or their respective representatives or that was otherwise reviewed by us, and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have relied on the assurances of the respective senior managements of Optima and Cambridge that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Optima or Cambridge or any of their respective subsidiaries, nor have we been furnished with any such evaluations or appraisals. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans of Optima or Cambridge. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Optima or Cambridge, or of the combined entity after the Merger, and we have not reviewed any individual credit files relating to Optima or Cambridge. We have assumed, with your consent, that the respective allowances for loan losses for both Optima and Cambridge are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections for Optima for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of Optima. In addition, Sandler O’Neill used internal net income and earnings per share estimates for Cambridge for the years ending December 31, 2018 and December 31, 2019, as well as long-term earnings per share and net income growth rates for the years thereafter and dividends per share for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of Cambridge. Sandler O’Neill also received and used in its pro forma analyses the Pro Forma Assumptions, as provided by the senior management of Cambridge. With respect to the foregoing information, the respective senior managements of Optima and Cambridge confirmed to us that such information reflected the best currently available projections, estimates and judgments of those respective senior managements as to the future financial performance of Optima and Cambridge, respectively, and the other matters covered thereby, and we assumed that the future financial performance reflected in such information would be achieved. We express no opinion as to such information, or the assumptions on which such information is based. We have also assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of Optima or Cambridge since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Optima and Cambridge will remain as going concerns for all periods relevant to our analysis.

We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Optima, Cambridge or the Merger or any related transactions, and (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with your consent, we have relied upon the advice that Optima has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement. We express no opinion as to any such matters.

Our opinion is necessarily based on financial, regulatory, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading value of Cambridge Stock at any time or what the value of Cambridge Stock will be once it is actually received by the holders of Optima Stock.

We have acted as Optima’s financial advisor in connection with the Merger and will receive a fee for our services, which transaction fee is contingent upon the closing of the Merger. We will also receive a fee for rendering this opinion, which opinion fee will be credited in full towards the transaction fee which will become payable to Sandler O’Neill on the day of closing of the Merger. Optima has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. Sandler O’Neill did not provide any other investment banking services to Optima in the two years preceding the date hereof; provided, however, an affiliate of Sandler O’Neill, Sandler O’Neill Mortgage Finance L.P., acted as introducing broker to Optima in connection with the sale of certain loans during the two years preceding the date hereof. Sandler O’Neill did not provide any investment banking services to Cambridge in the two years preceding the date of this opinion. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Optima, Cambridge and their respective affiliates. We may also actively trade the equity and debt securities of Cambridge and its affiliates for our own account and for the accounts of our customers.

Our opinion is directed to the Board of Directors of Optima in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of Optima as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the Agreement and the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to the holders of Optima Stock and does not address the underlying business decision of Optima to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for Optima or the effect of any other transaction in which Optima might engage. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any officer, director or employee of Optima or Cambridge, or any class of such persons, if any, relative to the compensation to be received in the Merger by any other shareholder. This opinion has been approved by Sandler O’Neill’s fairness opinion committee. This opinion shall not be reproduced without Sandler O’Neill’s prior written consent; provided, however, Sandler O’Neill will provide its consent for the opinion to be included in regulatory filings to be completed in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to holders of Optima Stock from a financial point of view.

Very truly yours,

ANNEX C—NEW HAMPSHIRE LAW CONCERNING DISSENTERS’ RIGHTS

CHAPTER 293-A

NEW HAMPSHIRE BUSINESS CORPORATION ACT

Dissenters’ Rights

Section 293-A:13.01 et seq.

293-A:13.01 Definitions. –

(a) In this subdivision:

(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of RSA 293-A:13.02(b)(4), a person is deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in RSA 293-A:13.22 through RSA 293-A:13.31, includes the surviving entity in a merger.

(4) “Fair value” means the value of the corporation’s shares determined:

(i) immediately before the effectuation of the corporate action to which the shareholder objects;

(ii) using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

(iii) without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to RSA 293-A:13.02(a)(5).

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) “Interested transaction” means a corporate action described in RSA 293-A:13.02(a), other than a merger pursuant to RSA 293-A:11.05, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted.

(7) “Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action:

(i) was the beneficial owner of 20 percent or more of the voting power of the corporation, other than as owner of excluded shares;

(ii) had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

(iii) was a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

(A) employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action; or

(B) employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in RSA 293-A:8.62; or

(C) in the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(8) “Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When 2 or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(9) “Excluded shares” means shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.

(10) “Preferred shares” means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

(11) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(12) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, and anyone in charge of a principal business unit or function.

(13) “Shareholder” means both a record shareholder and a beneficial shareholder.

293-A:13.02 Right to Appraisal. –

(a) A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(1) consummation of a merger to which the corporation is a party (i) if shareholder approval is required for the merger by RSA 293-A:11.04, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger, or (ii) if the corporation is a subsidiary and the merger is governed by RSA 293-A:11.05;

(2) consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(3) consummation of a disposition of assets pursuant to RSA 293-A:12.02, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series if (i) under the terms of the corporate action approved by the shareholders there is to be distributed to shareholders in cash its net assets, in excess of a reasonable amount reserved to meet claims of the type described in RSA 293-A:14.06 and RSA 293-A:14.07, (A) within one year after the shareholders’ approval of the action and (B) in accordance with their respective interests determined at the time of distribution, and (ii) the disposition of assets is not an interested transaction;

(4) an amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(5) any other amendment to the articles of incorporation, or any other merger, share exchange or disposition of assets, to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors;

(6) consummation of a domestication if the shareholder does not receive shares in the foreign corporation resulting from the domestication that have terms as favorable to the shareholder in all material respects, and represent at least the same percentage interest of the total voting rights of the outstanding shares of the corporation, as the shares held by the shareholder before the domestication; or

(7) consummation of a conversion of the corporation to an unincorporated entity pursuant to RSA 293-A:9.50 through RSA 293-A:9.56.

(b) Notwithstanding RSA 293-A:13.02(a), the availability of appraisal rights under RSA 293-A:13.02(a)(1), (2), (3), (4), (6), and (7) shall be limited in accordance with the following provisions:

(1) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

(i) a covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended; or

(ii) traded in an organized market and has at least 1,000 shareholders and a market value of at least $20 million (exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial shareholders owning more than 10 percent of such shares); or

(iii) issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and may be redeemed at the option of the holder at net asset value.

(2) The applicability of RSA 293-A:13.02(b)(1) shall be determined as of:

(i) the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

(ii) the day before the effective date of such corporate action if there is no meeting of shareholders.

(3) RSA 293-A:13.02(b)(1) shall not be applicable and appraisal rights shall be available pursuant to RSA 293-A:13.02(a) for the holders of any class or series of shares (i) who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in RSA 293-A:13.02(b)(1) at the time the corporate action becomes effective, or (ii) in the case of the consummation of a disposition of assets pursuant to RSA 293-A:12.02, unless such cash, shares or proprietary interests are, under the terms of the corporate action approved by the shareholders, to be distributed to the shareholders, as part of a distribution to shareholders of the net assets of the corporation in excess of a reasonable amount to meet claims of the type described in RSA 293-A:14.06 and RSA 293-A:14.07, (A) within one year after the shareholders’ approval of the action, and (B) in accordance with their respective interests determined at the time of the distribution.

(4) RSA 293-A:13.02(b)(1) shall not be applicable and appraisal rights shall be available pursuant to RSA 293-A:13.02(a) for the holders of any class or series of shares where the corporate action is an interested transaction.

(c) Notwithstanding any other provision of RSA 293-A:13.02, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, except that (i) no such limitation or elimination shall be effective if the class or series does not have the right to vote separately as a voting group (alone or as part of a group) on the action or if the action is a conversion to an unincorporated entity under RSA 293-A:9.50 through RSA 293-A:9.56, or a merger having a similar effect, and (ii) any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights.

293-A:13.03 Assertion of Rights by Nominees and Beneficial Owners. –

(a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(1) submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in RSA 293-A:13.22(b)(2)(ii); and

(2) does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

293-A:13.20 Notice of Appraisal Rights. –

(a) Where any corporate action specified in RSA 293-A:13.02(a) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that the shareholders are, are not or may be entitled to assert appraisal rights under this subdivision. If the corporation concludes that appraisal rights are or may be available, a copy of this subdivision must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b) In a merger pursuant to RSA 293-A:11.05, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in RSA 293-A:13.22.

(c) Where any corporate action specified in RSA 293-A:13.02(a) is to be approved by written consent of the shareholders pursuant to RSA 293-A:7.04:

(1) written notice that appraisal rights are, are not or may be available must be sent to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this subdivision; and

(2) written notice that appraisal rights are, are not or may be available must be delivered together with the notice to non-consenting and nonvoting shareholders required by RSA 293-A:7.04(e) and (f), may include the materials described in RSA 293-A:13.22 and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this subdivision.

(d) Where corporate action described in RSA 293-A:13.02(a) is proposed, or a merger pursuant to RSA 293-A:11.05 is effected, the notice referred to in RSA 293-A:13.20(a) or (c), if the corporation concludes that appraisal rights are or may be available, and in RSA 293-A:13.20(b) shall be accompanied by:

(1) the annual financial statements specified in RSA 293-A:16.20(a) of the corporation that issued the shares that may be subject to appraisal, which shall be as of a date ending not more than 16 months before the date of the notice and shall comply with RSA 293-A:16.20(b); provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information; and

(2) the latest available quarterly financial statements of such corporation, if any.

(e) The right to receive the information described in RSA 293-A:13.20(d) may be waived in writing by a shareholder before or after the corporate action.

293-A:13.21 Notice of Intent to Demand Payment and Consequences of Voting or Consenting. –

(a) If a corporate action specified in RSA 293-A:13.02(a) is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1) must deliver to the corporation, before the vote is taken, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2) must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(b) If a corporate action specified in RSA 293-A:13.02(a) is to be approved by less than unanimous written consent, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares must not sign a consent in favor of the proposed action with respect to that class or series of shares.

(c) A shareholder who fails to satisfy the requirements of RSA 293-A:13.21(a) or (b) is not entitled to payment under this subdivision.

293-A:13.22 Appraisal Notice and Form. –

(a) If a corporate action requiring appraisal rights under RSA 293-A:13.02(a) becomes effective, the corporation must send a written appraisal notice and the form required by RSA 293-A:13.02(b)(1) to all shareholders who satisfy the requirements of RSA 293-A:13.21(a) or RSA 293-A:13.21(b). In the case of a merger under RSA 293-A:11.05, the parent must deliver an appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(b) The appraisal notice must be delivered no earlier than the date the corporate action specified in RSA 293-A:13.02(a) became effective, and no later than 10 days after such date, and must:

(1) supply a form that (i) specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action, and (ii) if such announcement was made, requires the shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and (iii) requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for or consent to the transaction;

(2) state:

(i) where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under RSA 293-A:13.22(b)(2)(ii);

(ii) a date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the RSA 293-A:13.22(a) appraisal notice is sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

(iii) the corporation’s estimate of the fair value of the shares;

(iv) that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in RSA 293-A:13.22(b)(2)(ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(v) the date by which the notice to withdraw under RSA 293-A:13.23 must be received, which date must be within 20 days after the date specified in RSA 293-A:13.22(b)(2)(ii); and

(3) be accompanied by a copy of this subdivision.

293-A:13.23 Perfection of Rights; Right to Withdraw. –

(a) A shareholder who receives notice pursuant to RSA 293-A:13.22 and who wishes to exercise appraisal rights must sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to RSA 293-A:13.22(b)(2)(ii). In addition, if applicable, the shareholder must certify on the form whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RSA 293-A:13.22(b)(1). If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under RSA 293-A:13.25. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to RSA 293-A:13.23(b).

(b) A shareholder who has complied with RSA 293-A:13.23(a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to RSA 293-A:13.22(b)(2)(v). A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(c) A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in RSA 293-A:13. 22(b), shall not be entitled to payment under this subdivision.

293-A:13.24 Payment. –

(a) Except as provided in RSA 293-A:13.25, within 30 days after the form required by RSA 293-A:13.22(b)(2)(ii) is due, the corporation shall pay in cash to those shareholders who complied with RSA 293-A:13.23(a) the amount the corporation estimates to be the fair value of their shares, plus interest.

(b) The payment to each shareholder pursuant to RSA 293-A:13.24(a) must be accompanied by:

(1) (i) the annual financial statements specified in RSA 293-A:16.20(a) of the corporation that issued the shares to be appraised, which shall be of a date ending not more than 16 months before the date of payment and shall comply with RSA 293-A:16.20(b); provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information, and (ii) the latest available quarterly financial statements of such corporation, if any;

(2) a statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to RSA 293-A:13.22(b)(2)(iii);

(3) a statement that shareholders described in RSA 293-A:13.24(a) have the right to demand further payment under RSA 293-A:13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this subdivision.

293-A:13.25 After-Acquired Shares. –

(a) A corporation may elect to withhold payment required by RSA 293-A:13.24 from any shareholder who was required to, but did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to RSA 293-A:13.22(b)(1).

(b) If the corporation elected to withhold payment under RSA 293-A:13.25(a), it must, within 30 days after the form required by RSA 293-A:13.22(b)(2)(ii) is due, notify all shareholders who are described in RSA 293-A:13.25(a):

(1) of the information required by RSA 293-A:13.24(b)(1);

(2) of the corporation’s estimate of fair value pursuant to RSA 293-A:13.24(b)(2);

(3) that they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under RSA 293-A:13.26;

(4) that those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

(5) that those shareholders who do not satisfy the requirements for demanding appraisal under RSA 293-A:13.26 shall be deemed to have accepted the corporation’s offer.

(c) Within 10 days after receiving the shareholder’s acceptance pursuant to RSA 293-A:13.25(b), the corporation must pay in cash the amount it offered under RSA 293-A:13.25(b)(2) to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d) Within 40 days after sending the notice described in RSA 293-A:13.25(b), the corporation must pay in cash the amount it offered to pay under RSA 293-A:13.25(b)(2) to each shareholder described in RSA 293-A:13.25(b)(5).

293-A:13.26 Procedure if Shareholder Dissatisfied With Payment or Offer. –

(a) A shareholder paid pursuant to RSA 293-A:13.24 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest (less any payment under RSA 293-A:13.24). A shareholder offered payment under RSA 293-A:13.25 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(b) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under RSA 293-A:13.26(a) within 30 days after receiving the corporation’s payment or offer of payment under RSA 293-A:13.24 or RSA 293-A:13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

293-A:13.30 Court Action. –

(a) If a shareholder makes demand for payment under RSA 293-A:13.26 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to RSA 293-A:13.26 plus interest.

(b) The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office (or, if none, its registered office) in this state is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(c) The corporation shall make all shareholders (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under RSA 293-A:13.30(b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(e) Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under RSA 293-A:13.25.

293-A:13.31 Court Costs and Expenses. –

(a) The court in an appraisal proceeding commenced under RSA 293-A:13.30 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the court costs against the corporation, except that the court may assess court costs against all or some of the shareholders demanding appraisal, in amounts which the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subdivision.

(b) The court in an appraisal proceeding may also assess the expenses of the respective parties in amounts the court finds equitable:

(1) against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of RSA 293-A:13.20, RSA 293-A:13.22, RSA 293-A:13.24, or RSA 293-A:13.25; or

(2) against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subdivision.

(c) If the court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that such expenses should not be assessed against the corporation, the court may direct that such expenses be paid out of the amounts awarded the shareholders who were benefited.

(d) To the extent the corporation fails to make a required payment pursuant to RSA 293-A:13.24, RSA 293-A:13.25, or RSA 293-A:13.26, the shareholder may sue directly for the amount owed, and to the extent successful, shall be entitled to recover from the corporation all expenses of the suit.

293-A:13.40 Other Remedies Limited. –

(a) The legality of a proposed or completed corporate action described in RSA 293-A:13.02(a) may not be contested, nor may the corporate action be enjoined, set aside or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

(b) RSA 293-A:13.40(a) does not apply to a corporate action that:

(1) was not authorized and approved in accordance with the applicable provisions of:

(i) subdivisions 9, 10, 11, or 12 of RSA 293-A,

(ii) the articles of incorporation or bylaws, or

(iii) the resolution of the board of directors authorizing the corporate action;

(2) was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading;

(3) is an interested transaction, unless it has been recommended by the board of directors in the same manner as is provided in RSA 293-A:8.62 and has been approved by the shareholders in the same manner as is provided in RSA 293-A:8.63 as if the interested transaction were a director’s conflicting interest transaction; or

(4) is approved by less than unanimous consent of the voting shareholders pursuant to RSA 293-A:7.04 if:

(i) the challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the approval of the corporate action was not effective at least 10 days before the corporate action was effected; and

(ii) the proceeding challenging the corporate action is commenced within 10 days after notice of the approval of the corporate action is effective as to the shareholder bringing the proceeding.

ANNEX D—CHARTER OF CAMBRIDGE TRUST COMPANY

An Act to incorporate the Cambridge safe deposit and Chap.287 TRUST COMPANY. Be it enacted, etc., as follows: Section 1. William R. Ellis, Woodward Emery, Howard Sargent, James M. Brine, Archibald M. Howe, Frederick P. Fish, John M. Hubbard, William E. Rus sell, S. Lothrop Thorndike, J. M. Hilton, Walter Wood man, James L. Fisk, Moses G. Howe, Manning Emery, Edward W. Hincks and Alvin F. Sortwell, their associ ates and successors, are hereby made a corporation by the name of the Cambridge Safe Deposit and Trust Company, Cambridge Safe Deposit and Trust Company, incorporated. 246 1890. Chapters 288, 289, 290. with authority to establish and maintain a safe deposit and trust company in the city of Cambridge; with all the powers and privileges and subject to all the duties, liabili ties and restrictions set forth in all general laws which now are or may hereafter be in force relating to such corporations. Section 2. This act shall take effect upon its passage. Approved May 8, 1890.

FORM CD-72-30M-10-79-152328 Examiner The Commonwealth of Massachusetts MICHAEL JOSEPH CONNOLLY Secretary of State ONE ASHBURTON PLACE, BOSTON, MASS. 02108 FEDERAL IDENTIFICATION 04-1145370 NO ARTICLES OF AMENDMENT General laws, Chapter 156B, Section 72 This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts. We, Lewis H. Clark James F. Dwinell III, Secretary, , President and, of Cambridge Trust Company, (Name of Corporation) Name Approved located at Cambridge, Massachusetts, 1336 Massachusetts Avenue do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on February 9,1981 , by vote of shares of Common $10 par out of 120,000 shares outstanding, { (Class of Stock) shares of out of shares outstanding, and (Class of Stock) shares of out of shares outstanding, (Class of Stock) being at least a majority of each class outstanding end entitled to vote thereon: - cross out inapplicable clause To increase the number or authorized shares or Common Stock, par value $10,00 per share, from 120,000 shares to 150,000 shares and to authorize the Directors to (i) distribute 30,000 of such additional shares as a stock dividend to stockholders of record February 27, 1981 payable March 20, 1981, and (ii) transfer from Undivided Profits to Capital the sum of $300,000 and to Surplus the sum of $300,000 C P M 1 For amendments adopted pursuant to Chapter 156B, Section 70. 2 For amendments adopted pursuant to Chapter 156B, Section 71. Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 81/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated. P.C. 74,298 02138

FOR INCREASE IN CAPITAL FILL IN THE FOLLOWING: The total amount of capital stock already authorized is shares preferred } with par value 120,000 shares common shares preferred } without par value shares common The amount of additional capital stock authorized is shares preferred} 30,000 shares common with Par value shares common shares preferred without par value shares common

[illegible] The foregoing amendment will become effective when these articles of amendment are filed in accor- dance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after. such filing, in which event the amendment will become effective on such later date. IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this day of , in the year 1981 President Secretary

33083 I hereby approve the within certificate this thirteenth day of February, 1981. Deputy Commissioner and General Counsel THE COMMONWEALTH OF MASSACHUSETTS ARTICLES OF AMENDMENT (General Laws, Chapter 156B, Section 72) I hereby approve the within articles of amendment and, the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 23rd day of February,1981. A TRUE COPY ATTEST WILLIAM FRANCIS GALVIN SECRETARY OF THE COMMONWEALTH DATE 1/9/19 CLERK MICHAEL JOSEPH CONNOLLY Secretary of State TO BE FILLED IN BY CORPORATION PHOTO COPY OF AMENDMENT TO BE SENT TO: Casimir de Rham, Jr., Esq. Palmer & Dodge One Beacon Street, Boston, MA 02108 Telephone 617-227-4400 Copy Mailed FEB 26 1981

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Cambridge is a Massachusetts corporation. Massachusetts General Laws (“MGL”) Chapter 156D, Part 8, Subdivision E, provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and individuals serving with respect to any employee benefit plan, and must, in certain cases, indemnify a director or officer for his reasonable costs if he is wholly successful in his defense in a proceeding to which he was a party because he was a director or officer of the corporation. In certain circumstances, a court may order a corporation to indemnify its officers or directors or advance their expenses. MGL Chapter 156D, Section 8.58 allows a corporation to limit or expand its obligation to indemnify its directors, officers, employees and agents in the corporation’s articles of organization, a bylaw adopted by the shareholders, or a contract adopted by its board of directors or shareholders.

Under Cambridge’s Bylaws, Cambridge shall, to the extent legally permissible, indemnify each director and officer against all expenses and liabilities reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding in which he or she may become involved by reason of having served in such capacity. Cambridge shall not provide indemnification (a) with respect to a proceeding voluntarily initiated by a director or officer unless he or she is successful on the merit, the proceeding was authorized by Cambridge, or the proceeding seeks a declaratory judgment regarding his or her own conduct or (b) with respect to a compromise payment made to dispose of a matter, unless the payment and indemnification thereof have been approved by Cambridge or a court of competent jurisdiction. Cambridge also shall not provide indemnification for any person with respect to matters as to which he or she shall have been finally adjudicated (a) not to have acted in good faith in the reasonable belief that his or her action was in, or at least not opposed to, the best interests of Cambridge and (b) in the case of a criminal proceeding, to have had reasonable cause to believe his or her conduct was unlawful.

Indemnification under Cambridge’s Bylaws includes payment by Cambridge of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt from the person to be indemnified of (i) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Cambridge’s Bylaws and (ii) a written undertaking to repay such payment if such person shall be adjudicated to be not entitled to indemnification.

The right of indemnification under Cambridge’s Bylaws is a contractual right inuring to the benefit of the directors, officers and other persons entitled to indemnification and no amendment or repeal of the Bylaws shall adversely affect any right of such director, officer or other person existing at the time of such amendment or repeal Cambridge maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Cambridge for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by Cambridge.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 5, 2018, by and between Cambridge Bancorp, Cambridge Trust Company and Optima Bank & Trust Company (incorporated by reference to Annex A of the proxy statement/prospectus included in this registration statement).

4.1	Articles of Organization, as amended (incorporated by reference to Exhibit 3.1 of the Form 8-K filed with the SEC on June 18, 2018).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Amendment No. 2 of the Registration Statement File No. 1-38184 on Form 10 filed with the SEC on October 4, 2017).

4.3	Specimen stock certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 2 of the Registration Statement File No. 1-38184 on Form 10 filed with the SEC on October 4, 2017).

5.1	Opinion of Hogan Lovells US LLP as to the validity of the shares being registered.

8.1	Opinion of Hogan Lovells US LLP as to certain federal income tax matters.

8.2	Opinion of Goodwin Procter LLP as to certain federal income tax matters.

10.1	Form of Voting Agreement, dated as of September 19, 2018, by and between certain shareholders of Optima Bank & Trust Company, and Cambridge Bancorp (incorporated by reference to Annex A of the proxy statement/prospectus included in this registration statement).

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 8.1).

23.3	Consent of Goodwin Procter LLP (included in Exhibit 8.2).

23.4	Consent of KPMG LLP, with respect to Cambridge Bancorp.

23.5	Consent of Baker Newman & Noyes LLC, with respect to Optima Bank & Trust Company.

24.1	Power of Attorney (included on signature page).

99.1	Consent of Sandler O’Neill & Partners, L.P.

99.2	Consent of Director Nominee.

99.3	Form of Proxy Card of Optima Bank & Trust Company.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 22, 2019.

CAMBRIDGE BANCORP

By:	/s/ Denis K. Sheahan
Denis K. Sheahan
Chairman and Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Denis K. Sheahan and Michael F. Carotenuto as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Denis K. Sheahan Denis K. Sheahan	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	January 22, 2019

/s/ Michael F. Carotenuto Michael F. Carotenuto	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 22, 2019

/s/ Donald T. Briggs Donald T. Briggs	Director	January 22, 2019

/s/ Jeanette G. Clough Jeanette G. Clough	Director	January 22, 2019

/s/ Sarah G. Green Sarah G. Green	Director	January 22, 2019

/s/ Edward F. Jankowski Edward F. Jankowski	Director	January 22, 2019

/s/ Hambleton D. Lord Hambleton D. Lord	Director	January 22, 2019

Signatures	Title	Date

/s/ Leon A. Palandjian Leon A. Palandjian	Director	January 22, 2019

/s/ Cathleen A. Schmidt Cathleen A. Schmidt	Director	January 22, 2019

/s/ R. Gregg Stone R. Gregg Stone	Director	January 22, 2019

/s/ Anne M. Thomas Anne M. Thomas	Director	January 22, 2019

/s/ Mark D. Thompson Mark D. Thompson	Director	January 22, 2019

/s/ David C. Warner David C. Warner	Lead Director	January 22, 2019

/s/ Linda A. Whitlock Linda A. Whitlock	Director	January 22, 2019

/s/ Susan R. Windham-Bannister Susan R. Windham-Bannister	Director	January 22, 2019